Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-140804

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 3, 2007)

$2,187,168,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, N.A.
CIBC Inc.
Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC20

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC20, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20. The assets of the issuing entity will primarily be 143 fixed rate mortgage loans secured by first liens on 226 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2007-CIBC20 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement. In addition, JPMorgan Chase Bank, N.A. will provide an interest rate swap agreement for the benefit of the Class A-MFL certificates as described under ‘‘Description of the Swap Contract’’ in this prospectus supplement. The Series 2007-CIBC20 certificates are interests in the issuing entity only and are not interests in or obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2007-CIBC20 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 12th day of each month, commencing on October 12, 2007.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P/Fitch)(5)	Rated Final Distribution Date(3)
Class A-1(6)	$29,042,000		5.2730%	Fixed	February 12, 2012	Aaa/AAA/AAA	February 12, 2051
Class A-2(6)	$105,103,000		5.6290%	Fixed	October 12, 2012	Aaa/AAA/AAA	February 12, 2051
Class A-3(6)	$208,581,000		5.8190%	Fixed	October 12, 2014	Aaa/AAA/AAA	February 12, 2051
Class A-4(6)	$991,709,000		5.7940%	Fixed(7)	August 12, 2017	Aaa/AAA/AAA	February 12, 2051
Class A-SB(6)	$84,435,000		5.6880%	Fixed	November 12, 2016	Aaa/AAA/AAA	February 12, 2051
Class A-1A(6)	$361,383,000		5.7460%	Fixed(7)	August 12, 2017	Aaa/AAA/AAA	February 12, 2051
Class X-2	$2,457,314,000	(8)	0.3481%	Variable(9)	September 12, 2014	Aaa/AAA/AAA	February 12, 2051
Class A-M	$219,322,000		5.9016%	WAC(10)	September 12, 2017	Aaa/AAA/AAA	February 12, 2051
Class A-MFL	$35,000,000	(11)	LIBOR + 0.6000%	Floating(12)	September 12, 2017	Aaa/AAA/AAA(13)	February 12, 2051
Class A-J	$152,593,000		6.0986%	WAC(10)	September 12, 2017	Aaa/AAA/AAA	February 12, 2051

(Footnotes on table on page S-9)

You should carefully consider the risk factors beginning on page S-45 of this prospectus supplement and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., CIBC World Markets Corp., Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and CIBC World Markets Corp. are acting as co-lead managers for this offering. Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. are acting as co-managers for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.
The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 28, 2007. We expect to receive from this offering approximately 102.3% of the initial aggregate principal balance of the offered certificates, plus accrued interest from September 1, 2007, before deducting expenses payable by us.

JPMorgan	CIBC World Markets

Credit Suisse	Lehman Brothers

September 25, 2007

Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC20

Idaho
3 properties
$16,666,149
0.7% of total
Nebraska
1 property
$462,250
0.0% of total
Missouri
3 properties
$24,725,000
1.0% of total
North Dakota
2 properties
$1,174,438
0.0% of total
Minnesota
2 properties
$2,211,813
0.1% of total
Iowa
1 property
$7,200,000
0.3% of total
Wisconsin
3 properties
$21,126,500
0.8% of total
Indiana
5 properties
$77,514,750
3.0% of total
Ohio
11 properties
$96,827,673
3.8% of total
New York
15 properties
$113,587,861
4.5% of total
Maine
1 property
$12,650,000
0.5% of total
Washington
1 property
$7,926,595
0.3% of total
Illinois
11 properties
$332,269,750
13.1% of total
Michigan
6 properties
$75,660,000
3.0% of total
Pennsylvania
5 properties
$30,836,132
1.2% of total
Massachusetts
6 properties
$52,210,000
2.1% of total
Oregon
1 property
$2,690,000
0.1% of total
Connecticut
1 property
$1,612,500
0.1% of total
New Jersey
7 properties
$81,289,527
3.2% of total
Utah
2 properties
$13,744,395
0.5% of total
District of Columbia
1 property
$27,300,000
1.1% of total
Nevada
2 properties
$20,332,500
0.8% of total
Maryland
2 properties
$6,638,000
0.3% of total
Virginia
5 properties
$29,137,750
1.1% of total
California
18 properties
$283,367,021
11.1% of total
West Virginia
1 property
$387,000
0.0% of total
North Carolina
6 properties
$185,101,423
7.3% of total
Arizona
9 properties
$97,909,150
3.8% of total
Colorado
4 properties
$28,181,250
1.1% of total
Georgia
7 properties
$73,797,500
2.9% of total
South Carolina
4 properties
$33,977,500
1.3% of total
New Mexico
3 properties
$22,025,551
0.9% of total
Kansas
5 properties
$49,123,164
1.9% of total
Oklahoma
3 properties
$6,813,233
0.3% of total
Kentucky
3 properties
$19,523,188
0.8% of total
Alabama
2 properties
$21,412,925
0.8% of total
Tennessee
2 properties
$72,450,000
2.8% of total
Florida
16 properties
$331,483,035
13.0% of total
Texas
46 properties
$261,873,935
10.3% of total
< 1.0% of Cut-off Date Balance
1.0% - 5.0% of Cut-off Date Balance
5.1% - 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance

OFF 5TH
SAKS FIFTH AVENUE OUTLET
Gurnee Mills — Gurnee, IL

Publix
KROGER
Centro – New Plan Pool I — Various

North Hills Mall — Raleigh, NC

Sawgrass Mills Mall — Sunrise, FL

Colony VII Portfolio — Various

US FoodServices Portfolio — Various

Clark Tower — Memphis, TN

Lakeshore Apartments — Indianapolis, IN

STF Portfolio — Various

Publix

Baldwin Park Retail — Orlando, FL

Summary of Certificates	S-9
Summary of Terms	S-11
Risk Factors	S-45
Geographic Concentration Entails Risks	S-45
Risks Relating to Mortgage Loan Concentrations	S-46
Risks Relating to Enforceability of Cross-Collateralization	S-47
The Borrower’s Form of Entity May Cause Special Risks	S-48
Ability to Incur Other Borrowings Entails Risk	S-49
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date	S-54
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	S-55
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-55
Tenant Concentration Entails Risk	S-56
Certain Additional Risks Relating to Tenants	S-57
Substitution of Mortgaged Properties May Lead to Increased Risks	S-59
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-59
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-60
Tenant Bankruptcy Entails Risks	S-60
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-60
Retail Properties Have Special Risks	S-60
Office Properties Have Special Risks	S-62
Multifamily Properties Have Special Risks	S-63
Industrial Properties Have Special Risks	S-64
Hotel Properties Have Special Risks	S-65
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-66
Lack of Skillful Property Management Entails Risks	S-66
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-67
Condominium Ownership May Limit Use and Improvements	S-67
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-68
Limitations of Appraisals	S-69
Risks Relating to Underwritten Net Cash Flow	S-69
Potential Conflicts of Interest	S-69
Special Servicer May Be Directed to Take Actions	S-72
Bankruptcy Proceedings Entail Certain Risks	S-73
Risks Relating to Prepayments and Repurchases	S-74
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-76
Sensitivity to LIBOR and Yield Considerations	S-76
Risks Relating to the Swap Contract	S-77
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-77
Risks Relating to Interest on Advances and Special Servicing Compensation	S-78
Risks of Limited Liquidity and Market Value	S-78
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-78
Subordination of Subordinate Offered Certificates	S-78
Limited Information Causes Uncertainty	S-79
Environmental Risks Relating to the Mortgaged Properties	S-79
Tax Considerations Relating to Foreclosure	S-80
Risks Associated with One Action Rules	S-80
Potential Absence of Attornment Provisions Entails Risks	S-81

SCHEDULE I	CLASS X REFERENCE RATES
SCHEDULE II	CLASS X-2 COMPONENT NOTIONAL AMOUNTS
SCHEDULE III	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING COMMUNITY LOANS
ANNEX C	FORM OF REPORT TO CERTIFICATEHOLDERS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2007-CIBC20 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-9 of this prospectus supplement, which sets forth important statistical information relating to the Series 2007-CIBC20 certificates;

Summary of Terms, commencing on page S-11 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2007-CIBC20 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-45 of this prospectus supplement, which describe risks that apply to the Series 2007-CIBC20 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-228 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 129 of the prospectus.

All annexes and schedules attached to this prospectus supplement are a part of this prospectus supplement.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)(i)    IT IS A PERSON WHOSE ORDINARY ACTIVITIES INVOLVE IT IN ACQUIRING, HOLDING, MANAGING, OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF ITS BUSINESS AND (ii) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL THE CERTIFICATES OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES WHERE THE ISSUE OF THE CERTIFICATES WOULD OTHERWISE CONSTITUTE A CONTRAVENTION OF SECTION 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (‘‘FSMA’’);

(B)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(C)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FSMA (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

 Summary of Certificates

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/ S&P/Fitch)(5)	Principal Window(4)
Offered Certificates
A-1(6)	$29,042,000		30.000%	Fixed	February 12, 2012	5.2730%	2.58	Aaa/AAA/AAA	10/07–2/12
A-2(6)	$105,103,000		30.000%	Fixed	October 12, 2012	5.6290%	4.92	Aaa/AAA/AAA	3/12–10/12
A-3(6)	$208,581,000		30.000%	Fixed	October 12, 2014	5.8190%	6.73	Aaa/AAA/AAA	10/13–10/14
A-4(6)	$991,709,000		30.000%	Fixed(7)	August 12, 2017	5.7940%	9.80	Aaa/AAA/AAA	11/16–8/17
A-SB(6)	$84,435,000		30.000%	Fixed	November 12, 2016	5.6880%	7.00	Aaa/AAA/AAA	2/12–11/16
A-1A(6)	$361,383,000		30.000%	Fixed(7)	August 12, 2017	5.7460%	8.62	Aaa/AAA/AAA	10/07–8/17
X-2	$2,457,314,000	(8)	N/A	Variable(9)	September 12, 2014	0.3481%	N/A	Aaa/AAA/AAA	N/A
A-M	$219,322,000		20.000%	WAC(10)	September 12, 2017	5.9016%	9.94	Aaa/AAA/AAA	8/17–9/17
A-MFL	$35,000,000	(11)	20.000%	Floating(12)	September 12, 2017	LIBOR+0.6000%	9.94	Aaa/AAA/AAA(13)	8/17–9/17
A-J	$152,593,000		14.000%	WAC(10)	September 12, 2017	6.0986%	9.96	Aaa/AAA/AAA	9/17–9/17
Non-Offered Certificates
X-1	$2,543,219,456	(14)	N/A	Variable(15)	N/A	0.0493%	N/A	Aaa/AAA/AAA	N/A
B	$31,790,000		12.750%	WAC(16)	N/A	6.1986%	N/A	Aa1/AA+/AA+	N/A
C	$25,433,000		11.750%	WAC(16)	N/A	6.1986%	N/A	Aa2/AA/AA	N/A
D	$28,611,000		10.625%	WAC(16)	N/A	6.1986%	N/A	Aa3/AA–/AA–	N/A
E	$22,253,000		9.750%	WAC(16)	N/A	6.1986%	N/A	A1/A+/A+	N/A
F	$22,253,000		8.875%	WAC(16)	N/A	6.1986%	N/A	A2/A/A	N/A
G	$25,432,000		7.875%	WAC(16)	N/A	6.1986%	N/A	A3/A–/A–	N/A
H	$34,970,000		6.500%	WAC(16)	N/A	6.1986%	N/A	Baa1/BBB+/BBB+	N/A
J	$31,790,000		5.250%	WAC(16)	N/A	6.1986%	N/A	Baa2/BBB/BBB	N/A
K	$28,611,000		4.125%	WAC(16)	N/A	6.1986%	N/A	Baa3/BBB–/BBB–	N/A
L	$31,790,000		2.875%	Fixed	N/A	5.0810%	N/A	NR/BB+/BB+	N/A
M	$9,537,000		2.500%	Fixed	N/A	5.0810%	N/A	NR/BB/BB	N/A
N	$6,359,000		2.250%	Fixed	N/A	5.0810%	N/A	NR/BB–/BB–	N/A
P	$19,074,000		1.500%	Fixed	N/A	5.0810%	N/A	NR/B+/NR	N/A
Q	$3,179,000		1.375%	Fixed	N/A	5.0810%	N/A	NR/B/NR	N/A
T	$9,537,000		1.000%	Fixed	N/A	5.0810%	N/A	NR/B–/NR	N/A
NR	$25,432,456		N/A	Fixed	N/A	5.0810%	N/A	NR/NR/NR	N/A
(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the Class A-M and Class A-MFL certificates are represented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement. The rated final distribution date for each class of certificates is February 12, 2051. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement.
(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.
(5)	Ratings shown are those of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.
(6)	For purposes of making distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 112 mortgage loans, representing approximately 85.8% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 31 mortgage loans, representing approximately 14.2% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 98.7% of all the mortgage loans secured by multifamily and manufactured housing community properties and 1 mortgage loan secured by a mixed-use property with approximately 190 multifamily units.

So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates, interest and principal distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balances of the Class A-4 and Class A-SB certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class NR certificates (other than the Class A-MFL certificates) and the Class A-MFL regular interest have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata.
(7)	For any distribution date, if the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class A-4 or Class A-1A certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).
(8)	The Class X-2 notional amount will be equal to the aggregate of the certificate balances of certain classes of certificates (other than the Class A-MFL certificates) and the Class A-MFL regular interest (or portions thereof).
(9)	The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.
(10)	The pass-through rate applicable to the Class A-M and Class A-J certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), minus 0.2970% and 0.1000%, respectively.
(11)	The certificate balance of the Class A-MFL certificates will be equal to the certificate balance of the Class A-MFL regular interest.
(12)	The pass-through rate applicable to the Class A-MFL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.6000%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-MFL certificates may convert to a fixed rate equal to 5.9300% per annum, subject to a maximum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). The initial LIBOR rate will be determined on September 26, 2007 and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.
(13)	The ratings assigned to the Class A-MFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 5.9300% per annum, subject to a maximum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See ‘‘Ratings’’ in this prospectus supplement.
(14)	The Class X-1 notional amount will be equal to the aggregate of the certificate balances of each class of certificates (other than the Class X-1, Class X-2, Class A-MFL, Class R and Class LR certificates) and the Class A-MFL regular interest.
(15)	The pass-through rate on the Class X-1 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 certificates. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.
(16)	The pass-through rates applicable to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

The Class R and Class LR certificates are not offered by this prospectus supplement and are not represented in this table.

 Summary of Terms

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘Transaction Parties—The Depositor’’ in this prospectus supplement.

Issuing Entity	J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this prospectus supplement.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, and CIBC Inc., a Delaware corporation. JP Morgan Chase Bank, N.A. is also an affiliate of each of the depositor and J.P. Morgan Securities Inc., one of the underwriters. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the underwriters. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this prospectus supplement.

Sellers of Mortgage Loans
Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMCB	72	$1,757,995,681	69.1%	71.5%	54.6%
CIBC	71	785,223,776	30.9	28.5	45.4
Total:	143	$2,543,219,457	100.0%	100.0%	100.0%

Master Servicer	Midland Loan Services, Inc., a Delaware corporation, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. The servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is

(913) 253-9000. See ‘‘Transaction Parties—The Master Servicer’’ in this prospectus supplement.

The Sawgrass Mills Mall loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12. The master servicer of the Sawgrass Mills Mall whole loan under the 2007-LDP12 pooling and servicing agreement is Wells Fargo Bank, N.A., a national banking association. The principal commercial mortgage servicing offices of Wells Fargo Bank, N.A. are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105, and its telephone number is (800) 986-9711.

The USFS Industrial Distribution Portfolio loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the COMM 2007-C9 Mortgage Trust, COMM 2007-C9 Commercial Mortgage Pass-Through Certificates. The master servicer of the USFS Industrial Distribution Portfolio whole loan under the COMM 2007-C9 pooling and servicing agreement is KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation. The servicing offices of KeyCorp Real Estate Capital Markets, Inc. are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

The Sawgrass Mills Mall loan and the USFS Industrial Distribution Portfolio loan are referred to as the ‘‘non-serviced mortgage loans’’ in this prospectus supplement.

Special Servicer	Centerline Servicing Inc., a Delaware corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing office of Centerline Servicing Inc. is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75309, and its telephone number is (972) 868-5300. See ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

The Sawgrass Mills Mall loan will be specially serviced under the 2007-LDP12 pooling and servicing agreement. The special servicer of the Sawgrass Mills Mall whole loan under the 2007-LDP12 pooling and servicing agreement is J.E. Robert Company, Inc., a Virginia corporation. The primary servicing offices of J.E. Robert

Company, Inc. are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000.

The USFS Industrial Distribution Portfolio loan will be specially serviced under the COMM 2007-C9 pooling and servicing agreement. The special servicer of the USFS Industrial Distribution Portfolio whole loan under the COMM 2007-C9 pooling and servicing agreement is LNR Partners, Inc., a Florida corporation. The primary servicing offices of LNR Partners, Inc. are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600.

Trustee and Paying Agent	Wells Fargo Bank, N.A., a national banking association, with its principal corporate offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for the Sawgrass Mills Mall loan for which LaSalle Bank National Association, as trustee, is the mortgagee of record under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, and the USFS Industrial Distribution Portfolio loan for which Wells Fargo Bank, N.A., as trustee, is the mortgagee of record under the COMM 2007-C9 Mortgage Trust.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association, and CIBC Inc., a Delaware corporation. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsor’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and CIBC Inc. originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A. is also the swap counterparty and an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. JPMorgan Chase Bank, N.A. is also a sponsor. CIBC Inc. is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the certificates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘Risk Factors—Potential Conflicts of Interest.’’

Swap Counterparty	JPMorgan Chase Bank, N.A. will provide an interest rate swap contract for the benefit of the Class A-MFL certificates.

Significant Obligor	The mortgaged properties that secure the Centro – New Plan Pool I loan represent approximately 11.8% of the aggregate principal balance of the mortgage loans as of the cut-off date.

Cut-off Date	With respect to each mortgage loan, the due date of the related mortgage loan in September 2007, or, September 1, 2007, with respect to those mortgage loans that were originated in August 2007 and have their first due date in October 2007, or, with respect to those mortgage loans that were originated in September 2007 and have their first due date in either October 2007 or November 2007, the origination date.

Closing Date	On or about September 28, 2007.

Distribution Date	The 12th day of each month or, if the 12th day is not a business day, on the next succeeding business day, beginning in October 2007.

Interest Accrual Period	Interest will accrue on the offered certificates (other than with respect to the Class A-MFL certificates) and the Class A-MFL regular interest during the calendar month prior to the related distribution date. With respect to the Class A-MFL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding, the related distribution date. Except with respect to the Class A-MFL certificates, interest will be calculated on the offered certificates and the Class A-MFL regular interest assuming that each month has 30 days and each year has 360 days. With respect to the Class A-MFL certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, provided that if the pass-through rate for the Class A-MFL certificates converts to a fixed rate, the interest calculation method and interest accrual period for the Class A-MFL certificates will be the same as the Class A-MFL regular interest.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Swap Contract	The trust will have the benefit of an interest rate swap contract relating to the Class A-MFL certificates issued by JPMorgan Chase Bank, N.A., which, as of the date of this prospectus supplement, has a long-term certificate of deposit rating of ‘‘A1’’ by Moody’s Investors Service, Inc. and ‘‘A+’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.

The initial notional amount of the interest rate swap contract will be equal to the initial certificate balance of the Class A-MFL regular interest (and correspondingly, the Class A-MFL certificates). The notional amount of the swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-MFL regular interest (and correspondingly, the Class A-MFL certificates). The swap contract will have a maturity date of February 12, 2051 (the same date as the rated final distribution date of the Class A-MFL certificates). Under the swap contract, the issuing entity will generally be obligated to pay to the swap counterparty on the related distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-MFL regular interest and (ii) the product of (A) the notional amount of the swap contract and (B) the pass-through rate on the Class A-MFL regular interest. The swap counterparty will generally be obligated to pay to the issuing entity one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the swap contract and (ii) LIBOR plus 0.6000% per annum. If there is an interest shortfall with respect to the Class A-MFL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the issuing entity and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-MFL certificates for that distribution date.

See ‘‘Risk Factors—Risks Relating to the Swap Contract’’ and ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Transaction Overview

On the closing date, each sponsor will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the non-serviced mortgage loans) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2007-CIBC20:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-4

•	Class A-SB

•	Class A-1A

•	Class X-2

•	Class A-M

•	Class A-MFL

•	Class A-J

The Series 2007-CIBC20 certificates will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus: Class X-1, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T, Class NR, Class R and Class LR.

The Series 2007-CIBC20 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 143 fixed rate mortgage loans secured by first liens on 226 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$29,042,000
Class A-2	$105,103,000
Class A-3	$208,581,000
Class A-4	$991,709,000
Class A-SB	$84,435,000
Class A-1A	$361,383,000
Class X-2	$2,457,314,000
Class A-M	$219,322,000
Class A-MFL	$35,000,000
Class A-J	$152,593,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1	5.2730%
Class A-2	5.6290%
Class A-3	5.8190%
Class A-4	5.7940%(1)
Class A-SB	5.6880%
Class A-1A	5.7460%(1)
Class X-2	0.3481%(2)
Class A-M	5.9016%(3)
Class A-MFL	LIBOR + 0.6000%(4)
Class A-J	6.0986%(3)

(1)	For any distribution date, if the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class A-4 or Class A-1A certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(2)	The interest accrual amount on the Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all or some of the classes of certificates (other than the Class A-MFL certificates) and the Class A-MFL regular interest or portions of those certificate balances. The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates, which will be calculated as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(3)	The pass-through rate applicable to the Class A-M and Class A-J certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), minus 0.2970% and 0.1000%, respectively.

(4)	The pass-through rate applicable to the Class A-MFL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.6000% per annum. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-MFL certificates may convert to a fixed rate equal to 5.9300% per annum, subject to a maximum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). The initial LIBOR rate will be determined on September 26, 2007, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplement.

B. Interest Rate Calculation Convention	Interest on the certificates (other than the Class A-MFL certificates) and the Class A-MFL regular interest will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’ Interest on the

Class A-MFL certificates will be calculated based on the actual number of days in each accrual period and a 360 day year, or an ‘‘actual/360 basis.’’ However, if the pass-through rate for the Class A-MFL certificates converts to a fixed rate, interest on such class will be calculated on a 30/360 basis.

For purposes of calculating the pass-through rates on each of the classes of certificates with a pass-through rate that is based on, limited by, or equal to the weighted average of the net mortgage rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions—Pass-Through Rates’’ and ‘‘—Interest Distribution Amount’’ in this prospectus supplement.

C. Servicing and Administration Fees	The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the non-serviced mortgage loans) in the trust fund at the master servicing fee rate equal to a per annum rate ranging from 0.01000% to 0.11000%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (excluding the non-serviced mortgage loans, which will be subject to a special servicing fee pursuant to the related pooling and servicing agreement) that is a specially serviced mortgage loan at the special servicing fee rate equal to a per annum rate of 0.25000%. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the non-serviced mortgage loans) in the trust fund at the trustee fee rate equal to a per annum rate of 0.00074%. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates: To pay interest, concurrently: (a) on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1; (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2; and (c) on the Class X-1 and Class X-2 certificates, pro rata, from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution, concurrently: (a)(1) first, to principal on the Class A-SB certificates, in an amount equal to funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Schedule III to this prospectus supplement, (2) then to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 remaining after the payments specified in clause (a)(1) above have been made, until the certificate balance of the Class A-1 certificates has been reduced to zero, (3) then to principal on the Class A-2 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made, until the certificate balance of the Class A-2 certificates has been reduced to zero, (4) then to principal on the Class A-3 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made, until the certificate balance of the Class A-3 certificates has been reduced to zero, (5) then to principal on the Class A-4 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made, until the certificate balance of the Class A-4 certificates has been reduced to zero, and (6) then to principal on the Class A-SB certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3), (a)(4) and (a)(5) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3), (a)(4) and (a)(5) above have been made, until the certificate balance of the Class A-SB certificates has been reduced to zero; and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the certificate balances of the Class A-4 and Class A-SB certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups, the distribution priorities above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates and Class A-MFL regular interest: To the Class A-M certificates and Class A-MFL regular interest as follows: (a) first, to interest on the Class A-M certificates and the Class A-MFL regular interest, pro rata, in an amount up to their interest entitlements; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates), to principal on the Class A-M certificates and the Class A-MFL regular interest, pro rata, until the certificate balance of each of the Class A-M certificates and the Class A-MFL regular interest has been reduced to zero; and (c) third, to reimburse the Class A-M certificates and the Class A-MFL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates: To the Class A-J certificates as follows: (a) first, to interest on the Class A-J certificates, in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A and Class A-M certificates and the Class A-MFL regular interest), to principal on the Class A-J certificates, until the certificate balance of the Class A-J certificates has been reduced to zero; and

(c) third, to reimburse the Class A-J certificates, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Sixth/Non-offered certificates: In the amounts and order of priority described in ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 112 mortgage loans, representing approximately 85.8% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 31 mortgage loans, representing approximately 14.2% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 98.7% of all the mortgage loans secured by multifamily and manufactured housing community properties and 1 mortgage loan secured by a mixed-use property with approximately 190 multifamily units as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

On each distribution date, funds available for distribution on the Class A-MFL certificates (which include any net swap payments related to the Class A-MFL certificates) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-MFL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-MFL regular interest, to principal on the Class A-MFL certificates until the certificate balance of the Class A-MFL certificates has been reduced to zero; and (c) third, to reimburse the Class A-MFL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of offered certificates and the Class A-MFL regular interest can be found in ‘‘Description of the Certificates—
Distributions—Interest Distribution Amount’’ in this prospectus supplement.

A description of the amount of principal required to be distributed to each class of offered certificates and the Class A-MFL regular interest entitled to principal on a particular distribution date can be found in ‘‘Description of the Certificates—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C. Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class A-MFL certificates) and the Class A-MFL regular interest as described in ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement.

For so long as the swap contract is in effect, any yield maintenance charges distributable in respect of the Class A-MFL regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract. If the swap contract is no longer in effect, any yield maintenance charges allocable to the Class A-MFL regular interest will be payable to the holders of the Class A-MFL certificates.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates and the Class A-MFL regular interest will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and the Class A-MFL regular interest. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates and the Class A-MFL regular interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates and the Class A-MFL regular interest in ascending order (beginning with the other classes of certificates (other than the Class R and Class LR certificates) that are not being offered by this prospectus supplement). No principal payments or mortgage loan losses will be allocated to the Class R, Class LR, Class X-1 or Class X-2 certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-1 and/or Class X-2 certificates and, therefore, the amount of interest they accrue. In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-MFL certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-MFL regular interest, in reduction of the certificate balance of the Class A-MFL regular interest, and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-MFL regular interest will result in a corresponding decrease in the certificate balance of the Class A-MFL certificates, and any interest shortfalls suffered by the Class A-MFL regular interest will reduce the amount of interest distributed on the Class A-MFL certificates, to the extent described in this prospectus supplement.

*	The Class X-1 and Class X-2 certificates are interest-only certificates.

**	The Class A-MFL certificates are entitled to receive floating rate interest payments from a swap provider under an interest rate swap contract in exchange for the fixed rate interest payments to which the Class A-MFL regular interest is entitled.

***	Other than the Class X-1 certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement or interest rate protection will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class X-1, Class X-2, Class A-MFL, Class R or Class LR certificates) or the Class A-MFL regular interest will reduce the certificate balance of that class of certificates or the Class A-MFL regular interest (and correspondingly the Class A-MFL certificates), respectively.

See ‘‘Description of the Certificates’’ in this prospectus supplement.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities or the Class A-MFL regular interest: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. Reductions in distributions to the Class A-MFL regular interest will cause a corresponding reduction in distributions to the Class A-MFL certificates, to the extent described in this prospectus supplement. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates (other than the Class A-MFL certificates) and the Class A-MFL regular interest (and thus to the Class A-MFL certificates, respectively, to the extent described in this prospectus supplement), on a pro rata basis, to reduce the amount of interest payable on the certificates to the extent described in this prospectus supplement). See ‘‘Description of the Certificates —Distributions—Priority’’ in this prospectus supplement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. See

‘‘Description of the Certificates—Advances’’ in this prospectus supplement. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the trustee’s fee. None of the master servicer or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-MFL certificates or be liable for any breakage, termination or other costs owed by the issuing entity to the swap counterparty. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement.

B. Property Protection Advances	The master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement and ‘‘Description of the Certificates —Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 143 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 226 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $2,543,219,457.

The Gurnee Mills loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut-off date of $246,000,000, and representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11.3%, 0.0%), is two of three mortgage loans that are part of a split loan structure and is secured by the same mortgage instrument on the related mortgaged property. The first two of these mortgage loans, evidenced by promissory notes A-1 and A-2, is the Gurnee Mills loan, which is included in the trust. The third of these mortgage loans, evidenced by promissory note A-3, the Gurnee Mills pari passu companion loan, is part of the split loan structure, but is not included in the trust, and is expected to be deposited into a future secuitization. The Gurnee Mills pari passu companion loan is pari passu in right of payment with the Gurnee Mills loan and has an outstanding principal balance as of the cut-off date of $75,000,000.

The Gurnee Mills loan and the Gurnee Mills pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. See ‘‘Description of the Mortgage Pool—The Gurnee Mills Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Gurnee Mills loan is the aggregate principal balance of the Gurnee Mills loan and the Gurnee Mills pari passu companion loan.

The Ellington Plaza loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $27,300,000,

and representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 7.6%), is one of three mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans, evidenced by promissory note A-1, is the Ellington Plaza loan, which is included in the trust. The second of these mortgage loans, evidenced by promissory note A-2, is the Ellington Plaza pari passu companion loan (with an outstanding principal balance as of the cut-off date of $13,500,000), is part of the split loan structure but is not included in the trust and is expected to be deposited into a future securitization. The third of these mortgage loans, evidenced by promissory note B, is the Ellington Plaza subordinate companion loan (with an outstanding principal balance as of the cut-off date of $17,001,863), is part of the split loan structure but is not included in the trust. The Ellington Plaza pari passu companion loan is pari passu in right of payment with the Ellington Plaza loan, and the Ellington Plaza subordinate companion loan is subordinate in right of payment to the Ellington Plaza loan and the Ellington Plaza pari passu companion loan.

The Ellington Plaza loan, the Ellington Plaza pari passu companion loan and the Ellington Plaza subordinate companion loan will be serviced in accordance with the pooling and servicing agreement by the master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holder of the Ellington Plaza subordinate companion loan or the Ellington Plaza pari passu companion loan, as the case may be (referred to as the Ellington Plaza controlling holder in this prospectus supplement), will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Ellington Plaza loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Ellington Plaza Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Ellington Plaza loan is the aggregate principal balance of the Ellington Plaza loan and the Ellington Plaza pari passu companion loan. The Ellington Plaza subordinate companion loan is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

The Sawgrass Mills Mall loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $139,411,765, and representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6.4%, 0.0%), is one of eight mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans, evidenced by promissory note A-2, is the Sawgrass Mills Mall loan, which is included in the trust. The second of these mortgage loans, evidenced by promissory note A-1, is part of the split loan structure, but is not included in the trust and is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12. The third, fourth and fifth of these mortgage loans, evidenced by promissory notes A-3, A-4 and A-5, respectively, are part of the split loan structure, but are not included in the trust and are expected to be deposited into one or more future securitizations. The Sawgrass Mills Mall A-1 pari passu companion loan, the Sawgrass Mills Mall A-3 pari passu companion loan, the Sawgrass Mills Mall A-4 pari passu companion loan and the Sawgrass Mills Mall A-5 pari passu companion loan (collectively, the Sawgrass Mills Mall pari passu companion loans) are pari passu in right of payment with the Sawgrass Mills Mall loan and have outstanding principal balances as of the cut-off date of $150,000,000, $132,647,059, $132,647,059 and $265,294,117, respectively. The sixth, seventh and eighth of these mortgage loans, evidenced by promissory notes B-1, B-2 and B-3, respectively, are part of the split loan structure, but are not included in the trust. The Sawgrass Mills Mall B-1 subordinate companion loan, the Sawgrass Mills Mall B-2 subordinate companion loan and the Sawgrass Mills Mall B-3 subordinate companion loan (collectively, the Sawgrass Mills Mall subordinate companion loans, and, together with the Sawgrass Mills Mall pari passu companion loans, the Sawgrass Mills Mall companion loans) are subordinate in right of payment to the Sawgrass Mills Mall loan and the Sawgrass Mills Mall pari passu companion loans and pari passu in right of payment with respect to each other. The Sawgrass Mills Mall subordinate companion loans have an aggregate outstanding principal balance as of the cut-off date of $30,000,000.

The Sawgrass Mills Mall loan, the Sawgrass Mills Mall pari passu companion loans and the Sawgrass Mills Mall subordinate companion loans (collectively, the Sawgrass Mills Mall whole loan) are subject to an intercreditor agreement. The Sawgrass Mills Mall intercreditor agreement generally allocates collections prior to a monetary event of default or material non-monetary event of default to the Sawgrass Mills Mall loan, the Sawgrass Mills Mall pari passu companion loans and the Sawgrass Mills Mall subordinate companion loans on a pro rata basis. After a monetary event of default or material non-monetary event of default, the Sawgrass Mills Mall intercreditor agreement generally allocates collections first to the Sawgrass Mills Mall loan and the Sawgrass Mills Mall pari passu companion loans, on a pro rata basis, and second to the Sawgrass Mills Mall subordinate companion loans, on a pro rata basis.

The Sawgrass Mills Mall whole loan will be serviced in accordance with the 2007-LDP12 pooling and servicing agreement by the Sawgrass Mills Mall master servicer and the Sawgrass Mills Mall special servicer, and in accordance with the applicable servicing standards provided in the 2007-LDP12 pooling and servicing agreement. So long as a control appraisal event has not occurred with respect to the Sawgrass Mills Mall subordinate companion loans, a majority of the holders of the Sawgrass Mills Mall subordinate companion loans, by the outstanding principal balance, will have certain consent and/or consulting rights, subject to certain conditions set forth in the Sawgrass Mills Mall intercreditor agreement, to advise and direct the Sawgrass Mills Mall master servicer and the Sawgrass Mills Mall special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Sawgrass Mills Mall loan. See ‘‘Description of the Mortgage Pool—The Sawgrass Mills Mall Whole Loan’’ in this prospectus supplement for a description of these consent and/or consulting rights. Upon the occurrence of a control appraisal event with respect to the Sawgrass Mills Mall subordinate companion loans, the 2007-LDP12 directing certificateholder will have the rights described above. The 2007-LDP12 directing certificateholder will, at all times, have the right to replace the Sawgrass Mills Mall special servicer with respect to the Sawgrass Mills Mall whole loan pursuant to the terms of the 2007-LDP12 pooling and servicing agreement and the Sawgrass Mills Mall intercreditor agreement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Sawgrass Mills Mall loan is the aggregate principal balance of the Sawgrass Mills Mall loan and the Sawgrass Mills Mall pari passu companion loans. The aggregate principal balance of the Sawgrass Mills Mall subordinate companion loans is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

The USFS Industrial Distribution Portfolio loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $67,709,413, and representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.1%, 0.0%), is one of six mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged properties. The first of these mortgage loans, evidenced by promissory note A-4, is the USFS Industrial Distribution Portfolio loan, which is included in the trust. The second of these mortgage loans, evidenced by promissory note A-1, is part of the split loan structure, but is not included in the trust and is included in the trust established in connection with the issuance of the COMM 2007-C9 Mortgage Trust, COMM 2007-C9 Commercial Mortgage Pass-Through Certificates. The third, fourth, fifth and sixth of these mortgage loans, evidenced by promissory notes A-2, A-3, A-5 and A-6, respectively, are part of the split loan structure, but are not included in the trust and are expected to be deposited into one or more future securitizations. The USFS Industrial Distribution Portfolio A-1 pari passu companion loan, the USFS Industrial Distribution Portfolio A-2 pari passu companion loan, the USFS Industrial Distribution Portfolio A-3 pari passu companion loan, the USFS Industrial Distribution Portfolio A-5 pari passu companion loan and the USFS Industrial Distribution Portfolio A-6 pari passu companion loan (collectively, the USFS Industrial Distribution Portfolio pari passu companion loans) are pari passu in right of payment with the USFS Industrial Distribution Portfolio loan and have outstanding principal balances as of the cut-off date of $89,754,335, $89,754,338, $67,709,413, $89,754,338 and $67,709,413, respectively.

The USFS Industrial Distribution Portfolio loan and the USFS Industrial Distribution Portfolio pari passu companion loans will be serviced in accordance with the COMM 2007-C9 pooling and servicing agreement by the USFS Industrial Distribution Portfolio master servicer and the USFS Industrial Distribution Portfolio special servicer, and in accordance with the servicing standards provided in the COMM 2007-C9 pooling and servicing agreement. In addition, the holder of the USFS Industrial Distribution Portfolio A-1 pari passu companion loan (the directing certificateholder of the COMM 2007-C9 Mortgage Trust, COMM 2007-C9 Commercial Mortgage Pass-Through Certificates will be the holder of the USFS Industrial Distribution Portfolio A-1 pari passu companion loan for this purpose), will have the right, subject to certain conditions set forth in the related intercreditor agreement, to direct the USFS Industrial Distribution Portfolio master servicer and/or the USFS Industrial Distribution Portfolio special servicer, and or consent, with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the USFS Industrial Distribution Portfolio loan. See ‘‘Description of the Mortgage Pool—The USFS Industrial Distribution Portfolio Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the USFS Industrial Distribution Portfolio loan is the aggregate principal balance of the USFS Industrial Distribution Portfolio loan and the USFS Industrial Distribution Portfolio pari passu companion loans.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus supplement, information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of a mortgage loan with one or more pari passu companion loans in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balances and debt service payments of each related pari passu companion loan(s).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus supplement are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement. Whenever percentages are presented in this prospectus supplement in the format (x%, x%), those percentages represent, in order, the approximate percentage the indicated mortgage loans represent as of the cut-off date of: (i) the aggregate principal balance of the mortgage loans in loan group 1, and (ii) the aggregate principal balance of the mortgage loans in loan group 2.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	$2,543,219,457	$2,181,836,223	$361,383,234
Number of mortgage loans	143	112	31
Number of mortgaged properties	226	195	31
Number of crossed loan pools	4	3	1
Crossed loan pools as a percentage	6.8%	6.1%	10.8%
Range of mortgage loan principal balances	$1,116,000 to $300,000,000	$1,116,000 to $300,000,000	$1,610,000 to $52,200,000
Average mortgage loan principal balances	$17,784,751	$19,480,681	$11,657,524
Range of mortgage rates	5.4465% to 7.0000%	5.4465% to 7.0000%	5.5600% to 6.5800%
Weighted average mortgage rate	6.22147%	6.22008%	6.22989%
Range of original terms to maturity	60 months to 240 months	60 months to 240 months	60 months to 120 months
Weighted average original term to maturity	113 months	114 months	108 months
Range of remaining terms to maturity	54 months to 239 months	54 months to 239 months	57 months to 120 months
Weighted average remaining term to maturity	112 months	113 months	106 months
Range of original amortization term(2)	180 months to 360 months	180 months to 360 months	360 months to 360 months
Weighted average original amortization term(2)	354 months	353 months	360 months
Range of remaining amortization terms(2)	180 months to 360 months	180 months to 360 months	356 months to 360 months
Weighted average remaining amortization term(2)	354 months	353 months	360 months
Range of loan-to-value ratios(3)	36.4% to 80.0%	36.4% to 80.0%	52.3% to 80.0%
Weighted average loan-to-value ratio(3)	72.4%	72.7%	70.7%
Range of loan-to-value ratios as of the maturity date(3)(4)	30.5% to 80.0%	30.5% to 80.0%	47.7% to 80.0%
Weighted average loan-to-value ratio as of the maturity date(3)(4)	68.3%	68.6%	66.4%
Range of debt service coverage ratios(5)	1.10x to 3.37x	1.10x to 3.37x	1.10x to 1.58x
Weighted average debt service coverage ratios(5)	1.29x	1.31x	1.19x
Percentage of aggregate outstanding principal balance consisting of:
Balloon mortgage loans
Interest Only	33.5%	37.5%	9.0%
Partial Interest Only	52.5%	47.2%	84.4%
Balloon	13.6%	14.8%	6.6%
Fully Amortizing Loans	0.4%	0.5%	0.0%
(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes the mortgage loans that are interest-only for the entire term.
(3)	In the case of 12 mortgage loans (identified as Loan Nos. 16, 18, 30, 39, 70, 95, 107, 108, 111, 114, 125 and 129 on Annex A-1 to this prospectus supplement), the loan-to-value ratios were based upon the ‘‘as-stabilized’’ values as defined in the related appraisal.
(4)	Excludes the fully amortizing mortgage loans.
(5)	For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments to be made into the trust during the term of the loan.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	142	$2,515,919,457	98.9%	100.0%	92.4%
30/360	1	27,300,000	1.1	0.0	7.6
Total:	143	$2,543,219,457	100.0%	100.0%	100.0%

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest-only	73	$1,334,047,000	52.5%	47.2%	84.4%
Interest-only	31	851,545,678	33.5	37.5	9.0
Balloon	37	346,284,209	13.6	14.8	6.6
Subtotal	141	$2,531,876,887	99.6%	99.5%	100.0%
Fully Amortizing Loans
Fully Amortizing	2	$11,342,570	0.4%	0.5%	0.0%
Total:	143	$2,543,219,457	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	124	$2,231,129,800	87.7%	90.2%	72.9%
Yield Maintenance	15	161,780,244	6.4	4.2	19.6
Yield Maintenance/ Defeasance	1	67,709,413	2.7	3.1	0.0
Defeasance/Yield Maintenance	1	49,000,000	1.9	2.2	0.0
Yield Maintenance/ Fixed Penalty	1	27,300,000	1.1	0.0	7.6
Defeasance, Defeasance/Yield Maintenance	1	6,300,000	0.2	0.3	0.0
Total:	143	$2,543,219,457	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
2	6	$32,393,183	1.3%	1.3%	1.2%
3	1	11,700,000	0.5	0.5	0.0
4	122	1,913,417,526	75.2	75.0	76.7
7	11	328,366,178	12.9	11.4	22.1
10	1	246,000,000	9.7	11.3	0.0
13	1	7,550,000	0.3	0.3	0.0
25	1	3,792,570	0.1	0.2	0.0
Total:	143	$2,543,219,457	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this prospectus supplement.

Current Uses of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	58	$1,169,647,818	46.0%	53.6%	0.0%
Office	41	496,479,378	19.5	22.8	0.0
Multifamily	27	292,028,234	11.5	0.2	79.5
Industrial	73	223,883,375	8.8	10.3	0.0
Hotel	14	166,102,244	6.5	7.6	0.0
Mixed Use	7	118,173,408	4.6	4.2	7.6
Manufactured Housing	4	46,905,000	1.8	0.0	13.0
Parking Garage	2	30,000,000	1.2	1.4	0.0
Total:	226	$2,543,219,457	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgaged properties are located in 38 states and the District of Columbia. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Illinois	11	$332,269,750	13.1%
Florida	16	$331,483,035	13.0%
California	18	$283,367,021	11.1%
Texas	46	$261,873,935	10.3%
North Carolina	6	$185,101,423	7.3%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Florida	16	$331,483,035	15.2%
Illinois	9	$299,505,750	13.7%
California	18	$283,367,021	13.0%
Texas	36	$174,310,431	8.5%
North Carolina	6	$185,101,423	8.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Texas	10	$87,563,504	24.2%
Arizona	4	$70,750,000	19.6%
Indiana	2	$58,441,000	16.2%
Illinois	2	$32,764,000	9.1%
District Of Columbia	1	$27,300,000	7.6%
New York	6	$23,400,000	6.5%
Alabama	1	$20,425,000	5.7%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class A-MFL and Class X-2 certificates) will be offered in minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class A-MFL certificates will be offered in minimum denominations of $100,000 initial certificate balance. The Class X-2 certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus supplement and in the prospectus.

Information Available to Certificateholders	On each distribution date, the paying agent will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the paying agent’s website initially located at www.ctslink.com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. The issuing entity may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R and Class LR certificates), including the Class X-1 and Class X-2 certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the issuing entity.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates— Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the issuing entity as a result of a material document defect or a material breach of the representations and warranties made by the related mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, have the option to purchase from the trust any defaulted mortgage loan. Furthermore, the Ellington Plaza controlling holder has a purchase option with respect to the Ellington Plaza loan, and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans— Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

Tax Status	Elections will be made to treat designated portions of the trust (exclusive of the Class A-MFL regular interest, the swap contract and the floating rate account) as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the Class A-MFL regular interest, the swap contract and the floating rate account will be treated as a grantor trust for federal income tax purposes, and the Class A-MFL certificates will represent undivided beneficial interests in the grantor trust. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (other than the Class A-MFL certificates) and the Class A-MFL regular interest) will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interest represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class X-2 certificates will be issued with original issue discount and that the other offered certificates (other than the Class A-MFL certificates) and the Class A-MFL regular interest will be issued at a premium for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating a purchase of the Class A-MFL certificates should review the additional requirements for purchases of Class A-MFL certificates by plans, as discussed under

‘‘Certain ERISA Considerations’’ in this prospectus supplement.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.:

	Moody’s	S&P	Fitch
Class A-1	Aaa	AAA	AAA
Class A-2	Aaa	AAA	AAA
Class A-3	Aaa	AAA	AAA
Class A-4	Aaa	AAA	AAA
Class A-SB	Aaa	AAA	AAA
Class A-1A	Aaa	AAA	AAA
Class X-2	Aaa	AAA	AAA
Class A-M	Aaa	AAA	AAA
Class A-MFL	Aaa	AAA	AAA
Class A-J	Aaa	AAA	AAA

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2 certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). In addition, a security rating of the Class A-MFL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the Class A-MFL certificates, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc. are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-MFL regular interest. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address any shortfalls or delays in payment that investors in the Class A-MFL certificates may experience as a result of the conversion of the pass-through rate on the Class A-MFL certificates from a floating interest rate to a fixed rate. See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this prospectus supplement and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

 Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Geographic Concentration Entails Risks

Mortgaged properties located in Illinois, Florida, California, Texas and North Carolina secure mortgage loans representing approximately 13.1%, 13.0%, 11.1%, 10.3% and 7.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in Florida, Illinois, California, Texas and North Carolina secure mortgage loans representing approximately 15.2%, 13.7%, 13.0%, 8.5% and 8.0%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in Texas, Arizona, Indiana, Illinois, District of Columbia, New York and Alabama secure mortgage loans representing approximately 24.2%, 19.6%, 16.2%, 9.1%, 7.6% , 6.5% and 5.7%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 4 mortgaged properties securing mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in northern California (4.1%, 0.0%) and 14 mortgaged properties securing mortgage loans representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in southern California (8.8%, 0.0%). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

During the past several years, California’s economy has benefited from a rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgaged properties and consequently the amount and timing of distributions on the certificates.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See ‘‘—Other Risks—Past Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ and ‘‘Certain Legal Aspects of the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 11.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 13.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 14.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 27.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 31.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 24.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 47.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 54.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 67.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement.

Each of the other mortgage loans represents approximately no more than 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents approximately no more than 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents approximately no more than 3.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	58	$1,169,647,818	46.0%	53.6%	0.0%
Office	41	$496,479,378	19.5%	22.8%	0.0%
Multifamily	27	$292,028,234	11.5%	0.2%	79.5%
Industrial	73	$223,883,375	8.8%	10.3%	0.0%
Hotel	14	$166,102,244	6.5%	7.6%	0.0%
(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	Twenty (20) groups of mortgage loans (comprised of 56 mortgage loans), representing approximately 36.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (35.0%, 48.5%), have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 15.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this prospectus supplement.

•	Four (4) groups of mortgage loans (comprised of 16 mortgage loans), representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6.1%, 10.8%), are cross-collateralized and cross-defaulted.

•	Seven (7) mortgage loans, representing approximately 19.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (22.8%, 0.0%), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 4 groups of mortgage loans, comprised of 16 mortgage loans representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6.1%, 10.8%), are cross-collateralized and cross-defaulted with each other. These mortgage loans are indicated on Annex A-1 to this prospectus supplement as Loan Nos. 5-13, 20-22, 71, 106, 108 and 111. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Each of the borrowers with respect to all of the mortgage loans, representing approximately 100.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (100.0%, 100.0%), is required to be a single-purpose entity. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

With respect to 10 mortgage loans (identified as Loan Nos. 16, 34, 36, 69, 73, 81, 96, 99, 127 and 138 on Annex A-1 to this prospectus supplement)  (including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement), representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.0%, 26.8%), the related borrowers own the related mortgaged property as tenants-in-common. See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement. As a result, if a borrower that has not waived its right to partition exercises this right, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The Gurnee Mills loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans in the trust (11.3%, 0.0%), is part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. The first two of these mortgage loans, evidenced by promissory note A-1 and promissory note A-2, is the Gurnee Mills loan, which is included in the trust. The third of these mortgage loans, the Gurnee Mills pari passu companion loan, evidenced by promissory note A-3, is part of the split loan structure, but is not included in the trust and is expected to be deposited into a future securitization. The Gurnee Mills pari passu companion loan is pari passu in right of payment with the Gurnee Mills loan and has an outstanding principal balance as of the cut-off date of $75,000,000. The Gurnee Mills loan and the Gurnee Mills pari passu companion loan will be serviced under the pooling and servicing agreement. See ‘‘Description of the Mortgage Pool—The Gurnee Mills Whole Loan’’ in this prospectus supplement.

In addition to the Gurnee Mills loan, the Ellington Plaza loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans in the trust (0.0%, 7.6%), is part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans, evidenced by promissory note A-1, is the Ellington Plaza loan, which is included in the trust. The second and third of these mortgage loans, evidenced by promissory notes A-2 and B, respectively, are part of the split loan structure, but are not included in the trust and note A-2 is expected to be deposited into a future securitization. The Ellington Plaza pari passu companion loan is pari passu in right of payment with the Ellington Plaza loan and has an outstanding principal balance as of the cut-off date of $13,500,000. The Ellington Plaza subordinate companion loan (together with the Ellington Plaza pari passu companion loan, the Ellington Plaza companion loans) is subordinate in right of payment to the Ellington Plaza loan and the Ellington Plaza pari passu companion loan and has an outstanding principal balance as of the cut-off date of $17,001,863. The Ellington Plaza loan and the Ellington Plaza companion loans will be serviced under the pooling and servicing agreement. See ‘‘Description of the Mortgage Pool—The Ellington Plaza Whole Loan’’ in this prospectus supplement.

In addition to the Gurnee Mills loan and the Ellington Plaza loan, the Sawgrass Mills Mall loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans in the trust (6.4%, 0.0%), is part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans, evidenced by promissory note A-2, is the Sawgrass Mills Mall loan, which is included in the trust. The second of these mortgage loans, evidenced by promissory note A-1, is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12. The third, fourth and fifth of these mortgage loans, evidenced by promissory notes A-3, A-4 and A-5, respectively, are part of the split loan structure, but are not included in the trust and are expected to be deposited into one or more future securitizations. The Sawgrass Mills Mall A-1 pari passu companion loan, the Sawgrass Mills Mall A-3 pari passu companion loan, the Sawgrass Mills Mall A-4 pari passu companion loan and the Sawgrass Mills Mall A-5 pari passu companion loan (collectively, the Sawgrass Mills Mall pari passu companion loans) are pari passu in right of payment with the Sawgrass Mills Mall loan and have outstanding principal balances as of the cut-off date of $150,000,000, $132,647,059, $132,647,059 and $265,294,117, respectively. The sixth, seventh and eighth of these mortgage loans, evidenced by promissory notes B-1, B-2 and B-3, respectively, are part of the split loan structure, but are not included in the trust. The Sawgrass Mills Mall B-1 subordinate companion loan, the Sawgrass Mills Mall B-2 subordinate companion loan and the Sawgrass Mills Mall B-3 subordinate companion loan (collectively, the Sawgrass Mills Mall subordinate companion loans, and, together with the Sawgrass Mills Mall pari passu companion loans, the Sawgrass Mills Mall companion loans) are subordinate in right of payment to the Sawgrass Mills Mall loan and the Sawgrass Mills Mall pari passu companion loans and pari passu in right of payment with respect to each other. The Sawgrass Mills Mall subordinate companion loans have an aggregate outstanding principal balance as of the cut-off date of $30,000,000. See ‘‘Description of the Mortgage Pool—The Sawgrass Mills Mall Whole Loan’’ in this prospectus supplement.

In addition to the Gurnee Mills loan, the Ellington Plaza loan and the Sawgrass Mills Mall loan, the USFS Industrial Distribution Portfolio loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the aggregate principal balance of the pool of the mortgage loans in the trust (3.1%, 0.0%), is part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged properties. The first of these mortgage loans, evidenced by promissory note A-4, is the USFS Industrial Distribution Portfolio loan, which is included in the trust. The second of these mortgage loans, evidenced by promissory note A-1, is part of the split loan structure, but is not included in the trust and is included in the trust established in connection with the issuance of the COMM 2007-C9 Mortgage Trust, COMM 2007-C9 Commercial Mortgage Pass-Through Certificates. The third, fourth, fifth and sixth of these mortgage loans, evidenced by promissory notes A-2, A-3, A-5 and A-6, respectively, are part of the split loan structure, but are not included in the trust and are expected to be deposited into one or more future securitizations. The USFS Industrial Distribution Portfolio A-1 pari passu companion loan, the USFS Industrial Distribution Portfolio A-2 pari passu companion loan, the USFS Industrial Distribution Portfolio A-3 pari passu companion loan, the USFS Industrial Distribution Portfolio A-5 pari passu companion loan and the USFS Industrial Distribution Portfolio A-6 pari passu companion loan (collectively, the USFS Industrial Distribution Portfolio pari passu companion loans) are pari passu in right of payment with the USFS Industrial Distribution Portfolio loan and have outstanding principal balances as of the cut-off date of $89,754,335, $89,754,338, $67,709,413, $89,754,338 and $67,709,413, respectively. See ‘‘Description of the Mortgage Pool—The USFS Industrial Distribution Portfolio Whole Loan’’ in this prospectus supplement.

The holder of the Ellington Plaza subordinate companion loan or the Ellington Plaza pari passu companion loan, as the case may be (referred to as the Ellington Plaza controlling holder in this prospectus supplement) will have the right to purchase the Ellington Plaza loan under certain limited circumstances. In addition, the majority holder of the Sawgrass Mills Mall subordinate companion loans or the holder of the Sawgrass Mills Mall A-1 pari passu companion loan (the 2007-LDP12 directing certificateholder will be the holder of the Sawgrass Mills Mall A-1 pari passu companion loan for this purpose), as the case may be (referred to as the Sawgrass Mills Mall controlling holder in this prospectus supplement), and the holder of the USFS Industrial Distribution Portfolio A-1 pari passu companion loan (the COMM 2007-C9 directing certificateholder will be the holder of the USFS Industrial Distribution Portfolio A-1 pari passu companion loan for this purpose) will have the right to approve certain modifications to the related loans included in the trust fund under certain circumstances. In exercising the foregoing rights, the Ellington Plaza controlling holder, the Sawgrass Mills Mall controlling holder and the COMM 2007-C9 directing certificateholder, as applicable, do not have any obligation to consider the interests of, or the impact of such exercise on, the trust fund or the certificates.

Although the Gurnee Mills pari passu companion loan, the Ellington Plaza companion loans, the Sawgrass Mills Mall companion loans and the USFS Industrial Distribution Portfolio pari passu companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the Gurnee Mills loan, the Ellington Plaza loan, the Sawgrass Mills Mall loan or the USFS Industrial Distribution Portfolio loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of all of the senior obligations, the subordinate obligations or the pari passu obligations, as applicable, upon the maturity of the Gurnee Mills loan, the Ellington Plaza loan, the Sawgrass Mills Mall loan or the USFS Industrial Distribution Portfolio loan, as the case may be.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—The Gurnee Mills Whole Loan,’’ ‘‘—The Ellington Plaza Whole Loan,’’ ‘‘—The Sawgrass Mills Mall Whole Loan’’ and ‘‘—The USFS Industrial Distribution Portfolio Whole Loan’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans may incur in the future secured, subordinate debt. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 2 mortgage loans (identified as Loan Nos. 94 and 102 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 3.8%), permit the related borrower to incur secured subordinate debt, subject to various conditions, generally including that each rating agency confirms in writing that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates and that certain loan-to-value and debt service coverage ratio tests are met. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt— Unsecured Indebtedness’’ in this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

In the case of 1 mortgage loan (identified as Loan No. 41 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.8%, 0.0%), the related borrower has an unsecured line of credit up to a maximum amount of $17,000,000 as of the time of origination of the related mortgage loan, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

In the case of 1 mortgage loan (identified as Loan No. 76 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.4%, 0.0%), the hotel franchisor made an unsecured loan to the mortgagor in the amount of $250,000 on December 4, 1995 for the development of the hotel. On each anniversary of the date on which the hotel opened for business, 1/15th of the amount of this unsecured loan is forgiven without penalty so long as (i) the hotel franchise agreement is not terminated prior to the fifteenth (15th) anniversary of the hotel opening date or (ii) the mortgagor transfers the licenses under the hotel franchise agreement and the transferee does not assume the obligation.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks’’ in the prospectus. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	With respect to 1 mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.9%, 0.0%), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	With respect to 44 mortgage loans (identified as Loan Nos. 1, 2, 3, 4, 5-13, 16, 33, 38, 40, 43, 44, 45, 53, 54, 56, 70, 71, 75, 78, 80, 81, 90, 96, 98, 103, 106, 109, 113, 124, 129, 134, 137, 139, 140, 141 and 143 on Annex A-1 to this prospectus supplement), representing approximately 49.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (50.6%, 41.1%), the direct or indirect owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future under certain circumstances.

•	With respect to 2 mortgage loans (identified as Loan Nos. 2 and 4 on Annex A-1 to this prospectus supplement), representing approximately 15.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (17.7%, 0.0%), the indirect owner of the related borrowers may obtain corporate debt secured by the pledge, hypothecation or assignment of the direct or indirect interest in the related borrowers.

•	With respect to the Colony VII Portfolio mortgage loan (identified as Loan Nos. 5-13 on Annex A-1 to this prospectus supplement), representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.9%, 0.0%), the related borrower is permitted to incur future pari passu indebtedness, subject to various conditions, generally including that each rating agency confirms in writing that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates and that certain loan-to-value and debt service coverage ratio tests are met.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that 141 of the mortgage loans, representing approximately 99.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (99.5%, 100.0%), are expected to have substantial remaining principal balances as of their stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 73 mortgage loans, representing approximately 52.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (47.2%, 84.4%), which pay interest-only for the first 2 to 72 months of their respective terms and 31 mortgage loans, representing approximately 33.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (37.5%, 9.0%), which pay interest-only until their respective maturity dates.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or those tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 88 mortgaged properties, securing mortgage loans representing approximately 17.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (20.2%, 0.0%), are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans that are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of these mortgage loans. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates of those mortgage loans. See Annex A-1 to this prospectus supplement for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. For example, certain of the mortgaged properties securing mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement, such as the mortgaged properties securing 2 mortgage loans (identified as Loan Nos. 15 and 17 on Annex A-1 to this prospectus supplement), representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5.0%, 0.0%), are scheduled to have 100% lease rollover prior to the related maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘—Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 15 mortgage loans (identified as Loan Nos. 1, 5-13, 14, 23, 27, 85 and 105 on Annex A-1 to this prospectus supplement), representing approximately 21.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (25.5%, 0.0%), the related borrower is permitted to substitute a property of like kind and quality or substantially similar use for the mortgaged property currently securing the related mortgage loan. As a result, it is possible that the mortgaged property that secures such mortgage loan as of the cut-off date may not secure the related mortgage loan for its entire term. Any substitution will require the borrower to meet certain conditions, which may include debt service coverage tests and/or property value tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel (or a private letter ruling from the Internal Revenue Service) that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this prospectus supplement.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, the borrower or an affiliate of the borrower entered into a lease at the mortgaged properties securing the mortgage loan identified on Annex A-1 to this prospectus supplement as Loan Nos. 3, 61 and 97 representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7.3%, 0.0%).

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Retail Properties Have Special Risks

Fifty-eight (58) of the mortgaged properties, securing mortgage loans representing approximately 46.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (53.6%, 0.0%) are retail properties.

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Forty-five (45) of the mortgaged properties, securing mortgage loans representing approximately 43.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (50.2%, 0.0%), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ One (1) of the mortgaged properties, securing a mortgage loan representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.6%, 0.0%), is a retail property that is considered by the applicable mortgage loan seller to be ‘‘shadow anchored.’’ Twelve (12) of the mortgaged properties, securing mortgage loans representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.8%, 0.0%), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Certain of the retail properties (including the mortgaged properties securing the mortgage loans identified as Loan Nos. 1, 3, 31, 124 and 141 on Annex A-1 to this prospectus supplement,

representing approximately 18.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (21.6%, 0.0%), have a movie theater as part of the mortgaged properties. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above.

Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Office Properties Have Special Risks

Forty-one (41) of the mortgaged properties, securing mortgage loans representing approximately 19.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (22.8%, 0.0%) are office properties.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Multifamily Properties Have Special Risks

Twenty-seven (27) of the mortgaged properties, securing mortgage loans representing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (0.2%, 79.5%) are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	in the case of student housing facilities (2 mortgaged properties securing the mortgage loans identified as Loan Nos. 52 and 116 on Annex A-1 to this prospectus supplement, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.2%, 3.6%)), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Past Hurricanes’’ in this prospectus supplement.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants in respect of various units within the mortgaged properties.

Industrial Properties Have Special Risks

Seventy-three (73) mortgaged properties, securing mortgage loans representing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (10.3%, 0.0%) are industrial properties. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Hotel Properties Have Special Risks

Fourteen (14) mortgaged properties, securing mortgage loans representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (7.6%, 0.0%) are hotel properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘Risk Factors—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Eleven (11) of the hotel properties that secure mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.2%, 0.0%) are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Seven (7) mortgaged properties, securing mortgage loans representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.6%, 0.0%), consist of a leasehold interest in the related mortgaged property, but not by any corresponding fee interest. In addition, 21 mortgaged properties, securing mortgage loans representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.6%, 3.6%), consist of both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both ‘‘as-stabilized’’ and ‘‘as-is’’ values although the appraised value reflected in this prospectus supplement with respect to the related mortgaged property may reflect only the ‘‘as-stabilized’’ value. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 12 mortgage loans (identified as Loan Nos. 16, 18, 30, 39, 70, 95, 107, 108, 111, 114, 125 and 129 on Annex A-1 to this prospectus supplement), representing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6.0%, 14.4%), the appraised value represented is the ‘‘as-stabilized’’ value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Risks Relating to Underwritten Net Cash Flow

As described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) is adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a special servicer or any of their respective affiliates holds Series 2007-CIBC20 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2007-CIBC20 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In addition, in the case of the Ellington Plaza loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 7.6%), the special servicer or an affiliate of the special servicer originated the Ellington Plaza whole loan and previously sold the Ellington Plaza loan to the applicable mortgage loan seller; however, the special servicer or an affiliate of the special servicer is currently the holder of the Ellington Plaza pari passu companion loan and the Ellington Plaza subordinate companion loan. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2007-CIBC20 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to 1 mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.9%, 0.0%), the interests in the related borrower secure $11,000,000 in mezzanine debt, which debt is held by the related mortgage loan seller. In the circumstances described above, the interests of the applicable mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters.

CIBC Inc. is one of the mortgage loan sellers and is an affiliate of CIBC World Markets Corp., one of the underwriters.

An affiliate of Lehman Brothers Inc., one of the underwriters, was a co-originator with the applicable mortgage loan seller of the Gurnee Mills loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11.3%, 0.0%) but sold its interest in the Gurnee Mills loan to that mortgage loan seller.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

In addition, the Ellington Plaza companion loans will not be included as assets of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreements. The Ellington Plaza controlling holder has certain rights with respect to the Ellington Plaza whole loan and the related mortgaged property, including the right, under certain conditions, to advise and direct the master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting each mortgage loan in the split loan structure, including the Ellington Plaza loan. In exercising such rights, the Ellington Plaza controlling holder does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

In addition, the Sawgrass Mills Mall companion loans will not be included as assets of the trust fund, but are being serviced under the 2007-LDP12 pooling and servicing agreement, subject to the Sawgrass Mills Mall intercreditor agreement. The Sawgrass Mills Mall controlling holder has certain rights with respect to the Sawgrass Mills Mall whole loan and the related mortgaged property, including the right, under certain conditions, to advise and direct the Sawgrass Mills Mall master servicer and/or the Sawgrass Mills Mall special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Sawgrass Mills Mall loan. In exercising such rights, the Sawgrass Mills Mall controlling holder does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

In addition, the USFS Industrial Distribution Portfolio pari passu companion loans will not be included as assets of the trust fund, but are being serviced under the COMM 2007-C9 pooling and servicing agreement, subject to the USFS Industrial Distribution Portfolio intercreditor agreement. The COMM 2007-C9 directing certificateholder has certain rights with respect to the USFS Industrial Distribution Portfolio whole loan and the related mortgaged properties, including the right, under certain conditions, to advise and direct the USFS Industrial Distribution Portfolio master servicer and/or the USFS Industrial Distribution Portfolio special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the USFS Industrial Distribution Portfolio loan. In exercising such rights, the COMM 2007-C9 directing certicateholder does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to the Ellington Plaza loan, the Ellington Plaza controlling holder), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the Ellington Plaza controlling holder may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder or the holder of the Ellington Plaza subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See ‘‘Decription of the Mortgage Pool—The Ellington Plaza Whole Loan, ‘‘ ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

The Sawgrass Mills Mall special servicer under the 2007-LDP12 pooling and servicing agreement may, at the direction of the Sawgrass Mills Mall controlling holder, take actions with respect to the Sawgrass Mills Mall loan that could adversely affect the holders of some or all of the classes of the offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement. The Sawgrass Mills Mall controlling holder will exercise its rights in accordance with the 2007-LDP12 pooling and servicing agreement and the Sawgrass Mills Mall intercreditor agreement pursuant to which the Sawgrass Mills Mall loan and the Sawgrass Mills Mall companion loans are serviced. The Sawgrass Mills Mall controlling holder may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the Sawgrass Mills Mall controlling holder may direct the Sawgrass Mills Mall special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the Sawgrass Mills Mall special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition, the Sawgrass Mills Mall special servicer may be removed without cause by the 2007-LDP12 directing certificateholder as described in this prospectus supplement. See ‘‘Servicing of the Mortgage Loans—General, ‘‘ ‘‘—The Directing Certificateholder’’ and ‘‘Transaction Parties —The Special Servicer’’ in this prospectus supplement.

In addition, the USFS Industrial Distribution Portfolio special servicer under the COMM 2007-C9 pooling and servicing agreement may, at the direction of the COMM 2007-C9 directing certificateholder, take actions with respect to the USFS Industrial Distribution Portfolio loan that could adversely affect the holders of some or all of the classes of offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement. The COMM 2007-C9 directing certificateholder will exercise its rights in accordance with the COMM 2007-C9 pooling and servicing agreement pursuant to which the USFS Industrial Distribution Portfolio loan and the USFS Industrial Distribution Portfolio pari passu companion loans are serviced. The COMM 2007-C9 directing certicateholder may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the COMM 2007-C9 directing certificateholder may direct the USFS Industrial Distribution Portfolio special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the USFS Industrial Distribution Portfolio special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition, the USFS Industrial Distribution Portfolio special servicer may be removed without cause by the COMM 2007-C9 directing certificateholder as described in this prospectus supplement. See ‘‘Servicing of the Mortgage Loans—General, ’’ ‘‘—Directing Certificateholder’’ and ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection for themselves or their affiliates, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related sponsor has emerged, or is in the process of emerging, from bankruptcy. For example, a principal of the borrower under 2 mortgage loans (identified as Loan Nos. 91 and 92 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.7%, 0.0%), was involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each of the classes of certificates with a pass-through rate equal to, limited by, or based on, the weighted average net mortgage rate of the mortgage loans could (or in the case of any class of certificates with a pass-through rate equal to, or based on, the weighted average of the net mortgage rate of the mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The Class X-1 and Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amounts. Because the notional amounts of the Class X-1 and Class X-2 certificates are based upon the outstanding certificate balances (or portions thereof) of all or certain classes of the certificates (other than the Class A-MFL, Class R and Class LR certificates) and the Class A-MFL regular interest, the yield to maturity on the Class X-1 and Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-1 and Class X-2 certificates. Investors in the Class X-1 and Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although the mortgage loans (other than the mortgage loans identified as Loan Nos. 14 and 55 on Annex A-1 to this prospectus supplement representing approximately 3.2% of the aggregate principal balance of the mortgage loans as of the cut-off date (3.7%, 0.0%)) have prepayment protection in the form of lockout periods with one or more of the following: (a) defeasance, (b) yield maintenance or (c) prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 25 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement for an overview of the open periods. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and the Ellington Plaza controlling holder may have the option to purchase the related mortgage loan in the trust after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)    if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this prospectus supplement.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-MFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-MFL certificates.

In addition, because interest payments on the Class A-MFL certificates may be reduced or the applicable pass-through rate may convert to a fixed rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-MFL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, that are not subject to these interest rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-MFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-MFL certificates. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

Risks Relating to the Swap Contract

The issuing entity will have the benefit of an interest rate swap contract issued by JPMorgan Chase Bank, N.A. relating to the Class A-MFL certificates. Because the Class A-MFL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-MFL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See ‘‘Description of the Swap Contract—The Swap Counterparty’’ in this prospectus supplement.

If the swap counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc., ‘‘A−’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or ‘‘A−’’ by Fitch, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-MFL certificates, to enforce the rights of the issuing entity under the swap contract as may be permitted by the terms of the swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-MFL certificates. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

During the occurrence of a trigger event and in the event that a replacement swap counterparty is not found, the Class A-MFL certificate pass-through rate will convert to a fixed interest rate. Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL certificates if The Depository Trust Company (‘‘DTC’’) does not receive notice of the resulting change in payment terms of the Class A-MFL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

In addition, if the funds allocated to payment of interest distributions on the Class A-MFL regular interest are insufficient to make all required interest payments on the Class A-MFL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-MFL regular interest had been sufficient to make all required interest payments on the Class A-MFL regular interest. As a result, the holders of the Class A-MFL certificates may experience an interest shortfall. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements— Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A or Class X-2 certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

See ‘‘Transaction Parties—The Mortgage Loan Sellers—Underwriting Guidelines and Processes—Environmental Site Assessment’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans— Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance, Including Terrorism Insurance, May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 11.1%, 10.3% and 13.0% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.0%, 8.0% and 15.2%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 0.0%, 24.2% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Texas and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing ‘‘special’’ form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 11.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13.7%, 0.0%), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $400,000.

With respect to 1 mortgage loan (identified as Loan Nos. 5-13 on Annex A-1 to this prospectus supplement), representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.9%, 0.0%), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of amounts that range from $3,500 to $65,000 per applicable mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.1%, 0.0%), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $200,000.

With respect to 3 mortgage loans (identified as Loan Nos. 67, 98 and 131 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.7%, 1.8%), in the event that terrorism insurance rates rise significantly or such coverage is not available with an all-risk policy, then the cost of the annual premium associated with terrorism insurance that the mortgagor shall be required to incur shall be limited to 200% of the cost of the then current premium for all-risk casualty insurance without terrorism coverage.

For example, with respect to 1 mortgage loan (identified as Loan No. 75 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (0.4%, 0.0%), in the event that terrorism insurance rates rise significantly or such coverage is not available with an all risk policy, then the cost of the annual premium associated with terrorism insurance that the mortgagor is required to incur will be limited to 100% of the greater of (a) the premiums for the insurance coverages required under the mortgage loan documents prior to the change in the terms of such coverage, and (b) the premium for the insurance coverages (excluding terrorism insurance) required under the mortgage loan documents after giving effect to such change in the terms of coverage.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as the case may be, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

See also ‘‘—Bankruptcy Proceedings Entail Certain Risks’’ above.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Transaction Parties—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers—Underwriting Guidelines and Processes’’ in this prospectus supplement.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Past Hurricanes. In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. The long-term national, regional and local economic and other effects of that damage, are not yet fully known. Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storms. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

Description of the Mortgage Pool

General

The trust will consist primarily of 143 fixed rate mortgage loans secured by 226 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $2,543,219,457 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). The ‘‘Cut-off Date’’ with respect to each mortgage loan is the due date of the related mortgage loan in September 2007, or, September 1, 2007, with respect to those mortgage loans that were originated in August 2007 and have their first due date in October 2007, or, with respect to those mortgage loans that were originated in September 2007 and have their first due date in either October 2007 or November 2007, the origination date. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described in this prospectus supplement). Loan Group 1 will consist of 112 mortgage loans, representing approximately 85.8% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 31 mortgage loans, representing approximately 14.2% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate Certificates, property type and geographic location.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each Whole Loan with one or more Subordinate Companion Loans is calculated without regard to the related Subordinate Companion Loan(s), and with respect to each Whole Loan with one or more Pari Passu Companion Loans, is calculated including the related Pari Passu Companion Loan(s).

Each mortgage loan is evidenced by one or more promissory notes (each, a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)    with respect to 7 mortgaged properties securing mortgage loans (identified as Loan Nos. 24, 26, 42, 47, 56, 109 and 142 on Annex A-1 to this prospectus supplement), representing approximately 4.0% of the Initial Pool Balance (4.6%, 0.0%), on a leasehold estate in one or more of the related commercial properties but not on the corresponding fee interest with respect to such property; or

(3)    with respect to 21 mortgaged properties securing mortgage loans (identified as Loan Nos. 17, 52 and 93 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the Initial Pool Balance (2.6%, 3.6%), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

On or about September 28, 2007 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, N.A. (‘‘JPMCB’’) and CIBC Inc. (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to a separate mortgage loan purchase agreement with each Mortgage Loan Seller (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, the applicable Mortgage Loan Seller will be required to remit to Wells Fargo Bank, N.A., as paying agent (in such capacity, the ‘‘Paying Agent’’) an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until October 2007. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were or will be originated in the period between August 31, 2006 and September 21, 2007. 54 of the mortgage loans, representing approximately 37.1% of the Initial Pool Balance (40.8%, 14.6%), will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans are 30-days or more delinquent and none of the mortgage loans have been 30-days or more delinquent since origination. A mortgage loan will be treated as 30-days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The Gurnee Mills Loan.    The Gurnee Mills Loan, with a principal balance as of the Cut-off Date of $246,000,000, is part of a split loan structure with the Gurnee Mills Pari Passu Companion Loan (which is pari passu with the Gurnee Mills Loan). The Gurnee Mills Pari Passu Companion Loan is not included in the trust. See ‘‘—The Gurnee Mills Whole Loan’’ below.

The Ellington Plaza Loan.    The Ellington Plaza Loan, with a principal balance as of the Cut-off Date of $27,300,000, is part of a split loan structure with the Ellington Plaza Pari Passu

Companion Loan (which is pari passu with the Ellington Plaza Loan) and the Ellington Plaza Subordinate Companion Loan (which is subordinate to the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan). The Ellington Plaza Pari Passu Companion Loan and the Ellington Plaza Subordinate Companion Loan are not included in the trust. See ‘‘—The Ellington Plaza Whole Loan’’ below.

The Sawgrass Mills Mall Loan.    The Sawgrass Mills Mall Loan, with a principal balance as of the Cut-off Date of $139,411,765, is part of a split loan structure with the Sawgrass Mills Mall Pari Passu Companion Loans (which are pari passu with the Sawgrass Mills Mall Loan) and the Sawgrass Mills Mall Subordinate Companion Loans (which are subordinate to the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans). The Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans are not included in the trust. See ‘‘—The Sawgrass Mills Mall Whole Loan’’ below.

The USFS Industrial Distribution Portfolio Loan.    The USFS Industrial Distribution Portfolio Loan, with a principal balance as of the Cut-off Date of $67,709,413, is part of a split loan structure with the USFS Industrial Distribution Portfolio Pari Passu Companion Loans (which are each pari passu with the USFS Industrial Distribution Portfolio Loan). The USFS Industrial Distribution Portfolio Pari Passu Companion Loans are not included in the trust. See ‘‘—The USFS Industrial Distribution Portfolio Whole Loan’’ below.

Each of the Gurnee Mills Whole Loan, the Ellington Plaza Whole Loan, the Sawgrass Mills Mall Whole Loan and the USFS Industrial Distribution Portfolio Whole Loan is referred to in this prospectus supplement as a ‘‘Whole Loan.’’

Each of the Gurnee Mills Pari Passu Companion Loan, the Ellington Plaza Companion Loans, the Sawgrass Mills Mall Companion Loans and the USFS Industrial Distribution Portfolio Pari Passu Companion Loans is referred to in this prospectus supplement as a ‘‘Companion Loan.’’ Each of the Gurnee Mills Pari Passu Companion Loan, the Ellington Plaza Pari Passu Companion Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the USFS Industrial Distribution Pari Passu Companion Loans is referred to in this prospectus supplement as a ‘‘Pari Passu Companion Loan.’’ Each of the Ellington Plaza Subordinate Companion Loan and the Sawgrass Mills Mall Subordinate Companion Loans is referred to in this prospectus supplement as a ‘‘Subordinate Companion Loan.’’

Each of the Gurnee Mills Loan and the Ellington Plaza Loan is referred to in this prospectus supplement as a ‘‘Serviced Mortgage Loan.’’ Each of the Gurnee Mills Whole Loan and the Ellington Plaza Whole Loan is referred to in this prospectus supplement as a ‘‘Serviced Whole Loan.’’ Each of the Gurnee Mills Pari Passu Companion Loan and the Ellington Plaza Companion Loans are referred to in this prospectus supplement as a ‘‘Serviced Companion Loan.’’

Each of the Sawgrass Mills Mall Loan and the USFS Industrial Distribution Portfolio Loan is referred to in this prospectus supplement as a ‘‘Non-Serviced Mortgage Loan.’’ Each of the Sawgrass Mills Mall Whole Loan and the USFS Industrial Distribution Portfolio Whole Loan is referred to in this prospectus supplement as a ‘‘Non-Serviced Whole Loan.’’ Each of the Sawgrass Mills Mall Companion Loans and the USFS Industrial Distribution Portfolio Pari Passu Companion Loans is referred to in this prospectus supplement as a ‘‘Non-Serviced Companion Loan.’’

The table below sets forth for each of the Whole Loans both the DSCR and LTV Ratios taking into account any related Pari Passu Companion Loan but without taking into account any related Subordinate Companion Loan and the combined DSCR and LTV Ratios taking into account any related Subordinate Companion Loan, as applicable.

Whole Loans Summary

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Principal Balance(1)	% of Initial Pool Balance	% of Initial Loan Group 1 or Group 2 Balance	Pari Passu Companion Loan Original Balance	Subordinate Companion Loan Original Balance	Mortgage Loan DSCR(2)	Total Mortgage Debt DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Mortgage Debt Cut-off Date LTV
2	Gurnee Mills	$246,000,000	9.7%	11.3%	$75,000,000	N/A	1.21x	1.21x	79.0%	79.0%
4	Sawgrass Mills Mall	$139,411,765	5.5%	6.4%	$680,588,235	$30,000,000	1.20x	1.16x	80.0%	82.9%
14	USFS Industrial Distribution Portfolio	$67,709,413	2.6%	3.1%	$404,681,837	N/A	1.60x	1.60x	75.0%	75.0%
28	Ellington Plaza(3)	$27,300,000	1.1%	7.6%	$13,500,000	$16,500,000	1.38x	0.97x	52.3%	74.1%
(1)	Includes only those assets that are included in the JPMCC 2007-CIBC20 trust fund.
(2)	Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Sawgrass Mills Mall mortgage loan and the Ellington Plaza mortgage loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.
(3)	With respect to the B-Note related to the Ellington Plaza mortgage loan, the interest rate on such B-Note is 10.0% per annum, but the related borrower is only required to make interest payments based on a per annum rate of 7.0% per annum under the related loan documents. For each payment period, the 3.0% interest accrual difference is added to the principal balance of the B-Note. As of the cut-off date, the current balance of the Ellington Plaza B-Note is $17,001,863. The Total Mortgage Debt DSCR calculation shown above assumes an interest accrual rate of 7.0% on the related B-Note.

Other Secured Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	In the case of the Colony VII Portfolio mortgage loan (identified as Loan Nos. 5-13 on Annex A-1 to this prospectus supplement), representing approximately 4.2% of the Initial Pool Balance (4.9%, 0.0%), the borrower is permitted to incur additional debt secured by the same Mortgaged Property securing the mortgage loan and that would be on a pari passu basis with the mortgage loan; provided, that (i) the borrower has made certain capital improvements to the Mortgaged Property, (ii) the Mortgaged Property has a loan-to-value ratio equal to or less than 60% after considering both the mortgage loan and the pari passu loan, (iii) the debt service coverage ratio with respect to the mortgage loan and the pari passu loan does not exceed 1.54x, (iv) the incurrence of the pari passu loan does not cause any Rating Agency to qualify, reduce or withdraw the current ratings assigned to the Certificates, and (v) the borrower has met certain other terms and conditions included in the related mortgage loan documents.

•	In the case of 2 mortgage loans (identified as Loan Nos. 94 and 102 on Annex A-1 to this prospectus supplement), representing approximately 0.3% and 0.3%, respectively, of the Initial Pool Balance (0.0%, 2.0% and 0.0%, 1.8%, respectively), the borrower may obtain a subordinate loan secured by a lien on the Mortgaged Property subject to the satisfaction of certain conditions including, but not limited to, the following: (i) a loan-to-value ratio not greater than 90% of the outstanding balance of the mortgage loan and the subordinate loan, (ii) a combined minimum debt service coverage ratio of not less than 1.07x of the outstanding balance of the mortgage loan and the subordinate loan as of the last day of the month immediately preceding the funding of the subordinate loan, (iii) an intercreditor agreement satisfactory to the mortgagee and any applicable rating agency, (iv) all principal payments and accrued interest due under the related mortgage loan shall have been paid, including, without limitation, all costs and expenses and (v) confirmation that the incurrence of the pari passu loan does not cause any Rating Agency to qualify, reduce or withdraw the current ratings assigned to the Certificates.

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing mezzanine indebtedness with respect to the mortgage loans that each such Mortgage Loan Seller is selling to the Depositor:

Existing Mezzanine Debt

Mortgage Loan	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance	Initial Principal Balance of Mezzanine Debt
Baldwin Park Retail	$41,500,000	1.6%	1.9%	0.0%	$11,000,000

With respect to the mortgage loans listed in the following chart, the applicable Mortgage Loan Sellers have informed us that the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio, the combined minimum debt service coverage ratio and/or the maximum mezzanine debt permitted, as listed in the following chart:

Future Mezzanine Debt

Mortgage Loan	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
Centro – New Plan Pool I	11.8%	13.7%	0.0%	75.8%	1.38x
Gurnee Mills	9.7%	11.3%	0.0%	85.0%	1.05x
North Hills Mall	5.6%	6.5%	0.0%	85.0%	1.15x
Sawgrass Mills Mall	5.5%	6.4%	0.0%	85.0%	1.05x
Financial Plaza	1.1%	1.3%	0.0%	60.0%	1.54x
Scripps Waterbridge	0.9%	1.0%	0.0%	60.0%	1.54x
Dry Creek Corporate Center II & III	0.7%	0.8%	0.0%	60.0%	1.54x
65 Corporate Woods Drive	0.5%	0.6%	0.0%	60.0%	1.54x
550 North Continental	0.5%	0.6%	0.0%	60.0%	1.54x
3000 SouthPoint	0.3%	0.3%	0.0%	60.0%	1.54x
O’Hare Industrial 701 Lunt	0.1%	0.1%	0.0%	60.0%	1.54x
O’Hare Industrial 55 East Howard	0.1%	0.1%	0.0%	60.0%	1.54x
O’Hare Industrial 1525 Chase	0.0%	0.1%	0.0%	60.0%	1.54x
Lakeshore Apartments	2.1%	0.0%	14.4%	80.0%	1.15x
Autumn Creek	0.8%	0.0%	5.9%	85.0%	1.10x
Enclave at the Foothills	0.7%	0.0%	5.2%	85.0%	1.10x
Union Hills Estates	0.7%	0.0%	5.0%	85.0%	1.10x
Carlsbad Commerce Center	0.6%	0.7%	0.0%	70.0%	1.15x
Associated Hygienic Products	0.6%	0.7%	0.0%	85.0%	1.07x
Monmouth Plaza	0.6%	0.7%	0.0%	85.0%	1.07x
7700 Place	0.5%	0.0%	3.5%	85.0%	1.10x
Aetna Building	0.5%	0.6%	0.0%	85.0%	1.10x
Lincoln Village	0.5%	0.6%	0.0%	90.0%	1.05x
Pipers Crossing	0.4%	0.5%	0.0%	85.0%	1.07x
Castillo Real	0.4%	0.5%	0.0%	75.0%	1.40x
The Andrew Hotel	0.4%	0.4%	0.0%	85.0%	1.10x
322-326 East 82nd Street	0.3%	0.0%	2.4%	90.0%	1.10x
Mission Bay Holiday Inn Express	0.3%	0.4%	0.0%	80.0%	1.20x
Fairfield Inn – Fayetteville, NC	0.3%	0.4%	0.0%	85.0%	1.15x
Lakeridge Shopping Center	0.3%	0.3%	0.0%	80.0%	1.10x
Hampton Inn & Suites – Albuquerque, NM	0.3%	0.3%	0.0%	85.0%	1.15x
Orchard Place Apartments	0.3%	0.0%	1.8%	90.0%	1.07x
PNC Bank – McLean	0.2%	0.3%	0.0%	85.0%	1.15x
Quality Inn	0.2%	0.3%	0.0%	75.0%	1.40x
KCWS Building	0.2%	0.2%	0.0%	80.0%	1.10x
Northland Plaza	0.2%	0.2%	0.0%	85.0%	1.10x
Twenty Mile Stadium Theater	0.2%	0.2%	0.0%	85.0%	1.05x
Tower at Boerne	0.2%	0.2%	0.0%	85.0%	1.10x
202 East 21st Street	0.1%	0.0%	0.9%	90.0%	1.10x
Murrieta Professional Plaza	0.1%	0.1%	0.0%	65.0%	1.35x
1582 York Avenue	0.1%	0.0%	0.7%	90.0%	1.10x
206 East 81st Street	0.1%	0.0%	0.7%	90.0%	1.10x
Briarwood Shopping Center	0.1%	0.1%	0.0%	90.0%	1.05x
309 West 43rd Street	0.1%	0.0%	0.4%	90.0%	1.10x

Unsecured Indebtedness.    The applicable Mortgage Loan Sellers are aware of the following existing or specifically permitted unsecured debt with respect to each mortgage loan:

•	In the case of 2 mortgage loans (identified as Loan No. 2 and 4 on Annex A-1 to this prospectus supplement), representing approximately 9.7% and 5.5%, respectively, of the Initial Pool Balance (11.3%, 0.0% and 6.4%, 0.0%, respectively), an indirect owner of the related borrowers may pledge, hypothecate or assign the direct or indirect interests in the related borrowers to obtain unsecured corporate debt.

•	In the case of 1 mortgage loan (identified as Loan No. 41 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (0.8%, 0.0%), the sole member of the related borrower has an unsecured line of credit up to a maximum amount of $17,000,000.

•	In the case of 1 mortgage loan (identified as Loan No. 76 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance (0.4%, 0.0%), the hotel franchisor made an unsecured loan to the mortgagor in the amount of $250,000 on December 4, 1995 for the development of the hotel. On each anniversary of the date on which the hotel opened for business, 1/15th of the amount of this unsecured loan is forgiven without penalty so long as (i) the hotel franchise agreement is not terminated prior to the fifteenth (15th) anniversary of the hotel opening date or (ii) the mortgagor transfers the licenses under the hotel franchise agreement and the transferee does not assume the obligation.

•	In the case of 2 mortgage loans (identified as Loan Nos. 94 and 102 on Annex A-1 to this prospectus supplement), representing approximately 0.3% and 0.3%, respectively, of the Initial Pool Balance (0.0%, 2.0% and 0.0%, 1.8%, respectively), the related borrowers are permitted to obtain future unsecured debt from its members in an amount not to exceed the greater of $100,000 or 3 times the monthly interest due in connection with the related mortgage loan.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Preferred Equity.    The applicable Mortgage Loan Sellers are aware that the following related borrowers have issued or are permitted to issue in the future preferred equity in such borrower with respect to each mortgage loan:

•	In the case of 5 mortgage loans (identified as Loan Nos. 33, 38, 40, 53 and 56 on Annex A-1 to this prospectus supplement), representing approximately 3.3% of the Initial Pool Balance (0.6%. 19.6%), the related borrower has issued preferred equity in such borrower in an amount equal to approximately $11,313,476, $3,748,036, $7,415,943, $6,902,033 and $8,400,000, respectively.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The Gurnee Mills Whole Loan

The Loans.    One mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) (the ‘‘Gurnee Mills Loan’’), representing approximately 9.7% of the Initial Pool Balance (11.3%, 0.0%), is part of a split loan structure comprised of three mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Gurnee Mills Mortgaged Property’’). The Gurnee Mills Loan is evidenced by promissory note A-1 and promissory note A-2 and has an aggregate outstanding principal balance as of the Cut-off Date of $246,000,000. The mortgage loan evidenced by promissory note A-3 (with an outstanding principal balance of $75,000,000) is referred to in this prospectus supplement as the ‘‘Gurnee Mills Pari Passu Companion Loan’’. The Gurnee Mills Pari Passu Companion Loan is not included in the trust. Only the Gurnee Mills Loan is included in the trust. The Gurnee Mills Loan and the Gurnee Mills Pari Passu Companion Loan are pari passu with each other. The Gurnee Mills Loan and the Gurnee Mills Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the ‘‘Gurnee Mills Whole Loan’’.

The holders of the Gurnee Mills Whole Loan (the ‘‘Gurnee Mills Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each Gurnee Mills Noteholder (the ‘‘Gurnee Mills Intercreditor Agreement’’). Pursuant to the terms of the Gurnee Mills Intercreditor Agreement, the Gurnee Mills Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. The Gurnee Mills Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Gurnee Mills Whole Loan will be allocated, on a pro rata and pari passu basis, to the Gurnee Mills Noteholders.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement, the holder of the Gurnee Mills Loan (the Directing Certificateholder will be the holder of the Gurnee Mills Loan for this purpose) will have the right to consult with and advise the Master Servicer and the Special Servicer with respect to the Gurnee Mills Whole Loan, but will be required to consult with the holder of the Gurnee Mills Pari Passu Companion Loan with respect to such advice, consent or action. In the event that the Directing Certificateholder and the holder of the Gurnee Mills Pari Passu Companion Loan disagree, the Gurnee Mills Intercreditor Agreement provides that the Directing Certificateholder’s decision will be binding upon the holder of the Gurnee Mills Pari Passu Companion Loan.

Servicing.    The Gurnee Mills Intercreditor Agreement generally provides that the Gurnee Mills Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

Distributions.    Under the terms of the Gurnee Mills Intercreditor Agreement, any payment (whether principal or interest or prepayment under the Gurnee Mills Whole Loan, or proceeds relating to the Gurnee Mills Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Depositor, the Trustee, Wells Fargo Bank, N.A., in its capacity as paying agent (in that capacity, the ‘‘Paying Agent’’) and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the Gurnee Mills Loan and the Gurnee Mills Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

The Ellington Plaza Whole Loan

The Loans.    One (1) mortgage loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement) (the ‘‘Ellington Plaza Loan’’), representing approximately 1.1% of the Initial Pool Balance (0.0%, 7.6%), is part of a split loan structure comprised of three mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Ellington Plaza Mortgaged Property’’). The Ellington Plaza Loan is evidenced by promissory note A-1 and has an outstanding principal balance as of the Cut-off Date of $27,300,000. The mortgage loan evidenced by promissory note A-2 (with an outstanding principal balance of $13,500,000) is referred to in this prospectus supplement as the ‘‘Ellington Plaza Pari Passu Companion Loan’’. The mortgage loan evidenced by promissory note B (with an outstanding principal balance of $17,001,863 as of the Cut-off Date) is referred to in this prospectus supplement as the ‘‘Ellington Plaza Subordinate Companion Loan’’ (together with the Ellington Plaza Pari Passu Companion Loan, the ‘‘Ellington Plaza Companion Loans’’). The Ellington Plaza Companion Loans are not included in the trust. Only the Ellington Plaza Loan is included in the trust. The Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan are pari passu with each other and the Ellington Plaza Pari Passu Subordinate Companion Loan is subordinate in right of payment to the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan. The Ellington Plaza Loan and the Ellington Plaza Companion Loans are collectively referred to in this prospectus supplement as the ‘‘Ellington Plaza Whole Loan’’.

The holders of the Ellington Plaza Loan and the Ellington Plaza Companion Loans (the ‘‘Ellington Plaza Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each Ellington Plaza Noteholder (the ‘‘Ellington Plaza A/B Intercreditor Agreement’’). The holders of the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan have also entered into an intercreditor agreement (the ‘‘Ellington Plaza Pari Passu Intercreditor Agreement’’ and, together with the Ellington Plaza A/B Intercreditor Agreement, the ‘‘Ellington Plaza Intercreditor Agreements’’) that sets forth certain rights of the holders of the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan (the ‘‘Ellington Plaza Senior Noteholders’’). Pursuant to the terms of the Ellington Plaza Intercreditor Agreements, the Ellington Plaza Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. The Ellington Plaza Intercreditor Agreements provide that expenses, losses and shortfalls relating to the Ellington Plaza Whole Loan will be allocated first, to the holder of the Ellington Plaza Subordinate Companion Loan (the ‘‘Ellington Plaza Subordinate Noteholder’’), and thereafter to the Ellington Plaza Senior Noteholders, on a pro rata basis.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement, the holder of the Ellington Plaza Loan (the Directing Certificateholder will be the holder of the Ellington Plaza Loan for this purpose) will have the right to consult with and advise the Master Servicer and the Special Servicer with respect to the Ellington Plaza Whole Loan, but will be required to obtain the consent of the holder of the Ellington Plaza Subordinate Companion Loan or the Ellington Plaza Pari Passu Companion Loan, as the case may be (the ‘‘Ellington Plaza Controlling Holder’’), with respect to such advice, consent or action.

Servicing.    The Ellington Plaza Intercreditor Agreements generally provide that the Ellington Plaza Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

Distributions.    Under the terms of the Ellington Plaza A/B Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Ellington Plaza Whole Loan (or, if such a default has occurred, but the Ellington Plaza Subordinate Noteholder has cured such a default) after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Ellington Plaza Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

First, to the Ellington Plaza Senior Noteholders in an amount equal to the accrued and unpaid interest on the principal balance of the Ellington Plaza Loan and Ellington Plaza Pari Passu Companion Loan, at the related interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

Second, to the Ellington Plaza Senior Noteholders in an amount equal to the scheduled principal payments, if any, due with respect to the Ellington Plaza Loan and Ellington Plaza Pari Passu Companion Loan;

Third, to the Ellington Plaza Senior Noteholders, up to the amount of any unreimbursed costs and expenses paid by each Ellington Plaza Senior Noteholder, including any recovered costs not reimbursed to each Ellington Plaza Senior Noteholder pursuant to the Ellington Plaza A/B Intercreditor Agreement (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) with respect to the Ellington Plaza Whole Loan pursuant to the Ellington Plaza A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

Fourth, to the Ellington Plaza Subordinate Noteholder, up to an amount equal to the accrued and unpaid interest on the principal balance of the Ellington Plaza Subordinate Companion Loan, at the related interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

Fifth, to the Ellington Plaza Subordinate Noteholder, in an amount equal to the scheduled principal payments, if any, due with respect to the Ellington Plaza Subordinate Companion Loan;

Sixth, on a pro rata basis in accordance with their respective percentage interests, to pay to the Ellington Plaza Senior Noteholders and the Ellington Plaza Subordinate Noteholder an amount equal to the unscheduled principal payments, if any, made with respect to the Ellington Plaza Whole Loan;

Seventh, to pay any prepayment premium, to the extent due and payable by the borrower, to the Ellington Plaza Senior Noteholders and to the Ellington Plaza Subordinate Noteholder, pro rata, in the same proportion as are the respective amounts payable to each when the prepayment premium for each of the Ellington Plaza Loan, the Ellington Plaza Pari Passu Companion Loan and the Ellington Plaza Subordinate Companion Loan is separately computed on the basis of the prepaid amount of the principal balance of each of the Ellington Plaza Loan, the Ellington Plaza Pari Passu Companion Loan and the Ellington Plaza Subordinate Companion Loan at the respective interest rate and any comparable characteristics of the Ellington Plaza Loan, the Ellington Plaza Pari Passu Companion Loan and the Ellington Plaza Subordinate Companion Loan; and

Eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses, such amount shall be paid as follows: (A) first, to the Ellington Plaza Subordinate Noteholder up to the amount of any unreimbursed costs and expenses paid by the Ellington Plaza Subordinate Noteholder with respect to the Ellington Plaza Whole Loan pursuant to the Ellington Plaza A/B Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) then, any remaining amounts to the Ellington Plaza Senior Noteholders and the Ellington Plaza Subordinate Noteholder pro rata in accordance with their respective initial percentage interests.

Notwithstanding the foregoing clauses First through Eighth, in the event that the Ellington Plaza Subordinate Noteholder has previously made a cure payment in respect of any monetary event of default and the borrower subsequently makes the payment for which the monetary event of default exists, the payment will be remitted to the Ellington Plaza Subordinate Noteholder to reimburse it for such cure payment, so long as no amounts would be payable at the time to the Ellington Plaza Senior Noteholders pursuant to clauses First through Third, above, and payments are not required to be made pursuant to clauses First through Twelfth below.

Following the occurrence and during the continuance of a monetary event of default or non-monetary event of default that causes the Ellington Plaza Whole Loan to be a specially serviced mortgage loan (unless the Ellington Plaza Subordinate Noteholders have cured such a default), payments and proceeds received with respect to the Ellington Plaza Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

First, to pay to the Ellington Plaza Senior Noteholders an amount equal to the accrued and unpaid interest (other than default interest) on the principal balances for the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan at the related interest rate minus the servicing fee rate and, if applicable, the trustee fee rate;

Second, to pay to the Ellington Plaza Senior Noteholders an amount equal to the principal balances of the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan until such amount has been paid in full;

Third, to the Ellington Plaza Senior Noteholders up to the amount of any unreimbursed costs and expenses paid by the Ellington Plaza Senior Noteholders including any recovered costs not reimbursed to the Ellington Plaza Senior Noteholders pursuant to the Ellington Plaza A/B Intercreditor Agreement (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) with respect to the Ellington Plaza Whole Loan pursuant to the Ellington Plaza A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

Fourth, to pay to the Ellington Plaza Senior Noteholders late charges allocable to the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan if not required to be otherwise applied under the Pooling and Servicing Agreement;

Fifth, any default interest in excess of the interest paid in accordance with clause First, above, on the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan, at the related default interest rate to the Ellington Plaza Senior Noteholder if not required to be otherwise applied under the Pooling and Servicing Agreement;

Sixth, to pay to the Ellington Plaza Senior Noteholders all other amounts due in respect of the Ellington Plaza Loan and the prepayment premium payable on the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan computed on the prepaid amount of the principal balance of the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan, to the extent due and payable by the borrower;

Seventh, to pay to the Ellington Plaza Subordinate Noteholder an amount equal to the accrued and unpaid interest (other than default interest) on the principal balance for the Ellington Plaza Subordinate Companion Loan at the related interest rate minus the servicing fee rate and, if applicable, the trustee fee rate;

Eighth, to pay to the Ellington Plaza Subordinate Noteholder an amount equal to the principal balance for the Ellington Plaza Subordinate Companion Loan, until such principal amount has been paid in full;

Ninth, to pay to the Ellington Plaza Subordinate Noteholder late charges allocable to the Ellington Plaza Subordinate Companion Loan until such amounts have been paid in full if not required to be otherwise applied under the Pooling and Servicing Agreement;

Tenth, any default interest in excess of the interest paid in accordance with clause Seventh, above, on the Ellington Plaza Subordinate Companion Loan at the related default interest rate to the Ellington Plaza Subordinate Noteholder if not required to be otherwise applied under the Pooling and Servicing Agreement;

Eleventh, to pay to the Ellington Plaza Subordinate Noteholder, the prepayment premium payable on the Ellington Plaza Subordinate Companion Loan, computed on the prepaid amount of the principal balance of the Ellington Plaza Subordinate Companion Loan, to the extent due and payable by the borrower; and

Twelfth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses, such amount shall be paid as follows: (A) first, to the Ellington Plaza Subordinate Noteholder up to the amount of any unreimbursed costs and expenses paid by the Ellington Plaza Subordinate Noteholder (including any cure payments made by the Ellington Plaza Subordinate Noteholder pursuant to the Ellington Plaza A/B Intercreditor Agreement) paid by the Ellington Plaza Subordinate Noteholder with respect to the Ellington Plaza Whole Loan pursuant to Ellington Plaza A/B Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) then, any remaining amounts to the Ellington Plaza Senior Noteholders and Ellington Plaza Subordinate Noteholder, pro rata, in accordance with their respective initial percentage interests.

Approval and Consultation Rights.    The Special Servicer and the Ellington Plaza Senior Noteholders will be required to obtain the prior approval of the holder of the Ellington Plaza Subordinate Companion Loan prior to taking any of the following actions (which approval may be deemed given under the circumstances contemplated by the Ellington Plaza A/B Intercreditor Agreement); provided, that in the event that the Ellington Plaza Senior Noteholders or the Special Servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the certificateholders or the Ellington Plaza Senior Noteholders, the Ellington Plaza Senior Noteholders or the Special Servicer may take any such action without waiting for the response of the holder of the Ellington Plaza Subordinate Companion Loan. In addition, the Special Servicer will not be obligated to seek approval from the holder of the Ellington Plaza Subordinate Companion Loan for any actions to be taken by it if: (i) the Ellington Plaza Senior Noteholders or the Special Servicer notified the holder of the Ellington Plaza Subordinate Companion Loan in writing of various actions that the Ellington Plaza Senior Noteholders or the Special Servicer proposes to take with respect to the workout or liquidation of the Ellington Plaza Whole Loan; and (ii) for 60 days following the first such notice, the holder of the Ellington Plaza Subordinate Companion Loan has objected to all of those proposed actions and has failed to suggest any alternative actions that the Ellington Plaza Senior Noteholders or the Special Servicer considers to be consistent with the Servicing Standard:

•	any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the Ellington Plaza Mortgaged Property and the other collateral securing the Ellington Plaza Whole Loan if they come into and continue in default or other enforcement action under the mortgage loan documents;

•	any proposed modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the Ellington Plaza Whole Loan;

•	any proposed successor property manager with respect to, or any material alteration of, any Ellington Plaza Mortgaged Property;

•	any waiver of the requirements under the Ellington Plaza Whole Loan with respect to property insurers or the manner in which payments or other collections on the Ellington Plaza Whole Loan are held and/or invested;

•	any proposed sale of the Ellington Plaza Mortgaged Property or transfer of an interest in the borrower or the Ellington Plaza Mortgaged Property;

•	any acceptance of a discounted payoff of the Ellington Plaza Whole Loan;

•	any determination to bring any Ellington Plaza Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Ellington Plaza Mortgaged Property;

•	any release of collateral for the Ellington Plaza Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Ellington Plaza Whole Loan) or any release of the borrower or any guarantor;

•	any acceptance of substitute or additional collateral for the Ellington Plaza Whole Loan (other than in accordance with the terms of the Ellington Plaza Whole Loan);

•	any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

•	any acceptance of an assumption agreement releasing the borrower from liability under the Ellington Plaza Whole Loan;

•	the appointment or removal of any sub-servicer for the Ellington Plaza Whole Loan (other than in connection with the Trustee becoming the successor servicer or special servicer pursuant to the terms of the Pooling and Servicing Agreement);

•	any renewal or replacement of the then existing insurance policies with respect to the Ellington Plaza Whole Loan to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the mortgage loan documents, in each case if lenders’ approval is required under the mortgage loan documents;

•	the approval of a material capital expenditure, if mortgagee’s approval is required under the mortgage loan documents;

•	the approval of additional indebtedness secured by the Ellington Plaza Mortgaged Property, if mortgagee’s approval is required under the mortgage loan documents; and

•	any adoption or approval of a plan in bankruptcy of the borrower;

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the Ellington Plaza Senior Noteholders by the Ellington Plaza Subordinate Noteholder, in no event will the Special Servicer or the Ellington Plaza Senior Noteholders be required to take any action or refrain from taking any action which would violate any provision of the Ellington Plaza A/B Intercreditor Agreement or the Pooling and Servicing Agreement, including the Special Servicer’s obligations to act in accordance with the Servicing Standard and the provisions relating to the REMIC provisions of the Code, act in a manner that is not in the best interests of the Ellington Plaza Noteholders, violate any other provisions of the Pooling and Servicing Agreement, expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement, cause adverse tax consequences for the Ellington Plaza Senior Noteholders or cause the arrangement evidenced by the Ellington Plaza A/B Intercreditor Agreement not to be treated as a ‘‘grantor trust’’ for federal income tax purposes.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Ellington Plaza Whole Loan, resulting in a monetary event of default under the related mortgage loan documents or the borrower defaults in a manner that may be cured by the payment of money and does not cure such default in the applicable grace period, the Ellington Plaza Subordinate Noteholder will have the right to cure such default subject to certain limitations set forth in the Ellington Plaza A/B Intercreditor Agreement. Notwithstanding the foregoing, pursuant to the terms of the Ellington Plaza A/B Intercreditor Agreement, the Ellington Plaza Subordinate Noteholder will not be permitted to effect more than 6 cure events over the loan term or more than three consecutive cure events.

Purchase Option.    Pursuant to Ellington Plaza A/B Intercreditor Agreement, in the event that (a) an event of default has occurred or is continuing under the Ellington Plaza Whole Loan and the Ellington Plaza Whole Loan becomes a specially serviced mortgage loan, but prior to foreclosure of the Ellington Plaza Whole Loan or acceptance of a deed in lieu of a foreclosure or acceptance of a discounted payoff or sale of the Ellington Plaza Whole Loan or (b) upon termination of the trust fund, then, upon notice from the Ellington Plaza Senior Noteholders of such an occurrence, the Ellington Plaza Subordinate Noteholder will have the right (the ‘‘Ellington Plaza Subordinate Noteholder Purchase Option’’) to purchase the Ellington Plaza Loan from the trust fund at a price generally equal to the unpaid principal balance of the Ellington Plaza Loan, plus accrued and unpaid interest on such balance, any other amounts owed by the borrower under the mortgage loan documents and/or due under the Ellington Plaza Whole Loan that are not allocable to the Ellington Plaza Subordinate Companion Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all advances and all accrued expenses allocable to the Ellington Plaza Loan. In order to exercise the Ellington Plaza Subordinate Noteholder Purchase Option, the Ellington Plaza Subordinate Noteholder will also be required to purchase the Ellington Plaza Pari Passu Companion Loan for a similar price. The Ellington Plaza Subordinate Noteholder Purchase Option shall automatically terminate (a) upon delivery to the Ellington Plaza Subordinate Noteholder of a notification by the Ellington Plaza Senior Noteholders or any Servicer on their behalf of the Ellington Plaza Senior Noteholders’ intention to sell the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan or the related mortgaged property, (b) upon the acceptance of a discounted payoff on the Ellington Plaza Whole Loan or (c) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged property. In addition, pursuant to the Ellington Plaza Pari Passu Intercreditor Agreement, if the Ellington Plaza Loan becomes a specially designated defaulted pooled mortgage loan, the holder of Ellington Plaza Pari Passu Companion Loan shall have the right (the ‘‘Ellington Plaza Pari Passu Noteholder Purchase Option’’), by written notice given within 45 days of the termination of any cure pursuant to the Ellington Plaza A/B Intercreditor Agreement, to purchase the Ellington Plaza Loan at the fair value, as determined by the Special Servicer. The Ellington Pari Passu Noteholder Purchase Option will automatically terminate upon the earlier of (a) the date on which the Ellington Plaza Loan is worked out or ceases to be a specially designated defaulted pooled mortgage loan, (b) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the Ellington Plaza Mortgaged Property, (c) the date on which the Ellington Plaza Loan is liquidated or otherwise removed from the trust fund, or (d) the date on which the Ellington Plaza Loan becomes REO property. The Ellington Plaza Subordinate Noteholder Purchase Option will not be extinguished by the exercise of the Ellington Pari Passu Noteholder Purchase Option.

Termination of Special Servicer.    For so long as the Ellington Plaza Loan is held in a securitization and no control appraisal event exists, the Ellington Plaza Subordinate Noteholder,

at its expense, will be entitled to remove the Special Servicer with respect to the special servicing of the Ellington Plaza Whole Loan, at any time for any reason, and to appoint a replacement Special Servicer, subject to satisfaction of conditions contained in the Ellington Plaza A/B Intercreditor Agreement. The Ellington Plaza Subordinate Noteholder will provide prompt notice to the holders of the Ellington Plaza Whole Loan that it intends to remove the Special Servicer for the Ellington Plaza Whole Loan.

The Sawgrass Mills Mall Whole Loan

The Loans. One (1) mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement) (the ‘‘Sawgrass Mills Mall Loan’’), representing approximately 5.5% of the Initial Pool Balance (6.4%, 0.0%), is part of a split loan structure comprised of eight mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Sawgrass Mills Mall Mortgaged Property’’). The Sawgrass Mills Mall Loan is evidenced by promissory note A-2 and has an outstanding principal balance of $139,411,765 as of the Cut-off Date. The mortgage loan evidenced by promissory note A-1 (with an outstanding principal balance of $150,000,000) is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12. The mortgage loans evidenced by promissory notes A-3, A-4 and A-5 (with outstanding principal balances of $132,647,059, $132,647,059 and $265,294,117, respectively) are expected to be deposited into one or more future securitizations. The Sawgrass Mills Mall A-1, A-3, A-4 and A-5 Pari Passu Companion Loans are collectively referred to in this prospectus supplement as the ‘‘Sawgrass Mills Mall Pari Passu Companion Loans.’’    The mortgage Loans evidenced by promissory notes B-1, B-2 and B-3 (with an aggregate outstanding principal balance of $30,000,000) are collectively referred to in this prospectus supplement as the ‘‘Sawgrass Mills Mall Subordinate Companion Loans’’ and, together with the Sawgrass Mills Mall Pari Passu Companion Loans, are collectively referred to in this prospectus supplement as the ‘‘Sawgrass Mills Mall Companion Loans.’’ The Sawgrass Mills Mall Companion Loans are not included in the trust. Only the Sawgrass Mills Mall Loan is included in the trust. The Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans are pari passu in right of payment with each other, and the Sawgrass Mills Mall Subordinate Companion Loans are subordinate in right of payment to the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans but are pari passu in right of payment with each other. The Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans are collectively referred to in this prospectus supplement as the ‘‘Sawgrass Mills Mall Whole Loan.’’

The Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans are subject to an intercreditor agreement that sets forth the respective rights of the Sawgrass Mills Mall Senior Noteholders and the Sawgrass Mills Mall Subordinate Noteholders (the ‘‘Sawgrass Mills Mall Intercreditor Agreement’’) . Pursuant to the terms of the Sawgrass Mills Mall Intercreditor Agreement, the Sawgrass Mills Mall Whole Loan will be serviced and administered pursuant to the 2007-LDP12 Pooling and Servicing Agreement. The Sawgrass Mills Mall Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Sawgrass Mills Mall Whole Loan will be allocated first, to the holders of the Sawgrass Mills Mall Subordinate Companion Loans, on a pro rata basis, and thereafter, to the Sawgrass Mills Mall Senior Noteholders, on a pro rata basis. The holders of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans are referred to in this prospectus supplement as the ‘‘Sawgrass Mills Mall Senior Noteholders’’, and the holders of the Sawgrass Mills Mall Subordinate Companion Loans are referred to in this prospectus supplement as the ‘‘Sawgrass Mills Mall Subordinate Noteholders’’.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement, prior to a Sawgrass Mills Mall Control Appraisal Event, a majority of the holders of the Sawgrass Mills Mall Subordinate Companion Loans by principal balance will have the right to consult with and advise J.E. Roberts Company, Inc. (the ‘‘Sawgrass Mills Mall

Special Servicer’’); following the occurrence and during the continuance of a Sawgrass Mills Mall Control Appraisal Event, the 2007-LDP12 Directing Certificateholder will have such rights. The majority of the holders of the Sawgrass Mills Mall Subordinate Companion Loans or the 2007-LDP12 Directing Certificateholder, as the case may be, is referred to in this prospectus supplement as the ‘‘Sawgrass Mills Mall Controlling Holder.’’ A ‘‘Sawgrass Mills Mall Control Appraisal Event’’ will exist if, and for so long as, the initial principal balance of the Sawgrass Mills Mall Subordinate Companion Loans (minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Sawgrass Mills Mall Subordinate Companion Loans after the cut-off date, (ii) any Appraisal Reduction allocated to the Sawgrass Mills Mall Subordinate Companion Loans and (iii) realized losses allocated to the Sawgrass Mills Mall Subordinate Companion Loans) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Sawgrass Mills Mall Subordinate Companion Loans after the cut-off date).

For purposes of the information presented in this prospectus supplement with respect to the Sawgrass Mills Mall Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans but not the indebtedness evidenced by the Sawgrass Mills Mall Subordinate Companion Loans.

Servicing.    The Sawgrass Mills Mall Intercreditor Agreement generally provides that the Sawgrass Mills Mall Whole Loan will be serviced by Wells Fargo Bank, N.A. (the ‘‘Sawgrass Mills Mall Master Servicer’’) and the Sawgrass Mills Mall Special Servicer according to the servicing standards under the 2007-LDP12 Pooling and Servicing Agreement. Midland Loan Services, Inc. will act as the primary servicer for the Sawgrass Mills Mall Whole Loan.

Distributions.    Under the terms of the Sawgrass Mills Mall Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Sawgrass Mills Mall Whole Loan (or, if such a default has occurred, but the Sawgrass Mills Mall Subordinate Noteholders have cured such a default) after payment of amounts payable or reimbursable under the 2007-LDP12 Pooling and Servicing Agreement, payments and proceeds received with respect to the Sawgrass Mills Mall Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

First, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

Second, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive its pro rata share of all scheduled and unscheduled principal payments received on the Sawgrass Mills Mall Whole Loan (based on the outstanding principal balance of each of the Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loans);

Third, any Yield Maintenance Charges will be paid to each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata, in the amount actually received in respect of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, respectively;

Fourth, each holder of the Sawgrass Mills Mall Subordinate Companion Loans will receive accrued and unpaid interest on the outstanding principal balance at the applicable interest rate, pro rata;

Fifth, each holder of the Sawgrass Mills Mall Subordinate Companion Loans will receive its pro rata share of all scheduled and unscheduled principal payments received on the Sawgrass Mills Mall Whole Loan (based on the outstanding principal balance of each of the Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loans);

Sixth, any Yield Maintenance Charges will be paid to each holder of the Sawgrass Mills Mall Subordinate Companion Loans, pro rata, in the amount actually received in respect of the Sawgrass Mills Mall Subordinate Companion Loans;

Seventh, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) will be paid to each of the holders of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Companion Loans, on a pro rata basis in accordance with the respective principal balance of each loan, to the extent not applied to interest on advances or payable to the Sawgrass Mills Mall Master Servicer or the Sawgrass Mills Mall Special Servicer under the 2007-LDP12 Pooling and Servicing Agreement or the servicers of the Sawgrass Mills Mall Pari Passu Companion Loans; and

Eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the holders of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Companion Loans on a pro rata basis, in accordance with the respective initial principal balance of each loan.

Notwithstanding the foregoing clauses first through eighth, in the event that one or more Sawgrass Mills Mall Subordinate Noteholders has previously made a cure payment pursuant to the Sawgrass Mills Mall Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to each applicable Sawgrass Mills Mall Subordinate Noteholder, pro rata, based on the amount of such outstanding cure payments, to reimburse it for such cure payment, so long as no amounts would be payable at such time to the Sawgrass Mills Mall Senior Noteholders under the foregoing clauses first through seventh and payments are not required to be applied in accordance with the Sawgrass Mills Mall Intercreditor Agreement.

Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Sawgrass Mills Mall Whole Loan (unless the Sawgrass Mills Mall Subordinate Noteholders have cured such a default), after payment of all amounts then payable or reimbursable under the 2007-LDP12 Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the Sawgrass Mills Mall Whole Loan (other than Yield Maintenance Charges, the entitlement to which will be determined in accordance with clause fourth below and other than the amounts received from the related guarantor under the payment guaranty relating to the Sawgrass Mills Mall Whole Loan) will generally be applied in the following manner, in each case to the extent of available funds:

First, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

Second, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive, pro rata, based on the principal balance of each such loan, an amount up to its principal balance, until the principal balance has been paid in full;

Third, if the proceeds of any foreclosure sale or any liquidation of the Sawgrass Mills Mall Whole Loan or the Sawgrass Mills Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through second and, as a result of a workout, the principal balances of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans have been reduced, such excess amount will first be paid to the holder of the Sawgrass Mills Mall Loan and each holder of the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata, in an amount up to the reduction, if any, of their respective principal balances as a result of such workout;

Fourth, any Yield Maintenance Charge that is allocable to the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, to the extent actually paid by the borrower, will be paid first to the holder of the Sawgrass Mills Mall Loan and each holder of the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata;

Fifth, any default interest in excess of the interest paid in accordance with clauses first above and sixth below, will be paid to each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata, based on the total amount of default interest then owing to each such party, to the extent not applied to interest on advances or payable to the Sawgrass Mills Mall Master Servicer or the Sawgrass Mills Mall Special Servicer under the 2007-LDP12 Pooling and Servicing Agreement or the servicers of the Sawgrass Mills Mall Pari Passu Companion Loans;

Sixth, the holders of the Sawgrass Mills Mall Subordinate Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

Seventh, the holders of the Sawgrass Mills Mall Subordinate Companion Loans will receive, pro rata, based on the principal balance of each such loan, an amount up to its principal balance that remains outstanding;

Eighth, any Yield Maintenance Charge that is allocable to the Sawgrass Mills Mall Subordinate Companion Loans, to the extent actually paid by the borrower, will be paid to each holder of the Sawgrass Mills Mall Subordinate Companion Loans, pro rata;

Ninth, any default interest in excess of the interest paid in accordance with clauses first, fifth and sixth above, will be paid to each holder of the Sawgrass Mills Mall Subordinate Companion Loans, pro rata, based on the total amount of default interest then owing to each such party, to the extent not applied to interest on advances or payable to the Sawgrass Mills Mall Master Servicer or the Sawgrass Mills Mall Special Servicer under the 2007-LDP12 Pooling and Servicing Agreement or the servicers of the Sawgrass Mills Mall Pari Passu Companion Loans; and

Tenth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through ninth or the proceeds of any foreclosure sale or any liquidation of the Sawgrass Mills Mall Whole Loan or the Sawgrass Mills Mall Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through ninth, such amounts will generally be paid to the holders of the Sawgrass Mills Mall Loan and Sawgrass Mills Mall Companion Loans, on a pro rata basis, in accordance with the initial principal balance of each loan.

Notwithstanding the foregoing clauses first through tenth, in the event that one or more Sawgrass Mills Mall Subordinate Noteholders has previously made a cure payment pursuant to the Sawgrass Mills Mall Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to each applicable Sawgrass Mills Mall Subordinate Noteholder, pro rata, based on the amount of such outstanding cure payments, to reimburse it for such cure payment, so long as no amounts would be payable at such time to the Sawgrass Mills Mall Senior Noteholders under the foregoing clauses first through ninth and payments are not required to be applied in accordance with the Sawgrass Mills Mall Intercreditor Agreement.

Consent Rights of Certain Sawgrass Mills Mall Subordinate Noteholders.    So long as no Sawgrass Mills Mall Control Appraisal Event has occurred, a majority of the holders of the Sawgrass Mills Mall Subordinate Companion Loans, by certificate principal balance, will have the rights and powers of JER Investors Trust Inc. (the ‘‘2007-LDP12 Directing Certificateholder’’) set forth under ‘‘The Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement. If the Sawgrass Mills Mall Control Appraisal has occurred, the 2007-LDP12 Directing Certificateholder will have those rights and powers.

Termination of Sawgrass Mills Mall Special Servicer.    With respect to the Sawgrass Mills Mall Whole Loan, the 2007-LDP12 Directing Certificateholder will be entitled to terminate the Sawgrass Mills Mall Special Servicer with respect to the special servicing of the Sawgrass Mills Mall Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the 2007-LDP12 Pooling and Servicing Agreement and the Sawgrass Mills Mall Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the applicable rating agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then-current ratings of the Certificates or any certificates backed by the Sawgrass Mills Mall Pari Passu Companion Loans.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Sawgrass Mills Mall Whole Loan, resulting in a monetary event of default under the related mortgage loan documents, the Sawgrass Mills Mall Subordinate Noteholders will have the right to cure such event of default subject to certain limitations set forth in the Sawgrass Mills Mall Intercreditor Agreement.

Purchase Option.    In the event that the Sawgrass Mills Mall Loan is delinquent at least 60 days in respect of its scheduled monthly debt service payments, or more than 30 days delinquent in respect of its balloon payment, the Sawgrass Mills Mall Subordinate Noteholders will have an option (the ‘‘Sawgrass Mills Mall Purchase Option’’) to purchase the Sawgrass Mills Mall Loan from the trust fund at a price generally equal to the (A) the sum of unpaid principal balance of the Sawgrass Mills Mall Loan, (B) all accrued and unpaid interest on such balance, (C) all related unreimbursed servicing advances (and all related servicing advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower), together with accrued and unpaid interest on all advances and all accrued special servicing fees allocable to the Sawgrass Mills Mall Loan (whether paid or unpaid) and (D) any other additional trust fund costs and expenses relating to the Sawgrass Mills Mall Whole Loan plus the applicable liquidation fees. In order to exercise the Sawgrass Mills Mall Purchase Option, the Sawgrass Mills Mall Subordinate Noteholders will also be required to purchase the Sawgrass Mills Mall Pari Passu Companion Loans for a similar price.

The USFS Industrial Distribution Portfolio Whole Loan

The Loans.    One (1) mortgage loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement) (the ‘‘USFS Industrial Distribution Portfolio Loan’’), representing approximately 2.7% of the Initial Pool Balance (3.1%, 0.0%), is part of a split loan structure comprised of six mortgage loans, each of which is secured by the same mortgage instrument on the same underlying mortgaged properties (the ‘‘USFS Industrial Distribution Portfolio Mortgaged Property’’). The USFS Industrial Distribution Portfolio Loan is evidenced by promissory note A-4 and has an outstanding principal balance of $67,709,413 as of the Cut-off Date. The mortgage loan evidenced by promissory note A-1 (with an outstanding principal balance of $89,754,335) is included in the COMM 2007-C9 Mortgage Trust established in connection with the issuance of the COMM 2007-C9 Commercial Mortgage Pass-Through Certificates. The mortgage loans evidenced by promissory notes A-2, A-3, A-5 and A-6 (with outstanding principal balances of $89,754,338, $67,709,413, $89,754,338 and $67,709,413, respectively) are expected to be deposited into one or more future securitizations. The USFS Industrial Distribution Portfolio A-1, A-2, A-3, A-5 and A-6 Pari Passu Companion Loans are collectively referred to in this prospectus supplement as the ‘‘USFS Industrial Distribution Portfolio Pari Passu Companion Loans.’’    Only the USFS Industrial Distribution Portfolio Loan is included in the trust. The USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Companion Loans are pari passu in right of payment with each other, and are collectively referred to in this prospectus supplement as the ‘‘USFS Industrial Distribution Portfolio Whole Loan.’’

Servicing.    The USFS Industrial Distribution Portfolio Whole Loan is being serviced and administered pursuant to the terms of the pooling and servicing agreement (the ‘‘COMM 2007-C9 Pooling and Servicing Agreement’’) entered into in connection with the issuance of the COMM 2007-C9 Commercial Mortgage Pass-Through Certificates (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the USFS Industrial Distribution Portfolio Whole Loan will be effected in accordance with the COMM 2007-C9 Pooling and Servicing Agreement). KeyCorp Real Estate Capital Markets, Inc. (the ‘‘USFS Industrial Distribution Portfolio Master Servicer’’) or Wells Fargo Bank, N.A. (the ‘‘USFS Industrial Distribution Portfolio Trustee’’), as applicable, will be obligated to make (i) any required P&I advances on the USFS Industrial Distribution Portfolio Loan unless the USFS Industrial Distribution Portfolio Master Servicer, LNR

Partners, Inc. (the ‘‘USFS Industrial Distribution Portfolio Special Servicer’’) or the USFS Industrial Distribution Portfolio Trustee, as applicable, determines that such an advance would not be recoverable from collections on the USFS Industrial Distribution Portfolio Loan and (ii) property advances with respect to the USFS Industrial Distribution Portfolio Whole Loan unless the USFS Industrial Distribution Portfolio Master Servicer, the USFS Industrial Distribution Portfolio Special Servicer or the USFS Industrial Distribution Portfolio Trustee, as applicable, determines that such an advance would not be recoverable from collections on the USFS Industrial Distribution Portfolio Whole Loan.

Distributions.    The holders of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the USFS Industrial Distribution Portfolio Whole Loan and provides, in general, that:

•	the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans will be applied to the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to payment and reimbursement rights of the USFS Industrial Distribution Portfolio Master Servicer, the USFS Industrial Distribution Portfolio Special Servicer, the certificate administrator and the USFS Industrial Distribution Portfolio Trustee) in accordance with the terms of the COMM 2007-C9 Pooling and Servicing Agreement.

Consultation and Consent.    Any decision to be made with respect to the USFS Industrial Distribution Portfolio Whole Loan that requires the approval of the USFS Industrial Distribution Portfolio Directing Certificateholder or otherwise requires approval under the related co-lender agreement (including the termination of the USFS Industrial Distribution Portfolio Special Servicer and the appointment of a successor special servicer) will require the approval of the USFS Industrial Distribution Portfolio Directing Certificateholder. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the USFS Industrial Distribution Portfolio Directing Certificateholder under the COMM 2007-C9 Pooling and Servicing Agreement or under the related co-lender agreement, the USFS Industrial Distribution Portfolio Master Servicer or the USFS Industrial Distribution Portfolio Special Servicer, as applicable, is required to provide the holders of the USFS Industrial Distribution Portfolio Pari Passu Loans prompt notice that such a determination is to be made. The holders of the USFS Industrial Distribution Portfolio Pari Passu Loans or their representatives have the non-binding right to consult with the USFS Industrial Distribution Portfolio Master Servicer or the USFS Industrial Distribution Portfolio Special Servicer, as applicable, with respect to any such action. Pursuant to the related co-lender agreement, each holder of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans may consult separately with the USFS Industrial Distribution Portfolio Master Servicer or the USFS Industrial Distribution Portfolio Special Servicer, as applicable, about a particular course of action. Approval from the USFS Industrial Distribution Portfolio Directing Certificateholder is required with respect to the following actions; provided that if the USFS Industrial Distribution Portfolio Directing Certificateholder does not approve or disapprove any of the following actions within ten business days, consent shall be deemed to have been approved by the USFS Industrial Distribution Portfolio Directing Certificateholder:

•	any modification or amendment of, or waiver with respect to, the USFS Industrial Distribution Portfolio Whole Loan or the mortgage loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the USFS Industrial Distribution Portfolio Whole Loan, modification or waiver of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the USFS Industrial Distribution Portfolio Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring the related mortgaged property or any transfer of direct or indirect equity interests in the borrower;

•	any modification or amendment of, or waiver with respect to the related mortgage loan documents that would result in a discounted payoff;

•	any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related mortgaged property securing such specially serviced mortgage loan or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure or any other exercise of remedy following an event of default under the related mortgage loan document;

•	any proposed or actual sale of the related mortgaged property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the trust or the purchase by a Mortgage Loan Seller of a mortgage loan in connection with a breach of a representation or a warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability, including, without limitation, by acceptance of an assumption of the mortgage loan by a successor borrower or replacement guarantor;

•	any determination not to enforce a ‘‘due on sale’’ or ‘‘due on encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful action by the related borrower);

•	any action to bring the related mortgage property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO property;

•	any substitution or release of collateral;

•	any transfer of all or any portion of the mortgaged property or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except as permitted by the mortgage loan documents;

•	any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement or the incurring of mezzanine financing by any beneficial owner of the related borrower including the terms of any document evidencing or securing such mezzanine debt and any intercreditor or subordination agreement;

•	any approval of a replacement special servicer for the mortgage loan (other than in connection with the USFS Industrial Distribution Portfolio Trustee’s becoming the successor special servicer upon the occurrence of an event of default under the COMM 2007-C9 Pooling and Servicing Agreement with respect to the USFS Industrial Distribution Portfolio Special Servicer);

•	any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

•	any execution, renewal or material modification of any master lease to the extent lender approval is required under the related mortgage loan documents;

•	any approval of the termination or replacement of the property manager of an individual property (as defined in the related mortgage loan documents) or the execution, termination, renewal or material modification of any management agreement, to the extent lender approval is required under the mortgage loan documents;

•	any waiver of amounts required to be deposited into escrow reserve accounts, or any amendment to any of the mortgage loan documents that would modify the amount required to be deposited into reserve accounts (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

•	any settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the mortgage loan if such settlement would result in a shortfall of amounts due and payable;

•	any approval or adoption of any annual budget for, or material alteration at, the mortgaged property (if lender approval is required by the mortgage loan documents);

•	any release to the related borrower of any escrow or holdback to which the related borrower is not entitled under the mortgage loan documents and under applicable law or any approval of significant repair or renovation projects (other than in connection with casualty or condemnation) that are intended to be funded through the disbursement of any funds from any reserve accounts; and

•	any waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the USFS Industrial Distribution Portfolio Special Servicer or the USFS Industrial Distribution Portfolio Master Servicer by the USFS Industrial Distribution Portfolio Directing Certificateholder or its designee, in no event will the USFS Industrial Distribution Portfolio Special Servicer or the USFS Industrial Distribution Portfolio Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2007-C9 Pooling and Servicing Agreement or the related mortgage loan documents.

Sale of Defaulted Mortgage Loan.    Under the COMM 2007-C9 Pooling and Servicing Agreement, if the USFS Industrial Distribution Portfolio Loan is subject to a fair value purchase option, the USFS Industrial Distribution Portfolio Special Servicer will be required to determine the purchase price for the USFS Industrial Distribution Portfolio Pari Passu Loans. Each option holder will have an option to purchase the USFS Industrial Distribution Portfolio Loan and the holders of the USFS Industrial Distribution Portfolio Pari Passu Loans (or their designees) will have an option to purchase the USFS Industrial Distribution Portfolio Pari Passu Loans, at the purchase price determined by the USFS Industrial Distribution Portfolio Special Servicer under the COMM 2007-C9 Pooling and Servicing Agreement.

Termination of Special Servicer.    The USFS Industrial Distribution Portfolio Directing Certificateholder (or its designee) will be entitled to terminate the USFS Industrial Distribution Portfolio Special Servicer with respect to the special servicing of the USFS Industrial Distribution Portfolio Whole Loan at any time, with or without cause, and to appoint a replacement USFS Industrial Distribution Portfolio Special Servicer, subject to satisfaction of conditions contained in the COMM 2007-C9 Pooling and Servicing Agreement and the co-lender agreement and will provide prompt notice to the holders of the USFS Industrial Distribution Portfolio Pari Passu Loans that it intends to remove the USFS Industrial Distribution Portfolio Special Servicer for the mortgage loan. Any successor special servicer will be required to have the rating specified in the related co-lender agreement and such appointment will be subject to receipt of a ‘‘no downgrade’’ letter from the rating agencies.

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)	Cut-off LTV Ratio	Property Type
Centro – New Plan Pool I	1	$300,000,000	11.8%	$95	1.17x	75.7%	Retail
Gurnee Mills	1	246,000,000	9.7	$206	1.21x	79.0%	Retail
North Hills Mall	1	141,150,000	5.6	$241	1.20x	75.1%	Retail
Sawgrass Mills Mall	1	139,411,765	5.5	$412	1.20x	80.0%	Retail
Colony Portfolio VII	1	107,323,000	4.2	$65	1.55x	60.1%	Various
USFS Industrial Distribution Portfolio	1	67,709,413	2.7	$52	1.60x	75.0%	Various
Clark Tower	1	60,750,000	2.4	$92	1.23x	75.5%	Office
Lakeshore Apartments(2)	2	52,200,000	2.1	$70,541	1.10x	76.8%	Multifamily
STF Portfolio	1	49,000,000	1.9	$41	1.15x	77.8%	Industrial
Baldwin Park Retail(2)	1	41,500,000	1.6	$227	1.15x	72.8%	Retail
Portola Plaza Hotel	1	40,000,000	1.6	$105,541	3.37x	38.3%	Hotel
Zeman Crossed Portfolio	2	39,005,000	1.5	$28,765	1.13x	68.6%	Manufactured Housing
International Aluminum Portfolio	1	39,000,000	1.5	$52	1.35x	71.7%	Industrial
Pillsbury Winthrop	1	39,000,000	1.5	$476	1.32x	73.1%	Office
Everbank Building	1	38,800,000	1.5	$187	1.10x	75.9%	Mixed Use
Total/Weighted Average:		$1,400,849,178	55.1%		1.30x	74.0%
(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.
(2)	The loan-to-value ratios for the Lakeshore Apartments mortgage loan and Baldwin Park Retail mortgage loan were calculated using ‘‘as-stabilized’’ values. The ‘‘as-is’’ appraised values for the related mortgage loans are $63,000,000 and $55,000,000, respectively, and the applicable loan-to-value ratios are 82.9% and 75.5%, respectively.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1st	143	$2,543,219,457	100.0%	100.0%	100.0%
Total:	143	$2,543,219,457	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0	10	$248,473,000	9.8%	11.4%	0.0%
5	9	655,386,765	25.8	26.4	22.0
7	106	1,407,686,779	55.4	54.4	61.3
8	4	20,268,500	0.8	0.9	0.0
10	14	211,404,413	8.3	6.9	16.7
Total:	143	$2,543,219,457	100.0%	100.0%	100.0%

As used in this prospectus supplement, ‘‘grace period’’ is the number of days following the due date before a payment default under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Accrual	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	142	$2,515,919,457	98.9%	100.0%	92.4%
30/360	1	27,300,000	1.1	0.0	7.6
Total:	143	$2,543,219,457	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amort Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest-only	73	$1,334,047,000	52.5%	47.2%	84.4%
Interest-only	31	851,545,678	33.5	37.5	9.0
Balloon	37	346,284,209	13.6	14.8	6.6
Subtotal	141	$2,531,876,887	99.6	99.5	100.0
Fully Amortizing Loans	2	11,342,570	0.4	0.5	0.0
Total:	143	$2,543,219,457	100.0%	100.0%	100.0%

Prepayment Provisions.    Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	124	$2,231,129,800	87.7%	90.2%	72.9%
Yield Maintenance	15	161,780,244	6.4	4.2	19.6
Yield Maintenance/Defeasance	1	67,709,413	2.7	3.1	0.0
Defeasance/Yield Maintenance	1	49,000,000	1.9	2.2	0.0
Yield Maintenance/Fixed Penalty	1	27,300,000	1.1	0.0	7.6
Defeasance, Defeasance/Yield Maintenance	1	6,300,000	0.2	0.3	0.0
Total	143	$2,543,219,457	100.0%	100.0%	100.0%
(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date or the first date on which the borrower can prepay without a yield maintenance charge) determined by discounting such payments at the ‘‘Discount Rate, ‘‘ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of a series of ‘‘Monthly Amounts’’ assumed to be paid at the end of each month remaining from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date or the first date on which the borrower can prepay without a yield maintenance charge), discounted at the ‘‘Discount Rate.’’ ‘‘Monthly Amount’’ will generally mean the note rate of such mortgage loan less the Discount Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or the remaining weighted average life, of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date set forth in the following table:

Prepayment Open Periods(1)

Open Period (payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
2	6	$32,393,183	1.3%	1.3%	1.2%
3	1	11,700,000	0.5	0.5	0.0
4	122	1,913,417,526	75.2	75.0	76.7
7	11	328,366,178	12.9	11.4	22.1
10	1	246,000,000	9.7	11.3	0.0
13	1	7,550,000	0.3	0.3	0.0
25	1	3,792,570	0.1	0.2	0.0
Total:	143	$2,543,219,457	100.0%	100.0%	100.0%
(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases.    The terms of 127 of the mortgage loans, representing approximately 92.6% of the Initial Pool Balance (95.8%, 72.9%), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment, and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one parcel comprising the related Mortgaged Property that permit release of one or more of such parcels without releasing all such parcels by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel, a specified percentage (generally between 110% and 130%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels comprising the related Mortgaged Property after the partial Defeasance.

Additionally, certain mortgage loans permit the release of the Mortgaged Properties securing such mortgage loans from cross-collateralization arrangements with the Mortgaged Properties securing other mortgage loans in certain circumstances under the terms of the related mortgage loan documents.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

With respect to the Centro – New Plan Pool I mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 11.8% of the Initial Pool Balance (13.7%, 0%), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of up to 3 individual properties during each calendar year by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraised values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the value of all of the properties originally mortgaged in connection with the mortgage loan based on the appraisals delivered to the lender in connection with the closing of the mortgage loan and the appraisal for any substitute property delivered in connection with any substitution, (ii) the fair market value of the substitute property is not less than one hundred percent (100%) of the greater of (x) the fair market value of the substituted property as of the origination date and (y) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) the net operating income from the substitute property is greater than one hundred percent (100%) of the net operating income of the substituted property, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

With respect to the Colony Portfolio VII mortgage loan (identified as Loan Nos. 5-13 on Annex A-1 to this prospectus supplement), representing approximately 4.2% of the Initial Pool Balance (4.9%, 0.0%), the related borrower may obtain the release of each individual property or may obtain the return of any letter of credit previously substituted for a property by substituting a property of similar quality (which does not have to be of the same type or use) acquired by the borrower or an affiliate of the borrower or a letter of credit with a face amount of 105% of the allocated loan amount of the substituted property, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, plus the face amount of outstanding letters of credit, exceed 50% of the original appraised value of the properties in connection with the closing of the mortgage loan, (ii) the appraised value of the substitute property is equal to or greater than the appraised value of the substituted property as of the date immediately prior to the substitution, (iii) in the event of a substitution for like property, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iv) in the event of a substitution for a letter of credit, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution (without attributing any value to the letter of credit) shall be equal to or greater than the greater of (x) 1.54x, and (y) the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (v) the net operating income for the substitute property is greater than the net operating income for the substituted property, (vi) in the event that the original appraised value of the substituted property, together with the original appraised value of all previous substituted properties, equals or exceeds 35% of the appraised value of all mortgaged properties at the time of the closing of the loan, the receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (vii) the loan-to-value ratio as of the date of substitution (excluding the appraised value of the substituted property and without attributing any value to the letter of credit) does not exceed 100%, (viii) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents, and (ix) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property. In the event that the substituted property has an allocated loan amount of between $10,000,000 and $20,000,000, the borrower may substitute two substitute properties so long as the other requirements of the mortgage loan documents are satisfied in connection with such substitution.

With respect to the USFS Industrial Distribution mortgage loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the Initial Pool Balance (3.1%, 0%), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of an individual property by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate original allocated loan amount of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 30% of the original principal amount of the mortgage loan, (ii) the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution may not be less than the greater of (x) 15.50x, and (y) 80% of the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iii) the loan-to-value ratio as of the date of substitution (excluding the appraised value of the substituted property does not exceed the lesser of (x) 75%

and (y) the loan-to-value ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property. After the defeasance lockout date, the borrower may prepay a portion of the mortgage loan (together with applicable yield maintenance premiums) or partially defease a portion of the mortgage loan to cause the above debt service coverage ratio and loan-to-value ratio tests to be satisfied.

With respect to the STF Portfolio mortgage loan (identified as Loan No. 17 to this prospectus supplement), representing approximately 1.9% of the Initial Pool Balance (2.2%, 0.0%), at any time after the earliest permitted defeasance date, upon the satisfaction of the improved parcel release conditions and provided no event of default has occurred as set forth in the related mortgage loan documents, the related borrower may obtain the release of one or more improved parcels by paying the mortgagee a partial release amount (subject to the required yield maintenance payments), in an amount equal to 125% of the allocated value for each improved parcel being released, up to a maximum of $9,800,000, which is 20% of the amount of the STF Portfolio mortgage loan.

With respect to International Aluminum Portfolio mortgage loan (identified as Loan No. 23 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (1.8%, 0.0%), the related borrower may obtain a release of each individual property by substituting its interest in other properties as collateral during the term of such mortgage loan, subject to certain conditions, including (i) the net operating income and debt service coverage ratio for the replacement property for the 12 month period immediately preceding the substitution must be equal to or greater than 110% of the net operating income and debt service coverage ratio for the released property for the 12 month period immediately preceding the substitution and (ii) the appraised value of the replacement property must be equal to or greater than 110% of the greater of (x) the appraised value of the released property on the closing date of the mortgage loan and (y) the appraised value of the released property on the date immediately preceding substitution.

With respect to 2 mortgage loans (identified as Loan Nos. 27 and 105 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the Initial Pool Balance (1.6%, 0.0%), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of the mortgaged property by substituting another property of like kind and quality acquired by the borrower or an affiliate of the sponsor of the borrower, subject to, among other things, the following conditions: (i) the single tenant of the mortgaged property is in default under its lease, (ii) the loan-to-value ratio of the substitute property is not greater than the lesser of (a) 65%, and (b) the loan-to-value ratio of the substituted property immediately before the substitution, (iii) the debt service coverage ratio of the substitute property is equal to or greater than the greater of (a) the debt service coverage ratio on the origination date, and (b) the debt service coverage ratio immediately preceding the substitution, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

With respect to Millennium Garage mortgage loan (identified as Loan No. 35 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance

(0.9%, 0.0%), pursuant to a reservation (the ‘‘Reservation’’) recorded against the related mortgaged property, the Illinois Central Gulf Railroad Company has the right to dedicate in fee simple a portion of the related mortgaged property (such portion, the ‘‘Reservation Area’’) for purposes of railroad/subway use, which according to the survey for the related mortgaged property comprises a portion of the related mortgaged property containing approximately 27 parking spaces. The loan documents for the related mortgage loan provide that if the holder of the Reservation exercises its rights under the Reservation, then the related mortgagor must partially defease a portion of the loan equal to the ‘‘Release Amount’’ (as hereinafter defined); provided, however that if the holder of the Reservation exercises its rights under the Reservation prior to the date that is the second anniversary of the REMIC ‘‘startup date,’’ then the related mortgagor shall prepay the Release Amount in cash subject to payment of a yield maintenance premium (defined in the related mortgage note as the ‘‘Prepayment Premium’’). The term ‘‘Release Amount’’ means an amount such that, after giving effect to such partial defeasance and the release of the Reservation Area from the lien of the related mortgage, (i) the debt service coverage ratio (as defined in the related mortgage note) for the undefeased note (as defined in the related mortgage note) shall be not less than 1.25x; and (ii) the loan-to-value ratio for the balance of the related mortgaged property (after giving effect to the release of the reservation area) shall not exceed 75%.

With respect to Sheplers Portfolio mortgage loan (identified as Loan No. 85 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance (0.4%, 0.0%), the related borrower may obtain a release of each individual property by substituting its interest in other properties as collateral during the term of such mortgage loan, subject to certain conditions, including (i) the net operating income and debt service coverage ratio for the replacement property for the 12 month period immediately preceding the substitution must be equal to or greater than 110% of the net operating income and debt service coverage ratio for the released property for the 12 month period immediately preceding the substitution and (ii) the appraised value of the replacement property must be equal to or greater than 110% of the greater of (x) the appraised value of the released property on the closing date of the mortgage loan and (y) the appraised value of the released property on the date immediately preceding substitution.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this prospectus supplement.

The Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the case may be, has obtained (a) the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted, has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any existing and proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or the Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans— Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-four (24) of the Mortgaged Properties, securing mortgage loans representing approximately 14.9% of the Initial Pool Balance (17.4%, 0.0%), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the States of California, Nevada, Oregon, Tennessee, Utah and Washington.

With respect to any environmental insurance policy that may have been obtained by a Mortgage Loan Seller in lieu of a Phase I environmental site assessment, such environmental insurance policy is generally a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance, Including Terrorism Insurance, May Not Be Sufficient’’ in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate.

For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs, (i) with respect to the Gurnee Mills Loan is the aggregate principal balance and aggregate debt service of the Gurnee Mills Loan and the Gurnee Mills Pari Passu Companion Loan, (ii) with respect to the Ellington Plaza Loan is the aggregate principal balance and aggregate debt service of the Ellington Plaza Loan and the Ellington Plaza Pari Passu Companion Loan but not the Ellington Plaza Subordinate Companion Loan, (iii) with respect to the Sawgrass Mills Mall Loan is the aggregate principal balance and aggregate debt service of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans but not the Sawgrass Mills Mall Subordinate Companion Loans, and (iv) with respect to the USFS Industrial Distribution Portfolio Loan is the aggregate principal balance and aggregate debt service of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Companion Loans.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI, ‘‘ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuing Entity, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the Trustee have control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a Mortgage Loan Seller in determining the relevant operating information. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this prospectus supplement.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 12 mortgage loans (identified as Loan Nos. 16, 18, 30, 39, 70, 95, 107, 108, 111, 114, 125 and 129 on Annex A-1 to this prospectus supplement), representing approximately 7.2% of the Initial Pool Balance (6.0%, 14.4%), the LTV Ratios were based on the ‘‘as-stabilized’’ values as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under ‘‘Transaction Parties—The Mortgage Loan Sellers—Underwriting Guidelines and Processes’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (except that with respect to a Non-Serviced Mortgage Loan, the Trustee will only hold originals of the documents described in clause (i)) (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated

thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

The Pooling and Servicing Agreement requires that the Trustee take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies, to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30-days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy (or binding commitment therefor) insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

(h)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

(i)    the related assignment of mortgage and related assignment of the assignment of leases and rents are legal, valid and binding;

(j)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(k)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(l)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(m)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(n)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and other creditors’ rights limitations on enforceability, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

(o)    the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(p)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

(q)    to (i) the Mortgage Loan Seller’s knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) the Mortgage Loan Seller’s actual knowledge, no condemnation proceedings are pending;

(r)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(s)    all escrow amounts required to be deposited by the borrower at origination have been deposited;

(t)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, there were and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(u)    the terms of the mortgage loan documents evidencing such mortgage loan comply in all material respects with all applicable local, state, and federal laws and regulations and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination, funding and servicing of the mortgage loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the mortgage loan.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan (or in the case of certain representations and warranties, is deemed to materially and adversely affect the value of a mortgage loan), the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan; (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, J.P. Morgan Securities Inc., CIBC World Markets Corp., Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. (collectively, the ‘‘Underwriters’’) or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements— Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions.’’ The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties as of the Cut-off Date, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loans prior to such repurchase and provides the Trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 90 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 73.4% of the Initial Pool Balance (80.1%, 33.4%), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 4 Lockbox Loans, representing approximately 13.6% of the Initial Pool Balance (14.7%, 7.6%), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 19 Lockbox Loans, representing approximately 29.7% of the Initial Pool Balance (34.6%, 0.0%), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 67 Lockbox Loans, representing approximately 30.1% of the Initial Pool Balance (30.8%, 25.8%), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as an event of default under the related mortgage loan documents). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

 Transaction Parties

The Sponsors

JPMorgan Chase Bank, N.A.

General.    JPMCB, a national banking association, is a sponsor. JPMCB is also acting as a Mortgage Loan Seller and as the Swap Counterparty. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsor’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of June 30, 2007, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $56.7 billion. Of that amount, approximately $47.1 billion has been securitized by the Depositor. In its fiscal year ended December 31, 2006, JPMCB originated approximately $15.0 billion of commercial mortgage loans, of which approximately $12.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $15.0 billion in 2006. The commercial mortgage loans originated by JPMCB include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, Nomura Credit & Capital, Inc., LaSalle Bank National Association, Eurohypo AG, New York Branch, PNC Bank, National Association, Capmark Finance Inc. and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of June 30, 2007, JPMCB securitized approximately $29.2 billion through the CIBC program and approximately $26.1 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank, National Association, among others.

JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

CIBC Inc.

General.    CIBC Inc. is a sponsor. CIBC Inc. is also acting as a Mortgage Loan Seller. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the Underwriters for this transaction.

CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc. and is a corporation incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

Sponsor’s Securitization Program.    The following is a description of CIBC Inc.’s commercial mortgage-backed securities securitization program. CIBC Inc. originates and underwrites loans through five regional offices.

CIBC Inc.’s primary business is the underwriting and origination of fixed rate mortgage loans secured by commercial or multifamily properties for CIBC Inc.’s securitization program. CIBC Inc. also originates floating rate loans (e.g., construction and interim loans) on the same property types, the majority of which CIBC Inc. holds on its balance sheet. As sponsor, CIBC Inc. sells the majority of the fixed-rate loans it originates through commercial mortgage-backed securities securitizations. CIBC Inc. began originating commercial mortgage loans for securitization in 1997 and securitizing commercial mortgage loans in 1998. As of June 30, 2007, the total amount of commercial mortgage loans originated and securitized by CIBC Inc. is in excess of $16.5 billion.

In the calendar year ended December 31, 2006, CIBC Inc. originated approximately $4.7 billion of commercial mortgage loans, and securitized approximately $3.9 billion of commercial mortgage loans.

CIBC Inc.’s annual commercial mortgage loan originations intended for securitization have grown from approximately $154 million in 1997 to approximately $1 billion in 2001 and to approximately $4.7 billion in 2006. The commercial mortgage loans originated by CIBC Inc. include both fixed-rate and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. CIBC Inc. primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC Inc. originates loans in every state other than in Arizona and Wisconsin (in Arizona and Wisconsin, CIBC Inc.’s affiliate Canadian Imperial Bank of Commerce, New York Agency originates commercial mortgage loans).

As a sponsor, CIBC Inc. originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC Inc. works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. CIBC Inc. acts as sponsor, originator or loan seller in transactions in which other entities also act as sponsor and/or mortgage loan seller. Multiple seller transactions in which CIBC Inc. has participated to date have included for the most part the ‘‘CIBC’’ program, in which CIBC Inc. and JPMCB generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of June 30, 2007, CIBC Inc. securitized approximately $14.4 billion through the CIBC program.

Neither CIBC Inc. nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, CIBC Inc. sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank National Association, among others.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each sponsor and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

Significant Obligor

The Mortgaged Properties that secure the Centro – New Plan Pool I Loan represent approximately 11.8% of the Initial Pool Balance. See Annex A-1 and Annex A-3 in this prospectus supplement.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB and CIBC Inc. JPMCB is also a sponsor and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the Underwriters. CIBC Inc. is also a sponsor and is an affiliate of CIBC World Markets Corp., one of the Underwriters.

JPMorgan Chase Bank, N.A.

See ‘‘The Sponsors’’ in this prospectus supplement and the prospectus for a discussion relating to JPMCB.

CIBC Inc.

See ‘‘The Sponsors’’ in this prospectus supplement for a discussion relating to CIBC Inc.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

Underwriting Guidelines and Processes

Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by each Mortgage Loan Seller in accordance with the commercial mortgage-backed securitization program of each Mortgage Loan Seller.

Property Analysis.    The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Appraisal and Loan-to-Value Ratio.    For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on an ‘‘as-stabilized’’ basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have secured creditor or other environmental policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ above.

Physical Assessment Report.    Prior to origination, the related Mortgage Loan Seller obtains a physical assessment report (‘‘PAR’’) for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20, the issuing entity (the ‘‘Issuing Entity’’), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer, the Special Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—Amendment.’’ The Issuing Entity administers the mortgage loans through the Trustee, the Paying Agent, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under ‘‘—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent,’’ ‘‘—The Master Servicer’’ and ‘‘—The Special Servicer’’ and ‘‘Servicing of the Mortgage Loans.’’

The only assets of the Issuing Entity other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Paying Agent, the Depositor, the Master Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Paying Agent, the Master Servicer and the Special Servicer.

The Depositor is contributing the mortgage loans to the Issuing Entity. The Depositor is purchasing the mortgage loans from the Mortgage Loan Sellers, as described in this prospectus supplement under ‘‘Description of the Mortgage Pool—Sale of the Mortgage Loans; Mortgage File Delivery’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions.’’

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will be the trustee, paying agent, certificate registrar (in that capacity, the ‘‘Certificate Registrar’’), authenticating agent (in that capacity, the ‘‘Authenticating Agent’’) and custodian under the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers, the Master Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30, 2007, Wells Fargo Bank was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $350 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo Bank is also acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 45,000 commercial mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Mortgage Loan Sellers or an affiliate of such Mortgage Loan Sellers and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the custodial agreement under which those services are provided by the Trustee are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax and information returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 10-K and certain reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 365 series of commercial mortgage-backed securities, and, as of June 30, 2007, was acting as securities administrator with respect to more than $390 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

Using information set forth in this prospectus supplement, the Trustee will develop the cash flow model for the trust. Based on the monthly loan information provided by the Master Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

As compensation for the performance of its routine duties, Wells Fargo Bank will be paid a fee (collectively, the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.00074% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and will be computed in the same manner as interest is calculated on such mortgage loans. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Paying Agent, Certificate Registrar and Authenticating Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Paying Agent, Certificate Registrar or Authenticating Agent under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the Ellington Plaza Companion Loans, the Sawgrass Mills Mall Companion Loans and the USFS Industrial Distribution Portfolio Pari Passu Companion Loans. See ‘‘Description of the Pooling Agreements—The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misfeasance on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

The Master Servicer

Midland Loan Services, Inc. (the ‘‘Master Servicer’’ or ‘‘Midland’’) will be the master servicer and in this capacity will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (‘‘CMBS’’) by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland’s Enterprise!® Loan Management System. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2007, Midland was servicing approximately 24,550 commercial and multifamily mortgage loans with a principal balance of approximately $222 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 17,250 of such loans, with a total principal balance of approximately $149 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

	Calendar Year End (Approximate amounts in billions)
Portfolio Growth – Master/Primary	2004	2005	2006
CMBS	$70	$104	$139
Other	$28	$32	$61
Total	$98	$136	$200

The Special Servicer

Centerline Servicing Inc. (the ‘‘Special Servicer’’ or ‘‘CSI’’) will be appointed as the Special Servicer of all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property). As such, CSI will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group, Inc., a wholly-owned subsidiary of Centerline Holding Company, a publicly traded company. Centerline REIT Inc., an affiliate of CSI, is anticipated to be the Directing Certificateholder with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights and obligations of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the pooled mortgage loans are set forth in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments,’’ and ‘‘—Realization Upon Defaulted Mortgage Loans.’’ Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described in this prospectus supplement under ‘‘—Replacement of the Special Servicer.’’ Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described in this prospectus supplement under ‘‘Servicing of the Mortgage Loan—General.’’ CSI will service the Specially Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the mortgage loan documents and applicable laws.

CSI is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘strong’’ by S&P. CSI also has a special servicer rating of ‘‘CSS1’’ from Fitch. As of June 30, 2007, CSI was the named special servicer in approximately 71 commercial mortgage-backed securities transactions representing approximately 11,154 loans, with an aggregate outstanding principal balance of approximately $90.708 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of June 30, 2007, the special servicer was administering approximately 41 assets with an outstanding principal balance of approximately $202.3 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through June 30, 2007, CSI has resolved 283 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.56 billion.

The Special Servicer will segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts will be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the Special Servicer, or the funds of any of the Special Servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

CSI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and Servicing Agreement, applicable law and the applicable servicing standard.

CSI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years of industry experience, respectively. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 67 transactions consisting of approximately 11,067 loans with an approximate outstanding aggregate principal balance of $1.308 billion as of June 30, 2007.

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by it.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed at any time by the Directing Certificateholder, provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. With respect to a Non-Serviced Whole Loan, the related special servicer may be removed, and a successor special servicer appointed at any time by the Non-Serviced Mortgage Loan Controlling Holder, to the extent set forth in the related intercreditor agreement.

Servicing and Other Compensation and Payment of Expenses

The fee of the Master Servicer (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of each mortgage loan (including the Non-Serviced Mortgage Loans) and the Companion Loans (to the extent permitted under the related intercreditor agreement), and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.01000% to 0.11000%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.02203% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan it is responsible for servicing notwithstanding any termination or resignation of the Master Servicer; provided, that the Master Servicer may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, the Master Servicer will have the right to assign and transfer its right to receive that retained portion of its Servicing Fee to another party. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loans), (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, provided, further, that the Master Servicer will not be entitled to any fees for defeasances or releases received with respect to the Non-Serviced Mortgage Loans, (2) a specified percentage of all assumption (subject to certain subservicing agreements and other than with respect to any fees for assumptions received with respect to Non-Serviced Mortgage Loans), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the related Companion Loans (to the extent permitted under the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans or the related Companion Loans (to the extent permitted under the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or, if provided under the related intercreditor agreement, Companion Loans since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Non-Serviced Mortgage Loans) and the related Companion Loans in the same manner as interest is calculated on the mortgage loans and the Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’) for purposes of calculating the Net Mortgage Rate.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The Sawgrass Mills Mall Loan will be serviced under the 2007-LDP12 Pooling and Servicing Agreement (including those occasions under the 2007-LDP12 Pooling and Servicing Agreement when the servicing of the Sawgrass Mills Mall Loan has been transferred from the Sawgrass Mills Mall Master Servicer to the Sawgrass Mills Mall Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the Sawgrass Mills Mall Loan. Only the Sawgrass Mills Mall Special Servicer will be entitled to special servicing compensation on the Sawgrass Mills Mall Loan. The USFS Industrial Distribution Portfolio Loan will be serviced under the COMM 2007-C9 Pooling and Servicing Agreement (including those occasions under the COMM 2007-C9 Pooling and Servicing Agreement when the servicing of the USFS Industrial Distribution Portfolio Loan has been transferred from the USFS Industrial Distribution Portfolio Master Servicer to the USFS Industrial Distribution Portfolio Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the USFS Industrial Distribution Portfolio Loan. Only the USFS Industrial Distribution Portfolio Special Servicer will be entitled to special servicing compensation on the USFS Industrial Distribution Portfolio Loan.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the ‘‘Special Servicing Fee Rate’’) calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds with respect to such Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund. The Sawgrass Mills Mall Whole Loan will be subject to a special servicing fee pursuant to the 2007-LDP12 Pooling and Servicing Agreement, which will accrue at a rate equal to 0.25% per annum. The USFS Industrial Distribution Portfolio Whole Loan will be subject to a special servicing fee pursuant to the COMM 2007-C9 Pooling and Servicing Agreement, which will accrue at a rate equal to 0.25% per annum.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The Sawgrass Mills Mall Whole Loan will be subject to a workout fee pursuant to the 2007-LDP12 Pooling and Servicing Agreement, which will accrue at a rate equal to 1.00% per annum. The USFS Industrial Distribution Portfolio Whole Loan will be subject to a workout fee pursuant to the COMM 2007-C9 Pooling and Servicing Agreement, which will accrue at a rate equal to 1.00% per annum.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase in the related mortgage loan purchase agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan, the Special Servicer, within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan, or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan) or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of any loan by a related mezzanine lender, provided that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender, if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan, or (v) the purchase of the Serviced Mortgage Loan by the Serviced Mortgage Loan Controlling Holder. The Sawgrass Mills Mall Whole Loan will be subject to a liquidation fee pursuant to the 2007-LDP12 Pooling and Servicing Agreement, which will accrue at a comparable rate per annum. The USFS Industrial Distribution Portfolio Whole Loan will be subject to a liquidation fee pursuant to the COMM 2007-C9 Pooling and Servicing Agreement, which will accrue at a comparable rate per annum. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the Serviced Mortgage Loan will be payable out of, and based on, collections on the Serviced Whole Loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees or other fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans (except for the Non-Serviced Mortgage Loans) that are not Specially Serviced Mortgage Loans and for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date.

Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under ‘‘Description of the Certificates—Advances,’’ the Master Servicer, the Trustee and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements— Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than a Specially Serviced Mortgage Loan or a mortgage loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, (B) all Prepayment Interest Excesses in respect of the mortgage loans for the related Distribution Date and (C) to the extent earned solely on principal payments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loans and related Companion Loan subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees payable to the Master Servicer for such Due Period, (B) all Prepayment Interest Excesses payable to the Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

 Description of the Certificates

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20, which will be a trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Floating Rate Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor and; (6) the Swap Contract for the benefit of the Class A-MFL Certificates (the ‘‘Swap Contract’’).

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC20 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X-1 and Class X-2 Certificates (collectively, the ‘‘Class X Certificates’’), and the Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the ‘‘Senior Certificates.’’ The Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates are referred to collectively in this prospectus supplement as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-MFL and Class A-J Certificates are referred to in this prospectus supplement as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-MFL, Class A-J and Class X-2 Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class X-1, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T, Class NR, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

On the Closing Date, the ‘‘Class A-MFL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-MFL Regular Interest is not offered by this prospectus supplement. The Depositor will transfer the Class A-MFL Regular Interest to the trust in exchange for the Class A-MFL Certificates. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-MFL Regular Interest, the Floating Rate Account and the Swap Contract.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class A-MFL Certificates, Class X-1 Certificates, Class X-2 Certificates and Residual Certificates) and the Class A-MFL Regular Interest (and correspondingly the Class A-MFL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class A-MFL Certificates, Class X-1 Certificates, Class X-2 Certificates and Residual Certificates) and the

Class A-MFL Regular Interest will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class A-MFL Certificates, Class X-1 Certificates, Class X-2 Certificates and Residual Certificates) and the Class A-MFL Regular Interest on that Distribution Date. With respect to any Class of Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 Certificates, Class X-2 Certificates and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Certificate Balance of the Class A-MFL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-MFL Regular Interest. The initial Certificate Balance of the Class A-MFL Certificates will be equal to the initial Certificate Balance of the Class A-MFL Regular Interest, which is expected to be the balance set forth on the cover of this prospectus supplement.

Each of the Class X-1 Certificates and Class X-2 Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (‘‘Notional Amount’’). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-MFL Certificates, Class X-1 Certificates, Class X-2 Certificates and Residual Certificates) (the ‘‘Principal Balance Certificates’’) and the Class A-MFL Regular Interest outstanding from time to time. The initial Notional Amount of the Class X-1 Certificates will be approximately $2,543,219,456.

The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a ‘‘Class X-2 Component’’). Each of the Class X-2 Components will relate to a particular Class of Principal Balance Certificates or the Class A-MFL Regular Interest and, at any time during any of the periods specified on Schedule II to this prospectus supplement, will equal the lesser of (a) the specific amount identified in the table on Schedule II to this prospectus supplement with respect to the related Class of Principal Balance Certificates or the Class A-MFL Regular Interest for that period and (b) the then Certificate Balance of the related Class of Principal Balance Certificates or the Class A-MFL Regular Interest. Notwithstanding anything to the contrary in this prospectus supplement, the Notional Amount of the Class X-2 Certificates will be $0 following the Distribution Date in September 12, 2014.

The initial Notional Amount of the Class X-2 Certificates will be approximately $2,457,314,000.

The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $356,051,456.

The Offered Certificates (other than the Class A-MFL Certificates and the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class A-MFL Certificates will be offered in minimum denominations of $100,000 initial Certificate Balance. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor

has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of certain events, as described in the prospectus in the second to last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in October 2007 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The amount allocated to the Class A-MFL Regular Interest due to the Swap Counterparty under the Swap Contract with respect to each Distribution Date will be deposited into the Floating Rate Account on the business day prior to the related Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap Contract with respect to the related Distribution Date will be deposited into the Floating Rate Account. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplement.

The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Serviced Mortgage Loan and the Non-Serviced Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Paying Agent is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders (other than the holders of the Class A-MFL Certificates) and the Class A-MFL Regular Interest as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Paying Agent is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Paying Agent is required to establish and maintain an account (the ‘‘Gain-on-Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Paying Agent is required to establish and maintain the ‘‘Floating Rate Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-MFL Certificates. Promptly upon receipt of any payment or other receipt in respect of the Class A-MFL Regular Interest or the Swap Contract, the Paying Agent will be required to deposit the same into the Floating Rate Account. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The Paying Agent is authorized but not required to direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The Paying Agent will be entitled to retain any interest or other income earned on such funds and the Paying Agent will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The aggregate amount available for distribution to Certificateholders (other than the holders of the Class A-MFL Certificates) and the Class A-MFL Regular Interest (and thus to the holders of the Class A-MFL Certificates) on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x)    the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to a Non-Serviced Mortgage Loan, only to the extent received by the Paying Agent pursuant to the related pooling and servicing agreement and/or the related intercreditor agreement), as of the Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    all Yield Maintenance Charges;

(6)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(7)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y)    all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements— Certificate Account’’ in the prospectus; and

(z)    with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The aggregate amount available for distributions to the holders of the Class A-MFL Certificates on each Distribution Date (the ‘‘Class A-MFL Available Funds’’) will equal the sum of

(i) the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for the Distribution Date. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplement.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the Due Date for the mortgage loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if the mortgage loan had a Due Date in August 2007 and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amount of the Certificates (other than the Class A-MFL Certificates and Residual Certificates) or the Certificate Balance of the Class A-MFL Regular Interest have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently: (i) on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for such Class, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) (A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero, (D) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3 Certificates is reduced to zero, (E) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero, and (F) then, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, concurrently to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in respect of interest, up to an amount equal to the Interest Distribution Amount for those Classes;

Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in reduction of their Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balances of those Classes are reduced to zero;

Sixth, to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates and the Class A-MFL Regular Interest, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates and Class A-MFL Regular Interest to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates and Class A-MFL Regular Interest on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class Q Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class Q Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-second, to the Class T Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifty-third, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates,

Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates and Class Q Certificates to zero, to the Class T Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates and Class Q Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-fourth, to the Class T Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class T Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-fifth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates, Class Q Certificates and Class T Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates, Class Q Certificates and Class T Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-seventh, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-eighth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or the Class A-MFL Regular Interest in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal Balance.

Distributions on the Class A-MFL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-MFL Regular Interest (and, correspondingly, the Class A-MFL Certificates) has not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-MFL Available Funds, in the following order of priority:

First, to the Class A-MFL Certificates in respect of interest, up to an amount equal to the Class A-MFL Interest Distribution Amount;

Second, to the Class A-MFL Certificates in respect of principal, the Class A-MFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-MFL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-MFL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplement.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 5.2730%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.6290%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 5.8190%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.7940%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 5.6880%.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 5.7460%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to the WAC Rate minus 0.2970%.

The Pass-Through Rate on the Class A-MFL Regular Interest is a per annum rate equal to 5.9300%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-MFL Certificates is a per annum rate equal to LIBOR plus 0.6000%; provided, however, under certain circumstances described under ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplement, the Pass-Through Rate on the Class A-MFL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-MFL Regular Interest.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to the WAC Rate minus 0.1000%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.0810%.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.0810%.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.0810%.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.0810%.

The Pass-Through Rate on the Class Q Certificates is a per annum rate equal to 5.0810%.

The Pass-Through Rate on the Class T Certificates is a per annum rate equal to 5.0810%.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 5.0810%.

The term ‘‘LIBOR’’ means, with respect to the Class A-MFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major banks in the London interbank market selected by the Paying Agent to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of each of those four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

The ‘‘LIBOR Determination Date’’ for the Class A-MFL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A ‘‘LIBOR Business Day’’ is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

The Pass-Through Rates applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately 0.0493% and 0.3481% per annum, respectively.

The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-1 Components’’) of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest. In general, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest is identified under ‘‘—General’’ above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in September 2014, the ‘‘Class X-1 Strip Rate’’ for each Class X-1 Component will be calculated as follows:

(a)    if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class A-M and Class A-J Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-MFL Regular Interest, as applicable, and (y) for each other Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, as applicable, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-MFL Regular Interest;

(b)    if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class A-M and Class A-J Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, as applicable, and (y) for each other Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, as applicable, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-MFL Regular Interest;

(c)    if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest; and

(d)    if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-MFL Regular Interest.

For each Distribution Date after the Distribution Date in September 2014, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates and the Class A-MFL Regular Interest whose Certificate Balance makes up the applicable Class X-1 Component.

The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in September 2014, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a ‘‘Class X-2 Component’’) of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest is identified on Schedule II of this prospectus supplement as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in September 2014, the ‘‘Class X-2 Strip Rate’’ for each Class X-2 Component will equal:

(x)    with respect to the Class A-M and Class A-J Certificates, the lesser of:

(a)    the Class X-2 Fixed Strip Rate (as set forth in the table below), and

(b)    the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and

(y)    with respect to each other Class of Principal Balance Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, the excess, if any, of:

(a)    the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

(b)    the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates and the Class A-MFL Regular Interest whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

After the Distribution Date in September 2014, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

Class X-2 Component Relating to the Following Principal Balance Certificates	Class X-2 Fixed Strip Rate
Class A-M	0.2670%
Class A-J	0.0700%

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-9 of this prospectus supplement. The Pass-Through Rate on the Class A-MFL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to 5.9300%, subject to a maximum rate equal to the WAC Rate.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the

mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts for the immediately preceding February and January, as applicable.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than the Class A-MFL Certificates and Residual Certificates) and the Class A-MFL Regular Interest during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Class A-MFL Certificates and Residual Certificates) and the Class A-MFL Regular Interest for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-MFL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class of Certificates or the Class A-MFL Regular Interest, to the extent not previously paid, for all prior Distribution Dates.

The ‘‘Class A-MFL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-MFL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-MFL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplment.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class A-MFL Certificates, Class X Certificates and Residual Certificates) or the Class A-MFL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class A-MFL Certificates and Residual Certificates) and the Class A-MFL Regular Interest for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class A-MFL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an Actual/360 Basis; provided, however, if the Pass-Through Rate for the Class A-MFL Certificates converts to a fixed rate, the Interest Accrual Period for that Class will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplement.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Class A-MFL Certificates and Residual Certificates) and the Class A-MFL Regular Interest for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-MFL Regular Interest on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ or the Class A-MFL Regular Interest’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class A-MFL Certificates, Class X Certificates and Residual Certificates) and the Class A-MFL Regular Interest will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-MFL Certificates, Class X Certificates and Residual Certificates) and the Class A-MFL Regular Interest for the related Distribution Date.

Principal Distribution Amount.    So long as (i) the Class A-4 or the Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-4 and the Class A-SB Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount,’’ such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount,’’ such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates and the Class A-MFL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates

exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule III to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Schedule III to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

With respect to any Distribution Date, the ‘‘Class A-MFL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-MFL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplement.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related pooling and servicing agreement) (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage

Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates (excluding the Class A-MFL and Class X-2 Certificates) and the Class A-MFL Regular Interest and the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class A-MFL and Class X-2 Certificates) and the Class A-MFL Regular Interest and the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or the Class A-MFL Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-MFL Regular Interest, as applicable, entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates and/or the Class A-MFL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

On any Distribution Date, for so long as the Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-MFL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-MFL Regular Interest will be distributable to the holders of the Class A-MFL Certificates. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplement.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates, or the Class A-MFL Regular Interest, as applicable and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	February 12, 2012
Class A-2	October 12, 2012
Class A-3	October 12, 2014
Class A-4	August 12, 2017
Class A-SB	November 12, 2016
Class A-1A	August 12, 2017
Class X-2	September 12, 2014
Class A-M	September 12, 2017
Class A-MFL	September 12, 2017
Class A-J	September 12, 2017

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above (other than with respect to the Class X-2 Certificates) were calculated on the basis of a 0% CPR. With respect to the Class X-2 Certificates, the Assumed Final Distribution Date set forth above was calculated on the basis of a 100% CPR, and the assumption that the optional termination of the trust will be exercised on the first eligible Distribution Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be February 12, 2051. See ‘‘Ratings’’ in this prospectus supplement.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class T Certificates,

•	the rights of the holders of the Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class Q Certificates,

•	the rights of the holders of the Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates and the Class A-MFL Regular Interest will be subordinated to the rights of the holders of the Senior Certificates.

In addition, neither the Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-MFL Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M and the Class A-MFL Certificates and the holders of the Class A-J Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M and the Class A-MFL Certificates and the holders of the Class A-J Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of the Class A-J Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class A-M and the Class A-MFL Certificates by the subordination of the Class A-J Certificates and the Non-Offered Subordinate Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates are still outstanding, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount (remaining after allocation of principal to the Class A-SB Certificates until the Class A-SB

Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, the Class A-J Certificates and the remaining Non-Offered Certificates (other than the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, and Class A-J Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class A-MFL Certificates, Class X Certificates and Residual Certificates) with later sequential designations and the Class A-MFL Regular Interest.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class A-MFL Certificates, Class X Certificates and Residual Certificates) and Class A-MFL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class A-MFL Certificates, Class X Certificates and Residual Certificates) and Class A-MFL Regular Interest as follows: to the Class NR Certificates, Class T Certificates, Class Q Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates and Class A-M Certificates and Class A-MFL Regular Interest, pro rata, and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates or the Class A-MFL Regular Interest has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates (other than the Class A-MFL Certificates) and Class A-MFL Regular Interest to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-MFL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-MFL Regular Interest) will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Classes of Certificates (other than the Class A-MFL Certificates and Residual Certificates) or the Class A-MFL Regular Interest are reduced by such loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Paying Agent as described under ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance (or Notional Amount, in the case of the Class X-2 Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class A-MFL Certificates and Class X-2 Certificates) or the Class A-MFL Regular Interest in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), the Master Servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Non-Serviced Mortgage Loans) and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the Non-Serviced Mortgage Loans) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master

Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or prepayment premiums or with respect to any Companion Loan. In addition, neither the Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-MFL Certificates.

If an Appraisal Reduction has been made with respect to any mortgage loan or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related pooling and servicing agreement, and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (other than the Non-Serviced Whole Loans) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the Serviced Whole Loan in accordance with the related intercreditor agreement), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’).

Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in the second preceding paragraph, such reimbursement will be made first from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee; however, the Special Servicer will have no such option to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the Master Servicer. Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the Master Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable. With respect to the Serviced Mortgage Loan, if any servicer in connection with a subsequent securitization of a Serviced Companion Loan determines that a P&I Advance with respect to that Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the Serviced Mortgage Loan. Additionally, with respect to a Non-Serviced Mortgage Loan, if the Master Servicer or the Special Servicer determines that any P&I Advance with respect to that Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. If the Special Servicer determines that a portion of an Advance is or would be non-recoverable, neither the Master Servicer nor the Trustee will be precluded from determining that the remainder of such Advance is or would be non-recoverable. Non-recoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made by the Master Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Companion Loan. No Servicing Advances will be made with respect to any Serviced Companion Loan if the Serviced Mortgage Loan is no longer part of the trust. Any requirement of the Master Servicer, Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (other than a Non-Serviced Whole Loan), an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or a related Companion Loan (except with respect to a balloon payment);

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a related Companion Loan, or a change in any other material economic term of the mortgage loan or a related Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or a related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7)    immediately after a mortgage loan or a related Companion Loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (other than a Non-Serviced Whole Loan) as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the Special Servicer (which calculation may be relied upon by the Master Servicer as of 1 business day prior to the related Determination Date) as of the first Determination Date that is at least 10 business days following the date the Special Servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the Special

Servicer will be required to calculate and report to the Directing Certificateholder (and, in the case of the Serviced Whole Loan, the Serviced Mortgage Loan Controlling Holder), the Master Servicer, the Trustee and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates or the Class A-MFL Regular Interest then outstanding (i.e., first to the Class NR Certificates, then to the Class T Certificates, then to the Class Q Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-MFL Regular Interest (and correspondingly to the Class A-MFL Certificates) and the Class A-M Certificates, pro rata, and then to the Class A Certificates and the Class X Certificates, pro rata). See ‘‘—Advances’’ above.

With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30-days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder (and, in the case of the Serviced Whole Loan, the Serviced Mortgage Loan Controlling Holder), the Master Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

The Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such Serviced Whole Loan. Any Appraisal Reduction in respect of the Serviced Whole Loan will generally be allocated first to any related Subordinate Companion Loan, if any, on a pro rata basis, and second to the Serviced Mortgage Loan and to any Pari Passu Companion Loan(s), on a pro rata basis.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related pooling and servicing agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the related pooling and servicing agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on that Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related pooling and servicing agreement, a Non-Serviced Mortgage Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first to any related Non-Serviced Subordinate Companion Loan, if any, on a pro rata basis, and second to the related Non-Serviced Mortgage Loan and any related Pari Passu Companion Loan, on a pro rata basis.

Any mortgage loan (other than a Non-Serviced Whole Loan) previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Underwriters, the Master Servicer, the Special Servicer, the Directing Certificateholder, the holders of the Serviced Companion Loans, each Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest, the Class A-MFL Interest Distribution Amount, and with respect to the Class A-MFL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-MFL Regular Interest, which amount is being paid as a result of the Swap Default;

(3)    the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4)    the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount and the Class A-MFL Available Funds for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances (other than with respect to a Non-Serviced Mortgage Loan) paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(32)    the amounts received and paid in respect of the Swap Contract;

(33)    identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

(34)    the amount of any (A) payment by the Swap Counterparty under the Swap Contract as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

(35)    the amount of and identification of any payments on the Class A-MFL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the Swap Contract;

(36)    identification of any material modification, extension or waiver of a mortgage loan; and

(37)    identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, the Master Servicer is required to provide to the holder of the Serviced Companion Loans certain other reports, copies and information relating to the Serviced Whole Loan.

The Paying Agent will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website, which is initially located at www.ctslink.com. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent’s website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the Securities and Exchange Commission through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the Securities and Exchange Commission at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7), which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, the holders of the Serviced Companion Loans, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘Description of Certificates—Reports to Certificateholders’’ relating to the Issuing Entity available through its website on the same date they are filed with the Securities and Exchange Commission. The Trustee’s internet website will initially be located at ‘‘www.ctslink.com’’. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 846-4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Trustee is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.

The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated, pro rata, between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts) and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. None of the Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Swap Counterparty of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Residual Certificates) and (c) the Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Paying Agent to each Certificateholder, the Swap Counterparty and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser, and amounts owed under the Swap Contract and (3) if a Non-Serviced Mortgaged Property is an REO Property under the terms of the related pooling and servicing agreement, the pro rata portion of the fair market value of the related property, as determined by the related master servicer in accordance with clause (2) above. This purchase will effect early retirement of the then outstanding Offered

Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this prospectus supplement.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

DESCRIPTION OF THE SWAP CONTRACT

General

On the Closing Date, the Depositor will transfer the Class A-MFL Regular Interest to the trust in exchange for the Class A-MFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-MFL Regular Interest, the Swap Contract and the Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-MFL Regular Interest (the ‘‘Swap Contract’’), with JPMCB (the ‘‘Swap Counterparty’’). The Swap Contract will have a maturity date of the Distribution Date on February 12, 2051 (the same date as the Rated Final Distribution Date of the Class A-MFL Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include the LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

The Significance Percentage with respect to the interest rate swap payments under the Swap Contract is less than 10%. As used in the preceding sentence, ‘‘Significance Percentage’’ refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the Class A-MFL Certificates. ‘‘Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-MFL Certificates the Class A-MFL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The Swap Contract

The Swap Contract will provide that, so long as the Swap Contract is in effect, (a) on each Distribution Date, commencing in October 2007, the Paying Agent will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-MFL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-MFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-MFL Certificates, and (b) on the business day before each Distribution Date, commencing in October 2007, the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-MFL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-MFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-MFL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-MFL Regular Interest are insufficient to pay all amounts due to the Swap Counterparty under the Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-MFL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc., at least ‘‘A−’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or at least ‘‘A−’’ by Fitch, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the Swap Contract or an early termination date is designated under the Swap Contract in accordance with its terms (each such event, a ‘‘Swap Default’’), then the Paying Agent will be required, subject to the Trustee’s determination (or the Paying Agent’s determination on behalf of the Trustee) that costs of enforcement will be recoverable from or indemnified by the holders of the Class A-MFL Certificates, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-MFL Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms of the Swap Contract and the Pooling and Servicing Agreement and use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-MFL Certificates.

Any conversion to distributions equal to distributions on the Class A-MFL Regular Interest pursuant to a Swap Default will become permanent following the determination by the Paying Agent or the holders of 25% of the Class A-MFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-MFL Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-MFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-MFL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL Certificates if notice of the resulting change in payment terms of the Class A-MFL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the

Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-MFL Regular Interest for such Distribution Date is actually received by the Paying Agent.

Termination Fees.    In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-MFL Certificateholders.

The Swap Counterparty

JPMCB is the Swap Counterparty under the Swap Contract. JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an underwriter.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated ‘‘A1’’ by Moody’s and ‘‘A+’’ by S&P and Fitch, as of the date of this prospectus supplement.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

 Servicing of the Mortgage Loans

General

The servicing of the mortgage loans (including the Serviced Whole Loan but excluding the Non-Serviced Whole Loans) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the Non-Serviced Whole Loans) and any REO Properties. Each Non-Serviced Mortgage Loan will be serviced in accordance with the related pooling and servicing agreement by the related master servicer and the related special servicer and according to the servicing standards provided for in the related pooling and servicing agreement, which require, among other things, that the related master servicer and related special servicer attempt to maximize recovery on all portions of the Non-Serviced Whole Loan. All references to ‘‘mortgage loans’’ in this section, ‘‘Servicing of the Mortgage Loans,’’ include the Serviced Mortgage Loans or the Serviced Whole Loans, as the case may be, but do not include the Non-Serviced Mortgage Loans and any related REO Property, unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. Each of the Master Servicer and the Special Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer and Special Servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the Special Servicer shall not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement, unless (i) the Special Servicer receives the consent of the Directing Certificateholder and (ii) the Special Servicer receives the written confirmation of Moody’s and Fitch that such agreement will not cause the downgrade, withdrawal or qualification of any of the then current ratings assigned to any Class of Certificates.

Each of the Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of the Serviced Whole Loan or each mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, with a view to (x) in the case of the Master Servicer, the timely collection of scheduled payments of principal and interest on the mortgage loans, and (y) in the case of the Special Servicer, the maximization of recovery of principal and interest on a net present value basis on the Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of the Serviced Whole Loan, the holders of the Serviced Companion Loans and the Certificateholders (as a collective whole)), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A)    any relationship that the Master Servicer or the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any Certificate or, if applicable, mezzanine loan or Subordinate Companion Loan, by the Master Servicer or the Special Servicer or any of its affiliates;

(C)    the Master Servicer’s obligation to make Advances;

(D)    the Master Servicer’s or the Special Servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer, as the case may be;

(F)    any option to purchase any mortgage loan or Subordinate Companion Loan it may have; and

(G)    any debt that the Master Servicer or the Special Servicer or any of its affiliates has extended to any borrower or any of their affiliates (the foregoing, collectively referred to as the ‘‘Servicing Standards’’).

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the Serviced Whole Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the Serviced Whole Loan):

(1)    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; or in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer (who shall promptly notify the Special Servicer and the Directing Certificateholder of such delinquency) on or prior to the related maturity date (or, with respect to a mortgage loan where the borrower continues to make its Assumed Scheduled Payment and diligently pursues financing and the Directing Certificateholder consents, prior to the 60th day after the related maturity date) with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 120 days of such related maturity date, provided that if such refinancing does not occur within such period, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 120-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur or immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date at any time before the refinancing);

(2)    as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of the Serviced Mortgage Loan or mortgage loan with mezzanine debt, the Serviced Mortgage Loan Controlling Holder or mezzanine loan cures such delinquency);

(3)    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)    as to which the Master Servicer or the Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)    as to which, in the judgment of the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)    as to which a default that the Master Servicer or Special Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer or Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to the Serviced Whole Loan, the interest of the Certificateholders and the holders of the Serviced Companion Loans, as a collective whole) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than in certain circumstances the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)    as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the Serviced Whole Loan, the interest of the Certificateholders and the holders of the Serviced Companion Loans, as a collective whole), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30-days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided, that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Serviced Companion Loans) serviced by the Special Servicer and any mortgage loans (including the Serviced Companion Loans) that have become REO Properties are referred to in this prospectus supplement as the ‘‘Specially Serviced Mortgage Loans.’’ If any Serviced Companion Loan becomes specially serviced, then the Serviced Whole Loan will become a Specially Serviced Mortgage Loan. If the Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the Serviced Companion Loans will become Specially Serviced Mortgage Loans. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided, that no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30-days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Each final Asset Status Report will be required to be delivered to the Master Servicer, the Trustee (upon request) and each Rating Agency.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the Master Servicer with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must directly obtain the consent or deemed consent of the Directing Certificateholder, and (3) the Special Servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer. Except as otherwise described in the succeeding paragraphs below, both (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer (which will be deemed to have been granted if the Special Servicer does not respond within a specified number of days following the Master Servicer’s delivery of certain notice and other information) and (b) the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this prospectus supplement) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)    any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes for which the lender is required to consent or approve under the mortgage loan documents;

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)    any determination by the Special Servicer of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the Master Servicer and/or Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to the Serviced Mortgage Loan, subject to the rights of the holders of the Serviced Companion Loans as described under ‘‘Description of the Mortgage Pool—The Ellington Plaza Whole Loan’’ in this prospectus supplement).

With respect to the Non-Serviced Whole Loans, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the Non-Serviced Mortgage Loan Controlling Holder, provided, nothing precludes the Directing Certificateholder from consulting with the related special servicer, regardless of whether the Non-Serviced Mortgage Loan Controlling Holder is entitled to exercise such rights.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or

(2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be Centerline REIT Inc.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

The ‘‘Serviced Mortgage Loan Controlling Holder’’ will be the Ellington Plaza Controlling Holder.

The ‘‘Non-Serviced Mortgage Loan Controlling Holder’’ will be the Sawgrass Mills Mall Controlling Holder or the COMM 2007-C9 Directing Certificateholder, as the case may be.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or any failure to approve an action by or objection of the Directing Certificateholder that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standards), any related intercreditor agreements or the REMIC Provisions.

The Master Servicer and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The Master Servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicer or the Special Servicer, as the case may be, may be replaced by the Trustee, or Certificateholders representing at least 51% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the Master Servicer or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning or replaced Master Servicer or Special Servicer unless the Trustee is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee, in any case in which a Master Servicer or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to a Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and, with respect to a Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and, with respect to a Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder):

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)    may act solely in the interests of the holders of the Controlling Class (or, with respect to a Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder),

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to a Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder), and

(d)    may take actions that favor the interests of the holders of the Controlling Class (or, with respect to a Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) over the interests of the holders of one or more other Classes of Certificates.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Generally, the holders of the Serviced Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the Serviced Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer (with respect to the mortgage loans and the Specially Serviced Mortgage Loans) or the Special Servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan) will be required to use efforts consistent with the Servicing Standards (other than with respect to each Non-Serviced Mortgage Loan, which is serviced under the related pooling and servicing agreements) to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recoverability determination with respect to any required Servicing Advance the Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan) will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standards; provided, that the Master Servicer will be obligated to use reasonable efforts to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the Special Servicer; provided, further, that the Master Servicer will not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. The Master Servicer will be entitled to rely on insurance consultants (at the Master Servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards. The Directing Certificateholder shall have no liability with respect to that determination.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the Master Servicer and the Master Servicer will be required to use efforts consistent with the Servicing Standard to cause the borrower to maintain such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan (other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism (or that expressly requires the borrower to maintain insurance coverage for acts of terrorism but limits the amounts that must be spent by the borrower for the related premium), a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standards and with the consent of the Directing Certificateholder, that either

(a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30-days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so. The Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

With respect to the Serviced Mortgage Loan, the rights of the Directing Certificateholder described in the preceding paragraph will be subject to the rights of the Serviced Mortgage Loan Controlling Holder as described in ‘‘Description of the Mortgage Pool—The Ellington Plaza Whole Loan’’ in this prospectus supplement.

During the period that the Special Servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, none of the Master Servicer, the Special Servicer or the Directing Certificateholder will be liable for any loss related to its failure to require the borrower to maintain (or to itself maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan, which is serviced under the related pooling and servicing agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the Master Servicer or the Trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Master Servicer to the Special Servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to take direction from and obtain the approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to the Serviced Mortgage Loan, subject to any rights of the Serviced Mortgage Loan Controlling Holder to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)    extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

(2)    provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class A-MFL Certificates, Class X Certificates and Residual Certificates) and the Class A-MFL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and, with respect to the Serviced Mortgage Loan, the Serviced Mortgage Loan Controlling Holder), the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

The modification, waiver or amendment of the Serviced Mortgage Loan is subject to certain limitations set forth in the Serviced Mortgage Loan documents and the related intercreditor agreement.

Any modification, extension, waiver or amendment of the payment terms of the Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related intercreditor agreements, such that neither the trust as holder of the Serviced Mortgage Loan nor the holder of any Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related intercreditor agreements.

Realization Upon Defaulted Mortgage Loans

Within 30-days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30-days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Directing Certificateholder and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund  in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special

Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Directing Certificateholder will have an exclusive right to exercise the Purchase Option for a specified period of time.

Additionally, the Serviced Mortgage Loan Controlling Holder may have a purchase option with respect to the Serviced Mortgage Loan under the related intercreditor agreement and to the extent described under ‘‘Description of the Mortgage Pool—The Ellington Plaza Whole Loan’’ in this prospectus supplement.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of the Serviced Whole Loan, the purchase of the Serviced Mortgage Loan by the Serviced Mortgage Loan Controlling Holder. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable one-time fee for such determination not to exceed $1,000 per mortgage loan plus reasonable out-of-pocket costs and expenses.

The Purchase Option with respect to the Serviced Mortgage Loan (and the purchase price) is subject to the right of the Serviced Mortgage Loan Controlling Holder to exercise its option to purchase the Serviced Mortgage Loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Ellington Plaza Whole Loan’’ in this prospectus supplement. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Additional Debt—Mezzanine Debt’’ in this prospectus supplement.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing

Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related pooling and servicing agreement) securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2008 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of the Serviced Whole Loan, first, as an expense of the holder of the Serviced Subordinate Companion Loan, and second, as an expense of the holders of the Serviced Mortgage Loan and the Serviced Pari Passu Companion Loan, pro rata, to the extent provided in the related intercreditor agreement). The Special Servicer or the Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any material change in the condition of the Mortgaged Property to the extent evident from the inspection, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Pooling and Servicing Agreement will also provide that any related master servicer, depositor, special servicer or trustee under the related pooling and servicing agreement with respect to a Non-Serviced Companion Loan and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to a Non-Serviced Mortgage Loan under the related pooling and servicing agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the related master servicer, depositor, special servicer or trustee under the related pooling and servicing agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the related pooling and servicing agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and, in the case of the Serviced Whole Loan, the rights of the Certificateholders and the holders of any Serviced Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the Serviced Whole Loan and/or the holder of any Serviced Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the Serviced Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Serviced Mortgage Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)    any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days in the case of a failure by the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Serviced Whole Loan, by the holders of the Serviced Companion Loans; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30-days;

(d)    any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30-days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Serviced Whole Loan, by the holders of the Serviced Companion Loans; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30-days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    a servicing officer of the Master Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action;

(g)    the Trustee has received a written notice from Fitch (which the Trustee is required to promptly forward to the Master Servicer or the Special Servicer, as the case may be), to the effect that if the Master Servicer or the Special Servicer, as the case may be, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Master Servicer or the Special Servicer, as the case may be, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed to in writing by Fitch) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates;

(h)    the Master Servicer or the Special Servicer is no longer rated at least ‘‘CMS3’’ or ‘‘CSS3’’, respectively, by Fitch and the Master Servicer or Special Servicer is not reinstated to that rating within 90 days of the delisting; or

(i)    the Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to S&P’s Select Servicer List within 30 days of such removal and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting.

Rights Upon Event of Default

If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or the Special Servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates:

(a)    to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder;

(b)    to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

(c)    to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any

Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency;

(d)    to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or the holder of any Serviced Companion Loan, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates or any class of certificates backed by the Serviced Pari Passu Companion Loan by any Rating Agency; and

(f)    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency or any class of certificates backed by the Serviced Pari Passu Companion Loan by any applicable rating agency.

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller. Additionally, no amendment may be made that would adversely affect the Swap Counterparty under the Swap Contract or the rights of the holders of the Class A-MFL Certificates without the consent of the Swap Counterparty and 66 2/3% of the holders of the Class A-MFL Certificates.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of any Serviced Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of each holder of a Serviced Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of such Serviced Companion Loan, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of each Serviced Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency or any class of certificates backed by the Serviced Pari Passu Companion Loan by any Rating Agency and, if required under the related intercreditor agreement, the consent of the related Serviced Mortgage Loan Controlling Holder.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee, the Master Servicer and the Special Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or the grantor trust as a grantor trust.

 Yield and Maturity Considerations

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, reduction of the Notional Amount of the Class X-2 Certificates); (3) the aggregate amount of distributions on the Certificate (or in the case of the Class X-2 Certificates, reduction of the Notional Amount of the Class X-2 Certificates, as a result of such distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amount of the Class X-2 Certificates). In addition, the yield to investors in the Class A-MFL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement (including additional information indicated by any relevant footnotes). See ‘‘Description of the Certificates’’ in this prospectus supplement.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and Class A-MFL Regular Interest, pro rata, the Class A-J Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates were outstanding. Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amount of the related Class X-2 Certificates.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest or, in the case of the Class X-2 Certificates applied to reduce the Notional Amount of the Class X-2 Certificates. An investor should consider, in the case of any Offered Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X-2 Certificates is based upon the outstanding principal balances of all or certain Classes of Certificates (or portions thereof) (other than the Class A-MFL Certificates and Residual Certificates) and the Class A-MFL Regular Interest, the yield to maturity on the Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the Classes of Certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR Certificates, Class T Certificates. Class Q Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates and then to the Class A-M Certificates and Class A-MFL Regular Interest, pro rata, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates. Although losses will not be allocated to the Class X Certificates directly, they will reduce the Notional Amounts of the Class X-1 and Class X-2 Certificates to the extent such losses are allocated to any Class of Principal Balance Certificates or the Class A-MFL Regular Interest that are included as part of the Notional Amount of the Class X-1 or Class X-2 Certificates, as applicable, for the related Distribution Date, in each case, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-MFL Certificates, losses allocated to the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-MFL Certificates.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates (other than the Class A-MFL Certificates, for which distributions are made 0 days after the end of the related Interest Accrual Period, unless the Pass-Through Rate for the Class A-MFL Certificates converts to a fixed rate) and the Class A-MFL Regular Interest, the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates —Distributions—Priority’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates, or the Class A-MFL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates, or the Class A-MFL Regular Interest, then the shortfall will be distributable to holders of that Class of Certificates, or the Class A-MFL Regular Interest on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-MFL Regular Interest will be distributed to the holders of the Class A-MFL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap Contract.

Pass-Through Rate of the Class A-MFL Certificates. The yield to investors in the Class A-MFL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-MFL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-MFL Certificates. In addition, because interest payments on the Class A-MFL Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-MFL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-MFL Certificates. As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-MFL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates, until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and Class A-MFL Regular Interest, pro rata, then the Class A-J Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates or Regular Interest is reduced to zero. A reduction in the Certificate Balance of the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-MFL Certificates.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in October 2007;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the Serviced Mortgage Loan Controlling Holder will not exercise its option to purchase the Serviced Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayment);

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is September 28, 2007;

(g)    the Pass-Through Rates, initial Certificate Balance and initial Notional Amount of the respective Classes of Certificates and the Class A-MFL Regular Interest are as described in this prospectus supplement;

(h)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(i)    the optional termination of the trust will not be exercised;

(j)    the Swap Contract is not subject to a Swap Default; and

(k)    no reserves, earnouts or holdbacks are applied to prepay any mortgage loan in whole or in part.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables (except for the last table, which is labeled ‘‘Discount Margins for the Class A-MFL Certificates at the Respective CPRs Set Forth Below’’) indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last table, which is labeled ‘‘Discount Margins for the Class A-MFL Certificates and the Respective CPRs Set Forth Below’’, shows the discount margins for the Class A-MFL Certificates.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 12, 2008	86	86	86	86	86
September 12, 2009	68	68	68	68	68
September 12, 2010	44	44	44	44	44
September 12, 2011	13	13	13	13	13
September 12, 2012	0	0	0	0	0
Weighted Average Life (years)(1)	2.58	2.57	2.57	2.57	2.57
(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 12, 2008	100	100	100	100	100
September 12, 2009	100	100	100	100	100
September 12, 2010	100	100	100	100	100
September 12, 2011	100	100	100	100	100
September 12, 2012	60	56	50	42	0
September 12, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	4.92	4.91	4.90	4.88	4.71
(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 12, 2008	100	100	100	100	100
September 12, 2009	100	100	100	100	100
September 12, 2010	100	100	100	100	100
September 12, 2011	100	100	100	100	100
September 12, 2012	100	100	100	100	100
September 12, 2013	100	99	98	96	87
September 12, 2014	14	13	12	10	0
September 12, 2015	0	0	0	0	0
Weighted Average Life (years)(1)	6.73	6.70	6.66	6.61	6.31
(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 12, 2008	100	100	100	100	100
September 12, 2009	100	100	100	100	100
September 12, 2010	100	100	100	100	100
September 12, 2011	100	100	100	100	100
September 12, 2012	100	100	100	100	100
September 12, 2013	100	100	100	100	100
September 12, 2014	100	100	100	100	100
September 12, 2015	100	100	100	100	100
September 12, 2016	100	100	100	100	99
September 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.80	9.76	9.72	9.66	9.41
(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 12, 2008	100	100	100	100	100
September 12, 2009	100	100	100	100	100
September 12, 2010	100	100	100	100	100
September 12, 2011	100	100	100	100	100
September 12, 2012	93	93	93	93	93
September 12, 2013	73	73	73	73	73
September 12, 2014	51	51	51	51	51
September 12, 2015	28	28	28	28	28
September 12, 2016	4	4	4	4	4
September 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	7.00	7.00	7.00	7.00	7.00
(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 12, 2008	100	100	100	100	100
September 12, 2009	100	100	100	100	100
September 12, 2010	100	100	100	100	100
September 12, 2011	99	99	99	99	99
September 12, 2012	80	80	80	80	80
September 12, 2013	79	79	79	79	79
September 12, 2014	78	76	74	73	71
September 12, 2015	77	74	72	70	70
September 12, 2016	69	69	69	68	66
September 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	8.62	8.53	8.46	8.40	8.16
(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 12, 2008	100	100	100	100	100
September 12, 2009	100	100	100	100	100
September 12, 2010	100	100	100	100	100
September 12, 2011	100	100	100	100	100
September 12, 2012	100	100	100	100	100
September 12, 2013	100	100	100	100	100
September 12, 2014	100	100	100	100	100
September 12, 2015	100	100	100	100	100
September 12, 2016	100	100	100	100	100
September 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.94	9.93	9.91	9.88	9.69
(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-MFL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 12, 2008	100	100	100	100	100
September 12, 2009	100	100	100	100	100
September 12, 2010	100	100	100	100	100
September 12, 2011	100	100	100	100	100
September 12, 2012	100	100	100	100	100
September 12, 2013	100	100	100	100	100
September 12, 2014	100	100	100	100	100
September 12, 2015	100	100	100	100	100
September 12, 2016	100	100	100	100	100
September 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.94	9.93	9.91	9.88	9.69
(1)	The weighted average life of the Class A-MFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MFL Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 12, 2008	100	100	100	100	100
September 12, 2009	100	100	100	100	100
September 12, 2010	100	100	100	100	100
September 12, 2011	100	100	100	100	100
September 12, 2012	100	100	100	100	100
September 12, 2013	100	100	100	100	100
September 12, 2014	100	100	100	100	100
September 12, 2015	100	100	100	100	100
September 12, 2016	100	100	100	100	100
September 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.71
(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Discount Margins
for the Class A-MFL Certificates at the Respective CPRs
Set Forth Below:

Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)
99.75000%	63.3	63.3	63.3	63.3	63.3
99.81250%	62.5	62.5	62.5	62.5	62.5
99.87500%	61.6	61.6	61.6	61.6	61.7
99.93750%	60.8	60.8	60.8	60.8	60.8
100.00000%	60.0	60.0	60.0	60.0	60.0
100.06250%	59.2	59.2	59.2	59.2	59.2
100.12500%	58.4	58.4	58.4	58.4	58.3
100.18750%	57.6	57.5	57.5	57.5	57.5
100.25000%	56.7	56.7	56.7	56.7	56.7
Weighted Average Life (years)(1)	9.94	9.93	9.91	9.88	9.69
(1)	The weighted average life of the Class A-MFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MFL Certificates.

Yield Sensitivity of the Class X-2 Certificates

The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X-2 Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X-2 Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount, plus accrued interest from September 1, 2007 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X-2 Certificates

Assumed Purchase Price (of Initial Notional Amount of Class X-2 Certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
1.63488%	5.9953%	5.9953%	5.9953%	5.9953%	5.9953%

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

 Certain Federal Income Tax Consequences

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the 2007-LDP12 Pooling and Servicing Agreement, the COMM 2007-C9 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the 2007-LDP12 Pooling and Servicing Agreement and the COMM 2007-C9 Pooling and Servicing Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC,‘‘ respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR and the Class A-MFL Regular Interest Certificates will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class A-MFL Certificates, Class R Certificates and Class LR Certificates) and the Class A-MFL Regular Interest are ‘‘Regular Certificates’’ as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Class A-MFL Regular Interest, the Swap Contract and the Floating Rate Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class A-MFL Certificates will represent undivided beneficial interests in the grantor trust.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of a Non-Serviced Mortgage Loan, a beneficial interest in an allocable portion of the property securing that Non-Serviced Mortgage Loan), and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class X-2 Certificates will be issued with original issue discount and that the other Offered Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-MFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-MFL Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-MFL Regular Interest, and with respect to the Class A-MFL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-MFL Regular Interest and amounts allocable thereto.

Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the WAC Rate changes in accordance with the Prepayment Assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from September 1, 2007). Any ‘‘negative’’ amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Offered Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-MFL Regular Interest will be treated as received by the holders of the Class A-MFL Certificates and paid as a periodic payment by the holders of the Class A-MFL Certificates under the Swap Contract.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 13.3% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, (i) mortgage loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-MFL Certificates to the extent of its basis, if any, allocable to the Swap Contract will not qualify for the foregoing treatments. Moreover, the Offered Certificates other than the Class A-MFL Certificates, which represent interests in the Swap Contract, in addition to the interests in the Class A-MFL Regular Interest, will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

Taxation of the Swap Contract

Each holder of a Class A-MFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-MFL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-MFL Regular Interest, and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Class A-MFL Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-MFL Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class A-MFL Regular Interest. If their respective Swap Contract is ‘‘on market,’’ no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the Class A-MFL Certificates, it is anticipated that the Class A-MFL Regular Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-MFL Certificates. The holder of a Class A-MFL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in the notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-MFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (‘‘Treasury’’) treat a non periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant.’’ It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-MFL Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-MFL Certificate that is considered to be allocated to the holder’s rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to such Certificate under Treasury regulations. A holder of a Class A-MFL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-MFL Certificates, representing a beneficial ownership in the Class A-MFL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-MFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-MFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

Withholding and Backup Withholding.    Pursuant to the Pooling and Servicing Agreement (i) the Trustee shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust that holds the Swap Contract on an IRS Form W-9 to the Swap Counterparty as soon as possible after the Swap Contract is entered into (but no later than the first payment date under the Swap Contract) and, if requested by the Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non exempt Class A-MFL Certificateholder shall be obligated pursuant to the Pooling and Servicing Agreement to provide applicable certification to the Paying Agent (with copies directly from such Certificateholder to the Swap Counterparty) to enable the Paying Agent to make payments to the Class A-MFL Certificateholders without federal withholding or backup withholding, and (iii) as authorized by the Class A-MFL Certificateholders under the Pooling and Servicing Agreement, the Trustee may forward any such certification received to the Swap Counterparty if requested. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Counterparty to the Trust Fund. For an additional discussion of withholding and backup withholding, see ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Backup Withholding’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement (the ‘‘Underwriting Agreement’’), among the Underwriters and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances or the Notional Amount, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities Inc.	CIBC World Markets Corp.	Credit Suisse Securities (USA) LLC	Lehman Brothers Inc.
Class A-1	$24,042,000	$5,000,000	$0	$0
Class A-2	$80,103,000	$25,000,000	$0	$0
Class A-3	$173,581,000	$35,000,000	$0	$0
Class A-4	$821,709,000	$170,000,000	$0	$0
Class A-SB	$64,435,000	$20,000,000	$0	$0
Class A-1A	$311,383,000	$50,000,000	$0	$0
Class X-2	$2,457,314,000	$0	$0	$0
Class A-M	$219,322,000	$0	$0	$0
Class A-MFL	$35,000,000	$0	$0	$0
Class A-J	$152,593,000	$0	$0	$0

In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise,

at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 102.3% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from September 1, 2007, before deducting expenses payable by the Depositor estimated to be approximately $5,500,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under ‘‘Description of the Certificates—Reports to Certificateholders,’’ which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information,’’ we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of each of the Depositor and of JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers and the Swap Counterparty.

CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC Inc., one of the Mortgage Loan Sellers.

Lehman Brothers Bank FSB, an affiliate of Lehman Brothers Inc., one of the underwriters, was a co-originator with JPMorgan Chase Bank, N.A. of the Gurnee Mills Loan, but sold its interest in the Gurnee Mills Loan to JPMorgan Chase Bank, N.A.

 Certain ERISA Considerations

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s, Fitch, DBRS Limited or DBRS, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The ‘‘Restricted Group’’ consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. Subject to the discussion below with respect to the Sawgrass Mills Mall Whole Loan, the Depositor believes that, as of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Plan fiduciaries should note that an affiliate of the Trustee is the master servicer under the 2007-LDP12 Pooling and Servicing Agreement, pursuant to which the Sawgrass Mills Mall Whole Loan will be serviced. See ‘‘Description of the Mortgage Pool—The Sawgrass Mills Mall Whole Loan’’ and ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement. Under the terms of the 2007-LDP12 Pooling and Servicing Agreement, the actions of the Sawgrass Mills Mall Master Servicer will be subject to oversight by LaSalle Bank National Association in its capacity as the trustee for the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12. In addition, under the terms of the Sawgrass Mills Mall Intercreditor Agreement, the holders of the Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12, by virtue of their ownership of the Sawgrass Mills Mall A-1 Pari Passu Companion Loan, have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Sawgrass Mills Mall Whole Loan. Although there is little authority in this regard, and therefore it is not free from doubt, the Depositor believes that this arrangement satisfies the requirement of the Exemption for an independent trustee. Plan fiduciaries should consult with their advisors in this regard.

Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to an interest rate swap contract, such as the Class A-MFL Certificates that benefit from the Swap Contract:

1.	The swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2000 58);

2.	If the swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify the Certificateholders that the Exemption will cease to apply with respect to the class of Certificates subject to the swap contract; and

3.	The fiduciary of a Plan purchasing any class of Certificates subject to the swap contract must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84 14);

•	an ‘‘in house asset manager’’ (as defined in PTE 96 23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-MFL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-MFL Certificates.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s, Fitch, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Recently enacted legislation, the Pension Protection Act of 2006, makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

 Legal Matters

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

 Certain Legal Aspects of the Mortgage Loans

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Illinois, Florida, California and Texas that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Eleven (11) of the Mortgaged Properties, securing mortgage loans, representing approximately 13.1% of the Initial Pool Balance (13.7%, 9.1%), are located in the State of Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is usually accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage Foreclosure Law on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge or sheriff. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a ‘‘one action rule’’ or ‘‘anti-deficiency legislation.’’ Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale. In certain circumstances, the lender may have a receiver appointed.

Sixteen (16) of the Mortgaged Properties, securing mortgage loans, representing approximately 13.0% of the Initial Pool Balance (15.2%, 0.0%), are located in the State of Florida. Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. Florida does not have a ‘‘one action rule’’ or ‘‘anti-deficiency legislation.’’ Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

Eighteen (18) of the Mortgaged Properties, securing mortgage loans, representing approximately 11.1% of the Initial Pool Balance (13.0%, 0.0%), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s ‘‘one action rule’’ requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Forty-six (46) of the Mortgaged Properties, securing mortgage loans, representing approximately 10.3% of the Initial Pool Balance (8.0%, 24.2%), are located in the State of Texas. Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within 4 years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee’s sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of the trustee’s sale is continued for at least 21 days in statutory form after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners’ court. Under Texas law, the borrower does not have the right to redeem the real estate after a judicial foreclosure or trustee’s sale. Under Texas law, if the sale price at a judicial foreclosure or trustee’s sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

Other Aspects.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

 Ratings

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’), Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch, Inc. (‘‘Fitch’’ and, together with Moody’s and S&P, the ‘‘Rating Agencies’’):

Class	Moody’s	S&P	Fitch
A-1	Aaa	AAA	AAA
A-2	Aaa	AAA	AAA
A-3	Aaa	AAA	AAA
A-4	Aaa	AAA	AAA
A-SB	Aaa	AAA	AAA
A-1A	Aaa	AAA	AAA
X-2	Aaa	AAA	AAA
A-M	Aaa	AAA	AAA
A-MFL	Aaa	AAA	AAA
A-J	Aaa	AAA	AAA

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by February 12, 2051 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, Yield Maintenance Charges or net default interest. In addition, S&P’s ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2 Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this prospectus supplement, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2 Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The Notional Amount upon which interest is calculated with respect to the Class X-2 Certificates is subject to reduction in connection with each reduction of the Certificate Balance of any other Class of Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2 Certificates do not address the timing or magnitude of reduction of such Notional Amount, but only the obligation to pay interest timely on the related Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

In addition, a security rating on the Class A-MFL Certificates does not represent any assessment of whether the floating interest rate on those Certificates will convert to a fixed rate. With respect to the Class A-MFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-MFL Regular Interest, and are not rating the receipt of interest accrued at LIBOR plus 0.6000%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-MFL Certificates may experience as a result of the conversion of the Pass-Through Rate on those Certificates from a rate based on LIBOR to a fixed rate.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

 Legal Investment

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
2007-LDP12 Directing Certificateholder	S-103
30/360 Basis	S-138
Acceptable Insurance Default	S-192
Accrued Interest from Recoveries	S-160
Actual/360 Basis	S-109
Additional Exclusions	S-192
Administrative Cost Rate	S-160
Advances	S-171
Appraisal Reduction	S-174
Appraisal Reduction Event	S-173
Asset Status Report	S-188
Assumed Final Distribution Date	S-166
Assumed Scheduled Payment	S-163
Authenticating Agent	S-133
Available Distribution Amount	S-148
Base Interest Fraction	S-165
CBE	S-214
Certain Federal Income Tax Consequences	S-219
Certificate Account	S-146
Certificate Balance	S-142
Certificate Owner	S-144
Certificate Registrar	S-133
Certificateholders	S-88
Certificates	S-142
Class	S-142
Class A Certificates	S-142
Class A-MFL Available Funds	S-148
Class A-MFL Interest Distribution Amount	S-160
Class A-MFL Principal Distribution Amount	S-164
Class A-MFL Regular Interest	S-142
Class A-SB Planned Principal Balance	S-164
Class X Certificates	S-142
Class X-1 Components	S-157
Class X-1 Strip Rate	S-157
Class X-2 Component	S-143, S-159
Class X-2 Strip Rate	S-159
Clearstream	S-144
Closing Date	S-88
CMBS	S-135
CMSA Investor Reporting Package	S-178
Code	S-216
Collateral Support Deficit	S-169
COMM 2007-C9 Pooling and Servicing Agreement	S-104
Companion Loan	S-89
Compensating Interest Payment	S-141
Controlling Class	S-190
Controlling Class Certificateholder	S-190
Corrected Mortgage Loan	S-188
Crossed Loan	S-126
Cross-Over Date	S-155
CSI	S-136
Custodian	S-120
Cut-off Date	S-87
Cut-off Date Balance	S-87
Cut-off Date LTV Ratios	S-120
Defeasance	S-111
Defeasance Lockout Period	S-111
Depositor	S-88
Depositories	S-144
Determination Date	S-146
Direct Participants	S-144
Directing Certificateholder	S-189
Discount Rate	S-110
Distributable Certificate Interest	S-161
Distribution Account	S-147
Distribution Date	S-146
DSCR	S-87
DTC	S-77, S-143
Due Period	S-149
Effective Gross Income	S-119
Ellington Plaza A/B Intercreditor Agreement	S-94
Ellington Plaza Companion Loans	S-94
Ellington Plaza Controlling Holder	S-95
Ellington Plaza Intercreditor Agreements	S-94
Ellington Plaza Loan	S-94
Ellington Plaza Mortgaged Property	S-94
Ellington Plaza Noteholders	S-94
Ellington Plaza Pari Passu Companion Loan	S-94
Ellington Plaza Pari Passu Intercreditor Agreement	S-94
Ellington Plaza Pari Passu Noteholder Purchase Option	S-99
Ellington Plaza Senior Noteholders	S-95
Ellington Plaza Subordinate Companion Loan	S-94

Page
Ellington Plaza Subordinate Noteholder	S-95
Ellington Plaza Subordinate Noteholder Purchase Option	S-99
Ellington Plaza Whole Loan	S-94
ERISA	S-220
ERISA Plan	S-220
ESA	S-131
Euroclear	S-144
Events of Default	S-200
Excluded Plan	S-222
Exemption	S-220
Federal Income Tax Consequences for REMIC Certificates—Backup Withholding	S-219
FIRREA	S-131
Fitch	S-225
Floating Rate Account	S-147
Form 8-K	S-118
FSMA	S-7
Gain-on-Sale Reserve Account	S-147
Group 1 Principal Distribution Amount	S-161
Group 1 Principal Shortfall	S-163
Group 2 Principal Distribution Amount	S-162
Group 2 Principal Shortfall	S-164
Gurnee Mills Intercreditor Agreement	S-93
Gurnee Mills Loan	S-93
Gurnee Mills Mortgaged Property	S-93
Gurnee Mills Noteholders	S-93
Gurnee Mills Pari Passu Companion Loan	S-93
Gurnee Mills Whole Loan	S-93
Indirect Participants	S-144
Initial Loan Group 1 Balance	S-87
Initial Loan Group 2 Balance	S-87
Initial Pool Balance	S-87
Initial Resolution Period	S-124
Insurance and Condemnation Proceeds	S-147
Interest Accrual Period	S-160
Interest Distribution Amount	S-160
Interest Reserve Account	S-147
IRS	S-196
Issuing Entity	S-132
JPMCB	S-88
LDP	S-128
LIBOR	S-157
LIBOR Business Day	S-157
LIBOR Determination Date	S-157
Liquidation Fee	S-140
Liquidation Fee Rate	S-140
Liquidation Proceeds	S-147
Loan Group 1	S-87
Loan Group 2	S-87
Loan Groups	S-87
Lockbox Accounts	S-127
Lockbox Loans	S-127
Lockout Period	S-109
Lower-Tier Distribution Account	S-147
Lower-Tier REMIC	S-216
Lower-Tier REMIC Regular Interests	S-216
LTV Ratio	S-120
LTV Ratios	S-87
MAI	S-125
Master Servicer	S-135
Master Servicer Remittance Date	S-170
Maturity Date LTV Ratios	S-120
Midland	S-135
Monthly Amount	S-110
Moody’s	S-225
Mortgage	S-87
Mortgage File	S-120
Mortgage Loan Sellers	S-88
Mortgage Note	S-87
Mortgage Rate	S-160
Mortgaged Property	S-88
Net Aggregate Prepayment Interest Shortfall	S-161
Net Mortgage Rate	S-159
Net Operating Income	S-119
NOI	S-119
Non-Offered Certificates	S-142
Non-Offered Subordinate Certificates	S-168
Nonrecoverable Advance	S-171
Non-Serviced Companion Loan	S-89
Non-Serviced Mortgage Loan	S-89
Non-Serviced Mortgage Loan Controlling Holder	S-190
Non-Serviced Whole Loan	S-89
Notional Amount	S-143
Offered Certificates	S-142
Operating Statements	S-119
Option Price	S-195
PAR	S-132
Pari Passu Companion Loan	S-89
Participants	S-144

Page
Pass-Through Rate	S-156
Paying Agent	S-88, S-94
Percentage Interest	S-143
Periodic Payments	S-148
Permitted Investments	S-148
Plan	S-220
Pooling and Servicing Agreement	S-142
Prepayment Assumption	S-216
Prepayment Interest Excess	S-141
Prepayment Interest Shortfall	S-141
Primary Collateral	S-127
Prime Rate	S-173
Principal Balance Certificates	S-143
Principal Distribution Amount	S-161
Principal Shortfall	S-163
Purchase Agreements	S-88
Purchase Option	S-195
Purchase Price	S-124
P&I Advance	S-170
Qualified Substitute Mortgage Loan	S-125
Rated Final Distribution Date	S-225
Rating Agencies	S-225
Rating Agency Trigger Event	S-183
Record Date	S-146
Regular Certificates	S-216
Reimbursement Rate	S-173
Related Proceeds	S-171
Release Date	S-111
REMIC	S-216
REMIC Provisions	S-216
REO Account	S-193
REO Loan	S-164
REO Property	S-187
Reservation	S-115
Reservation Area	S-115
Residual Certificates	S-142
Restricted Group	S-221
Rules	S-145
Sawgrass Mills Mall Companion Loans	S-100
Sawgrass Mills Mall Control Appraisal Event	S-101
Sawgrass Mills Mall Controlling Holder	S-101
Sawgrass Mills Mall Intercreditor Agreement	S-100
Sawgrass Mills Mall Loan	S-100
Sawgrass Mills Mall Master Servicer	S-101
Sawgrass Mills Mall Mortgaged Property	S-100
Sawgrass Mills Mall Pari Passu Companion Loans	S-100
Sawgrass Mills Mall Purchase Option	S-104
Sawgrass Mills Mall Senior Noteholders	S-100
Sawgrass Mills Mall Special Servicer	S-100
Sawgrass Mills Mall Subordinate Companion Loans	S-100
Sawgrass Mills Mall Subordinate Noteholders	S-100
Sawgrass Mills Mall Whole Loan	S-100
Scheduled Principal Distribution Amount	S-163
Senior Certificates	S-142
Serviced Companion Loan	S-89
Serviced Mortgage Loan	S-89
Serviced Mortgage Loan Controlling Holder	S-190
Serviced Whole Loan	S-89
Servicing Advances	S-171
Servicing Fee	S-138
Servicing Fee Rate	S-138
Servicing Standards	S-186
Similar Law	S-220
Special Servicer	S-136
Special Servicing Fee	S-139
Special Servicing Fee Rate	S-139
Specially Serviced Mortgage Loans	S-187
Stated Principal Balance	S-164
Statement to Certificateholders	S-176
Subordinate Certificates	S-142
Subordinate Companion Loan	S-89
Subordinate Offered Certificates	S-142
Swap Contract	S-182
Swap Counterparty	S-182
Swap Default	S-183
Swap Premium	S-218
S&P	S-225
Trustee	S-88
Trustee Fee	S-135
Trustee Fee Rate	S-135
Underwriters	S-126
Underwriting Agreement	S-219
Underwritten Cash Flow	S-118
Underwritten Cash Flow Debt Service Coverage Ratio	S-118
Underwritten NOI	S-118

Page
Unscheduled Principal Distribution Amount	S-163
Upper-Tier Distribution Account	S-147
Upper-Tier REMIC	S-216
USFS Industrial Distribution Portfolio Loan	S-104
USFS Industrial Distribution Portfolio Master Servicer	S-104
USFS Industrial Distribution Portfolio Mortgaged Property	S-104
USFS Industrial Distribution Portfolio Pari Passu Companion Loans	S-104
USFS Industrial Distribution Portfolio Trustee	S-104
USFS Industrial Distribution Portfolio Whole Loan	S-104
UW DSCR	S-118
UW NCF	S-118
UW NOI	S-118
Voting Rights	S-181
WAC Rate	S-159
Wells Fargo Bank	S-133
Whole Loan	S-89
Withheld Amounts	S-147
Withheld Loans	S-147
Workout Fee	S-139
Workout Fee Rate	S-139
Workout-Delayed Reimbursement Amount	S-172
Yield Maintenance Charge	S-110

SCHEDULE I
CLASS X REFERENCE RATES

Distribution Date	Reference Rate
October 12, 2007	6.16869%
November 12, 2007	6.36892%
December 12, 2007	6.16455%
January 12, 2008	6.36888%
February 12, 2008	6.16451%
March 12, 2008	6.16530%
April 12, 2008	6.36930%
May 12, 2008	6.16492%
June 12, 2008	6.36926%
July 12, 2008	6.16488%
August 12, 2008	6.36815%
September 12, 2008	6.36808%
October 12, 2008	6.16376%
November 12, 2008	6.36803%
December 12, 2008	6.16371%
January 12, 2009	6.16368%
February 12, 2009	6.16366%
March 12, 2009	6.16374%
April 12, 2009	6.36780%
May 12, 2009	6.16345%
June 12, 2009	6.36765%
July 12, 2009	6.16330%
August 12, 2009	6.36749%
September 12, 2009	6.36782%
October 12, 2009	6.15682%
November 12, 2009	6.35759%
December 12, 2009	6.15018%
January 12, 2010	6.15012%
February 12, 2010	6.15007%
March 12, 2010	6.15017%
April 12, 2010	6.35594%
May 12, 2010	6.14979%
June 12, 2010	6.35557%
July 12, 2010	6.14941%
August 12, 2010	6.35523%
September 12, 2010	6.35507%
October 12, 2010	6.14895%
November 12, 2010	6.35480%
December 12, 2010	6.14877%
January 12, 2011	6.14869%
February 12, 2011	6.14863%
March 12, 2011	6.14948%
April 12, 2011	6.35441%
May 12, 2011	6.14840%
June 12, 2011	6.35426%
July 12, 2011	6.14825%
August 12, 2011	6.35411%
September 12, 2011	6.35404%
October 12, 2011	6.14803%
November 12, 2011	6.35388%
December 12, 2011	6.14788%
January 12, 2012	6.35372%
February 12, 2012	6.14946%
March 12, 2012	6.14847%
April 12, 2012	6.34970%
May 12, 2012	6.14350%
June 12, 2012	6.34980%
July 12, 2012	6.14082%
August 12, 2012	6.34798%
September 12, 2012	6.34755%
October 12, 2012	6.13868%
November 12, 2012	6.34152%
December 12, 2012	6.13586%
January 12, 2013	6.13572%
February 12, 2013	6.13559%
March 12, 2013	6.13639%
April 12, 2013	6.34077%
May 12, 2013	6.13513%
June 12, 2013	6.34048%
July 12, 2013	6.13485%
August 12, 2013	6.34184%
September 12, 2013	6.34171%
October 12, 2013	6.13604%
November 12, 2013	6.34143%
December 12, 2013	6.13579%
January 12, 2014	6.13565%
February 12, 2014	6.16041%
March 12, 2014	6.16164%
April 12, 2014	6.36421%
May 12, 2014	6.16004%
June 12, 2014	6.36397%
July 12, 2014	6.15981%
August 12, 2014	6.37053%
September 12, 2014	6.37042%

Schedule I-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

SCHEDULE II
CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

Period Ending	Class A-1	Class A-2	Class A-3	Class A-4	Class A-SB	Class A-1A	Class A-M	Class A-MFL	Class A-J	Class B	Class C	Class D	Class E
March 12, 2008	—	$48,349,000.00	$208,581,000.00	$991,709,000.00	$84,435,000.00	$361,274,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
September 12, 2008	—	$16,205,000.00	$208,581,000.00	$991,709,000.00	$84,435,000.00	$361,134,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
March 12, 2009	—	—	$190,437,000.00	$991,709,000.00	$84,435,000.00	$354,845,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
September 12, 2009	—	—	$136,226,000.00	$991,709,000.00	$84,435,000.00	$347,523,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
March 12, 2010	—	—	$43,440,000.00	$991,709,000.00	$84,435,000.00	$252,542,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
September 12, 2010	—	—	$3,048,000.00	$991,709,000.00	$84,435,000.00	$246,168,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
March 12, 2011	—	—	—	$956,115,000.00	$84,435,000.00	$240,852,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
September 12, 2011	—	—	—	$918,659,000.00	$84,435,000.00	$235,817,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
March 12, 2012	—	—	—	$873,070,000.00	$84,434,000.00	$201,184,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
September 12, 2012	—	—	—	$783,911,000.00	$79,334,000.00	$172,463,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
March 12, 2013	—	—	—	$731,779,000.00	$71,818,000.00	$168,716,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
September 12, 2013	—	—	—	$686,589,000.00	$63,091,000.00	$165,063,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
March 12, 2014	—	—	—	$562,394,000.00	$54,484,000.00	$161,577,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$22,253,000.00
September 12, 2014	—	—	—	$512,051,000.00	$44,849,000.00	$158,130,000.00	$219,322,000.00	$35,000,000.00	$152,593,000.00	$31,790,000.00	$25,433,000.00	$28,611,000.00	$13,177,000.00

Period Ending	Class F	Class G	Class H	Class J	Class K	Class L	Class M	Class N	Class P	Class Q	Class T	Class NR	Total
March 12, 2008	$22,253,000.00	$25,432,000.00	$34,970,000.00	$31,790,000.00	$28,611,000.00	$31,790,000.00	$9,537,000.00	$6,359,000.00	$19,074,000.00	$3,179,000.00	$9,537,000.00	$25,432,000.00	$2,457,314,000
September 12, 2008	$22,253,000.00	$25,432,000.00	$34,970,000.00	$31,790,000.00	$28,611,000.00	$31,790,000.00	$9,537,000.00	$6,359,000.00	$19,074,000.00	$3,179,000.00	$9,537,000.00	$25,432,000.00	$2,425,030,000
March 12, 2009	$22,253,000.00	$25,432,000.00	$34,970,000.00	$31,790,000.00	$28,611,000.00	$31,790,000.00	$9,537,000.00	$6,359,000.00	$19,074,000.00	$3,179,000.00	$9,537,000.00	$4,716,000.00	$2,363,676,000
September 12, 2009	$22,253,000.00	$25,432,000.00	$34,970,000.00	$31,790,000.00	$28,611,000.00	$31,790,000.00	$9,537,000.00	$6,359,000.00	$11,827,000.00	—	—	—	$2,277,464,000
March 12, 2010	$22,253,000.00	$25,432,000.00	$34,970,000.00	$31,790,000.00	$28,611,000.00	$31,790,000.00	$3,819,000.00	—	—	—	—	—	$2,065,793,000
September 12, 2010	$22,253,000.00	$25,432,000.00	$34,970,000.00	$31,790,000.00	$28,611,000.00	$11,904,000.00	—	—	—	—	—	—	$1,995,322,000
March 12, 2011	$22,253,000.00	$25,432,000.00	$34,970,000.00	$31,790,000.00	$16,730,000.00	—	—	—	—	—	—	—	$1,927,579,000
September 12, 2011	$22,253,000.00	$25,432,000.00	$34,970,000.00	$25,495,000.00	—	—	—	—	—	—	—	—	$1,862,063,000
March 12, 2012	$22,253,000.00	$25,432,000.00	$34,970,000.00	$3,209,000.00	—	—	—	—	—	—	—	—	$1,759,554,000
September 12, 2012	$22,253,000.00	$25,432,000.00	$16,745,000.00	—	—	—	—	—	—	—	—	—	$1,615,140,000
March 12, 2013	$22,253,000.00	$22,564,000.00	—	—	—	—	—	—	—	—	—	—	$1,532,132,000
September 12, 2013	$22,253,000.00	$3,796,000.00	—	—	—	—	—	—	—	—	—	—	$1,455,794,000
March 12, 2014	$8,049,000.00	—	—	—	—	—	—	—	—	—	—	—	$1,301,506,000
September 12, 2014	—	—	—	—	—	—	—	—	—	—	—	—	$1,220,956,000

(1)	The total Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the notional amounts of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2 Certificates will relate to a particular Class of Series 2007-CIBC20 Principal Balance Certificates (i.e., Classes A-1, A-2, A-3, A-4, A-SB, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR respectively) and the Class A-MFL Regular Interest. At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class X-2 Certificates relating to each indicated Class of Series 2007-CIBC20 Principal Balance Certificates will equal the lesser of (a) the notional amount stated in the table above for that Class and period and (b) the then actual Certificate Balance of that Class.

Schedule II-1

SCHEDULE III
CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Date	Balance
October 12, 2007	$84,435,000.00
November 12, 2007	$84,435,000.00
December 12, 2007	$84,435,000.00
January 12, 2008	$84,435,000.00
February 12, 2008	$84,435,000.00
March 12, 2008	$84,435,000.00
April 12, 2008	$84,435,000.00
May 12, 2008	$84,435,000.00
June 12, 2008	$84,435,000.00
July 12, 2008	$84,435,000.00
August 12, 2008	$84,435,000.00
September 12, 2008	$84,435,000.00
October 12, 2008	$84,435,000.00
November 12, 2008	$84,435,000.00
December 12, 2008	$84,435,000.00
January 12, 2009	$84,435,000.00
February 12, 2009	$84,435,000.00
March 12, 2009	$84,435,000.00
April 12, 2009	$84,435,000.00
May 12, 2009	$84,435,000.00
June 12, 2009	$84,435,000.00
July 12, 2009	$84,435,000.00
August 12, 2009	$84,435,000.00
September 12, 2009	$84,435,000.00
October 12, 2009	$84,435,000.00
November 12, 2009	$84,435,000.00
December 12, 2009	$84,435,000.00
January 12, 2010	$84,435,000.00
February 12, 2010	$84,435,000.00
March 12, 2010	$84,435,000.00
April 12, 2010	$84,435,000.00
May 12, 2010	$84,435,000.00
June 12, 2010	$84,435,000.00
July 12, 2010	$84,435,000.00
August 12, 2010	$84,435,000.00
September 12, 2010	$84,435,000.00
October 12, 2010	$84,435,000.00
November 12, 2010	$84,435,000.00
December 12, 2010	$84,435,000.00
January 12, 2011	$84,435,000.00
February 12, 2011	$84,435,000.00
March 12, 2011	$84,435,000.00
April 12, 2011	$84,435,000.00
May 12, 2011	$84,435,000.00
June 12, 2011	$84,435,000.00
July 12, 2011	$84,435,000.00
August 12, 2011	$84,435,000.00
September 12, 2011	$84,435,000.00
October 12, 2011	$84,435,000.00
November 12, 2011	$84,435,000.00
December 12, 2011	$84,435,000.00
January 12, 2012	$84,435,000.00
February 12, 2012	$84,434,908.16
March 12, 2012	$83,464,977.83
April 12, 2012	$82,717,573.60
May 12, 2012	$81,842,106.24
June 12, 2012	$81,077,063.03
July 12, 2012	$80,157,852.46
August 12, 2012	$79,334,978.41
September 12, 2012	$78,391,300.11
October 12, 2012	$76,973,132.42
November 12, 2012	$75,750,036.03
December 12, 2012	$74,301,032.70
January 12, 2013	$73,063,223.34
February 12, 2013	$71,818,600.27
March 12, 2013	$69,911,697.42
April 12, 2013	$68,649,713.28
May 12, 2013	$67,162,868.99
June 12, 2013	$65,885,748.51
July 12, 2013	$64,384,175.33
August 12, 2013	$63,091,753.73
September 12, 2013	$61,792,217.08
October 12, 2013	$60,210,821.46
November 12, 2013	$58,847,910.62
December 12, 2013	$57,250,839.99
January 12, 2014	$55,871,645.25
February 12, 2014	$54,484,864.64
March 12, 2014	$52,412,788.06
April 12, 2014	$51,006,971.80
May 12, 2014	$49,368,150.92
June 12, 2014	$47,945,584.09
July 12, 2014	$46,289,698.92
August 12, 2014	$44,849,319.04
September 12, 2014	$43,417,757.78
October 12, 2014	$41,756,687.57
November 12, 2014	$40,308,112.90
December 12, 2014	$38,630,487.35
January 12, 2015	$37,164,714.25
February 12, 2015	$35,690,878.82
March 12, 2015	$33,548,144.62
April 12, 2015	$32,054,406.13
May 12, 2015	$30,332,832.71
June 12, 2015	$28,821,404.54
July 12, 2015	$27,082,617.71

Schedule III-1

Date	Balance
August 12, 2015	$25,553,307.47
September 12, 2015	$24,015,584.66
October 12, 2015	$22,251,211.14
November 12, 2015	$20,695,320.28
December 12, 2015	$18,913,267.86
January 12, 2016	$17,339,011.35
February 12, 2016	$15,756,094.50
March 12, 2016	$13,731,017.86
April 12, 2016	$12,128,245.95
May 12, 2016	$10,300,574.66
June 12, 2016	$8,678,927.15
July 12, 2016	$6,832,888.45
August 12, 2016	$5,192,160.03
September 12, 2016	$3,542,404.81
October 12, 2016	$1,669,015.14
November 12, 2016 and thereafter	$0.00

Schedule III-2

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Annex A-1-1

ANNEX A-1

ANNEX #   LOAN #   SELLER   PROPERTY NAME                              STREET ADDRESS
--------------------------------------------------------------------------------------------------------------------------------

   1         1     JPMCB    Centro - New Plan Pool I                   Various
  1.01     1.01             Bardin Place Center                        4620 South Cooper Street
  1.02     1.02             Stockbridge Village                        3542-3618 Highway 138, Southeast
  1.03     1.03             Miami Gardens                              5750 Northwest 183rd Street
  1.04     1.04             Crossroads Shopping Center                 1000 Crossroads Drive
  1.05     1.05             Elk Grove Town Center                      980 Elk Grove Town Center
  1.06     1.06             Maple Village                              155-396 North Maple Road
  1.07     1.07             Carmen Plaza                               311-487 Carmen Drive
  1.08     1.08             Pavillions at Eastlake                     2100 Roswell Road
  1.09     1.09             Tarpon Mall                                40840 US Highway 19 North
  1.10     1.10             Renaissance Center East                    2340 East Tropicana Avenue
  1.11     1.11             Northmall Centre                           4881 North Stone Avenue
  1.12     1.12             Paradise Pavilion                          1400 South Main Street
  1.13     1.13             Crown Point                                2002-2009 Crown Plaza Drive
  1.14     1.14             Rock Prairie Crossing                      3501-3535 Longmire Road
  1.15     1.15             Mableton Walk                              5005-5025 Floyd Road
  1.16     1.16             Cave Spring Corners                        3971 Brambleton Avenue
  1.17     1.17             Cascade East                               6425-6479 East 28th Street
  1.18     1.18             Creekwood Shopping Center                  6459 Highway 42
   2         2     JPMCB    Gurnee Mills                               6170 West Grand Avenue
   3         3     JPMCB    North Hills Mall                           4217 Six Forks Road
   4         4     JPMCB    Sawgrass Mills Mall                        12801 West Sunrise Boulevard
   5       5.01             Colony Portfolio VII                       Various
  5.01       5     JPMCB    Financial Plaza                            6900 College Boulevard
  5.02       6     JPMCB    Scripps Waterbridge                        6925 & 6965 Lusk Boulevard
  5.03       7     JPMCB    Dry Creek Corporate Center II & III        10700 and 10800 East Geddes Avenue
  5.04       8     JPMCB    65 Corporate Woods Drive                   65 Corporate Woods Drive
  5.05       9     JPMCB    550 North Continental                      550 North Continental Boulevard
  5.06      10     JPMCB    3000 SouthPoint                            3000 South Corporate Parkway
  5.07      11     JPMCB    O'Hare Industrial 701 Lunt                 701 Lunt Avenue
  5.08      12     JPMCB    O'Hare Industrial 55 East Howard           55 East Howard Avenue
  5.09      13     JPMCB    O'Hare Industrial 1525 Chase               1525 Chase Avenue
   6        14     JPMCB    USFS Industrial Distribution Portfolio     Various
  6.01     14.01            15155 Northam Street                       15155 Northam Street
  6.02     14.02            120 Longs Pond Road                        120 Longs Pond Road
  6.03     14.03            7004 East Hanna Avenue                     7004 East Hanna Avenue
  6.04     14.04            1685 West Cheyenne Avenue                  1685 West Cheyenne Avenue
  6.05     14.05            7801 Statesville Road                      7801 Statesville Road
  6.06     14.06            300 Lawrence Drive                         300 Lawrence Drive
  6.07     14.07            4650 West Buckeye Road                     4650 West Buckeye Road
  6.08     14.08            8024 Telegraph Road                        8024 Telegraph Road
  6.09     14.09            10211 North I-35 Service Road              10211 North IH 35
  6.10     14.10            7598 NW 6th Avenue                         7598 NW 6th Avenue
  6.11     14.11            11994 Livingston Road                      11994 Livingston Road
  6.12     14.12            1500 NC Hwy 39                             1500 NC Highway 39
  6.13     14.13            28001 Napier Road                          28001 Napier Road
  6.14     14.14            11955 East Peakview Avenue                 11955 East Peakview Avenue
  6.15     14.15            12301 Cumberland Road                      12301 Cumberland Road
  6.16     14.16            1899 North US Hwy 1                        1899 North US Highway 1
  6.17     14.17            9605 54th Avenue North                     9605 54th Avenue North
  6.18     14.18            222 Otrobando Avenue P.O. Box 103          222-260 and 237-251 Otrobando Avenue
  6.19     14.19            W137 N9245 Highway 45                      West 137 N9245 Highway 145
  6.20     14.20            950 South Shiloh Road & 1992 Forest Lane   950 South Shiloh Road & 1992 Forest Lane
  6.21     14.21            111 Alliant Drive                          111 Alliant Drive
  6.22     14.22            755 Pierce Road                            755 Pierce Road
  6.23     14.23            40 Fort Lewis Boulevard                    40 Fort Lewis Boulevard
  6.24     14.24            8000 Bavaria Road                          8000 Bavaria Road
  6.25     14.25            10410 South 50th Place                     10410 South 50th Place
  6.26     14.26            1 Quality Lane                             1 Quality Lane
  6.27     14.27            2850 Selma Highway                         2850 Selma Highway
  6.28     14.28            5445 Spellmire Drive                       5445 Spellmire Drive
  6.29     14.29            1350/1400 North 10th Street                1350/1400 North 10th Street
  6.30     14.30            1044/1045 Garden Street                    1044/1045 Garden Street
  6.31     14.31            4601 32nd Avenue South                     4601 32nd Avenue South
  6.32     14.32            5353 Nathan Lane North                     5353 Nathan Lane North
  6.33     14.33            125 Gardenville Parkway West               125 Gardenville Parkway West
  6.34     14.34            6315 John J Pershing Drive                 6315 John J Pershing Drive
  6.35     14.35            3500 Saratoga Avenue                       3500 Saratoga Avenue
  6.36     14.36            333-340 North Claremont Avenue             333 North Claremont Avenue and 340 North Oakley Boulevard
  6.37     14.37            2575 Virginia Avenue                       2575 Virginia Avenue
  6.38     14.38            345 Kino Drive                             345 South Kino Parkway
   7        15     JPMCB    Clark Tower                                5100 Poplar Avenue
   8        16     JPMCB    Lakeshore Apartments                       8210 Lakeshore Trail East Drive
   9        17     JPMCB    STF Portfolio                              Various
  9.01     17.01            101 Lindbergh Drive                        101 Lindbergh Drive
  9.02     17.02            1313 Don Haskins Drive                     1313 Don Haskins Drive
  9.03     17.03            4403 West Military Highway                 4403 West Military Highway
  9.04     17.04            4200 West Military Highway                 4200-4328 West Military Highway
  9.05     17.05            9701 Pan American Drive                    9701 Pan American Drive
  9.06     17.06            1328 East Hackberry Avenue                 1328 East Hackberry Avenue
  9.07     17.07            2660 Airport Road                          2660 Airport Road
  9.08     17.08            4301 West Military Highway                 4301 West Military Highway
  9.09     17.09            5800 South 42nd Street                     5800 South 42nd Street
  9.10     17.10            1300 East Hackberry Avenue                 1300 East Hackberry Avenue
  9.11     17.11            9515 Plaza Circle                          9515 Plaza Circle
  9.12     17.12            1200 East Hackberry Avenue                 1200 East Hackberry Avenue
  9.13     17.13            6200 South 35th Street                     6200 South 35th Street
  9.14     17.14            3600 West Military Highway                 3600 West Military Highway
  9.15     17.15            3500 West Millitary Highway                3500 West Military Highway
  9.16     17.16            3500 Durango Avenue                        3500 Durango Avenue
  9.17     17.17            7001 South 33rd Street                     7001 South 33rd Street
  9.18     17.18            6412 South 36th Street                     6412 South 36th Street
  9.19     17.19            6901 South 33rd Street                     6901 South 33rd Street
   10       18      CIBC    Baldwin Park Retail                        4815, 4846, 4851, 4915 and 4926 New Broad Street
   11       19     JPMCB    Portola Plaza Hotel                        2 Portola Plaza
   12      20.01            Zeman Crossed Portfolio                    Various
 12.01      20     JPMCB    Forest View                                11707 North 2nd Street & 7927 Forest Hills Road
 12.02      21     JPMCB    Whispering Sands                           810 North Elmwood Park
 12.03      22     JPMCB    Sauk Trail MHC                             21191 Torrence Avenue
   13       23      CIBC    International Aluminum Portfolio           Various
 13.01     23.01            30526 San Antonio Street                   30526 San Antonio Street
 13.02     23.02            5625 Firestone Boulevard                   5625 Firestone Boulevard
 13.03     23.03            3663 Bandini Boulevard                     3663 Bandini Boulevard
 13.04     23.04            2500 East Chambers Street                  2500 East Chambers Street
 13.05     23.05            6969 West 73rd Street                      6969 West 73rd Street
 13.06     23.06            2000 Silber Road                           2000 Silber Road
 13.07     23.07            720 Cel-River Road                         720 Cel-River Road
   14       24      CIBC    Pillsbury Winthrop                         2475 Hanover Street
   15       25     JPMCB    Everbank Building                          501 Riverside Avenue
   16       26     JPMCB    Gold's Gym Portfolio                       Various
 16.01     26.01            Gold's Gym - Taylorsville                  4620 Taylorsville Road
 16.02     26.02            Gold's Gym - New Albany                    5689 North Hamilton Road &
                                                                       4951-4977 Dublin Granville Road
 16.03     26.03            Gold's Gym - Hillard                       1800 Tanglewood Park Boulevard
   17       27     JPMCB    Best Buy - Torrence, CA                    3675 Pacific Coast Highway
   18       28     JPMCB    Ellington Plaza                            1301 U Street, Northwest
   19       29      CIBC    The Milburn Hotel                          242 West 76th Street
   20       30     JPMCB    Columbus Corporate Office                  39450 West Twelve Mile Road
   21       31      CIBC    Berkeley Place                             100-110 Buckwalter Parkway Place
   22       32      CIBC    Warner Center Business Park                21052, 21300-21320 and 21322 Oxnard Street &
                                                                       21150-21160 and 21300-21320 Califa Street
   23       33      CIBC    Autumn Creek                               1320 North McQueen Road
   24       34     JPMCB    Timber Ridge Apartments                    6700 Wall Street
   25       35      CIBC    Millennium Garage                          222 North Columbus Drive
   26       36      CIBC    Broadstone Stonebriar                      5200 Town and Country Boulevard
   27       37     JPMCB    1564 Broadway                              1564 Broadway
   28       38      CIBC    Enclave at the Foothills                   7300 North Mona Lisa Road
   29       39      CIBC    Marketplace at Chews Landing               1200 Chews Landing Road
   30       40      CIBC    Union Hills Estates                        4101 West Union Hills Drive
   31       41     JPMCB    Northrop Grumman  - Redondo Beach          3643 Dolittle Drive
   32       42      CIBC    Park Ridge Medical Office                  1561 Long Pond Road
   33       43     JPMCB    Carlsbad Commerce Center                   2185-2237 Faraday Avenue
   34       44      CIBC    Associated Hygienic Products               2332 US Highway 42 South
   35       45      CIBC    Monmouth Plaza                             133-139 Route 35
   36       46      CIBC    Holiday Inn - Harrisburg West              5140 Carlisle Pike
   37       47     JPMCB    Southshore Medical                         5452 Fort Street
   38       48      CIBC    600 North Bedford Street                   600 North Bedford Street
   39       49      CIBC    Gannttown                                  5200 Route 42
   40       51      CIBC    Eagles Landing Apartments                  3980 North Major Drive
   41       52     JPMCB    Wright State Student Apartments            2060, 2070, 2080, 2090 & 2100 Zink Road
   42       53      CIBC    7700 Place                                 7700 East Speedway Boulevard
   43       54      CIBC    Aetna Building                             175 Running Hill Road
   44       55      CIBC    Infinity Corporate Centre                  10500 Antenucci Boulevard
   45       56      CIBC    Lincoln Village                            6406 North Interstate Highway 35
   46       57     JPMCB    Palma Sola Shopping Center                 5505-5805 Manatee Ave West
   47       58      CIBC    Hallmark Health Systems                    30 New Crossing Road
   48       59     JPMCB    Alexander Hamilton Plaza                   100 Hamilton Plaza
   49       60     JPMCB    43-02 Ditmars                              43-02 Ditmars Boulevard
   50       61     JPMCB    Mid Memphis Tower                          1407 Union Avenue
   51       62     JPMCB    7515 Greenville                            7515 Greenville Avenue
   52       63      CIBC    Shaw's Plaza                               455-465 William South Canning Boulevard
   53       64      CIBC    University Hill Apartments                 4704 North University Drive
   54       65      CIBC    Villas At Foxbrick                         7150, 7211 Foxbrick Lane
   55       66     JPMCB    7500 West 110th Street                     7500 West 110th Street
   56       67      CIBC    Holiday Inn - Lima                         1920 Roschman Avenue
   57       68     JPMCB    Ultra Plaza                                8333-8357 and 8401-8501 Indianapolis Boulevard
   58       69      CIBC    Valet Airpark                              9600 Sepulveda Boulevard
   59       70      CIBC    Pipers Crossing                            1201-1217 Piper Boulevard
   60       71      CIBC    Castillo Real                              530 A1A Beach Boulevard
   61       72      CIBC    Wall Street Plaza                          18663 Ventura Boulevard
   62       73     JPMCB    701 N. Post Oak                            701 North Post Oak Road
   63       74      CIBC    Lake Buena Vista Shopping Center           12444 South Apopka Vineland Road
   64       75      CIBC    The Andrew Hotel                           75 North Station Plaza
   65       76      CIBC    Wingate Inn - Lynchburg, VA                3777 Candlers Mountain Road
   66       77     JPMCB    599 Broadway                               599 Broadway
   67       78      CIBC    322-326 East 82nd Street                   322-326 East 82nd Street
   68       79      CIBC    Shadow Creek Apartments                    2807 Daniel McCall Drive
   69       80      CIBC    Mission Bay Holiday Inn Express            4610 De Soto Street
   70       81      CIBC    Fairfield Inn - Fayetteville, NC           562 Cross Creek Mall
   71       82      CIBC    College Drive Plaza                        5245 College Drive
   72       83     JPMCB    Haggerty IV                                28175 Cabot Drive
   73       84      CIBC    John B. Sanfilippo & Son Facility          16435 IH-35 North
   74       85      CIBC    Sheplers Portfolio                         Various
 74.01     85.01            6501 West Kellog                           6501 West Kellog Street
 74.02     85.02            4950 South Laura                           4950 South Laura
 74.03     85.03            812 S. Meridian Ave.                       812 South Meridian Avenue
   75       86      CIBC    Sportsman Warehouse, Burlington            2000 South Burlington Boulevard
   76       87     JPMCB    Deer Trace MHC                             10514 Buck Crossing
   77       88      CIBC    International Corporate Center             4601 Corporate Drive
   78       89      CIBC    Independence Plaza III                     322 Route 35
   79       90     JPMCB    Lakeridge Shopping Center                  108 West Belt Line Road
   80       91     JPMCB    One Sterling Plaza                         10101 Southwest Freeway
   81       92     JPMCB    Sharpstown Industrial Portfolio I & II     5822-5828 Parkersburg, 6906-6916 Harwin Drive,
                                                                       5731-5736 Savoy Drive, 5802-5808 Parkersburg,
                                                                        5650-5660 Savoy Drive, 5701-5711 Savoy Drive,
                                                                       5721-5729 Savoy Drive
   82       93     JPMCB    Hampton Inn - Des Moines Airport           5001 Fleur Drive
   83       94     JPMCB    Century Park Apartments                    20430 Imperial Valley Drive
   84       95     JPMCB    North Pointe Center - Carmel, IN           550 Congressional Boulevard
   85       96      CIBC    Hampton Inn & Suites - Albuquerque, NM     6150 Iliff Road North West
   86       97      CIBC    660 North Central Expressway               660 North Central Expressway
   87       98      CIBC    Orchard Place Apartments                   450 West Orchard Avenue
   88       99     JPMCB    200 Edwards                                200 North Edwards Boulevard
   89       100     CIBC    One Milk Street                            One Milk Street
   90       101    JPMCB    Alco Building                              600 Nova Drive
   91       102    JPMCB    Armon Bay Apartments                       6925 South Padre Island Drive
   92       103    JPMCB    PNC Bank - McLean                          6805 Old Dominion Drive
   93       104     CIBC    Ideal Building                             4200 Northwest 16th Street
   94       105    JPMCB    L-3 Communications                         615 Epsilon Drive
   95       106     CIBC    Quality Inn                                201 North 1st Street
   96       107     CIBC    The Marketplace
                            Shopping Center - Odessa, TX               4555 East University Boulevard
   97       108    JPMCB    Gold's Gym - O'Fallon, MO                  2691 Highway K
   98       109     CIBC    KCWS Building                              1525 and 1575 North 600 East & 570 Research Parkway
   99       110    JPMCB    Citizen Square                             4075 Georgia Highway 120
  100       111    JPMCB    Gold's Gym - St. Peters, MO                5230 South Highway 94
  101       112     CIBC    Sportsman's Warehouse - Coeur D' Alene     3534 North Government Way
  102       113     CIBC    Northland Plaza                            100 West Northern Avenue
  103       114     CIBC    Hawthorn Suites - Charleston, SC           2455 Savannah Highway
  104       115     CIBC    Agency of Childhood Development            Various
 104.01   115.01            Agency of Childhood Development - Bronx    670-680 East 219th Street
 104.02   115.02            Agency of Childhood Development - Queens   34-10 108th Street
  105       116     CIBC    Campus Park Housing                        122 West Falls Avenue
  106       117    JPMCB    24 Hour Fitness Olathe                     134th Place and Blackfoot Drive
  107       118     CIBC    500 Route 17 South                         500-501 State Route 17
  108       119    JPMCB    Circuit City Aurora Colorado               1450 South Abilene Street
  109       120     CIBC    Mansfield Portfolio                        2400, 2421, 2401, 2420 Highway 287 North
  110       121    JPMCB    Comfort Inn - Bethlehem                    3191 Highfield Drive
  111       122    JPMCB    Woodhill Apartments                        7 Patterson Drive
  112       123    JPMCB    Monceaux                                   516 Monceaux Road
  113       124    JPMCB    Twenty Mile Stadium Theater                18625 East Stage Run Road
  114       125    JPMCB    Chesterbrook Academy                       711 Hollow Road
  115       126     CIBC    Chestnut Hollow Apartments                 141 Chestnut Street
  116       127    JPMCB    Fall Lake Apartments                       1415 Greens Parkway
  117       128    JPMCB    Winter Haven Corners                       721 3rd Street South West
  118       129     CIBC    Tower at Boerne                            1595  South Main Street
  119       130     CIBC    The Heritage Building-Hancock Street       1495 Hancock Street
  120       131     CIBC    521-545 St. Paul Place                     521-545 Saint Paul Place
  121       132    JPMCB    Shops at Port A - Phase I                  1007, 1023 & 1115 State Highway 361
  122       133    JPMCB    2200 North Loop                            2200 North Loop West
  123       134     CIBC    202 East 21st Street                       202 East 21st Street
  124       135    JPMCB    Bordeaux Apartments                        2901 South Brahma Boulevard
  125       136    JPMCB    Roselawn                                   3346 Roselawn Road
  126       137    JPMCB    Murrieta Professional Plaza                40700 California Oaks Road
  127       138     CIBC    Washburn Retail Center                     3255 Washburn Way
  128       139     CIBC    1582 York Avenue                           1582 York Avenue
  129       140     CIBC    206 East 81st Street                       206 East 81st Street
  130       141     CIBC    Briarwood Shopping Center                  901-1027 West Main Street
  131       142    JPMCB    Lazy Boy - Buford, GA                      1855 Mall of Georgia Boulevard
  132       143     CIBC    309 West 43rd Street                       309 West 43rd Street
  133       144     CIBC    Randall's Supermarket                      6800 Berkman Drive

                                                                           NUMBER OF   PROPERTY             PROPERTY
ANNEX #   CITY                 STATE      ZIP CODE     COUNTY              PROPERTIES  TYPE                 SUBTYPE
------------------------------------------------------------------------------------------------------------------------------------

   1      Various             Various     Various      Various                  18     Retail               Anchored
  1.01    Arlington             TX         78336       Tarrant                  1      Retail               Anchored
  1.02    Stockbridge           GA         30281       Clayton                  1      Retail               Anchored
  1.03    Miami                 FL         33015       Miami-Dade               1      Retail               Anchored
  1.04    Statesville           NC         28625       Iredell                  1      Retail               Anchored
  1.05    Elk Grove Village     IL         60007       Cook                     1      Retail               Anchored
  1.06    Ann Arbor             MI         48103       Washtenaw                1      Retail               Anchored
  1.07    Camarillo             CA         93010       Ventura                  1      Retail               Anchored
  1.08    Marietta              GA         30062       Cobb                     1      Retail               Anchored
  1.09    Tarpon Springs        FL         34689       Pinellas                 1      Retail               Anchored
  1.10    Las Vegas             NV         89119       Clark                    1      Retail               Anchored
  1.11    Tucson                AZ         85704       Pima                     1      Retail               Anchored
  1.12    West Bend             WI         53095       Washington               1      Retail               Anchored
  1.13    Columbus              OH         43235       Franklin                 1      Retail               Anchored
  1.14    College Station       TX         77845       Brazos                   1      Retail               Anchored
  1.15    Mableton              GA         30126       Cobb                     1      Retail               Anchored
  1.16    Roanoke               VA         24018       Roanoke                  1      Retail               Anchored
  1.17    Grand Rapids          MI         49546       Kent                     1      Retail               Anchored
  1.18    Rex                   GA         30273       Clayton                  1      Retail               Anchored
   2      Gurnee                IL         60031       Lake                     1      Retail               Anchored
   3      Raleigh               NC         27609       Wake                     1      Retail               Anchored
   4      Sunrise               FL         33323       Broward                  1      Retail               Anchored
   5      Various             Various     Various      Various                  9      Various              Various
  5.01    Overland Park         KS         66211       Johnson                  1      Office               Suburban
  5.02    San Diego             CA         92121       San Diego                1      Office               CBD
  5.03    Englewood             CO         80112       Arapahoe                 1      Office               Suburban
  5.04    Bridgeton             MO         63044       Saint Louis              1      Industrial           Warehouse/Distribution
  5.05    El Segundo            CA         90245       Los Angeles              1      Office               Suburban
  5.06    Forest Park           GA         30297       Clayton                  1      Industrial           Warehouse/Distribution
  5.07    Elk Grove Village     IL         60007       Cook                     1      Industrial           Warehouse/Distribution
  5.08    Des Plaines           IL         60018       Cook                     1      Industrial           Warehouse/Distribution
  5.09    Elk Grove Village     IL         60007       Cook                     1      Industrial           Warehouse/Distribution
   6      Various             Various     Various      Various                  38     Various              Various
  6.01    La Mirada             CA         90638       Los Angeles              1      Industrial           Warehouse/Distribution
  6.02    Lexington             SC         29072       Lexington                1      Industrial           Warehouse/Distribution
  6.03    Tampa                 FL         33610       Hillsborough             1      Industrial           Warehouse/Distribution
  6.04    North Las Vegas       NV         89032       Clark                    1      Industrial           Warehouse/Distribution
  6.05    Charlotte             NC         28269       Mecklenburg              1      Industrial           Warehouse/Distribution
  6.06    Livermore             CA         94551       Alameda                  1      Industrial           Warehouse/Distribution
  6.07    Phoenix               AZ         85043       Maricopa                 1      Industrial           Warehouse/Distribution
  6.08    Severn                MD         21144       Anne Arundel             1      Industrial           Warehouse/Distribution
  6.09    Oklahoma City         OK         73131       Oklahoma                 1      Industrial           Warehouse/Distribution
  6.10    Boca Raton            FL         33487       Palm Beach               1      Industrial           Warehouse/Distribution
  6.11    Manassas              VA         20109       Prince William           1      Industrial           Warehouse/Distribution
  6.12    Zebulon               NC         27597       Wake                     1      Industrial           Warehouse/Distribution
  6.13    Wixom                 MI         48393       Oakland                  1      Industrial           Warehouse/Distribution
  6.14    Centennial            CO         80111       Arapahoe                 1      Industrial           Warehouse/Distribution
  6.15    Fishers               IN         46038       Hamilton                 1      Industrial           Warehouse/Distribution
  6.16    Ormond Beach          FL         32174       Volusia                  1      Industrial           Warehouse/Distribution
  6.17    Plymouth              MN         55442       Hennepin                 1      Industrial           Warehouse/Distribution
  6.18    Norwich               CT         06360       New London               1      Industrial           Warehouse/Distribution
  6.19    Menomonee Falls       WI         53051       Waukesha                 1      Industrial           Warehouse/Distribution
  6.20    Garland               TX         75042       Dallas                   1      Industrial           Warehouse/Distribution
  6.21    Houston               TX         77032       Harris                   1      Industrial           Warehouse/Distribution
  6.22    Clifton Park          NY         12065       Saratoga                 1      Industrial           Warehouse/Distribution
  6.23    Salem                 VA         24153       Salem                    1      Industrial           Warehouse/Distribution
  6.24    Twinsburg             OH         44087       Summit                   1      Industrial           Warehouse/Distribution
  6.25    Phoenix               AZ         85044       Maricopa                 1      Office               Suburban
  6.26    Streator              IL         61364       Livingston               1      Industrial           Warehouse/Distribution
  6.27    Montgomery            AL         36108       Montgomery               1      Industrial           Warehouse/Distribution
  6.28    Cincinnati            OH         45246       Butler                   1      Industrial           Warehouse/Distribution
  6.29    Paducah               KY         42001       McCracken                1      Industrial           Warehouse/Distribution
  6.30    Greensburg            PA         15601       Westmoreland             1      Industrial           Warehouse/Distribution
  6.31    Grand Forks           ND         58201       Grand Forks              1      Industrial           Warehouse/Distribution
  6.32    Plymouth              MN         55442       Hennepin                 1      Industrial           Warehouse/Distribution
  6.33    Cheektowaga           NY         14224       Erie                     1      Industrial           Warehouse/Distribution
  6.34    Omaha                 NE         68110       Douglas                  1      Industrial           Warehouse/Distribution
  6.35    Bismarck              ND         58503       Burleigh                 1      Industrial           Warehouse/Distribution
  6.36    Chicago               IL         60612       Cook                     1      Industrial           Warehouse/Distribution
  6.37    Hurricane             WV         25526       Putnam                   1      Industrial           Warehouse/Distribution
  6.38    Tucson                AZ         85719       Pima                     1      Industrial           Warehouse/Distribution
   7      Memphis               TN         38137       Shelby                   1      Office               Suburban
   8      Indianapolis          IN         46250       Marion                   1      Multifamily          Garden
   9      Various             Various     Various      Various                  19     Industrial           Warehouse/Distribution
  9.01    Santa Teresa          NM         88008       Dona Ana                 1      Industrial           Warehouse/Distribution
  9.02    El Paso               TX         79936       El Paso                  1      Industrial           Warehouse/Distribution
  9.03    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.04    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.05    El Paso               TX         79927       El Paso                  1      Industrial           Warehouse/Distribution
  9.06    McAllen               TX         78501       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.07    Santa Teresa          NM         88008       Dona Ana                 1      Industrial           Warehouse/Distribution
  9.08    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.09    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.10    McAllen               TX         78501       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.11    El Paso               TX         79927       El Paso                  1      Industrial           Warehouse/Distribution
  9.12    McAllen               TX         78501       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.13    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.14    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.15    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.16    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.17    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.18    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
  9.19    McAllen               TX         78503       Hidalgo                  1      Industrial           Warehouse/Distribution
   10     Orlando               FL         32814       Orange                   1      Retail               Anchored
   11     Monterey              CA         93940       Monterey                 1      Hotel                Full Service
   12     Various             Various     Various      Various                  3      Manufactured Housing Manufactured Housing
 12.01    Machesney Park        IL      61111, 61115   Winnebago                1      Manufactured Housing Manufactured Housing
          and Lovers Park
 12.02    Valparaiso            IN         46385       Porter                   1      Manufactured Housing Manufactured Housing
 12.03    Sauk Village          IL         60411       Cook                     1      Manufactured Housing Manufactured Housing
   13     Various             Various     Various      Various                  7      Industrial           Warehouse/Distribution
 13.01    Hayward               CA         94544       Alameda                  1      Industrial           Warehouse/Distribution
 13.02    South Gate            CA         90280       Los Angeles              1      Industrial           Warehouse/Distribution
 13.03    Los Angeles           CA         90023       Los Angeles              1      Industrial           Warehouse/Distribution
 13.04    Phoenix               AZ         85040       Maricopa                 1      Industrial           Warehouse/Distribution
 13.05    Bedford Park          IL         60638       Cook                     1      Industrial           Warehouse/Distribution
 13.06    Houston               TX         77055       Harris                   1      Industrial           Warehouse/Distribution
 13.07    Rock Hill             SC         29730       York                     1      Industrial           Warehouse/Distribution
   14     Palo Alto             CA         94304       Santa Clara              1      Office               Suburban
   15     Jacksonville          FL         32202       Duval                    1      Mixed Use            Office/Retail
   16     Various             Various     Various      Various                  3      Retail               Anchored
 16.01    Louisville            KY         40220       Jefferson                1      Retail               Anchored
 16.02    Columbus              OH         43230       Franklin                 1      Retail               Anchored
 16.03    Hilliard              OH         43026       Franklin                 1      Retail               Anchored
   17     Torrance              CA         90505       Los Angeles              1      Retail               Anchored
   18     Washington            DC         20009       District of Columbia     1      Mixed Use            Multifamily/Retail
   19     New York              NY         10023       New York                 1      Hotel                Limited Service
   20     Novi                  MI         48377       Oakland                  1      Office               Suburban
   21     Bluffton              SC         29910       Beaufort                 1      Retail               Anchored
   22     Woodland Hills        CA         91367       Los Angeles              1      Mixed Use            Office/Retail/Industrial
   23     Chandler              AZ         85225       Maricopa                 1      Multifamily          Garden
   24     Mobile                AL         36695       Mobile                   1      Multifamily          Garden
   25     Chicago               IL         60601       Cook                     1      Parking Garage       Parking Garage
   26     Frisco                TX         75034       Denton                   1      Multifamily          Garden
   27     New York              NY         10036       New York                 1      Office               CBD
   28     Tucson                AZ         85741       Pima                     1      Multifamily          Garden
   29     Laurel Springs        NJ         08021       Camden                   1      Retail               Anchored
   30     Glendale              AZ         85308       Maricopa                 1      Multifamily          Garden
   31     Redondo Beach         CA         90278       Los Angeles              1      Office               Suburban
   32     Greece                NY         14626       Monroe                   1      Office               Suburban
   33     Carlsbad              CA         92008       San Diego                1      Mixed Use            Office/Industrial
   34     Delaware              OH         43015       Delaware                 1      Industrial           Flex
   35     Eatontown             NJ         07724       Monmouth                 1      Retail               Anchored
   36     Mechanicsburg         PA         17050       Cumberland               1      Hotel                Full Service
   37     Trenton               MI         48183       Wayne                    1      Office               Suburban
   38     East Bridgewater      MA         02333       Plymouth                 1      Office               Suburban
   39     Turnersville          NJ         08012       Gloucester               1      Retail               Anchored
   40     Beaumont              TX         77713       Jefferson                1      Multifamily          Garden
   41     Fairborn              OH         45234       Greene                   1      Multifamily          Student Housing
   42     Tucson                AZ         85710       Pima                     1      Multifamily          Garden
   43     South Portland        ME         04106       Cumberland               1      Office               Suburban
   44     Garfield Heights      OH         44125       Cuyahoga                 1      Office               Suburban
   45     Austin                TX         78752       Travis                   1      Retail               Shadow Anchored
   46     Bradenton             FL         34209       Manatee                  1      Retail               Anchored
   47     Reading               MA         01867       Middlesex                1      Office               Suburban
   48     Paterson              NJ         07505       Passaic                  1      Office               Suburban
   49      Astoria              NY         11105       Queens                   1      Retail               Anchored
   50     Memphis               TN         38104       Shelby                   1      Office               CBD
   51     Dallas                TX         75231       Dallas                   1      Office               Suburban
   52     Fall River            MA         02721       Bristol                  1      Retail               Anchored
   53     Nacogdoches           TX         75965       Nacogdoches              1      Multifamily          Garden
   54     Houston               TX         77338       Harris                   1      Multifamily          Garden
   55     Overland Park         KS         66210       Johnson                  1      Office               Suburban
   56     Lima                  OH         45804       Allen                    1      Hotel                Full Service
   57     Highland              IN         46322       Lake                     1      Retail               Anchored
   58     Los Angeles           CA         90045       Los Angles               1      Parking Garage       Parking Garage
   59     Naples                FL         34110       Collier                  1      Retail               Unanchored
   60     Saint Augustine       FL         32080       Saint Johns              1      Hotel                Full Service
   61     Tarzana               CA         91356       Los Angeles              1      Office               Suburban
   62     Houston               TX         77024       Harris                   1      Office               CBD
   63     Orlando               FL         32836       Orange                   1      Retail               Unanchored
   64     Great Neck            NY         11021       Nassau                   1      Hotel                Limited Service
   65     Lynchburg             VA         24502       Lynchburg                1      Hotel                Limited Service
   66     Paterson              NJ         07514       Passaic                  1      Multifamily          Mid/High Rise
   67     New York              NY         10028       New York                 1      Multifamily          Mid/High Rise
   68     Lufkin                TX         75904       Angelina                 1      Multifamily          Garden
   69     San Diego             CA         92109       San Diego                1      Hotel                Limited Service
   70     Fayetteville          NC         28303       Fayetteville             1      Hotel                Limited Service
   71     Murray                UT         84123       Salt Lake                1      Office               Suburban
   72     Novi                  MI         48377       Oakland                  1      Office               Suburban
   73     Selma                 TX         78154       Guadalupe                1      Industrial           Warehouse/Distribution
   74     Various             Various     Various      Various                  3      Various              Various
 74.01    Wichita               KS         67209       Sedgwick                 1      Retail               Anchored
 74.02    Wichita               KS         67216       Sedgwick                 1      Mixed Use            Office/Industrial
 74.03    Oklahoma City         OK         73108       Oklahoma                 1      Retail               Anchored
   75     Burlington            WA         98233       Skagit                   1      Retail               Anchored
   76     Walton                KY         41094       Boone                    1      Manufactured Housing Manufactured Housing
   77     Concord               NC         28027       Cabarrus                 1      Office               Suburban
   78     Red Bank              NJ         07701       Monmouth                 1      Office               CBD
   79     Cedar Hill            TX         75104       Dallas                   1      Retail               Anchored
   80     Houston               TX         77074       Harris                   1      Office               Suburban
   81     Houston               TX         77036       Harris                   1      Industrial           Flex
   82     Des Moines            IA         50321       Polk                     1      Hotel                Limited Service
   83     Houston               TX         77073       Harris                   1      Multifamily          Garden
   84     Carmel                IN         46032       Hamilton                 1      Office               Suburban
   85     Albuquerque           NM         87121       Bernalillo               1      Hotel                Limited Service
   86     Plano                 TX         75074       Collin                   1      Office               Suburban
   87     Nampa                 ID         83651       Canyon                   1      Multifamily          Garden
   88     Lake Geneva           WI         53147       Walworth                 1      Retail               Anchored
   89     Boston                MA         02109       Suffolk                  1      Office               Suburban
   90     Massillon             OH         44646       Stark                    1      Industrial           Flex
   91     Corpus Christi        TX         78412       Nueces                   1      Multifamily          Garden
   92     McLean                VA         22101       Fairfax                  1      Office               Suburban
   93     Lauderhill            FL         33313       Broward                  1      Office               Suburban
   94     Pittsburgh            PA         15238       Allegheny                1      Mixed Use            Office/Industrial
   95     Palatka               FL         32177       Putnam                   1      Hotel                Full Service
   96     Odessa                TX         79762       Ector                    1      Retail               Unanchored
   97     O'Fallon              MO         63368       St. Charles              1      Retail               Anchored
   98     North Logan           UT         84341       Cache                    1      Office               Suburban
   99     Dallas                GA         30157       Paulding                 1      Retail               Unanchored
  100     St. Peters            MO         63304       Saint Charles            1      Retail               Anchored
  101     Coeur D' Alene        ID         83815       Kootenai                 1      Retail               Anchored
  102     Lima                  OH         45801       Allen                    1      Retail               Anchored
  103     Charleston            SC         29414       Charleston               1      Hotel                Limited Service
  104     Various               NY        Various      Various                  2      Office               Suburban
 104.01   Bronx                 NY         10467       Bronx                    1      Office               Suburban
 104.02   Corona                NY         11368       Queens                   1      Office               Suburban
  105     Twin Falls            ID         83301       Twin Falls               1      Multifamily          Student Housing
  106     Olathe                KS         66062       Johnson                  1      Retail               Unanchored
  107     Hasbrouck Heights     NJ         07604       Bergen                   1      Office               Suburban
  108     Aurora                CO         80012       Arapahoe                 1      Retail               Unanchored
  109     Mansfield             TX         76063       Tarrant                  1      Mixed Use            Office/Industrial
  110     Bethlehem             PA         18020       Northampton              1      Hotel                Limited Service
  111     Glenmont              NY         12077       Albany                   1      Multifamily          Garden
  112     West Palm Beach       FL         33405       Palm Beach               1      Industrial           Warehouse/Distribution
  113     Parker                CO         80134       Douglas                  1      Retail               Unanchored
  114     Phoenixville          PA         19460       Montgomery               1      Office               Suburban
  115     Needham               MA         02492       Norfolk                  1      Multifamily          Garden
  116     Houston               TX         77067       Harris                   1      Multifamily          Garden
  117     Winter Haven          FL         33880       Polk                     1      Retail               Unanchored
  118     Boerne                TX         78006       Kendall                  1      Retail               Unanchored
  119     Quincy                MA         02169       Norfolk                  1      Office               CBD
  120     Baltimore             MD         21202       Baltimore City           1      Office               CBD
  121     Port Aransas          TX         78373       Nueces                   1      Retail               Unanchored
  122     Houston               TX         77018       Harris                   1      Office               Suburban
  123     New York              NY         10010       New York                 1      Multifamily          Mid/High Rise
  124     Kingsville            TX         78363       Kleberg                  1      Multifamily          Garden
  125     San Antonio           TX         78226       Bexar                    1      Multifamily          Garden
  126     Murrieta              CA         92562       Riverside                1      Office               Suburban
  127     Klamath Falls         OR         97603       Klamath                  1      Retail               Unanchored
  128     New York              NY         10028       New York                 1      Multifamily          Mid/High Rise
  129     New York              NY         10028       New York                 1      Multifamily          Mid/High Rise
  130     Durant                OK         74701       Bryan                    1      Retail               Anchored
  131     Buford                GA         30519       Gwinnett                 1      Retail               Unanchored
  132     New York              NY         10036       New York                 1      Multifamily          Mid/High Rise
  133     Austin                TX         78723       Travis                   1      Retail               Anchored

                        YEAR                  UNIT OF                       OCCUPANCY          APPRAISED      APPRAISAL    CURRENT
ANNEX #  YEAR BUILT  RENOVATED    UNITS(1)    MEASURE     OCCUPANCY %          DATE           VALUE ($)(2)    DATE(2)   LTV %(3),(4)
------------------------------------------------------------------------------------------------------------------------------------

   1      Various     Various   3,144,729   Square Feet       94.0           07/23/07            396,415,000  Various      75.7
  1.01      1992                  310,184   Square Feet      100.0           07/23/07             38,750,000  04/19/07
  1.02      1992        2001      188,203   Square Feet       84.3           07/23/07             33,800,000  03/27/07
  1.03      1995        2007      244,719   Square Feet       98.7           07/23/07             31,500,000  03/27/07
  1.04      1991        1997      340,190   Square Feet       99.1           07/23/07             30,000,000  03/13/07
  1.05      1998                  131,849   Square Feet       99.0           07/23/07             28,500,000  03/27/07
  1.06      1965        2007      296,385   Square Feet       71.4           07/23/07             24,000,000  03/22/07
  1.07      1971        2003      129,173   Square Feet       98.3           07/23/07             27,750,000  03/14/07
  1.08      1986        1996      156,853   Square Feet       89.3           07/23/07             23,850,000  03/19/07
  1.09      1950        2003      147,585   Square Feet       96.0           07/23/07             22,000,000  03/27/07
  1.10      1981        2006      144,216   Square Feet       97.4           07/23/07             23,700,000  03/27/07
  1.11      1996                  168,585   Square Feet      100.0           07/23/07             21,350,000  03/27/07
  1.12      1978        2000      198,419   Square Feet       97.5           07/23/07             16,240,000  03/08/07
  1.13      1982        1998      147,275   Square Feet      100.0           07/23/07             16,475,000  03/27/07
  1.14      2000                  119,000   Square Feet       99.0           07/23/07             14,000,000  04/03/07
  1.15      1993                  105,742   Square Feet       93.8           07/23/07             13,300,000  03/17/07
  1.16      1969        2005      147,044   Square Feet       92.4           07/23/07             13,000,000  03/23/07
  1.17      1980                   99,529   Square Feet       88.5           07/23/07             11,300,000  03/12/07
  1.18      1990                   69,778   Square Feet       93.6           07/23/07              6,900,000  03/23/07
   2        1991                1,558,930   Square Feet       97.5           06/01/07            406,500,000  05/10/07     79.0
   3        1960        2004      585,798   Square Feet      100.0           06/01/07            188,000,000  04/03/07     75.1
   4        1990        2006    1,991,491   Square Feet     95.8(23)         05/01/07          1,025,000,000  05/04/07     80.0
   5      Various     Various   1,662,810   Square Feet       96.4            Various            178,715,000  Various
  5.01      1985                  291,967   Square Feet       86.6           05/04/07             45,550,000  04/25/07     60.1
  5.02      1991                  124,290   Square Feet      100.0           06/12/07             38,000,000  09/05/06     60.1
  5.03      2000                  185,957   Square Feet       90.8           04/30/07             28,900,000  03/29/07     60.1
  5.04      1992        2003      556,287   Square Feet      100.0           02/15/07             23,120,000  03/13/07     60.1
  5.05      1986        2006       97,257   Square Feet       95.6           01/31/07             21,235,000  04/19/07     60.1
  5.06      2000                  203,280   Square Feet      100.0           04/06/07             11,450,000  04/25/07     60.1
  5.07      1970                   93,655   Square Feet      100.0           09/01/07              4,700,000  04/13/07     60.1
  5.08      1970        2005       79,617   Square Feet      100.0           09/01/07              3,900,000  04/13/07     60.1
  5.09      1971        2004       30,500   Square Feet      100.0           09/01/07              1,860,000  04/13/07     60.1
   6      Various     Various   9,042,097   Square Feet      100.0           09/01/07            629,855,000  Various      75.0
  6.01      1995        2005      436,739   Square Feet      100.0           09/01/07             60,500,000  05/30/07
  6.02      1988        2004      504,627   Square Feet      100.0           09/01/07             37,000,000  05/29/07
  6.03      1989        2006      336,634   Square Feet      100.0           09/01/07             31,600,000  05/21/07
  6.04      1997        2006      307,790   Square Feet      100.0           09/01/07             31,000,000  05/29/07
  6.05      1992        1997      427,894   Square Feet      100.0           09/01/07             30,230,000  05/22/07
  6.06      1992        2002      330,250   Square Feet      100.0           09/01/07             28,700,000  05/24/07
  6.07      1989        1998      313,900   Square Feet      100.0           09/01/07             27,820,000  05/21/07
  6.08      1989        1998      346,271   Square Feet      100.0           09/01/07             26,400,000  05/25/07
  6.09      1999        2007      321,769   Square Feet      100.0           09/01/07             26,100,000  05/21/07
  6.10      1993                  172,200   Square Feet      100.0           09/01/07             25,000,000  05/28/07
  6.11      1985        2007      287,080   Square Feet      100.0           09/01/07             23,900,000  05/30/07
  6.12      1996        2007      394,065   Square Feet      100.0           09/01/07             22,350,000  05/25/07
  6.13      1999                  286,800   Square Feet      100.0           09/01/07             18,000,000  05/21/07
  6.14      1987        1998      381,032   Square Feet      100.0           09/01/07             17,100,000  05/21/07
  6.15      1998                  229,062   Square Feet      100.0           09/01/07             16,500,000  05/29/07
  6.16      1986        1998      202,143   Square Feet      100.0           09/01/07             15,500,000  05/25/07
  6.17      1986        1997      219,530   Square Feet      100.0           09/01/07             15,000,000  05/22/07
  6.18      1948        1999      240,609   Square Feet      100.0           09/01/07             15,000,000  05/28/07
  6.19      1982        1988      172,826   Square Feet      100.0           09/01/07             14,200,000  05/23/07
  6.20      1989        2007      357,370   Square Feet      100.0           09/01/07             13,500,000  05/23/07
  6.21      2000                  167,939   Square Feet      100.0           09/01/07             13,200,000  05/24/07
  6.22      1986        1996      150,000   Square Feet      100.0           09/01/07             11,800,000  05/21/07
  6.23      1972        2002      356,178   Square Feet      100.0           09/01/07             11,800,000  05/26/07
  6.24      1991        2005      167,575   Square Feet      100.0           09/01/07             11,050,000  05/21/07
  6.25      1985        2004       62,388   Square Feet      100.0           09/01/07             10,160,000  05/21/07
  6.26      1978        1995      155,100   Square Feet      100.0           09/01/07              9,700,000  05/24/07
  6.27      1965        1999      304,112   Square Feet      100.0           09/01/07              9,190,000  05/30/07
  6.28      1988        1996      203,958   Square Feet      100.0           09/01/07              7,930,000  05/21/07
  6.29      1976        1998      155,994   Square Feet      100.0           09/01/07              7,425,000  05/21/07
  6.30      1956        2006      323,900   Square Feet      100.0           09/01/07              7,260,000  05/25/07
  6.31      1994        2004      119,220   Square Feet      100.0           09/01/07              7,075,000  05/23/07
  6.32      1990        2007       79,855   Square Feet      100.0           09/01/07              5,575,000  05/22/07
  6.33      1970        1998      150,104   Square Feet      100.0           09/01/07              5,300,000  05/22/07
  6.34      1990        2002      107,000   Square Feet      100.0           09/01/07              4,300,000  05/25/07
  6.35      1996        2006       65,800   Square Feet      100.0           09/01/07              3,850,000  05/24/07
  6.36      1952        2007       47,700   Square Feet      100.0           09/01/07              3,600,000  05/25/07
  6.37      1969        1988      137,337   Square Feet      100.0           09/01/07              3,600,000  05/21/07
  6.38      1960        2003       19,346   Square Feet      100.0           09/01/07              1,640,000  05/21/07
   7        1973        2007      657,245   Square Feet       85.3           07/18/07             80,500,000  07/21/07     75.5
   8        1989        2007          740      Units          96.2           05/08/07             68,000,000  04/27/08     76.8
   9      Various     Various   1,200,274   Square Feet       89.4           06/25/07             63,000,000  05/21/07     77.8
  9.01      2001                  333,800   Square Feet      100.0           06/25/07             16,526,848  05/21/07
  9.02      1985        2006      174,860   Square Feet      100.0           06/25/07              8,607,630  05/21/07
  9.03      1998                  112,104   Square Feet       90.1           06/25/07              7,291,935  05/21/07
  9.04      1987                   80,220   Square Feet      100.0           06/25/07              4,183,568  05/21/07
  9.05      1989                   80,000   Square Feet      100.0           06/25/07              3,347,857  05/21/07
  9.06      1983                   45,734   Square Feet      100.0           06/25/07              2,795,725  05/21/07
  9.07      2000                   31,906   Square Feet       63.3           06/25/07              2,791,718  05/21/07
  9.08      1992                   52,500   Square Feet      100.0           06/25/07              2,270,650  05/21/07
  9.09      1999                   41,400   Square Feet       36.2           06/25/07              2,219,545  05/21/07
  9.10      1996                   34,500   Square Feet       27.5           06/25/07              2,043,185  05/21/07
  9.11      1989                   38,400   Square Feet       0.0            06/25/07              1,899,891  05/21/07
  9.12      1994                   27,500   Square Feet      100.0           06/25/07              1,851,792  05/21/07
  9.13      1990                   24,000   Square Feet       75.0           06/25/07              1,377,822  05/21/07
  9.14      1982                   21,000   Square Feet      100.0           06/25/07              1,180,418  05/21/07
  9.15      1985                   20,000   Square Feet      100.0           06/25/07              1,033,116  05/21/07
  9.16      1990                   21,000   Square Feet       57.1           06/25/07                946,939  05/21/07
  9.17      1995                   20,000   Square Feet      100.0           06/25/07                894,833  05/21/07
  9.18      1989                   20,160   Square Feet      100.0           06/25/07                884,812  05/21/07
  9.19      1990                   21,190   Square Feet      100.0           06/25/07                851,716  05/21/07
   10       2007                  182,463   Square Feet       87.8           08/28/07             57,000,000  12/01/07     72.8
   11       1977        2006          379      Rooms          72.6           05/30/07            104,500,000  04/06/07     38.3
   12     Various     Various       1,356      Pads           86.3           06/19/07             56,890,000  06/13/07
 12.01      1982        1996          933      Pads           93.0           06/19/07             43,500,000  06/13/07     68.6
 12.02      1978                      329      Pads           68.4           06/19/07             10,540,000  06/13/07     68.6
 12.03      2002                       94      Pads           83.0           06/19/07              2,850,000  06/13/07     68.6
   13     Various     Various     757,266   Square Feet      100.0           04/01/07             54,400,000  Various      71.7
 13.01      1977        2005      148,854   Square Feet      100.0           04/01/07             11,700,000  02/09/07
 13.02      1969        1999      149,200   Square Feet      100.0           04/01/07             11,700,000  02/09/07
 13.03      1985                  134,640   Square Feet      100.0           04/01/07             10,600,000  02/09/07
 13.04      1995                   99,000   Square Feet      100.0           04/01/07              8,200,000  02/08/07
 13.05      1982        1998       99,000   Square Feet      100.0           04/01/07              6,700,000  02/08/07
 13.06      1983                   57,000   Square Feet      100.0           04/01/07              3,400,000  02/08/07
 13.07      1985                   69,572   Square Feet      100.0           04/01/07              2,100,000  02/08/07
   14       2003                   82,000   Square Feet      100.0           09/01/07             53,380,000  06/26/07     73.1
   15       2007                  207,022   Square Feet       86.1           07/03/07             51,100,000  06/01/07     75.9
   16     Various     Various     194,312   Square Feet       90.3            Various             50,010,000  Various      58.8
 16.01      1995        2007       67,634   Square Feet      100.0           09/01/07             19,700,000  09/04/07
 16.02      2007                   72,417   Square Feet       73.9           08/31/07             15,950,000  09/05/07
 16.03      2007                   54,261   Square Feet      100.0           09/01/07             14,360,000  09/05/07
   17       1973        1994      106,970   Square Feet      100.0           07/01/07             40,000,000  07/13/07     71.8
   18       2003                      190      Units          97.4           08/19/07             78,000,000  08/07/07     52.3
   19       1926        2007          121      Rooms          88.2           03/31/07             40,700,000  05/01/07     61.4
   20       2007                  130,768   Square Feet      100.0           08/02/07             35,700,000  09/01/09     67.2
   21       2004                  125,511   Square Feet       77.8           03/31/07             31,500,000  04/02/07     74.6
   22       1974        2006      113,168   Square Feet      100.0           04/01/07             33,200,000  05/22/07     68.5
   23       1986                      360      Units          93.1           06/22/07             32,020,000  06/29/07     66.6
   24       1998                      320      Units          96.6           06/13/07             28,300,000  05/21/07     72.2
   25       2002                      523      Units         100.0           09/01/07             27,480,000  06/28/07     72.8
   26       1999                      306      Units          91.2           08/01/07             32,500,000  06/07/07     61.5
   27       1912        1990       52,657   Square Feet      100.0           07/25/07             55,000,000  05/07/07     36.4
   28       1986        2006          300      Units          94.3           06/22/07             25,530,000  06/28/07     73.1
   29       1995        2006      147,505   Square Feet       95.3           05/14/07             23,100,000  05/01/08     79.7
   30       1985        2004          282      Units          93.6           06/22/07             25,880,000  06/29/07     69.4
   31       1985                   99,840   Square Feet      100.0           07/23/07             26,250,000  06/25/07     65.9
   32       1978        2005       91,587   Square Feet       99.6           04/20/07             22,000,000  04/17/07     76.8
   33       1984        2004      145,718   Square Feet       91.3           07/31/07             24,500,000  07/05/07     66.5
   34       2006                  306,500   Square Feet      100.0           09/01/07             19,600,000  04/03/07     79.7
   35       2001                   84,947   Square Feet      100.0           09/01/07             19,800,000  05/25/07     77.2
   36       1954        2006          238      Rooms          88.1           05/31/07             20,900,000  05/01/07     72.1
   37       2004                   44,750   Square Feet       97.7           07/10/07             18,500,000  06/08/07     80.0
   38       2007                   70,000   Square Feet      100.0           09/01/07             18,250,000  06/01/07     79.5
   39       1988        2000      107,587   Square Feet       94.4           08/09/07             18,300,000  02/28/07     76.5
   40       2003        2006          196      Units          92.3           03/31/07             17,350,000  04/12/07     77.2
   41       1993                      190      Units          99.0           06/14/07             19,630,000  06/18/07     66.2
   42       1980                      301      Units          95.3           06/22/07             17,940,000  06/28/07     71.3
   43       1984        2006       59,341   Square Feet       87.5           09/01/07             15,850,000  08/01/07     79.8
   44       2001                   92,155   Square Feet       98.6           07/31/07             17,900,000  04/26/07     70.4
   45       1985                  178,800   Square Feet       84.2           07/23/07             15,650,000  06/19/07     79.9
   46       1977        2006      115,809   Square Feet       96.3           06/05/07             16,800,000  06/12/07     72.9
   47       1986        2006       33,420   Square Feet      100.0           08/29/07             17,000,000  03/03/07     70.9
   48       1972                  177,101   Square Feet       99.6           06/30/07             15,000,000  04/24/07     80.0
   49       1926        2004       83,266   Square Feet      100.0           05/11/07             18,900,000  06/04/07     63.5
   50       1974        2004      209,438   Square Feet       72.8           07/01/07             14,700,000  01/18/07     79.6
   51       1976                  121,441   Square Feet       95.7           05/18/07             15,100,000  06/12/07     77.5
   52       1985        2005       73,590   Square Feet      100.0           06/19/07             14,800,000  07/03/07     75.0
   53       2002                      186      Units          88.2           07/25/07             15,650,000  04/18/07     69.6
   54       2003                      199      Units          96.5           03/01/07             14,000,000  06/01/06     76.7
   55       1983        2007      107,748   Square Feet       98.9           07/03/07             13,300,000  07/16/07     79.2
   56       1989        2004          150      Rooms          74.0           05/23/07             16,600,000  05/01/07     63.2
   57       1961        1996      166,727   Square Feet      100.0     07/11/07 and 07/31/07      12,900,000  05/26/07     79.5
   58       1950        1995          182      Units         100.0           09/01/07             14,500,000  06/22/07     69.0
   59       2006                   45,034   Square Feet       80.6           08/24/07             15,390,000  12/01/07     65.0
   60       2005                       60      Rooms          59.3           03/30/07             13,400,000  04/02/07     74.3
   61       1986        2004       46,611   Square Feet      100.0           07/12/07             16,000,000  06/28/07     60.6
   62       1971        1997      120,887   Square Feet       88.4           06/30/07             13,550,000  07/17/07     70.8
   63       1991                   30,730   Square Feet       88.4           04/04/07             11,900,000  03/30/07     79.8
   64       1961        2001           62      Rooms          64.6           05/31/07             14,200,000  03/27/07     66.9
   65       1997                      131      Rooms          73.7           03/31/07             12,700,000  05/01/07     70.9
   66       1963        2000          117      Units          98.3           07/25/07             13,200,000  06/11/07     68.2
   67       1948        2006           60      Units          91.7           07/01/07             12,800,000  04/13/07     68.1
   68       2000                      138      Units          99.3           03/27/07             11,350,000  04/18/07     76.7
   69       1984        2006           88      Rooms          78.1           02/28/07             12,600,000  06/28/07     69.0
   70       1988                      133      Rooms          78.9           03/31/07             12,000,000  04/24/07     70.8
   71       1986        1995       94,615   Square Feet      100.0           10/18/06             11,700,000  10/10/06     72.0
   72       2004                   52,756   Square Feet      100.0           07/12/07             10,250,000  06/27/07     79.3
   73       1982        2005      327,155   Square Feet      100.0           09/01/07             14,800,000  06/30/06     54.2
   74     Various     Various     257,038   Square Feet      100.0           09/01/07             10,850,000  Various      73.7
 74.01      1954        1974      103,486   Square Feet      100.0           09/01/07              5,800,000  06/13/07
 74.02      1984        1994       90,000   Square Feet      100.0           09/01/07              3,000,000  06/13/07
 74.03      1975                   63,552   Square Feet      100.0           09/01/07              2,050,000  06/09/07
   75       2007                   60,458   Square Feet      100.0           09/01/07             12,120,000  05/01/07     65.4
   76       1992        2004          319      Pads           85.9           08/29/07             10,730,000  07/31/07     73.6
   77       2004        2007       72,321   Square Feet      100.0           06/29/07             10,100,000  05/30/07     77.3
   78       2007                   39,998   Square Feet      100.0           09/01/07              9,800,000  02/01/07     79.6
   79       1985                  130,762   Square Feet       88.5           07/31/07             13,400,000  07/18/07     56.3
   80       1981                  101,076   Square Feet       94.6           08/01/07              9,900,000  08/08/07     75.0
   81       1964                  163,798   Square Feet       98.2           05/01/07              9,400,000  08/08/07     77.1
   82       1987        2006          121      Rooms          69.3           06/30/07              9,600,000  07/06/07     75.0
   83       1983        1999          208      Units          92.8           07/23/07              9,000,000  03/30/07     80.0
   84       1987        2006      108,122   Square Feet       88.7           06/01/07              9,800,000  05/01/09     71.9
   85       2006                       88      Rooms          55.4           12/31/06              9,600,000  04/06/07     72.9
   86       1986        2005       79,776   Square Feet       85.5           07/31/07              8,700,000  05/08/07     78.2
   87       1997                      117      Units          82.9           04/25/07              8,250,000  04/11/07     80.0
   88       1989        2006       50,987   Square Feet      100.0           09/01/07              9,350,000  06/04/07     70.6
   89       1899        1983       40,694   Square Feet       97.5           06/12/07             14,945,000  05/14/07     43.5
   90       1994        2007      166,910   Square Feet      100.0           07/17/07              8,975,000  03/08/07     72.4
   91       1972        2005          148      Units          91.2           07/23/07              8,050,000  03/30/07     80.0
   92       1988                   18,000   Square Feet      100.0           08/01/07              8,800,000  08/01/07     71.6
   93       1965        2006       68,833   Square Feet       94.8           01/24/07              7,800,000  05/15/07     78.1
   94       1991        2005      146,103   Square Feet      100.0           07/01/07              9,350,000  07/13/07     64.2
   95       1978        2006          118      Rooms          48.5           04/30/07              8,100,000  04/02/07     74.3
   96       1978        2006       66,803   Square Feet       94.8           12/31/06              8,300,000  05/17/08     71.1
   97       2007                   40,285   Square Feet      100.0           07/24/07              7,760,000  09/05/07     69.1
   98       1996        2006       51,869   Square Feet      100.0           07/07/07              6,740,000  05/03/07     78.9
   99       1988                   75,432   Square Feet       92.0           07/17/07              6,700,000  07/21/07     79.1
  100       2007                   39,900   Square Feet      100.0           07/24/07              7,680,000  09/05/07     69.1
  101       2007                   47,979   Square Feet      100.0           09/01/07              7,000,000  05/18/07     74.5
  102       1961        2003      168,864   Square Feet       79.2           03/31/07              6,450,000  04/26/07     79.1
  103       2005                       77      Rooms          60.7           09/30/07              7,700,000  06/01/09     64.9
  104     Various                  44,700   Square Feet      100.0           09/01/07              6,200,000  05/09/07     79.9
 104.01     1970                   22,700   Square Feet      100.0           09/01/07              3,300,000  05/09/07
 104.02     1971                   22,000   Square Feet      100.0           09/01/07              2,900,000  05/09/07
  105       2006                       48      Units          94.1           09/07/06              6,500,000  08/01/07     74.6
  106       2007                   25,000   Square Feet      100.0           09/01/07              7,500,000  07/01/07     64.2
  107       1984                   42,764   Square Feet       93.2           07/25/07              6,700,000  11/07/06     71.6
  108       1995                   39,440   Square Feet      100.0           08/21/07              7,350,000  06/20/07     65.0
  109       2006                   55,184   Square Feet       93.4           09/01/07              6,900,000  06/15/07     68.8
  110       1984        2005          112      Rooms          64.3           04/30/07              8,000,000  07/01/07     58.7
  111       1989        2007           60      Units          98.3           06/30/07              6,200,000  06/07/07     74.2
  112       1960        1989       72,000   Square Feet       94.4           07/23/07              6,000,000  07/02/07     76.7
  113       2002                   32,142   Square Feet      100.0           09/01/07              6,400,000  07/23/07     68.8
  114       2002        2007       14,890   Square Feet      100.0           07/18/07              5,600,000  10/01/07     76.8
  115       1961        2003           28      Units         100.0           04/16/07              6,110,000  03/28/07     69.6
  116       1984                      124      Units          92.7           04/30/07              5,270,000  02/19/07     79.7
  117       2005                   23,434   Square Feet       89.9           03/31/07              5,900,000  06/27/07     67.8
  118       2004                   24,353   Square Feet       86.9           06/12/07              5,190,000  11/03/07     75.1
  119       1920        2004       30,491   Square Feet       94.8           08/23/07              5,500,000  05/28/07     69.1
  120       1945        1997       55,314   Square Feet      100.0           09/01/07              5,000,000  07/09/07     76.0
  121       2007                   32,700   Square Feet      100.0           07/02/07              5,520,000  06/04/07     68.7
  122       1974                   63,449   Square Feet       98.3           07/26/07              5,600,000  07/02/07     63.7
  123       1925        1992           28      Units         100.0           05/01/07              4,200,000  04/12/07     79.6
  124       1984        2006          120      Units          95.8           05/30/07              3,750,000  05/07/07     80.0
  125       1974        2006           88      Units         100.0           08/01/07              3,730,000  04/19/07     80.0
  126       2003                   19,601   Square Feet      100.0           06/21/07              6,400,000  07/17/07     42.2
  127       2006                   13,577   Square Feet      100.0           08/02/07              3,850,000  08/01/07     69.9
  128       1910        1996           16      Units          93.8           05/01/07              3,400,000  04/13/07     77.2
  129       1920        1992           24      Units          95.8           05/01/07              3,300,000  04/13/07     75.8
  130       1970        2005       99,053   Square Feet       97.7           07/01/07              3,550,000  05/10/07     69.0
  131       2006                   22,040   Square Feet      100.0           09/01/07              3,750,000  07/25/07     65.0
  132       1920        1992           20      Units         100.0           05/01/07              2,200,000  04/12/07     73.2
  133       1983                   30,000   Square Feet      100.0           09/01/07              1,850,000  05/15/07     76.5

                            ORIGINAL                         CURRENT                      LOAN    % OF     % OF             RELATED
            ORIGINAL        BALANCE          CURRENT         BALANCE       % OF INITIAL  GROUP    LOAN     LOAN    CROSSED  BORROWER
ANNEX #  BALANCE ($)(5)  PER UNIT ($)(4)  BALANCE ($)(5)  PER UNIT ($)(4)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN(6)    (7)
------------------------------------------------------------------------------------------------------------------------------------

   1        300,000,000              95      300,000,000              95      11.8%        1     13.7%
  1.01       30,000,000              97       30,000,000              97
  1.02       25,000,000             133       25,000,000             133
  1.03       23,500,000              96       23,500,000              96
  1.04       22,000,000              65       22,000,000              65
  1.05       21,000,000             159       21,000,000             159
  1.06       19,000,000              64       19,000,000              64
  1.07       18,700,000             145       18,700,000             145
  1.08       18,500,000             118       18,500,000             118
  1.09       18,100,000             123       18,100,000             123
  1.10       17,000,000             118       17,000,000             118
  1.11       17,000,000             101       17,000,000             101
  1.12       13,000,000              66       13,000,000              66
  1.13       12,900,000              88       12,900,000              88
  1.14       10,900,000              92       10,900,000              92
  1.15       10,000,000              95       10,000,000              95
  1.16       10,000,000              68       10,000,000              68
  1.17        7,800,000              78        7,800,000              78
  1.18        5,600,000              80        5,600,000              80
   2        246,000,000             206      246,000,000             206       9.7%        1     11.3%                         1
   3        141,150,000             241      141,150,000             241       5.6%        1      6.5%
   4        139,411,765             412      139,411,765             412       5.5%        1      6.4%                         1
   5        107,323,000              65      107,323,000              65
  5.01       27,330,000              94       27,330,000              94       1.1%        1      1.3%                 A       2
  5.02       22,800,000             183       22,800,000             183       0.9%        1      1.0%                 A       2
  5.03       17,166,000              92       17,166,000              92       0.7%        1      0.8%                 A       2
  5.04       14,050,000              25       14,050,000              25       0.6%        1      0.6%                 A       2
  5.05       12,741,000             131       12,741,000             131       0.5%        1      0.6%                 A       2
  5.06        6,960,000              34        6,960,000              34       0.3%        1      0.3%                 A       2
  5.07        2,820,000              30        2,820,000              30       0.1%        1      0.1%                 A       2
  5.08        2,340,000              29        2,340,000              29       0.1%        1      0.1%                 A       2
  5.09        1,116,000              37        1,116,000              37       0.0%        1      0.1%                 A       2
   6         67,709,413              52       67,709,413              52       2.7%        1      3.1%
  6.01        6,503,750              15        6,503,750              15
  6.02        3,977,500               8        3,977,500               8
  6.03        3,397,000              10        3,397,000              10
  6.04        3,332,500              11        3,332,500              11
  6.05        3,249,725               8        3,249,725               8
  6.06        3,085,250               9        3,085,250               9
  6.07        2,990,650              10        2,990,650              10
  6.08        2,838,000               8        2,838,000               8
  6.09        2,805,750               9        2,805,750               9
  6.10        2,687,500              16        2,687,500              16
  6.11        2,569,250               9        2,569,250               9
  6.12        2,402,625               6        2,402,625               6
  6.13        1,935,000               7        1,935,000               7
  6.14        1,838,250               5        1,838,250               5
  6.15        1,773,750               8        1,773,750               8
  6.16        1,666,250               8        1,666,250               8
  6.17        1,612,500               7        1,612,500               7
  6.18        1,612,500               7        1,612,500               7
  6.19        1,526,500               9        1,526,500               9
  6.20        1,451,250               4        1,451,250               4
  6.21        1,419,000               8        1,419,000               8
  6.22        1,268,500               8        1,268,500               8
  6.23        1,268,500               4        1,268,500               4
  6.24        1,187,875               7        1,187,875               7
  6.25        1,092,200              18        1,092,200              18
  6.26        1,042,750               7        1,042,750               7
  6.27          987,925               3          987,925               3
  6.28          852,475               4          852,475               4
  6.29          798,188               5          798,188               5
  6.30          780,450               2          780,450               2
  6.31          760,563               6          760,563               6
  6.32          599,313               8          599,313               8
  6.33          569,750               4          569,750               4
  6.34          462,250               4          462,250               4
  6.35          413,875               6          413,875               6
  6.36          387,000               8          387,000               8
  6.37          387,000               3          387,000               3
  6.38          176,300               9          176,300               9
   7         60,750,000              92       60,750,000              92       2.4%        1      2.8%
   8         52,200,000          70,541       52,200,000          70,541       2.1%        2               14.4%
   9         49,000,000              41       49,000,000              41       1.9%        1      2.2%
  9.01       12,854,215              39       12,854,215              39
  9.02        6,694,823              38        6,694,823              38
  9.03        5,671,505              51        5,671,505              51
  9.04        3,253,886              41        3,253,886              41
  9.05        2,603,889              33        2,603,889              33
  9.06        2,174,453              48        2,174,453              48
  9.07        2,171,336              68        2,171,336              68
  9.08        1,766,061              34        1,766,061              34
  9.09        1,726,313              42        1,726,313              42
  9.10        1,589,144              46        1,589,144              46
  9.11        1,477,693              38        1,477,693              38
  9.12        1,440,283              52        1,440,283              52
  9.13        1,071,639              45        1,071,639              45
  9.14          918,103              44          918,103              44
  9.15          803,535              40          803,535              40
  9.16          736,508              35          736,508              35
  9.17          695,981              35          695,981              35
  9.18          688,187              34          688,187              34
  9.19          662,446              31          662,446              31
   10        41,500,000             227       41,500,000             227       1.6%        1      1.9%
   11        40,000,000         105,541       40,000,000         105,541       1.6%        1      1.8%
   12        39,005,000          28,765       39,005,000          28,765
 12.01       30,874,000          33,091       30,874,000          33,091       1.2%        2               8.5%        B       5
 12.02        6,241,000          18,970        6,241,000          18,970       0.2%        2               1.7%        B       5
 12.03        1,890,000          20,106        1,890,000          20,106       0.1%        2               0.5%        B       5
   13        39,000,000              52       39,000,000              52       1.5%        1      1.8%                         4
 13.01        8,400,000              56        8,400,000              56
 13.02        8,400,000              56        8,400,000              56
 13.03        7,600,000              56        7,600,000              56
 13.04        5,900,000              60        5,900,000              60
 13.05        4,800,000              48        4,800,000              48
 13.06        2,400,000              42        2,400,000              42
 13.07        1,500,000              22        1,500,000              22
   14        39,000,000             476       39,000,000             476       1.5%        1      1.8%
   15        38,800,000             187       38,800,000             187       1.5%        1      1.8%
   16        29,425,000             151       29,425,000             151       1.2%        1      1.3%
 16.01       10,825,000             160       10,825,000             160
 16.02       10,250,000             142       10,250,000             142
 16.03        8,350,000             154        8,350,000             154
   17        28,700,000             268       28,700,000             268       1.1%        1      1.3%                         6
   18        27,300,000         214,737       27,300,000         214,737       1.1%        2               7.6%
   19        25,000,000         206,612       25,000,000         206,612       1.0%        1      1.1%
   20        24,000,000             184       24,000,000             184       0.9%        1      1.1%                         8
   21        23,500,000             187       23,500,000             187       0.9%        1      1.1%
   22        22,750,000             201       22,750,000             201       0.9%        1      1.0%
   23        21,335,000          59,264       21,335,000          59,264       0.8%        2               5.9%                3
   24        20,425,000          63,828       20,425,000          63,828       0.8%        2               5.7%
   25        20,000,000          38,241       20,000,000          38,241       0.8%        1      0.9%                         21
   26        20,000,000          65,359       20,000,000          65,359       0.8%        2               5.5%
   27        20,000,000             380       20,000,000             380       0.8%        1      0.9%
   28        18,650,000          62,167       18,650,000          62,167       0.7%        2               5.2%                3
   29        18,400,000             125       18,400,000             125       0.7%        1      0.8%
   30        17,970,000          63,723       17,970,000          63,723       0.7%        2               5.0%                3
   31        17,300,000             173       17,287,021             173       0.7%        1      0.8%
   32        16,900,000             185       16,900,000             185       0.7%        1      0.8%
   33        16,300,000             112       16,300,000             112       0.6%        1      0.7%
   34        15,613,000              51       15,613,000              51       0.6%        1      0.7%
   35        15,293,000             180       15,293,000             180       0.6%        1      0.7%
   36        15,100,000          63,445       15,062,498          63,288       0.6%        1      0.7%
   37        14,800,000             331       14,800,000             331       0.6%        1      0.7%
   38        14,500,000             207       14,500,000             207       0.6%        1      0.7%
   39        14,000,000             130       14,000,000             130       0.6%        1      0.6%
   40        13,400,000          68,367       13,400,000          68,367       0.5%        2               3.7%                7
   41        13,000,000          68,421       12,989,729          68,367       0.5%        2               3.6%
   42        12,795,000          42,508       12,795,000          42,508       0.5%        2               3.5%                3
   43        12,650,000             213       12,650,000             213       0.5%        1      0.6%
   44        12,600,000             137       12,600,000             137       0.5%        1      0.6%
   45        12,500,000              70       12,500,000              70       0.5%        1      0.6%                         15
   46        12,250,000             106       12,250,000             106       0.5%        1      0.6%
   47        12,060,000             361       12,060,000             361       0.5%        1      0.6%
   48        12,000,000              68       12,000,000              68       0.5%        1      0.5%
   49        12,000,000             144       12,000,000             144       0.5%        1      0.5%
   50        11,700,000              56       11,700,000              56       0.5%        1      0.5%
   51        11,700,000              96       11,700,000              96       0.5%        1      0.5%
   52        11,100,000             151       11,100,000             151       0.4%        1      0.5%
   53        10,900,000          58,602       10,900,000          58,602       0.4%        2               3.0%                7
   54        10,780,000          54,171       10,740,504          53,972       0.4%        2               3.0%
   55        10,540,000              98       10,540,000              98       0.4%        1      0.5%                         12
   56        10,500,000          70,000       10,484,593          69,897       0.4%        1      0.5%
   57        10,250,000              61       10,250,000              61       0.4%        1      0.5%
   58        10,000,000          54,945       10,000,000          54,945       0.4%        1      0.5%                         21
   59        10,000,000             222       10,000,000             222       0.4%        1      0.5%
   60        10,000,000         166,667        9,984,200         166,403       0.4%        1      0.5%                 D       13
   61         9,700,000             208        9,700,000             208       0.4%        1      0.4%
   62         9,600,000              79        9,600,000              79       0.4%        1      0.4%
   63         9,500,000             309        9,500,000             309       0.4%        1      0.4%
   64         9,500,000         153,226        9,493,050         153,114       0.4%        1      0.4%
   65         9,000,000          68,702        9,000,000          68,702       0.4%        1      0.4%
   66         9,000,000          76,923        9,000,000          76,923       0.4%        2               2.5%
   67         8,720,000         145,333        8,720,000         145,333       0.3%        2               2.4%                11
   68         8,700,000          63,043        8,700,000          63,043       0.3%        2               2.4%                7
   69         8,700,000          98,864        8,700,000          98,864       0.3%        1      0.4%
   70         8,500,000          63,910        8,494,073          63,865       0.3%        1      0.4%                         14
   71         8,500,000              90        8,428,339              89       0.3%        1      0.4%
   72         8,125,000             154        8,125,000             154       0.3%        1      0.4%                         8
   73         8,100,000              25        8,017,162              25       0.3%        1      0.4%
   74         8,000,000              31        7,994,147              31       0.3%        1      0.4%                         4
 74.01        4,166,305              40        4,163,257              40
 74.02        2,275,072              25        2,273,408              25
 74.03        1,558,623              25        1,557,483              25
   75         7,940,000             131        7,926,595             131       0.3%        1      0.4%                         18
   76         7,900,000          24,765        7,900,000          24,765       0.3%        2               2.2%
   77         7,805,000             108        7,805,000             108       0.3%        1      0.4%
   78         7,800,000             195        7,800,000             195       0.3%        1      0.4%
   79         7,550,000              58        7,550,000              58       0.3%        1      0.3%
   80         7,425,000              73        7,425,000              73       0.3%        1      0.3%                         16
   81         7,250,000              44        7,250,000              44       0.3%        1      0.3%                         16
   82         7,200,000          59,504        7,200,000          59,504       0.3%        1      0.3%
   83         7,200,000          34,615        7,200,000          34,615       0.3%        2               2.0%                17
   84         7,050,000              65        7,050,000              65       0.3%        1      0.3%                         12
   85         7,000,000          79,545        7,000,000          79,545       0.3%        1      0.3%                         14
   86         6,800,000              85        6,800,000              85       0.3%        1      0.3%
   87         6,600,000          56,410        6,600,000          56,410       0.3%        2               1.8%
   88         6,600,000             129        6,600,000             129       0.3%        1      0.3%
   89         6,500,000             160        6,500,000             160       0.3%        1      0.3%
   90         6,500,000              39        6,500,000              39       0.3%        1      0.3%
   91         6,440,000          43,514        6,440,000          43,514       0.3%        2               1.8%                17
   92         6,300,000             350        6,300,000             350       0.2%        1      0.3%
   93         6,100,000              89        6,095,673              89       0.2%        1      0.3%
   94         6,000,000              41        6,000,000              41       0.2%        1      0.3%                         6
   95         6,000,000          50,847        5,990,647          50,768       0.2%        1      0.3%                 D       13
   96         5,900,000              88        5,900,000              88       0.2%        1      0.3%
   97         5,425,000             135        5,425,000             135       0.2%        1      0.2%                 C       9
   98         5,325,000             103        5,316,057             102       0.2%        1      0.2%
   99         5,300,000              70        5,300,000              70       0.2%        1      0.2%
  100         5,250,000             132        5,250,000             132       0.2%        1      0.2%                 C       9
  101         5,220,000             109        5,216,149             109       0.2%        1      0.2%                         18
  102         5,100,000              30        5,100,000              30       0.2%        1      0.2%                         20
  103         5,000,000          64,935        5,000,000          64,935       0.2%        1      0.2%
  104         4,960,000             111        4,956,561             111       0.2%        1      0.2%
 104.01       2,640,000             116        2,638,170             116
 104.02       2,320,000             105        2,318,392             105
  105         4,850,000         101,042        4,850,000         101,042       0.2%        1      0.2%
  106         4,816,500             193        4,816,500             193       0.2%        1      0.2%                         9
  107         4,800,000             112        4,796,527             112       0.2%        1      0.2%
  108         4,777,000             121        4,777,000             121       0.2%        1      0.2%                         9
  109         4,750,000              86        4,750,000              86       0.2%        1      0.2%
  110         4,700,000          41,964        4,693,183          41,903       0.2%        1      0.2%
  111         4,600,000          76,667        4,600,000          76,667       0.2%        2               1.3%
  112         4,600,000              64        4,600,000              64       0.2%        1      0.2%
  113         4,400,000             137        4,400,000             137       0.2%        1      0.2%
  114         4,300,000             289        4,300,000             289       0.2%        1      0.2%
  115         4,250,000         151,786        4,250,000         151,786       0.2%        2               1.2%
  116         4,200,000          33,871        4,200,000          33,871       0.2%        2               1.2%
  117         4,000,000             171        4,000,000             171       0.2%        1      0.2%
  118         3,900,000             160        3,900,000             160       0.2%        1      0.2%                         19
  119         3,800,000             125        3,800,000             125       0.1%        1      0.2%
  120         3,800,000              69        3,800,000              69       0.1%        1      0.2%
  121         3,800,000             116        3,792,570             116       0.1%        1      0.2%                         19
  122         3,565,000              56        3,565,000              56       0.1%        1      0.2%
  123         3,345,000         119,464        3,345,000         119,464       0.1%        2               0.9%                11
  124         3,000,000          25,000        3,000,000          25,000       0.1%        2               0.8%
  125         2,983,000          33,898        2,983,000          33,898       0.1%        2               0.8%
  126         2,700,000             138        2,700,000             138       0.1%        1      0.1%
  127         2,690,000             198        2,690,000             198       0.1%        1      0.1%
  128         2,625,000         164,063        2,625,000         164,063       0.1%        2               0.7%                11
  129         2,500,000         104,167        2,500,000         104,167       0.1%        2               0.7%                11
  130         2,450,000              25        2,450,000              25       0.1%        1      0.1%                         15
  131         2,437,500             111        2,437,500             111       0.1%        1      0.1%
  132         1,610,000          80,500        1,610,000          80,500       0.1%        2               0.4%                11
  133         1,416,000              47        1,416,000              47       0.1%        1      0.1%                         20

                                NET                    MONTHLY DEBT     ANNUAL DEBT
         INTEREST   ADMIN.   MORTGAGE                     SERVICE         SERVICE                  FIRST
ANNEX #   RATE %   FEE %(8)  RATE %(8)  ACCRUAL TYPE  ($)(9),(10),(11) ($)(11),(12)   NOTE DATE  PAYMENT DATE  REM. TERM  REM. AMORT
------------------------------------------------------------------------------------------------------------------------------------

   1     6.38350   0.02074    6.36276   Actual/360    1,873,277.82     22,479,333.84  08/15/07    10/01/07       120         360
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
   2     5.76700   0.02074    5.74626   Actual/360    1,198,654.93     14,383,859.17  06/20/07    08/01/07       118          0
   3     6.01300   0.02074    5.99226   Actual/360     717,102.45      8,605,229.35   06/26/07    08/01/07       118          0
   4     5.82000   0.02074    5.79926   Actual/360     685,537.99      8,226,455.88   06/11/07    08/01/07        82          0
   5
  5.01   6.06700   0.02074    6.04626   Actual/360     140,095.04      1,681,140.42   09/04/07    11/01/07        72          0
  5.02   6.06700   0.02074    6.04626   Actual/360     116,874.01      1,402,488.17   09/04/07    11/01/07        84          0
  5.03   6.06700   0.02074    6.04626   Actual/360     87,993.83       1,055,925.96   09/04/07    11/01/07        60          0
  5.04   6.06700   0.02074    6.04626   Actual/360     72,021.05        864,252.58    09/04/07    11/01/07        60          0
  5.05   6.06700   0.02074    6.04626   Actual/360     65,311.04        783,732.53    09/04/07    11/01/07        60          0
  5.06   6.06700   0.02074    6.04626   Actual/360     35,677.33        428,127.97    09/04/07    11/01/07        60          0
  5.07   6.06700   0.02074    6.04626   Actual/360     14,455.47        173,465.64    09/04/07    11/01/07        84          0
  5.08   6.06700   0.02074    6.04626   Actual/360     11,994.96        143,939.58    09/04/07    11/01/07        84          0
  5.09   6.06700   0.02074    6.04626   Actual/360      5,720.68         68,648.11    09/04/07    11/01/07        84          0
   6     6.38300   0.03074    6.35226   Actual/360     365,159.84      4,381,918.11   07/03/07    09/01/07       119          0
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
  6.11
  6.12
  6.13
  6.14
  6.15
  6.16
  6.17
  6.18
  6.19
  6.20
  6.21
  6.22
  6.23
  6.24
  6.25
  6.26
  6.27
  6.28
  6.29
  6.30
  6.31
  6.32
  6.33
  6.34
  6.35
  6.36
  6.37
  6.38
   7     6.21700   0.02074    6.19626   Actual/360     372,745.32      4,472,943.84   08/14/07    10/01/07       120         360
   8     5.79100   0.02074    5.77026   Actual/360     305,985.98      3,671,831.76   06/15/07    08/01/07       118         360
   9     6.45450   0.02704    6.42746   Actual/360     308,248.56      3,698,982.72   07/05/07    09/01/07       119         360
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
  9.08
  9.09
  9.10
  9.11
  9.12
  9.13
  9.14
  9.15
  9.16
  9.17
  9.18
  9.19
   10    6.83000   0.02074    6.80926   Actual/360     271,378.78      3,256,545.36   09/14/07    11/01/07       120         360
   11    5.44650   0.02074    5.42576   Actual/360     184,071.53      2,208,858.33   08/01/07    09/01/07       119          0
   12
 12.01   6.51700   0.02074    6.49626   Actual/360     195,489.98      2,345,879.76   07/12/07    09/01/07        59         360
 12.02   6.51700   0.02074    6.49626   Actual/360     39,517.17        474,206.04    07/12/07    09/01/07        59         360
 12.03   6.51700   0.02074    6.49626   Actual/360     11,967.22        143,606.64    07/12/07    09/01/07        59         360
   13    6.50000   0.02074    6.47926   Actual/360     246,506.53      2,958,078.36   06/25/07    08/01/07       118         360
 13.01
 13.02
 13.03
 13.04
 13.05
 13.06
 13.07
   14    6.98000   0.02074    6.95926   Actual/360     258,944.34      3,107,332.08   09/21/07    11/01/07       120         360
   15    6.21950   0.03074    6.18876   Actual/360     238,129.14      2,857,549.68   07/31/07    09/01/07       119         360
   16    6.71350   0.05274    6.66076   Actual/360     202,623.03      2,431,476.36   09/07/07    11/01/07       120         300
 16.01
 16.02
 16.03
   17    6.30430   0.02074    6.28356   Actual/360     177,725.64      2,132,707.68   08/29/07    10/01/07       120         360
   18    5.82100   0.06074    5.76026     30/360       160,548.85      1,926,586.20   08/31/06    10/01/06       108         360
   19    6.22000   0.02074    6.19926   Actual/360     131,383.10      1,576,597.20   06/04/07    08/01/07       118          0
   20    6.46550   0.02074    6.44476   Actual/360     170,605.97      2,047,271.64   08/09/07    10/01/07       144         264
   21    6.32000   0.02074    6.29926   Actual/360     145,765.11      1,749,181.32   06/29/07    08/01/07       118         360
   22    6.46000   0.02074    6.43926   Actual/360     143,197.54      1,718,370.48   07/10/07    09/01/07       119         360
   23    6.58000   0.02074    6.55926   Actual/360     135,976.14      1,631,713.68   07/31/07    09/01/07       119         360
   24    6.46000   0.02074    6.43926   Actual/360     128,563.06      1,542,756.72   08/31/07    10/01/07        60         360
   25    6.69000   0.02074    6.66926   Actual/360     128,922.96      1,547,075.52   07/13/07    09/01/07       119         360
   26    6.40000   0.02074    6.37926   Actual/360     125,101.18      1,501,214.16   08/10/07    10/01/07       120         360
   27    5.58100   0.02074    5.56026   Actual/360     114,576.29      1,374,915.48   08/02/07    10/01/07       120         360
   28    6.58000   0.02074    6.55926   Actual/360     118,863.61      1,426,363.32   07/31/07    09/01/07       119         360
   29    5.78000   0.02074    5.75926   Actual/360     107,728.33      1,292,739.96   05/16/07    07/01/07       117         360
   30    6.58000   0.02074    6.55926   Actual/360     114,529.71      1,374,356.52   07/31/07    09/01/07       119         360
   31    6.36950   0.02074    6.34876   Actual/360     107,867.27      1,294,407.24   07/31/07    09/01/07       119         359
   32    6.30000   0.02074    6.27926   Actual/360     104,606.40      1,255,276.80   07/13/07    09/01/07       119         360
   33    6.36400   0.02074    6.34326   Actual/360     101,573.55      1,218,882.60   08/16/07    10/01/07       120         360
   34    5.95000   0.04074    5.90926   Actual/360     93,106.52       1,117,278.24   05/15/07    07/01/07       117         360
   35    6.39000   0.02074    6.36926   Actual/360     95,558.51       1,146,702.12   07/18/07    09/01/07       119         360
   36    6.30000   0.02074    6.27926   Actual/360     93,464.89       1,121,578.68   06/01/07    07/01/07       117         357
   37    6.57450   0.06074    6.51376   Actual/360     94,272.37       1,131,268.44   07/27/07    09/01/07       119         360
   38    5.86000   0.02074    5.83926   Actual/360     85,634.02       1,027,608.24   06/29/07    08/01/07       118         360
   39    5.81000   0.02074    5.78926   Actual/360     82,234.60        986,815.20    06/18/07    08/01/07       118         360
   40    6.56000   0.02074    6.53926   Actual/360     85,226.56       1,022,718.72   08/01/07    09/01/07       119         360
   41    6.18000   0.02074    6.15926   Actual/360     79,452.33        953,427.96    08/01/07    09/01/07       119         359
   42    6.58000   0.02074    6.55926   Actual/360     81,547.45        978,569.40    07/31/07    09/01/07       119         360
   43    5.80000   0.02074    5.77926   Actual/360     61,990.86        743,890.32    05/18/07    07/01/07       117          0
   44    6.20000   0.02074    6.17926   Actual/360     77,171.09        926,053.08    08/02/07    10/01/07       120         360
   45    6.55000   0.02074    6.52926   Actual/360     79,419.98        953,039.76    07/25/07    09/01/07       119         360
   46    6.51400   0.02074    6.49326   Actual/360     77,541.15        930,493.80    08/22/07    10/01/07       120         360
   47    6.15000   0.02074    6.12926   Actual/360     73,472.92        881,675.04    08/29/07    10/01/07       120         360
   48    6.33550   0.02074    6.31476   Actual/360     74,554.64        894,655.68    07/20/07    09/01/07       119         360
   49    6.41400   0.02074    6.39326   Actual/360     75,170.74        902,048.88    08/02/07    10/01/07       120         360
   50    5.86400   0.02074    5.84326   Actual/360     57,968.08        695,617.00    02/07/07    04/01/07        54          0
   51    6.53270   0.02074    6.51196   Actual/360     74,203.75        890,445.00    07/26/07    09/01/07       119         360
   52    6.61000   0.02074    6.58926   Actual/360     70,964.46        851,573.52    08/03/07    10/01/07       120         360
   53    6.56000   0.02074    6.53926   Actual/360     69,326.08        831,912.96    08/01/07    09/01/07       119         360
   54    5.82000   0.02074    5.79926   Actual/360     63,389.34        760,672.08    04/30/07    06/01/07       109         356
   55    6.56250   0.02074    6.54176   Actual/360     67,053.79        804,645.48    08/27/07    10/01/07       120         360
   56    6.46000   0.02074    6.43926   Actual/360     66,091.17        793,094.04    06/28/07    08/01/07       118         358
   57    6.36250   0.02074    6.34176   Actual/360     63,862.89        766,354.68    07/23/07    09/01/07       119         360
   58    6.64000   0.02074    6.61926   Actual/360     64,130.31        769,563.72    07/18/07    09/01/07       119         360
   59    5.82000   0.02074    5.79926   Actual/360     58,802.73        705,632.76    03/14/07    05/01/07       115         360
   60    6.19000   0.02074    6.16926   Actual/360     61,182.02        734,184.24    06/29/07    08/01/07       118         358
   61    6.85000   0.02074    6.82926   Actual/360     63,560.14        762,721.68    08/28/07    10/01/07       120         360
   62    6.55000   0.02074    6.52926   Actual/360     60,994.55        731,934.60    08/24/07    10/01/07       120         360
   63    5.69000   0.02074    5.66926   Actual/360     55,077.85        660,934.20    05/10/07    07/01/07       117         360
   64    6.46000   0.02074    6.43926   Actual/360     59,796.77        717,561.24    07/25/07    09/01/07        83         359
   65    6.95000   0.02074    6.92926   Actual/360     63,323.35        759,880.20    07/30/07    09/01/07       119         300
   66    6.30450   0.02074    6.28376   Actual/360     55,733.95        668,807.40    07/26/07    09/01/07       119         360
   67    5.75000   0.02074    5.72926   Actual/360     42,363.66        508,363.92    05/10/07    07/01/07       117          0
   68    6.56000   0.02074    6.53926   Actual/360     55,333.66        664,003.92    08/01/07    09/01/07       119         360
   69    6.84000   0.02074    6.81926   Actual/360     56,949.49        683,393.88    08/31/07    10/01/07       120         360
   70    6.63000   0.02074    6.60926   Actual/360     54,454.54        653,454.48    07/11/07    09/01/07       119         359
   71    6.02000   0.02074    5.99926   Actual/360     51,071.14        612,853.68    11/13/06    01/01/07       111         351
   72    6.38950   0.02074    6.36876   Actual/360     54,300.90        651,610.80    08/09/07    10/01/07       120         300
   73    6.15000   0.02074    6.12926   Actual/360     58,734.03        704,808.36    03/28/07    05/01/07       115         235
   74    6.46000   0.02074    6.43926   Actual/360     50,355.18        604,262.16    07/30/07    09/01/07       119         359
 74.01
 74.02
 74.03
   75    5.94000   0.02074    5.91926   Actual/360     47,298.46        567,581.52    06/25/07    08/01/07       118         358
   76    6.35350   0.02074    6.33276   Actual/360     49,174.69        590,096.28    08/31/07    10/01/07       120         360
   77    6.49000   0.02074    6.46926   Actual/360     49,281.59        591,379.08    07/03/07    09/01/07       119         360
   78    6.52000   0.02074    6.49926   Actual/360     49,403.94        592,847.28    08/14/07    10/01/07       120         360
   79    6.25000   0.02074    6.22926   Actual/360     64,735.43        776,825.16    08/30/07    10/01/07       180         180
   80    6.65050   0.02074    6.62976   Actual/360     47,668.35        572,020.20    09/12/07    11/01/07       120         360
   81    6.63600   0.02074    6.61526   Actual/360     46,475.29        557,703.48    09/13/07    11/01/07       120         360
   82    6.43000   0.02074    6.40926   Actual/360     45,177.95        542,135.40    09/13/07    11/01/07        60         360
   83    5.56000   0.02074    5.53926   Actual/360     41,152.26        493,827.12    06/13/07    08/01/07       118         360
   84    5.98900   0.02074    5.96826   Actual/360     42,218.47        506,621.64    05/23/07    07/01/07       117         360
   85    6.24000   0.02074    6.21926   Actual/360     43,054.69        516,656.28    05/24/07    07/01/07       117         360
   86    6.10000   0.02074    6.07926   Actual/360     41,207.65        494,491.80    06/19/07    08/01/07       118         360
   87    6.21000   0.02074    6.18926   Actual/360     34,629.38        415,552.56    05/23/07    07/01/07        57          0
   88    6.56850   0.02074    6.54776   Actual/360     42,014.26        504,171.12    08/16/07    10/01/07       120         360
   89    6.23000   0.02074    6.20926   Actual/360     34,214.53        410,574.36    07/02/07    09/01/07        59          0
   90    6.65000   0.02074    6.62926   Actual/360     49,037.97        588,455.64    08/06/07    10/01/07       120         240
   91    5.56000   0.02074    5.53926   Actual/360     36,808.41        441,700.92    06/13/07    08/01/07       118         360
   92    6.54200   0.02074    6.52126   Actual/360     39,994.46        479,933.52    08/21/07    10/01/07       120         360
   93    6.57000   0.02074    6.54926   Actual/360     38,837.39        466,048.68    07/13/07    09/01/07       119         359
   94    6.31150   0.02074    6.29076   Actual/360     37,183.36        446,200.32    08/17/07    10/01/07        60         360
   95    6.24000   0.02074    6.21926   Actual/360     36,904.02        442,848.24    06/29/07    08/01/07        58         358
   96    6.69000   0.02074    6.66926   Actual/360     38,032.27        456,387.24    06/15/07    08/01/07       118         360
   97    6.08800   0.02074    6.06726   Actual/360     27,905.09        334,861.14    08/29/07    10/01/07       120          0
   98    5.96000   0.02074    5.93926   Actual/360     31,789.25        381,471.00    06/08/07    08/01/07       118         358
   99    6.27350   0.02074    6.25276   Actual/360     32,714.06        392,568.72    09/07/07    11/01/07        60         360
  100    5.90800   0.02074    5.88726   Actual/360     31,166.55        373,998.60    07/31/07    09/01/07       121         360
  101    6.43000   0.02074    6.40926   Actual/360     32,754.01        393,048.12    07/11/07    09/01/07       119         359
  102    6.53000   0.02074    6.50926   Actual/360     32,336.16        388,033.92    08/08/07    10/01/07       120         360
  103    6.84000   0.05074    6.78926   Actual/360     34,830.26        417,963.12    09/13/07    11/01/07       120         300
  104    6.65000   0.02074    6.62926   Actual/360     31,841.46        382,097.52    07/31/07    09/01/07       119         359
 104.01
 104.02
  105    6.73000   0.02074    6.70926   Actual/360     31,392.56        376,710.72    09/06/07    11/01/07       120         360
  106    6.15000   0.02074    6.12926   Actual/360     25,027.40        300,328.84    08/24/07    10/01/07       120          0
  107    6.50000   0.02074    6.47926   Actual/360     30,339.27        364,071.24    07/27/07    09/01/07       119         359
  108    6.62200   0.02074    6.60126   Actual/360     26,727.20        320,726.45    08/22/07    10/01/07       120          0
  109    6.68000   0.02074    6.65926   Actual/360     30,587.71        367,052.52    07/11/07    09/01/07        59         360
  110    6.50150   0.02074    6.48076   Actual/360     29,711.83        356,541.96    06/29/07    08/01/07        58         358
  111    6.49500   0.02074    6.47426   Actual/360     29,060.00        348,720.00    08/28/07    10/01/07       120         360
  112    6.36700   0.07074    6.29626   Actual/360     28,673.95        344,087.40    07/31/07    09/01/07       119         360
  113    6.76650   0.02074    6.74576   Actual/360     30,445.97        365,351.64    08/24/07    10/01/07       120         300
  114    6.45700   0.06074    6.39626   Actual/360     27,057.44        324,689.28    07/20/07    09/01/07        83         360
  115    6.42000   0.02074    6.39926   Actual/360     26,639.68        319,676.16    06/25/07    08/01/07       118         360
  116    5.87700   0.02074    5.85626   Actual/360     20,855.19        250,262.25    05/07/07    07/01/07        57          0
  117    6.54550   0.01074    6.53476   Actual/360     25,402.53        304,830.36    07/18/07    09/01/07       119         360
  118    5.92000   0.02074    5.89926   Actual/360     23,182.26        278,187.12    06/18/07    08/01/07       118         360
  119    6.81000   0.02074    6.78926   Actual/360     24,798.47        297,581.64    08/27/07    10/01/07       120         360
  120    7.00000   0.02074    6.97926   Actual/360     22,474.54        269,694.48    08/01/07    09/01/07        59          0
  121    6.15000   0.11074    6.03926   Actual/360     27,554.24        330,650.88    07/20/07    09/01/07       239         239
  122    6.23450   0.02074    6.21376   Actual/360     21,914.39        262,972.68    08/02/07    10/01/07       120         360
  123    5.75000   0.02074    5.72926   Actual/360     16,250.74        195,008.88    05/10/07    07/01/07       117          0
  124    6.41850   0.02074    6.39776   Actual/360     18,801.53        225,618.36    06/20/07    08/01/07       118         360
  125    6.12550   0.02074    6.10476   Actual/360     15,438.46        185,261.49    05/30/07    07/01/07       117          0
  126    6.35350   0.02074    6.33276   Actual/360     14,493.92        173,927.06    08/21/07    10/01/07       120          0
  127    6.90000   0.02074    6.87926   Actual/360     17,716.34        212,596.08    08/03/07    10/01/07       120         360
  128    5.75000   0.02074    5.72926   Actual/360     12,752.82        153,033.84    05/10/07    07/01/07       117          0
  129    5.75000   0.02074    5.72926   Actual/360     12,145.54        145,746.48    05/10/07    07/01/07       117          0
  130    6.63000   0.02074    6.60926   Actual/360     15,695.72        188,348.64    07/05/07    09/01/07       119         360
  131    6.70000   0.02074    6.67926   Actual/360     18,927.76        227,133.12    08/21/07    10/01/07       120         228
  132    5.75000   0.02074    5.72926   Actual/360      7,821.73         93,860.76    05/10/07    07/01/07       117          0
  133    6.52000   0.02074    6.49926   Actual/360      8,968.72        107,624.64    06/20/07    08/01/07       118         360

                                        PAYMENT   GRACE                              FINAL    MATURITY/ARD    MATURITY
ANNEX #  I/O PERIOD(13),(14) SEASONING  DUE DATE  PERIOD  MATURITY DATE  ARD LOAN  MAT DATE  BALANCE ($)(5)  LTV %(3),(4)
-------------------------------------------------------------------------------------------------------------------------

   1            60               0         1         7       09/01/17       No               282,019,788           71.1
  1.01                                                                                        28,201,979
  1.02                                                                                        23,501,649
  1.03                                                                                        22,091,550
  1.04                                                                                        20,681,451
  1.05                                                                                        19,741,385
  1.06                                                                                        17,861,253
  1.07                                                                                        17,579,234
  1.08                                                                                        17,391,220
  1.09                                                                                        17,015,194
  1.10                                                                                        15,981,121
  1.11                                                                                        15,981,121
  1.12                                                                                        12,220,858
  1.13                                                                                        12,126,851
  1.14                                                                                        10,246,719
  1.15                                                                                         9,400,660
  1.16                                                                                         9,400,660
  1.17                                                                                         7,332,515
  1.18                                                                                         5,264,370
   2            120              2         1         5       07/01/17       No               246,000,000           79.0
   3            120              2         1         0       07/01/17       No               141,150,000           75.1
   4            84               2         1         5       07/01/14       No               139,411,765           80.0
   5                                                                                         107,323,000
  5.01          72               0         1         0       10/01/13       No                27,330,000           60.1
  5.02          84               0         1         0       10/01/14       No                22,800,000           60.1
  5.03          60               0         1         0       10/01/12       No                17,166,000           60.1
  5.04          60               0         1         0       10/01/12       No                14,050,000           60.1
  5.05          60               0         1         0       10/01/12       No                12,741,000           60.1
  5.06          60               0         1         0       10/01/12       No                 6,960,000           60.1
  5.07          84               0         1         0       10/01/14       No                 2,820,000           60.1
  5.08          84               0         1         0       10/01/14       No                 2,340,000           60.1
  5.09          84               0         1         0       10/01/14       No                 1,116,000           60.1
   6            120              1         1        10       08/01/17       No                67,709,413           75.0
  6.01                                                                                         6,503,750
  6.02                                                                                         3,977,500
  6.03                                                                                         3,397,000
  6.04                                                                                         3,332,500
  6.05                                                                                         3,249,725
  6.06                                                                                         3,085,250
  6.07                                                                                         2,990,650
  6.08                                                                                         2,838,000
  6.09                                                                                         2,805,750
  6.10                                                                                         2,687,500
  6.11                                                                                         2,569,250
  6.12                                                                                         2,402,625
  6.13                                                                                         1,935,000
  6.14                                                                                         1,838,250
  6.15                                                                                         1,773,750
  6.16                                                                                         1,666,250
  6.17                                                                                         1,612,500
  6.18                                                                                         1,612,500
  6.19                                                                                         1,526,500
  6.20                                                                                         1,451,250
  6.21                                                                                         1,419,000
  6.22                                                                                         1,268,500
  6.23                                                                                         1,268,500
  6.24                                                                                         1,187,875
  6.25                                                                                         1,092,200
  6.26                                                                                         1,042,750
  6.27                                                                                           987,925
  6.28                                                                                           852,475
  6.29                                                                                           798,188
  6.30                                                                                           780,450
  6.31                                                                                           760,563
  6.32                                                                                           599,313
  6.33                                                                                           569,750
  6.34                                                                                           462,250
  6.35                                                                                           413,875
  6.36                                                                                           387,000
  6.37                                                                                           387,000
  6.38                                                                                           176,300
   7            72               0         1         5       09/01/17       No                57,839,957           71.9
   8            60               2         1         5       07/01/17       No                48,693,816           71.6
   9            60               1         1         5       08/01/17       No                46,106,729           73.2
  9.01                                                                                        12,095,220
  9.02                                                                                         6,299,518
  9.03                                                                                         5,336,623
  9.04                                                                                         3,061,756
  9.05                                                                                         2,450,139
  9.06                                                                                         2,046,060
  9.07                                                                                         2,043,127
  9.08                                                                                         1,661,782
  9.09                                                                                         1,624,380
  9.10                                                                                         1,495,311
  9.11                                                                                         1,390,441
  9.12                                                                                         1,355,240
  9.13                                                                                         1,008,363
  9.14                                                                                           863,892
  9.15                                                                                           756,089
  9.16                                                                                           693,020
  9.17                                                                                           654,886
  9.18                                                                                           647,552
  9.19                                                                                           623,331
   10           24               0         1         7       10/01/17       No                37,443,571           65.7
   11           120              1         1         7       08/01/17       No                40,000,000           38.3
   12                                                                                         37,733,977
 12.01          24               1         1        10       08/01/12       No                29,867,935           66.3
 12.02          24               1         1        10       08/01/12       No                 6,037,630           66.3
 12.03          24               1         1        10       08/01/12       No                 1,828,412           66.3
   13           36               2         1         7       07/01/17       No                35,582,237           65.4
 13.01                                                                                         7,663,867
 13.02                                                                                         7,663,867
 13.03                                                                                         6,933,974
 13.04                                                                                         5,382,954
 13.05                                                                                         4,379,352
 13.06                                                                                         2,189,676
 13.07                                                                                         1,368,548
   14           60               0         1         7       10/01/17       No                36,931,715           69.2
   15           60               1         1         5       08/01/17       No                36,399,651           71.2
   16            0               0         1         5       10/01/17       No                23,331,137           46.7
 16.01                                                                                         8,583,163
 16.02                                                                                         8,127,244
 16.03                                                                                         6,620,730
   17            0               0         1        10       09/01/17       No                24,557,638           61.4
   18           48              12         1         5       09/01/16       No                24,883,618           47.7
   19           120              2         1         7       07/01/17       No                25,000,000           61.4
   20           24               0         1         7       09/01/19       No                17,336,804           48.6
   21           60               2         1         7       07/01/17       No                22,075,745           70.1
   22           60               1         1         7       08/01/17       No                21,408,175           64.5
   23           60               1         1         7       08/01/17       No                20,106,685           62.8
   24           36               0         1         7       09/01/12       No                19,991,716           70.6
   25           24               1         1         7       08/01/17       No                17,993,198           65.5
   26           36               0         1         7       09/01/17       No                18,211,067           56.0
   27            0               0         1         7       09/01/17       No                16,750,247           30.5
   28           60               1         1         7       08/01/17       No                17,576,267           68.8
   29           60               3         1         7       06/01/17       No                17,160,993           74.3
   30           60               1         1         7       08/01/17       No                16,935,417           65.4
   31            0               1         1         7       08/01/17       No                14,832,297           56.5
   32           60               1         1         7       08/01/17       No                15,870,950           72.1
   33           60               0         1         7       09/01/17       No                15,319,284           62.5
   34           60               3         1         7       06/01/17       No                14,595,284           74.5
   35           36               1         1         7       08/01/17       No                13,923,518           70.3
   36            0               3         1         7       06/01/17       No                12,920,809           61.8
   37           48               1         1        10       08/01/17       No                13,742,759           74.3
   38           60               2         1         7       07/01/17       No                13,538,799           74.2
   39           36               2         1         7       07/01/17       No                12,605,881           68.9
   40           60               1         1         7       08/01/17       No                12,625,397           72.8
   41            0               1         1         7       08/01/17       No                11,085,284           56.5
   42           60               1         1         7       08/01/17       No                12,058,356           67.2
   43           120              3         1         7       06/01/17       No                12,650,000           79.8
   44            0               0         1         7       09/01/17       No                10,749,182           60.1
   45           36               1         1         5       08/01/17       No                11,414,130           72.9
   46           60               0         1        10       09/01/17       No                11,534,710           68.7
   47           12               0         1         7       09/01/17       No                10,503,704           61.8
   48           36               1         1         7       08/01/17       No                10,914,331           72.8
   49            0               0         1         7       09/01/17       No                10,300,013           54.5
   50           60               6         1         7       03/01/12       No                11,700,000           79.6
   51           60               1         1         7       08/01/17       No                11,019,930           73.0
   52           12               0         1         7       09/01/17       No                 9,778,804           66.1
   53           60               1         1         7       08/01/17       No                10,269,913           65.6
   54            0               4         1         7       10/01/16       No                 9,225,646           65.9
   55            0               0         1        10       09/01/17       No                 9,084,526           68.3
   56            0               2         1         7       07/01/17       No                 9,026,410           54.4
   57           60               1         1         7       08/01/17       No                 9,633,560           74.7
   58           24               1         1         7       08/01/17       No                 8,987,174           62.0
   59           60               5         1         7       04/01/17       No                 9,331,817           60.6
   60            0               2         1         7       07/01/17       No                 8,530,579           65.9
   61           60               0         1         7       09/01/17       No                 9,171,093           57.3
   62           36               0         1         7       09/01/17       No                 8,765,390           64.7
   63           36               3         1         7       06/01/17       No                 8,533,055           71.7
   64            0               1         1         7       08/01/14       No                 8,660,804           61.0
   65           12               1         1         7       08/01/17       No                 7,431,021           58.5
   66           36               1         1        10       08/01/17       No                 8,181,004           62.0
   67           120              3         1         7       06/01/17       No                 8,720,000           68.1
   68           60               1         1         7       08/01/17       No                 8,197,086           72.2
   69            0               0         1         7       09/01/17       No                 7,555,782           60.0
   70            0               1         1         7       08/01/17       No                 7,340,881           61.2
   71            0               9         1         7       12/01/16       No                 7,213,536           61.7
   72           36               0         1         7       09/01/17       No                 7,022,317           68.5
   73            0               5         1         7       04/01/17       No                 5,342,916           36.1
   74            0               1         1         7       08/01/17       No                 6,876,419           63.4
 74.01                                                                                         3,581,157
 74.02                                                                                         1,955,543
 74.03                                                                                         1,339,719
   75            0               2         1         7       07/01/17       No                 6,723,794           55.5
   76           60               0         1        10       09/01/17       No                 7,423,692           69.2
   77           60               1         1         7       08/01/17       No                 7,347,414           72.7
   78           60               0         1         7       09/01/17       No                 7,345,099           74.9
   79            0               0         1         7       09/01/22       No                   112,305            0.8
   80            0               0         1         7       10/01/17       No                 6,415,927           64.8
   81            0               0         1         7       10/01/17       No                 6,262,206           66.6
   82            0               0         1         7       10/01/12       No                 6,774,322           70.6
   83           60               2         1         7       07/01/17       No                 6,694,849           74.4
   84           36               3         1         7       06/01/17       No                 6,370,043           65.0
   85           24               3         1         7       06/01/17       No                 6,237,220           65.0
   86           24               2         1         7       07/01/17       No                 6,040,590           69.4
   87           60               3         1         7       06/01/12       No                 6,600,000           80.0
   88            0               0         1         7       09/01/17       No                 5,689,550           60.9
   89           60               1         1         7       08/01/12       No                 6,500,000           43.5
   90            0               0         1         7       09/01/17       No                 4,368,029           48.7
   91           60               2         1         7       07/01/17       No                 5,988,170           74.4
   92           60               0         1        10       09/01/17       No                 5,934,203           67.4
   93            0               1         1         7       08/01/17       No                 5,259,415           67.4
   94            0               0         1        10       09/01/12       No                 5,636,540           60.3
   95            0               2         1         7       07/01/12       No                 5,631,838           65.9
   96           48               2         1         7       07/01/17       No                 5,488,450           66.1
   97           120              0         1         8       09/01/17       No                 5,425,000           63.9
   98            0               2         1         7       07/01/17       No                 4,512,024           66.9
   99           24               0         1         7       10/01/12       No                 5,118,156           76.4
  100            2               1         1         8       10/01/17       No                 4,441,039           63.9
  101            0               1         1         7       08/01/17       No                 4,483,076           64.0
  102           36               0         1         7       09/01/17       No                 4,654,919           72.2
  103            0               0         1         7       10/01/17       No                 3,980,479           51.7
  104            0               1         1         7       08/01/17       No                 4,285,983           69.1
 104.01                                                                                        2,281,250
 104.02                                                                                        2,004,734
  105            0               0         1         7       10/01/17       No                 4,200,024           64.6
  106           120              0         1         8       09/01/17       No                 4,816,500           64.2
  107            0               1         1         7       08/01/17       No                 4,130,483           61.6
  108           120              0         1         8       09/01/17       No                 4,777,000           65.0
  109           24               1         1         7       08/01/12       No                 4,600,537           66.7
  110            0               2         1         7       07/01/12       No                 4,426,357           55.3
  111           36               0         1        10       09/01/17       No                 4,195,873           67.7
  112           36               1         1        10       08/01/17       No                 4,186,283           69.8
  113            0               0         1         7       09/01/17       No                 3,494,233           54.6
  114           36               1         1         7       08/01/14       No                 4,104,077           73.3
  115           60               2         1         7       07/01/17       No                 3,997,505           65.4
  116           60               3         1         7       06/01/12       No                 4,200,000           79.7
  117           60               1         1         7       08/01/17       No                 3,768,097           63.9
  118           24               2         1         7       07/01/17       No                 3,450,373           66.5
  119           36               0         1         7       09/01/17       No                 3,485,810           63.4
  120           60               1         1         7       08/01/12       No                 3,800,000           76.0
  121            0               1         1         7       08/01/27       No                    95,328            1.7
  122           24               0         1         7       09/01/17       No                 3,175,819           56.7
  123           120              3         1         7       06/01/17       No                 3,345,000           79.6
  124           60               2         1         7       07/01/17       No                 2,821,715           75.2
  125           120              3         1         7       06/01/17       No                 2,983,000           80.0
  126           120              0         1         7       09/01/17       No                 2,700,000           42.2
  127            0               0         1         7       09/01/17       No                 2,339,985           60.8
  128           120              3         1         7       06/01/17       No                 2,625,000           77.2
  129           120              3         1         7       06/01/17       No                 2,500,000           75.8
  130           36               1         1         7       08/01/17       No                 2,240,412           63.1
  131            0               0         1         7       09/01/17       No                 1,561,235           41.6
  132           120              3         1         7       06/01/17       No                 1,610,000           73.2
  133           36               2         1         7       07/01/17       No                 1,292,381           69.9

                        REMAINING
                        PREPAYMENT                                            MOST RECENT   MOST RECENT        UW
ANNEX #  PROVISION (PAYMENTS)(15),(16),(17),(18)  2005 NOI ($)  2006 NOI ($)      NOI ($)   NOI DATE      REVENUES ($)
----------------------------------------------------------------------------------------------------------------------

   1                L(24),Def(92),O(4)             24,663,409    26,806,200                                 39,857,064
  1.01                                              3,033,856     2,755,104                                  4,357,216
  1.02                                              2,440,457     2,410,093                                  3,112,220
  1.03                                              1,857,608     2,052,924                                  3,276,427
  1.04                                              1,918,903     1,883,864                                  2,410,832
  1.05                                              1,738,265     1,611,907                                  3,206,766
  1.06                                              1,147,005     1,692,992                                  2,910,910
  1.07                                              1,544,398     1,630,161                                  2,010,030
  1.08                                              1,443,522     1,480,024                                  2,295,696
  1.09                                                857,584     1,509,740                                  2,439,977
  1.10                                              1,489,306     1,465,155                                  2,060,201
  1.11                                              1,420,752     1,458,551                                  2,239,071
  1.12                                              1,204,037     1,312,363                                  1,731,647
  1.13                                              1,196,488     1,428,230                                  1,670,744
  1.14                                              1,072,076     1,066,672                                  1,601,795
  1.15                                                517,354       942,368                                  1,487,423
  1.16                                                541,563       762,595                                  1,183,040
  1.17                                                730,265       838,786                                  1,077,579
  1.18                                                509,970       504,671                                    785,490
   2               L(24),Def(84),O(10)             22,039,555    22,870,161                                 36,606,111
   3                L(24),Def(90),O(4)              4,382,900     8,494,677                                 13,181,624
   4                L(24),Def(51),O(7)             42,589,188    44,973,613                                 87,617,479
   5                                                4,422,943     7,668,788     2,342,620       Various     18,722,594
  5.01              L(23),Def(45),O(4)                            3,075,661                                  5,946,296
  5.02              L(23),Def(57),O(4)              1,680,667     1,573,626     2,342,620      05/31/07      2,978,030
  5.03              L(23),Def(33),O(4)              1,656,786     1,694,222                                  3,234,783
  5.04              L(23),Def(33),O(4)                                                                       2,359,817
  5.05              L(23),Def(33),O(4)                694,135       921,429                                  2,184,054
  5.06              L(23),Def(33),O(4)                329,315       403,850                                    850,404
  5.07              L(23),Def(57),O(4)                                                                         521,250
  5.08              L(23),Def(57),O(4)                 62,040                                                  415,343
  5.09              L(23),Def(57),O(4)                                                                         232,617
   6           Grtr3%orYM(24),Def(88),O(7)                                                                  52,536,306
  6.01                                                                                                       4,450,608
  6.02                                                                                                       3,024,955
  6.03                                                                                                       2,438,334
  6.04                                                                                                       1,854,253
  6.05                                                                                                       2,564,984
  6.06                                                                                                       2,035,754
  6.07                                                                                                       2,069,820
  6.08                                                                                                       2,335,163
  6.09                                                                                                       2,893,237
  6.10                                                                                                       1,720,404
  6.11                                                                                                       2,007,697
  6.12                                                                                                       2,165,348
  6.13                                                                                                       1,647,571
  6.14                                                                                                       1,522,715
  6.15                                                                                                       1,498,965
  6.16                                                                                                       1,211,734
  6.17                                                                                                       1,239,195
  6.18                                                                                                       1,322,123
  6.19                                                                                                       1,122,328
  6.20                                                                                                       1,638,808
  6.21                                                                                                       1,090,592
  6.22                                                                                                       1,123,957
  6.23                                                                                                         978,582
  6.24                                                                                                         920,808
  6.25                                                                                                         810,292
  6.26                                                                                                         929,737
  6.27                                                                                                         759,575
  6.28                                                                                                         662,249
  6.29                                                                                                         623,398
  6.30                                                                                                         728,099
  6.31                                                                                                         642,000
  6.32                                                                                                         442,784
  6.33                                                                                                         524,877
  6.34                                                                                                         443,638
  6.35                                                                                                         346,445
  6.36                                                                                                         309,763
  6.37                                                                                                         308,722
  6.38                                                                                                         126,792
   7                L(24),Def(92),O(4)              4,110,230     3,786,452     4,212,432      06/30/07     10,143,050
   8                L(24),Def(90),O(4)              3,224,304     3,370,953     3,816,280      04/30/07      6,536,902
   9          L(24),DeforGrtr1%orYM(91),O(4)        3,179,120     3,892,546     4,078,484      04/30/07      5,927,154
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
  9.08
  9.09
  9.10
  9.11
  9.12
  9.13
  9.14
  9.15
  9.16
  9.17
  9.18
  9.19
   10               L(23),Def(93),O(4)                                                                       5,363,940
   11               L(24),Def(91),O(4)              7,807,886     9,631,805                                 26,978,088
   12                                                 525,769     2,701,680                                  4,912,484
 12.01              L(24),Def(28),O(7)                            2,179,440                                  3,590,504
 12.02              L(24),Def(28),O(7)                456,215       439,702                                    916,666
 12.03              L(24),Def(28),O(7)                 69,554        82,538                                    405,314
   13               L(24),Def(90),O(4)                                                                       4,076,802
 13.01                                                                                                         848,468
 13.02                                                                                                         850,440
 13.03                                                                                                         767,448
 13.04                                                                                                         634,838
 13.05                                                                                                         511,830
 13.06                                                                                                         254,505
 13.07                                                                                                         209,273
   14               L(23),Def(93),O(4)              4,270,968     4,659,122                                  6,007,762
   15               L(24),Def(91),O(4)                                                                       5,275,670
   16               L(23),Def(93),O(4)                                                                       3,778,130
 16.01                                                                                                       1,413,551
 16.02                                                                                                       1,333,620
 16.03                                                                                                       1,030,959
   17               L(24),Def(92),O(4)              2,236,855     2,217,754                                  2,960,627
   18          L(23),Grtr1%orYM(49),3%(12)          3,091,577     3,678,353                                  5,953,166
                    ,2%(12),1%(5),O(7)
   19               L(24),Def(90),O(4)              2,997,492     3,313,871                                  8,170,274
   20              L(24),Def(113),O(7)                                                                       3,922,672
   21           L(9),Grtr1%orYM(105),O(4)                           824,959                                  3,016,488
   22               L(24),Def(91),O(4)              1,857,683     1,839,658     1,870,464      04/30/07      2,732,869
   23           L(23),Grtr1%orYM(92),O(4)                         1,468,390     1,604,880      05/07/07      2,955,259
   24               L(24),Def(32),O(4)              1,567,527     1,575,997     1,592,805      07/31/07      3,092,868
   25               L(24),Def(91),O(4)              1,409,752     1,464,139     1,514,939      03/01/07      2,762,059
   26               L(24),Def(92),O(4)                            1,350,447     1,300,394      06/30/07      3,255,413
   27               L(24),Def(92),O(4)              2,529,070     1,308,152                                  4,646,824
   28           L(23),Grtr1%orYM(92),O(4)                         1,321,229     1,476,410      05/04/07      2,569,187
   29               L(24),Def(89),O(4)              1,246,206     1,186,233                                  2,409,752
   30           L(23),Grtr1%orYM(92),O(4)                         1,317,100     1,458,590      05/03/07      2,416,487
   31               L(24),Def(91),O(4)                                                                       2,180,074
   32               L(24),Def(91),O(4)              1,858,285     1,898,458                                  3,094,347
   33               L(24),Def(92),O(4)              1,446,933     1,534,772     1,292,242      05/31/07      2,116,129
   34               L(24),Def(89),O(4)                                                                       1,404,998
   35               L(24),Def(91),O(4)              1,457,716     1,447,199                                  1,915,363
   36               L(24),Def(89),O(4)              1,399,486     1,706,073     1,655,370      04/01/06      9,633,365
   37           L(59),Grtr1%orYM(56),O(4)             445,195       582,092       946,794      04/30/07      2,128,673
   38               L(24),Def(90),O(4)                                                                       1,469,714
   39               L(24),Def(90),O(4)                            1,116,339                                  1,691,098
   40               L(24),Def(91),O(4)                843,851     1,010,391     1,155,189      06/30/07      2,010,015
   41               L(24),Def(91),O(4)              1,148,359     1,402,326     1,395,022      04/30/07      2,323,940
   42           L(23),Grtr1%orYM(92),O(4)                           906,066       974,182      05/04/07      1,979,977
   43               L(24),Def(89),O(4)                              442,275                                  1,417,926
   44              Grtr1%orYM(116),O(4)             1,024,517     1,469,682                                  1,889,603
   45               L(24),Def(91),O(4)                                          1,132,355      04/30/07      3,110,052
   46               L(24),Def(92),O(4)                              915,801     1,211,776      06/30/07      1,680,185
   47               L(24),Def(92),O(4)                                                                       1,623,533
   48               L(24),Def(91),O(4)              1,190,411     1,206,206     1,124,100      03/31/07      2,974,071
   49               L(24),Def(89),O(7)              1,412,716     1,410,499     1,053,120      07/31/07      1,721,506
   50               L(24),Def(27),O(3)              1,059,768       864,998                                  2,557,729
   51               L(24),Def(91),O(4)                995,413       956,312                                  2,591,255
   52               L(24),Def(92),O(4)                921,287       958,315                                  1,177,722
   53               L(24),Def(91),O(4)                835,892       937,247       914,139      04/30/07      1,723,848
   54               L(24),Def(81),O(4)                              923,199     1,033,396      07/31/07      1,656,592
   55               L(24),Def(92),O(4)                421,846       749,523     1,481,641      06/30/07      1,960,758
   56               L(24),Def(90),O(4)              1,242,769     1,398,234     1,330,253      04/30/07      3,949,024
   57               L(24),Def(91),O(4)              1,017,286       974,102                                  1,319,659
   58               L(24),Def(91),O(4)              1,211,058     1,329,441                                  1,383,318
   59               L(24),Def(87),O(4)                                                                       1,238,760
   60               L(24),Def(90),O(4)                              967,118       975,473      03/30/07      2,031,783
   61               L(24),Def(92),O(4)                922,079       847,690                                  1,464,128
   62               L(24),Def(92),O(4)                                            553,615      05/31/07      1,824,549
   63               L(24),Def(89),O(4)                692,131       859,840       893,024      02/28/07      1,278,191
   64               L(24),Def(55),O(4)                407,038       790,177       767,538      05/31/07      3,111,758
   65               L(24),Def(91),O(4)                844,442     1,227,571     1,247,607      03/31/07      3,271,896
   66               L(24),Def(91),O(4)                833,087       835,815       936,773      05/31/07      1,366,295
   67               L(24),Def(89),O(4)                              332,766                                  1,306,073
   68               L(24),Def(91),O(4)                655,465       755,703       750,137      04/30/07      1,274,989
   69               L(24),Def(92),O(4)                              797,023     1,005,770      06/01/07      2,645,615
   70               L(24),Def(91),O(4)                788,850     1,071,143     1,025,695      03/31/07      2,784,094
   71               L(24),Def(83),O(4)                                                                       1,275,915
   72               L(24),Def(92),O(4)                                                                       1,143,818
   73               L(24),Def(87),O(4)                                                                       1,482,858
   74               L(24),Def(91),O(4)                                                                         855,490
 74.01                                                                                                         457,345
 74.02                                                                                                         236,543
 74.03                                                                                                         161,602
   75           L(22),Grtr1%orYM(92),O(4)                                                                      931,209
   76               L(24),Def(92),O(4)                673,483       662,485                                    943,367
   77               L(24),Def(91),O(4)                                                                         828,429
   78               L(24),Def(92),O(4)                                                                         830,800
   79              L(24),Def(143),O(13)             1,042,184     1,093,165     1,065,007      07/31/07      1,699,533
   80               L(23),Def(93),O(4)                588,373       473,581       563,698      06/30/07      1,476,072
   81               L(23),Def(93),O(4)                644,649       670,404       708,558      06/30/07      1,031,745
   82               L(23),Def(35),O(2)                              724,364       943,229      06/30/07      2,934,215
   83               L(24),Def(87),O(7)                561,410       602,442       655,806      06/30/07      1,325,876
   84               L(24),Def(89),O(4)                                            597,426      03/31/07      1,435,404
   85               L(24),Def(89),O(4)                                                                       1,908,235
   86               L(24),Def(90),O(4)                579,501       499,227                                  1,176,640
   87               L(24),Def(29),O(4)                421,927       387,660       398,628      03/31/07        913,017
   88               L(24),Def(92),O(4)                                                                         882,616
   89           L(10),Grtr1%orYM(47),O(2)                                         638,093      04/11/07      1,161,961
   90               L(24),Def(92),O(4)                394,800       394,800       394,800      05/31/07      1,040,119
   91               L(24),Def(87),O(7)                532,176       542,923       571,161      06/30/07      1,118,426
   92     L(24),Def(36),DeforGrtr1%orYM(56),O(4)      532,251       545,934                                    746,342
   93               L(24),Def(91),O(4)                              617,050                                  1,118,127
   94               L(24),Def(34),O(2)                744,540       714,868                                  1,431,795
   95               L(24),Def(30),O(4)                              791,910       891,087      04/30/07      1,910,671
   96               L(24),Def(90),O(4)                421,547       447,429                                    782,051
   97               L(24),Def(92),O(4)                                                                         575,576
   98               L(24),Def(90),O(4)                536,645       565,533       482,330      04/30/07        777,902
   99               L(23),Def(30),O(7)                204,077       429,549       482,111      07/31/07        727,875
  100               L(24),Def(93),O(4)                                                                         554,929
  101           L(22),Grtr1%orYM(93),O(4)                                                                      586,368
  102               L(24),Def(92),O(4)                508,011       459,033                                    814,144
  103           L(24),Grtr1%orYM(92),O(4)                                                                    1,634,544
  104               L(24),Def(91),O(4)                                                                         806,799
 104.01                                                                                                        419,123
 104.02                                                                                                        387,676
  105               L(23),Def(93),O(4)                                                                         760,663
  106               L(24),Def(92),O(4)                                                                         737,736
  107               L(24),Def(91),O(4)                494,979       521,878                                    822,640
  108               L(24),Def(92),O(4)                                                                         708,833
  109           L(23),Grtr1%orYM(32),O(4)                                                                      677,363
  110               L(24),Def(32),O(2)                594,313       652,947       693,895      04/30/07      1,818,586
  111               L(24),Def(92),O(4)                412,497       412,632       412,435      07/31/07        661,050
  112               L(24),Def(91),O(4)                                                                         725,521
  113           L(60),Grtr1%orYM(56),O(4)             486,057       482,825                                    744,253
  114               L(24),Def(55),O(4)                354,933       344,232                                    454,361
  115               L(24),Def(90),O(4)                393,277       416,965                                    509,774
  116               L(24),Def(31),O(2)                                            484,928      02/28/07        831,065
  117               L(24),Def(91),O(4)                              254,106                                    571,257
  118           L(4),Grtr1%orYM(110),O(4)                                                                      459,808
  119               L(24),Def(92),O(4)                224,531       364,133                                    529,866
  120               L(24),Def(33),O(2)                368,194       296,164                                    740,143
  121              L(24),Def(190),O(25)                                                                        540,955
  122               L(24),Def(92),O(4)                -92,476       148,562       298,958      12/31/07        883,344
  123               L(24),Def(89),O(4)                              185,571                                    402,106
  124               L(24),Def(90),O(4)                289,914       299,626       325,704      04/30/07        722,953
  125               L(24),Def(89),O(4)                231,971       295,692       269,522      07/31/07        608,286
  126               L(24),Def(92),O(4)                              360,611       427,410      06/30/07        558,006
  127               L(24),Def(92),O(4)                                                                         327,298
  128               L(24),Def(89),O(4)                              158,983                                    318,537
  129               L(24),Def(89),O(4)                              154,395                                    330,123
  130               L(24),Def(91),O(4)                149,364       316,457                                    380,037
  131           L(60),Grtr1%orYM(56),O(4)                                         290,000      07/31/07        493,606
  132               L(24),Def(89),O(4)                               87,603                                    232,265
  133               L(24),Def(90),O(4)                145,805       145,646                                    223,308

           UW TOTAL                              UW(3),(4),(19)   UW(3),(4)
ANNEX #  EXPENSES ($)   UW NOI ($)   UW NCF ($)  DSCR (X)        IO DSCR (X)    TITLETYPE         PML %
------------------------------------------------------------------------------------------------------------

   1       11,714,915   28,142,147   26,314,685       1.17          1.36            Fee
  1.01      1,548,800    2,808,416    2,587,440                                     Fee
  1.02        824,508    2,287,712    2,158,981                                     Fee
  1.03      1,208,091    2,068,336    1,943,823                                     Fee
  1.04        440,967    1,969,865    1,845,015                                     Fee
  1.05      1,276,827    1,929,939    1,816,733                                     Fee
  1.06        858,958    2,051,953    1,884,376                                     Fee
  1.07        351,136    1,658,894    1,586,557                                     Fee             19.0
  1.08        538,661    1,757,034    1,662,954                                     Fee
  1.09        676,833    1,763,143    1,664,734                                     Fee
  1.10        511,462    1,548,739    1,451,682                                     Fee
  1.11        677,363    1,561,708    1,441,811                                     Fee
  1.12        442,835    1,288,812    1,202,540                                     Fee
  1.13        488,101    1,182,642    1,111,126                                     Fee
  1.14        603,455      998,340      931,938                                     Fee
  1.15        410,222    1,077,201    1,002,146                                     Fee
  1.16        286,873      896,167      833,703                                     Fee
  1.17        365,077      712,503      651,491                                     Fee
  1.18        204,746      580,743      537,635                                     Fee
   2       12,286,945   24,319,166   22,720,036       1.21          1.21            Fee
   3        2,700,828   10,480,796   10,293,340       1.20          1.20            Fee
   4       28,145,597   59,471,882   57,968,003       1.20          1.20            Fee
   5        7,450,601   11,271,993   10,214,847                                     Fee
  5.01      2,771,971    3,174,325    2,864,546       1.55          1.55            Fee
  5.02        712,565    2,265,465    2,121,289       1.55          1.55            Fee             11.0
  5.03      1,539,575    1,695,208    1,540,864       1.55          1.55            Fee
  5.04        738,714    1,621,103    1,418,614       1.55          1.55            Fee
  5.05      1,004,813    1,179,241    1,080,485       1.55          1.55            Fee             17.0
  5.06        210,898      639,506      584,214       1.55          1.55            Fee
  5.07        211,619      309,632      265,520       1.55          1.55            Fee
  5.08        146,816      268,526      235,883       1.55          1.55            Fee
  5.09        113,630      118,987      103,432       1.55          1.55            Fee
   6        1,576,089   50,960,217   49,030,304       1.60          1.60            Fee
  6.01        133,518    4,317,090    4,223,874                                     Fee             15.0
  6.02         90,749    2,934,207    2,826,501                                     Fee
  6.03         73,150    2,365,184    2,293,334                                     Fee
  6.04         55,628    1,798,626    1,732,932                                     Fee
  6.05         76,950    2,488,035    2,396,706                                     Fee
  6.06         61,073    1,974,681    1,904,194                                     Fee             28.0
  6.07         62,095    2,007,725    1,940,727                                     Fee
  6.08         70,055    2,265,108    2,191,201                                     Fee
  6.09         86,797    2,806,439    2,737,762                                     Fee
  6.10         51,612    1,668,792    1,632,038                                     Fee
  6.11         60,231    1,947,466    1,886,193                                     Fee
  6.12         64,960    2,100,388    2,016,280                                     Fee
  6.13         49,427    1,598,144    1,536,931                                     Fee
  6.14         45,681    1,477,034    1,395,708                                     Fee
  6.15         44,969    1,453,996    1,405,106                                     Fee
  6.16         36,352    1,175,382    1,132,237                                     Fee
  6.17         37,176    1,202,019    1,155,163                                     Fee
  6.18         39,664    1,282,459    1,231,104                                     Fee
  6.19         33,670    1,088,658    1,051,770                                     Fee
  6.20         49,164    1,589,644    1,513,368                                     Fee
  6.21         32,718    1,057,874    1,022,030                                     Fee
  6.22         33,719    1,090,238    1,058,223                                     Fee
  6.23         29,357      949,224      873,203                                     Fee
  6.24         27,624      893,184      857,417                                     Fee
  6.25         24,309      785,983      772,668                                     Fee
  6.26         27,892      901,845      868,741                                     Fee
  6.27         22,787      736,788      671,879                                     Fee
  6.28         19,867      642,382      598,850                                     Fee
  6.29         18,702      604,696      571,401                                     Fee
  6.30         21,843      706,256      637,124                                     Fee
  6.31         19,260      622,740      597,294                                     Fee
  6.32         13,284      429,501      412,457                                     Fee
  6.33         15,746      509,131      477,093                                     Fee
  6.34         13,309      430,329      407,492                                     Fee
  6.35         10,393      336,051      322,007                                     Fee
  6.36          9,293      300,470      290,289                                     Fee
  6.37          9,262      299,460      270,147                                     Fee
  6.38          3,804      122,988      118,859                                     Fee
   7        4,239,313    5,903,736    5,496,244       1.23          1.44            Fee             18.0
   8        2,330,609    4,206,293    4,023,728       1.10          1.31            Fee
   9        1,466,766    4,460,388    4,268,344       1.15          1.33       Fee/Leasehold
  9.01                                                                         Fee/Leasehold
  9.02                                                                         Fee/Leasehold
  9.03                                                                         Fee/Leasehold
  9.04                                                                         Fee/Leasehold
  9.05                                                                         Fee/Leasehold
  9.06                                                                         Fee/Leasehold
  9.07                                                                         Fee/Leasehold
  9.08                                                                         Fee/Leasehold
  9.09                                                                         Fee/Leasehold
  9.10                                                                         Fee/Leasehold
  9.11                                                                         Fee/Leasehold
  9.12                                                                         Fee/Leasehold
  9.13                                                                         Fee/Leasehold
  9.14                                                                         Fee/Leasehold
  9.15                                                                         Fee/Leasehold
  9.16                                                                         Fee/Leasehold
  9.17                                                                         Fee/Leasehold
  9.18                                                                         Fee/Leasehold
  9.19                                                                         Fee/Leasehold
   10       1,506,584    3,857,356    3,736,839       1.15          1.30            Fee
   11      18,449,293    8,528,796    7,449,672       3.37          3.37            Fee             18.0
   12       1,489,622    3,422,862    3,355,062                                     Fee
 12.01        901,787    2,688,717    2,642,067       1.13          1.30            Fee
 12.02        348,932      567,734      551,284       1.13          1.30            Fee
 12.03        238,903      166,411      161,711       1.13          1.30            Fee
   13          81,538    3,995,264    3,995,264       1.35          1.55            Fee
 13.01         16,970      831,498      831,498                                     Fee             26.0
 13.02         17,009      833,431      833,431                                     Fee             19.0
 13.03         15,349      752,099      752,099                                     Fee             18.0
 13.04         12,697      622,141      622,141                                     Fee
 13.05         10,237      501,593      501,593                                     Fee
 13.06          5,090      249,415      249,415                                     Fee
 13.07          4,186      205,087      205,087                                     Fee
   14       1,716,165    4,291,597    4,115,297       1.32          1.49         Leasehold          15.0
   15       1,932,070    3,343,600    3,157,280       1.10          1.29            Fee
   16         367,035    3,411,095    3,275,714       1.35           N/A          Various
 16.01         42,407    1,371,144    1,323,800                                     Fee
 16.02        304,009    1,029,611      979,557                                  Leasehold
 16.03         20,619    1,010,340      972,357                                     Fee
   17         460,190    2,500,437    2,456,113       1.15           N/A            Fee             17.0
   18       1,953,695    3,999,472    3,961,472       1.38          1.67            Fee
   19       4,892,216    3,278,058    3,090,141       1.96          1.96            Fee
   20       1,356,204    2,566,467    2,514,160       1.23          1.60            Fee
   21         801,572    2,214,916    2,154,568       1.23          1.43            Fee
   22         696,910    2,035,959    1,973,716       1.15          1.32            Fee        17, 18 and 19
   23       1,077,589    1,877,670    1,787,670       1.10          1.26            Fee
   24       1,249,393    1,843,475    1,779,475       1.15          1.33            Fee
   25         812,179    1,949,880    1,923,730       1.24          1.42            Fee
   26       1,317,662    1,937,751    1,872,573       1.25          1.44            Fee
   27         635,360    4,011,464    3,960,162       2.88           N/A            Fee
   28         930,309    1,638,878    1,563,878       1.10          1.26            Fee
   29         868,752    1,541,000    1,482,213       1.15          1.37            Fee
   30         833,591    1,582,896    1,512,396       1.10          1.26            Fee
   31         564,805    1,615,268    1,515,428       1.17           N/A            Fee             16.0
   32       1,324,696    1,769,651    1,580,093       1.26          1.46         Leasehold
   33         592,989    1,523,140    1,413,851       1.16          1.34            Fee             14.0
   34          28,100    1,376,898    1,284,948       1.15          1.36            Fee
   35         522,509    1,392,854    1,318,768       1.15          1.33            Fee
   36       7,806,054    1,827,311    1,441,976       1.29           N/A            Fee
   37         730,046    1,398,627    1,353,124       1.20          1.37         Leasehold
   38         277,772    1,191,942    1,127,710       1.10          1.31            Fee
   39         504,969    1,186,129    1,137,724       1.15          1.38            Fee
   40         794,209    1,215,806    1,176,606       1.15          1.32            Fee
   41         990,558    1,333,382    1,275,482       1.34           N/A       Fee/Leasehold
   42         827,080    1,152,897    1,077,647       1.10          1.26            Fee
   43         538,863      879,063      851,766       1.15          1.15            Fee
   44         687,598    1,202,005    1,107,316       1.20           N/A            Fee
   45       1,856,762    1,253,290    1,144,324       1.20          1.38         Leasehold
   46         569,072    1,111,113    1,067,699       1.15          1.32            Fee
   47         428,050    1,195,483    1,188,483       1.35          1.58            Fee
   48       1,785,591    1,188,480    1,085,761       1.21          1.41            Fee
   49         458,304    1,263,202    1,204,971       1.34           N/A            Fee
   50       1,367,957    1,189,772      938,550       1.35          1.35            Fee             19.0
   51       1,407,724    1,183,531    1,070,590       1.20          1.38            Fee
   52         186,752      990,970      975,671       1.15          1.31            Fee
   53         733,939      989,909      952,709       1.15          1.31            Fee
   54         689,535      967,057      932,232       1.23           N/A            Fee
   55         942,257    1,018,502      924,761       1.15           N/A            Fee
   56       2,773,972    1,175,052    1,017,091       1.28           N/A            Fee
   57         364,072      955,587      885,562       1.16          1.34            Fee
   58         296,003    1,087,315    1,078,215       1.40          1.60            Fee             12.0
   59         408,438      830,322      782,226       1.11          1.33            Fee
   60       1,056,678      975,105      893,834       1.35           N/A            Fee
   61         541,778      922,350      885,057       1.16          1.31            Fee             10.0
   62         829,856      994,693      916,117       1.25          1.44            Fee
   63         330,522      947,669      923,470       1.40          1.68            Fee
   64       2,041,488    1,070,270      945,799       1.32           N/A            Fee
   65       2,020,987    1,250,909    1,120,033       1.47          1.77            Fee
   66         543,235      823,060      793,035       1.19          1.38            Fee
   67         487,074      818,999      803,999       1.58          1.58            Fee
   68         479,662      795,327      767,727       1.16          1.33            Fee
   69       1,586,537    1,059,078      953,253       1.39           N/A            Fee             24.0
   70       1,722,032    1,062,062      950,698       1.45           N/A            Fee
   71         346,444      929,471      773,357       1.26           N/A            Fee             12.0
   72         350,215      793,604      759,332       1.17          1.44            Fee
   73         349,314    1,133,544    1,021,330       1.45           N/A            Fee
   74           8,556      846,934      846,934       1.40           N/A            Fee
 74.01          4,574      452,771      452,771                                     Fee
 74.02          2,366      234,177      234,177                                     Fee
 74.03          1,616      159,986      159,986                                     Fee
   75         198,466      732,743      696,994       1.23           N/A            Fee             17.0
   76         251,660      691,707      675,757       1.15          1.33            Fee
   77         121,358      707,071      679,269       1.15          1.32            Fee
   78          33,232      797,568      737,091       1.24          1.43            Fee
   79         708,225      991,308      906,312       1.17           N/A            Fee
   80         740,976      735,096      675,451       1.18           N/A            Fee
   81         343,499      688,246      642,383       1.15           N/A            Fee
   82       1,855,342    1,078,874      961,505       1.77           N/A       Fee/Leasehold
   83         672,838      653,038      610,398       1.24          1.50            Fee
   84         598,757      836,647      743,273       1.47          1.74            Fee
   85       1,157,929      750,306      673,977       1.30          1.52            Fee
   86         576,593      600,047      569,381       1.15          1.35            Fee
   87         408,636      504,381      476,301       1.15          1.15            Fee
   88         271,663      610,953      585,414       1.16           N/A            Fee
   89         465,148      696,813      670,945       1.63          1.63            Fee
   90         311,027      729,092      679,019       1.15           N/A            Fee
   91         551,215      567,211      537,611       1.22          1.48            Fee
   92         170,927      575,415      564,975       1.18          1.35            Fee
   93         541,440      576,687      535,931       1.15           N/A            Fee
   94         741,330      690,465      573,583       1.29           N/A            Fee
   95       1,139,871      770,800      694,373       1.35           N/A            Fee
   96         204,086      577,965      545,231       1.19          1.36            Fee
   97          20,574      555,002      522,284       1.43          1.57            Fee
   98         233,501      544,401      484,474       1.27           N/A         Leasehold          14.0
   99         190,941      536,934      477,343       1.22          1.42            Fee
  100          16,648      538,281      494,391       1.43          1.57            Fee
  101          86,180      500,188      471,660       1.20           N/A            Fee
  102         283,901      530,243      452,302       1.17          1.34            Fee
  103       1,003,508      631,036      565,654       1.35           N/A            Fee
  104         319,251      487,548      460,728       1.21           N/A            Fee
 104.01       152,843      266,280      252,660                                     Fee
 104.02       166,408      221,268      208,068                                     Fee
  105         267,081      493,582      475,198       1.26           N/A            Fee
  106         235,519      502,217      490,967       1.63          1.63            Fee
  107         339,992      482,648      440,611       1.21           N/A            Fee
  108         201,536      507,297      489,549       1.53          1.53            Fee
  109         206,174      471,189      425,848       1.16          1.32            Fee
  110       1,142,429      676,157      603,414       1.69           N/A            Fee
  111         242,825      418,225      403,225       1.16          1.33            Fee
  112         302,666      422,855      397,655       1.16          1.34            Fee
  113         282,811      461,442      441,835       1.21           N/A            Fee
  114          58,528      395,833      383,713       1.18          1.36            Fee
  115         119,252      390,522      384,922       1.20          1.39            Fee
  116         445,075      385,991      358,091       1.43          1.43            Fee
  117         183,076      388,181      365,250       1.20          1.38            Fee
  118          98,023      361,785      336,617       1.21          1.44            Fee
  119         171,358      358,508      329,658       1.11          1.26            Fee
  120         402,093      338,050      302,511       1.12          1.12            Fee
  121         148,085      392,870      368,888       1.12           N/A            Fee
  122         472,804      410,540      362,953       1.38          1.61            Fee
  123         159,366      242,740      235,740       1.21          1.21            Fee
  124         414,852      308,101      278,101       1.23          1.42            Fee
  125         326,457      281,829      260,445       1.41          1.41            Fee
  126         222,467      335,539      302,217       1.74          1.74            Fee             10.0
  127          56,890      270,408      254,795       1.20           N/A            Fee             11.0
  128         124,889      193,648      189,648       1.24          1.24            Fee
  129         142,525      187,598      181,598       1.25          1.25            Fee
  130         101,954      278,083      234,621       1.25          1.42            Fee
  131         212,972      280,634      268,732       1.18           N/A         Leasehold
  132         109,400      122,865      117,865       1.26          1.26            Fee
  133          87,149      136,159      128,659       1.20          1.37            Fee

                                                UPFRONT ESCROW(20),(21)
         ----------------------------------------------------------------------------------------------------------
         UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC   UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER
ANNEX #    RESERVE ($)    RESERVE ($)    RESERVE ($)    RESERVE ($)      RESERVE ($)     RESERVE ($)    RESERVE ($)
-------------------------------------------------------------------------------------------------------------------

   1                 0               0              0              0                0            0              0
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
   2                 0               0              0              0                0            0              0
   3                 0               0              0         34,370          440,688            0        435,000
   4                 0               0              0              0                0            0              0
   5
  5.01               0               0              0              0                0            0              0
  5.02               0               0              0              0                0            0              0
  5.03               0               0              0              0                0            0              0
  5.04               0               0              0              0                0            0              0
  5.05               0               0              0              0                0            0              0
  5.06               0               0              0              0                0            0              0
  5.07               0               0              0              0                0            0              0
  5.08               0               0              0              0                0            0              0
  5.09               0               0              0              0                0            0              0
   6                 0               0              0              0                0            0      6,938,963
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
  6.11
  6.12
  6.13
  6.14
  6.15
  6.16
  6.17
  6.18
  6.19
  6.20
  6.21
  6.22
  6.23
  6.24
  6.25
  6.26
  6.27
  6.28
  6.29
  6.30
  6.31
  6.32
  6.33
  6.34
  6.35
  6.36
  6.37
  6.38
   7                 0         892,100              0        400,000          283,960       23,619        437,734
   8         4,070,000               0              0              0          417,281            0              0
   9                 0          98,992              0              0          467,052      114,032              0
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
  9.08
  9.09
  9.10
  9.11
  9.12
  9.13
  9.14
  9.15
  9.16
  9.17
  9.18
  9.19
   10           15,205               0              0              0        1,080,000            0      1,889,700
   11                0          21,250              0              0                0            0              0
   12
 12.01               0               0              0              0                0            0              0
 12.02               0         120,908              0              0                0            0              0
 12.03               0               0              0              0                0            0              0
   13                0               0      1,283,250              0                0            0              0
 13.01
 13.02
 13.03
 13.04
 13.05
 13.06
 13.07
   14                0               0              0              0          314,420       15,677              0
   15                0         359,644              0        468,000                0       85,131              0
   16                0               0              0              0           63,780        6,027              0
 16.01
 16.02
 16.03
   17                0               0              0              0                0            0              0
   18                0               0              0              0           32,917       10,515              0
   19                0               0              0              0           85,790       83,161              0
   20                0               0              0      6,538,400           45,112       17,378      1,168,334
   21            1,569               0              0          2,500          136,732       31,966      4,100,000
   22            1,415               0              0        100,000          102,946       24,461              0
   23                0          48,125              0              0           73,500       16,716              0
   24                0               0              0              0          176,197       54,123              0
   25            2,179          28,125              0              0          476,753            0              0
   26            5,432               0              0              0          369,624       15,363        500,000
   27                0               0              0              0                0            0        425,000
   28                0               0              0              0           75,000       15,617              0
   29                0               0              0              0           85,333       19,597              0
   30            5,875               0              0              0           34,333       13,023              0
   31                0               0              0              0                0            0              0
   32                0               0              0        494,855          341,198       11,234         14,473
   33                0               0              0        281,000           35,778       21,467              0
   34                0               0              0              0                0            0              0
   35            1,131               0        151,719          3,334           86,565        6,584              0
   36           32,095          86,421              0              0          130,513      139,916              0
   37                0               0              0              0           15,790        2,816              0
   38            1,167               0              0              0                0            0        301,209
   39                0               0              0              0           27,194       26,781              0
   40            3,267               0              0              0          144,334       78,793              0
   41                0               0              0              0           16,961       20,945              0
   42                0               0              0              0           56,438       14,140              0
   43              989               0              0      3,412,984           25,687        8,364              0
   44            1,536               0              0          7,500           11,641        9,865              0
   45           85,776               0              0        250,000          218,868       20,345        197,889
   46                0           5,000              0              0          135,717       43,168              0
   47                0               0              0         70,200           10,489        1,235          3,333
   48                0               0              0        600,000           48,934            0              0
   49                0               0              0              0           43,776       16,233              0
   50                0               0              0              0                0            0              0
   51                0           6,250              0              0                0            0              0
   52              920               0              0          1,250            6,563        5,676              0
   53            3,100               0              0              0          130,715       44,829              0
   54            3,316               0              0              0           29,218       10,095              0
   55                0               0              0              0          122,401       10,043              0
   56           13,163               0              0              0           26,513       11,022              0
   57                0         490,988              0              0           62,922            0          5,147
   58              758               0              0              0           91,619            0              0
   59              563               0              0          2,083           67,111       48,250              0
   60            6,934               0              0              0          108,513       26,897              0
   61              816               0              0        100,000           72,917       22,141              0
   62                0               0              0        200,000           98,705        4,513              0
   63              384          10,813              0          1,280           85,234       11,654              0
   64            6,420          33,462              0              0          112,826       56,228              0
   65           10,670               0              0              0           71,500       13,807              0
   66                0           2,388              0              0           15,413       42,225              0
   67            1,250               0              0              0          185,685       22,542      2,000,000
   68            2,300               0              0              0           67,333       31,183              0
   69            8,303          24,750              0              0           52,785       28,791              0
   70          100,000               0              0              0           56,967       23,443              0
   71                0               0              0              0                0            0              0
   72                0               0              0              0           25,944        4,867         32,900
   73            2,726               0          6,250              0                0            0              0
   74                0               0              0              0                0            0              0
 74.01
 74.02
 74.03
   75                0               0              0        264,605                0        6,958              0
   76                0          14,772              0              0           26,693       17,312        900,000
   77              869               0              0              0           36,398        3,968              0
   78              667               0              0              0           20,699       10,820              0
   79                0               0              0              0                0            0              0
   80                0          74,000              0        100,000          142,818        5,899              0
   81          250,000          21,438              0        200,000          125,272        8,868              0
   82                0               0              0              0           27,086       18,394              0
   83                0               0              0              0          103,841       30,130        850,000
   84                0               0              0        500,000            8,332        1,398              0
   85          100,000               0              0              0           13,908        5,152              0
   86            1,076               0              0        200,000           84,242        3,761        148,664
   87            2,330          35,855              0              0           18,462        8,115        200,000
   88                0          19,305              0              0           16,170          532              0
   89                0          31,764          2,250              0                0            0              0
   90                0               0          6,000              0                0            0              0
   91                0               0              0              0           61,253       47,145              0
   92                0           5,250              0              0                0            0              0
   93           44,000               0              0        100,000          116,250       33,908              0
   94                0               0              0              0                0            0              0
   95            7,317               0              0              0           87,562       16,110              0
   96            1,058               0              0        120,000           46,155        4,608      1,500,000
   97                0               0              0              0                0            0              0
   98                0               0              0              0                0            0              0
   99                0               0              0              0           54,595        3,745              0
  100                0               0              0              0                0            0              0
  101                0               0              0              0            4,085        4,185              0
  102           97,111               0              0        150,000           26,967        7,236        300,000
  103                0               0              0              0           59,583       14,808        139,012
  104              745          38,344              0          4,167                0        6,898              0
 104.01
 104.02
  105            1,532               0              0              0           36,087       17,551        100,000
  106                0               0              0              0                0            0              0
  107            1,247          15,725              0          3,500           15,833        6,814              0
  108                0               0              0              0                0            0              0
  109              690               0              0          2,299           67,552       18,061              0
  110                0          52,568              0              0           37,176        8,824              0
  111                0               0              0              0           14,724        5,911              0
  112                0               0              0         60,000           49,646            0              0
  113                0          25,000              0              0                0            0              0
  114                0               0              0        500,000                0            0          8,211
  115              467               0              0              0           10,470        8,272              0
  116                0               0              0              0           30,445       16,998         55,000
  117                0               0              0              0           76,667        6,221              0
  118          216,703           7,500              0          1,250           31,012        5,671         72,835
  119              508               0              0          3,334           20,786       28,417              0
  120              922          20,933              0              0            8,474        9,943              0
  121                0               0              0              0           51,351        8,006              0
  122                0          12,816              0              0           48,657        7,648              0
  123              583               0              0              0           58,178        7,499              0
  124                0         225,000              0              0           37,506       14,391              0
  125                0           4,375              0              0           12,014        3,976              0
  126                0               0              0              0           24,900        5,350              0
  127              170               0              0            792            9,535        2,448              0
  128              333               0              0              0           53,082        6,267              0
  129              500               0              0              0           51,867        7,419              0
  130            1,238               0              0        125,000           15,900        7,365              0
  131                0               0              0              0            4,235        1,875              0
  132              417               0              0              0           33,294        6,157              0
  133                0               0              0              0           27,275        1,426              0

                                           MONTHLY ESCROW(22)
         ------------------------------------------------------------------------------------------
         MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.   MONTHLY OTHER    SINGLE
ANNEX #    RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)   RESERVE ($)     RESERVE ($)    TENANT
----------------------------------------------------------------------------------------------------------------

   1                 0              0              0                0            0              0         No
  1.01                                                                                                    No
  1.02                                                                                                    No
  1.03                                                                                                    No
  1.04                                                                                                    No
  1.05                                                                                                    No
  1.06                                                                                                    No
  1.07                                                                                                    No
  1.08                                                                                                    No
  1.09                                                                                                    No
  1.10                                                                                                    No
  1.11                                                                                                    No
  1.12                                                                                                    No
  1.13                                                                                                    No
  1.14                                                                                                    No
  1.15                                                                                                    No
  1.16                                                                                                    No
  1.17                                                                                                    No
  1.18                                                                                                    No
   2                 0              0              0                0            0              0         No
   3                 0              0              0           55,086            0              0         No
   4                 0              0              0                0            0              0         No
   5                                                                                                    Various
  5.01               0              0              0                0            0              0         No
  5.02               0              0              0                0            0              0         No
  5.03               0              0              0                0            0              0         No
  5.04               0              0              0                0            0              0         Yes
  5.05               0              0              0                0            0              0         No
  5.06               0              0              0                0            0              0         No
  5.07               0              0              0                0            0              0         Yes
  5.08               0              0              0                0            0              0         Yes
  5.09               0              0              0                0            0              0         Yes
   6                 0              0              0                0            0              0         Yes
  6.01                                                                                                    Yes
  6.02                                                                                                    Yes
  6.03                                                                                                    Yes
  6.04                                                                                                    Yes
  6.05                                                                                                    Yes
  6.06                                                                                                    Yes
  6.07                                                                                                    Yes
  6.08                                                                                                    Yes
  6.09                                                                                                    Yes
  6.10                                                                                                    Yes
  6.11                                                                                                    Yes
  6.12                                                                                                    Yes
  6.13                                                                                                    Yes
  6.14                                                                                                    Yes
  6.15                                                                                                    Yes
  6.16                                                                                                    Yes
  6.17                                                                                                    Yes
  6.18                                                                                                    Yes
  6.19                                                                                                    Yes
  6.20                                                                                                    Yes
  6.21                                                                                                    Yes
  6.22                                                                                                    Yes
  6.23                                                                                                    Yes
  6.24                                                                                                    Yes
  6.25                                                                                                    Yes
  6.26                                                                                                    Yes
  6.27                                                                                                    Yes
  6.28                                                                                                    Yes
  6.29                                                                                                    Yes
  6.30                                                                                                    Yes
  6.31                                                                                                    Yes
  6.32                                                                                                    Yes
  6.33                                                                                                    Yes
  6.34                                                                                                    Yes
  6.35                                                                                                    Yes
  6.36                                                                                                    Yes
  6.37                                                                                                    Yes
  6.38                                                                                                    Yes
   7             8,763              0              0           94,653        4,724              0         No
   8                 0              0              0           46,365            0              0         No
   9             6,001              0         25,006           51,895       12,670              0       Various
  9.01                                                                                                    Yes
  9.02                                                                                                    Yes
  9.03                                                                                                    No
  9.04                                                                                                    No
  9.05                                                                                                    No
  9.06                                                                                                    No
  9.07                                                                                                    No
  9.08                                                                                                    Yes
  9.09                                                                                                    No
  9.10                                                                                                    No
  9.11                                                                                                    No
  9.12                                                                                                    No
  9.13                                                                                                    No
  9.14                                                                                                    No
  9.15                                                                                                    Yes
  9.16                                                                                                    No
  9.17                                                                                                    Yes
  9.18                                                                                                    Yes
  9.19                                                                                                    Yes
   10            1,521              0          8,363           90,000            0              0         No
   11                0              0              0                0            0              0         No
   12                                                                                                     No
 12.01           3,888              0              0                0            0              0         No
 12.02           1,308              0              0                0            0              0         No
 12.03             392              0              0                0            0              0         No
   13                0              0              0                0            0              0         Yes
 13.01                                                                                                    Yes
 13.02                                                                                                    Yes
 13.03                                                                                                    Yes
 13.04                                                                                                    Yes
 13.05                                                                                                    Yes
 13.06                                                                                                    Yes
 13.07                                                                                                    Yes
   14                0              0         83,333           31,442        3,135              0         Yes
   15            2,550              0              0           49,093       18,918              0         No
   16                0              0              0           12,442        3,013              0       Various
 16.01                                                                                                    Yes
 16.02                                                                                                    No
 16.03                                                                                                    Yes
   17                0              0              0                0            0              0         No
   18                0              0              0           32,917       10,515              0         No
   19                0              0              0           42,895       11,880              0         No
   20              886              0              0           22,556        2,044              0         Yes
   21            1,569              0          2,500           17,092        7,991              0         No
   22            1,415              0          9,431           12,868        3,058              0         No
   23            7,500              0              0           10,500        2,786              0         No
   24            5,500              0              0           16,018       21,649              0         No
   25            2,179              0              0           36,673            0              0         Yes
   26            5,432              0              0           36,962        5,121              0         No
   27                0              0              0                0            0              0         Yes
   28            6,250              0              0           12,500        2,603              0         No
   29              833              0          2,417           42,667        2,177              0         No
   30            5,875              0              0            8,583        2,171              0         No
   31            1,664              0              0                0            0              0         Yes
   32                0              0              0           32,496        1,248              0         No
   33            1,822              0          9,000            8,944        1,651              0         No
   34                0              0              0                0            0              0         Yes
   35            1,131              0          3,334           28,855        3,292              0         No
   36           32,095              0              0           12,714       11,283              0         No
   37                0              0              0           15,790        1,408              0         No
   38            1,167              0              0                0            0              0         Yes
   39            1,351              0          5,413           27,194        2,435              0         No
   40            3,267              0              0           16,037        9,734              0         No
   41            4,825              0              0            8,480        2,618              0         No
   42            6,271              0              0            9,406        2,357              0         No
   43              989              0              0            8,562        1,361              0         Yes
   44            1,536              0          7,500            2,910        1,233              0         No
   45            2,235              0          5,957           27,359        3,391              0         No
   46              965              0              0           15,080       14,389              0         No
   47                0              0              0                0            0              0         No
   48            2,624              0              0           24,467            0              0         No
   49            1,039              0          3,470           14,592        1,804              0         No
   50            3,517              0              0                0            0              0         No
   51            2,448              0          6,500                0            0              0         No
   52              920              0          1,250            2,188          618              0         No
   53            3,100              0              0           14,524        3,827              0         No
   54            3,316              0              0           29,218       10,095              0         No
   55                0              0              0           24,480        1,116              0         No
   56           13,163              0              0            8,838            0              0         No
   57            1,280              0              0           10,487            0              0         No
   58              758              0              0           15,270            0              0         Yes
   59              563              0          2,083            9,587        8,042              0         No
   60            6,934              0              0           10,851        6,596              0         No
   61              816              0          4,167           10,417        1,845              0         No
   62            1,511              0              0           12,338        1,504              0         No
   63              384              0          1,280            9,470        2,331              0         No
   64            6,420              0              0           24,560        5,513              0         No
   65           10,670              0              0            6,500        1,381              0         No
   66                0              0              0           15,413        4,223              0         No
   67            1,250              0              0           23,211        1,734              0         No
   68            2,300              0              0            7,481        2,666              0         No
   69            8,303              0              0            7,541        5,403              0         No
   70            8,977              0              0            6,330        1,675              0         No
   71                0              0              0                0            0              0         No
   72              207              0          2,197           12,972          608              0         No
   73            2,726              0              0                0            0              0         Yes
   74                0              0              0                0            0              0         Yes
 74.01                                                                                                    Yes
 74.02                                                                                                    Yes
 74.03                                                                                                    Yes
   75                0              0              0                0          750              0         Yes
   76            1,329              0              0            2,669        1,574              0         No
   77              869              0              0            3,309          992              0         No
   78                0              0              0                0            0              0         Yes
   79                0              0              0                0            0              0         No
   80            1,685              0          3,750           12,983        1,180              0         No
   81            1,250              0          2,600           11,388        1,774              0         No
   82           10,172              0              0           13,543        3,066              0         No
   83            3,467              0              0           14,834        4,304              0         No
   84                0              0              0            8,332        1,398              0         No
   85                0              0              0            4,636        1,717              0         No
   86            1,076              0              0           10,530        1,254              0         No
   87            2,330              0              0            9,231        2,029              0         No
   88                0              0              0            8,085          266              0         No
   89                0              0              0                0            0              0         No
   90                0              0              0                0            0              0         Yes
   91            2,467              0              0            7,657        6,735              0         No
   92              275              0              0                0            0              0         Yes
   93            1,188              0              0           12,917        5,546              0         No
   94                0              0              0                0            0              0         Yes
   95            7,317              0              0            8,756        5,370              0         No
   96            1,058              0              0            5,769        1,536              0         No
   97                0              0              0                0            0              0         Yes
   98                0              0              0                0            0              0         No
   99            2,537              0          2,389            4,550        1,248              0         No
  100              333              0          3,325                0            0              0         Yes
  101                0              0              0            1,021          419              0         Yes
  102            2,111              0              0            2,996        1,809              0         No
  103                0              0              0            5,417        3,702              0         No
  104              745              0          4,167                0        2,299              0         Yes
 104.01                                                                                                   Yes
 104.02                                                                                                   Yes
  105            1,532              0              0            6,414        1,604              0         No
  106                0              0              0                0            0              0         Yes
  107            1,247              0          3,500            7,917          681              0         No
  108                0              0              0                0            0              0         Yes
  109              690              0          2,299            7,506        1,389              0         No
  110            6,114              0              0            5,311        2,206              0         No
  111            1,248              0              0            7,362        1,970              0         No
  112              369              0          3,000            7,092            0              0         No
  113                0              0              0                0            0              0         Yes
  114                0              0              0                0            0              0         Yes
  115              467              0              0            2,617          785              0         No
  116            2,338              0              0            7,611        3,400              0         No
  117                0              0          1,000            7,667        2,074              0         No
  118              303              0          1,250            3,877          567              0         No
  119              508              0          3,334            6,929        2,583              0         No
  120              922              0              0            4,237          904              0         Yes
  121              272              0            815            4,279        4,003              0         No
  122            1,960              0          5,287            6,082        1,912              0         No
  123              583              0              0            7,272          577              0         No
  124            2,500              0              0            5,358        4,797              0         No
  125            1,783              0              0            4,005        1,988              0         No
  126              327              0          2,450            6,225          446              0         No
  127              170              0            792              795          490              0         No
  128              333              0              0            6,635          482              0         No
  129              500              0              0            6,483          571              0         No
  130            1,238              0          4,127            1,767        1,227              0         No
  131              184              0              0            4,235          208              0         Yes
  132              417              0              0            4,162          474              0         No
  133                0              0              0            3,409          475              0         Yes

                                    LARGEST TENANT                                              2ND LARGEST TENANT
         --------------------------------------------------------------------  -----------------------------------------------------
                                                                    LEASE                                                 LEASE
ANNEX #  LARGEST TENANT                                 UNIT SIZE  EXPIRATION  2ND LARGEST TENANT             UNIT SIZE  EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

   1
  1.01   Hemispheres                                     107,927   07/31/13    Sports Authority                  65,520  01/31/14
  1.02   Kroger                                           63,986   11/13/11    Blockbuster Video                  6,500  05/31/08
  1.03   K Mart                                          122,924   11/30/20    Winn-Dixie                        65,123  12/31/16
  1.04   Wal-Mart                                        193,513   06/28/11    Bi-Lo                             33,000  07/31/11
  1.05   Dominick's                                       72,385   05/31/18    Walgreen                          13,905  05/31/58
  1.06   K Mart                                          103,115   02/29/16    Dunham's Sublease                 30,260  08/31/07
  1.07   24 Hours Fitness Sport                           37,064   02/28/17    Michael's Store                   17,500  02/28/11
  1.08   Kroger                                           63,419   10/31/16    J. Christopher's                  16,015  06/14/17
  1.09   Publix, Store                                    44,840   11/30/23    T J Maxx                          29,862  11/30/15
  1.10   Albertson's                                      60,128   01/31/11    Dollar Tree                       15,500  02/28/16
  1.11   J.C. Penney Store                                41,513   01/31/09    Stein Mart                        34,224  05/31/10
  1.12   Kohl's                                           83,013   01/31/15    Hobby Lobby                       46,546  12/31/10
  1.13   Kroger                                           71,176   02/28/22    Lombards                          16,000  07/31/09
  1.14   Kroger                                           63,373   03/14/19    CVS (Eckerd Drug)                 14,471  09/30/22
  1.15   Publix                                           47,814   01/19/14    Piccadilly Cafeteria              11,000  01/31/09
  1.16   Kroger                                           58,860   02/28/25    Hamrick's                         46,432  01/31/16
  1.17   D&W Food Centers                                 57,114   12/31/09    Powerhouse Gym                    12,205  01/31/09
  1.18   All American Quality                             46,328   05/30/10    Irish Bread Pub & Grill            4,200  01/31/09
   2     Sears                                           201,439   04/30/14    Bass Pro Shops Outdoor           137,201  11/19/12
   3     J.C. Penney                                     178,739   03/31/18    Regal Entertainment Group         50,010  05/31/20
   4     Wannado                                         113,567   05/31/24    Burlington Coat Factory          111,324  12/31/08
   5
  5.01   AccessMed                                        14,963   01/31/12    Spencer Reed Group, Inc.          12,710  08/31/10
  5.02   Qualcomm                                         74,558   08/31/10    Cingular                          25,712  02/14/12
  5.03   Allstate Insurance Company                       78,094   09/30/09    Peerless Insurance Company        32,705  09/30/09
  5.04   Whirlpool Corporation                           556,287   11/30/08
  5.05   Time Warner Cable                                74,529   08/31/15    United Food & Commercial
                                                                               Workers Union                      5,845  09/30/13
  5.06   Atlantic Southeast Airlines                      63,800   06/30/10    TNT Parts                         60,000  06/30/13
  5.07   Superior Exhibits & Design, Inc.                 93,665   05/31/08
  5.08   Pursuit Marketing, Inc.                          79,617   04/30/10
  5.09   BFI Waste Systems of North America, Inc.         30,500   01/31/11
   6
  6.01   U.S. Foodservice                                436,739   07/31/27
  6.02   U.S. Foodservice                                504,627   07/31/27
  6.03   U.S. Foodservice                                336,634   07/31/27
  6.04   U.S. Foodservice                                307,790   07/31/27
  6.05   U.S. Foodservice                                427,894   07/31/27
  6.06   U.S. Foodservice                                330,250   07/31/27
  6.07   U.S. Foodservice                                313,900   07/31/27
  6.08   U.S. Foodservice                                346,271   07/31/27
  6.09   U.S. Foodservice                                321,769   07/31/27
  6.10   U.S. Foodservice                                172,200   07/31/27
  6.11   U.S. Foodservice                                287,080   07/31/27
  6.12   U.S. Foodservice                                394,065   07/31/27
  6.13   U.S. Foodservice                                286,800   07/31/27
  6.14   U.S. Foodservice                                381,032   07/31/27
  6.15   U.S. Foodservice                                229,062   07/31/27
  6.16   U.S. Foodservice                                202,143   07/31/27
  6.17   U.S. Foodservice                                219,530   07/31/27
  6.18   U.S. Foodservice                                240,609   07/31/27
  6.19   U.S. Foodservice                                172,826   07/31/27
  6.20   U.S. Foodservice                                357,370   07/31/27
  6.21   U.S. Foodservice                                167,939   07/31/27
  6.22   U.S. Foodservice                                150,000   07/31/27
  6.23   U.S. Foodservice                                356,178   07/31/27
  6.24   U.S. Foodservice                                167,575   07/31/27
  6.25   U.S. Foodservice                                 62,388   07/31/27
  6.26   U.S. Foodservice                                155,100   07/31/27
  6.27   U.S. Foodservice                                304,112   07/31/27
  6.28   U.S. Foodservice                                203,958   07/31/27
  6.29   U.S. Foodservice                                155,994   07/31/27
  6.30   U.S. Foodservice                                323,900   07/31/27
  6.31   U.S. Foodservice                                119,220   07/31/27
  6.32   U.S. Foodservice                                 79,855   07/31/27
  6.33   U.S. Foodservice                                150,104   07/31/27
  6.34   U.S. Foodservice                                107,000   07/31/27
  6.35   U.S. Foodservice                                 65,800   07/31/27
  6.36   U.S. Foodservice                                 47,700   07/31/27
  6.37   U.S. Foodservice                                137,337   07/31/27
  6.38   U.S. Foodservice                                 19,346   07/31/27
   7     CBRE                                             57,511   03/31/14    Concorde Career College           54,463  08/31/16
   8
   9
  9.01   ADC Telecommunications                          333,800   10/17/12
  9.02   West Distributors, Inc.                         174,860   10/31/10
  9.03   Logistics Outsource                              38,368   04/30/09    FedEx Trade Networks              19,184  12/31/09
  9.04   IMI Cornelius, Inc.                              19,470   11/30/09    Wells Manufacturing               12,725  12/31/08
  9.05   Aztec Imports                                    56,000   02/28/09    Pedraza Custom House              16,000  06/30/10
  9.06   Main Fine, Inc.                                  13,764   12/31/09    Secobasa Grocery, LLC              9,375  02/28/08
  9.07   Anamarc Enterprises, Inc.                        13,664   06/30/08    Skyline Engineers                  2,691     MTM
  9.08   Tally Genicom                                    52,500   08/31/08
  9.09   Mirsa Manufacturing LLC                          15,000   05/31/10
  9.10   KCI Therapeutic Services                          5,000   05/31/08    Thesla Mudanzas, SA. De CV         4,500  05/31/10
  9.11
  9.12   The Glidden Co.                                   5,000   08/31/09    Universal Compression, Inc.        5,000  10/31/09
  9.13   GTECH Corporation                                 6,000   08/31/07    Escamillia Forwarding              6,000  09/30/07
  9.14   RVG Records Management                           10,904     MTM       Cencorp USA, LLC                  10,096  12/31/09
  9.15   McAllen Metal Stamping                           20,000   06/30/09
  9.16   Hankyu International                             12,000   03/31/10
  9.17   Essex Group, Inc.                                20,000   07/31/12
  9.18   Fujitsu Ten Corp. of America                     20,160   08/31/07
  9.19   Noma Technologies, LP                            21,190   03/17/10
   10    Publix                                           45,971   04/30/24    CVS                               14,101  08/30/21
   11
   12
 12.01
 12.02
 12.03
   13
 13.01   International Aluminum                          148,854   03/31/27
 13.02   International Aluminum                          149,200   03/31/27
 13.03   International Aluminum                          134,640   03/31/27
 13.04   International Aluminum                           99,000   03/31/27
 13.05   International Aluminum                           99,000   03/31/27
 13.06   International Aluminum                           57,000   03/31/27
 13.07   International Aluminum                           69,572   03/31/27
   14    Pillsbury Wintrhrop LLP                          82,000   07/20/13
   15    Everbank                                         50,746   06/30/17    Harden                            28,372  08/31/17
   16
 16.01   Taylorsville Fitness, LLC                        67,634   08/05/27
 16.02   Blendon Beecham Fitness, LLC                     53,481   06/30/27
 16.03   Hilliard Fitness, LLC                            54,261   04/22/27
   17    Best Buy                                         67,078   01/31/17    Office Max                        35,392  01/31/10
   18    Alero Mexican Restaurant                          4,843   10/31/14    Sala Thai Restaurant               2,831  10/31/14
   19
   20    Henry Ford Health System                        130,768   08/31/19
   21    Sea Turtle Cinema                                48,049   11/14/20    Torque Fitness                    16,000  12/31/16
   22    In His Presence                                  41,477   12/31/12    Alliant Techsystems               27,795  12/31/12
   23
   24
   25    FSP Park Millennium Garage, LLC                     523   07/12/22
   26
   27    1568 Broadway Associates                         52,657   02/10/37
   28
   29    Stop & Shop                                      65,059   07/31/26    Ace Hardware                      15,309  10/31/16
   30
   31    Northrop Grumman                                 99,840   05/31/11
   32    Unity Hospital of Rochester, Inc.                39,169   06/30/18    Park Ridge Hospital, Inc.         14,370  03/31/20
   33    The Watt Stopper, Inc.                            8,390   08/31/11    Deloitte & Touche                  8,181  12/31/09
   34    Associated Hygienic Products, LLC               306,500   01/31/22
   35    Toys "R" US                                      49,000   01/31/17    Borders, Inc.                     24,455  03/31/17
   36
   37    Southshore Surgery Center, LLC                   26,451   10/31/19    Oakwood Healthcare, Inc.          17,267  07/31/17
   38    Compass Medical / PCHI                           70,000   07/31/22
   39    Forman Mills                                     44,210   02/01/10    Palace Buffet, LLC.                9,629  04/01/10
   40
   41
   42
   43    Aetna                                            51,946   03/31/12
   44    NAS Recruitment Communications                   47,534   03/31/12    New Horizons Computer
                                                                               Learning                          15,980  07/31/09
   45    Gold's Texas Holdings, L.P.                      22,955   07/31/14    Monarch Events                    17,878  11/30/17
   46    Sweet Bay (Kash-N-Karry)                         51,724   08/31/21    YMCA                              18,233  12/31/13
   47    Hallmark Health Systems, Inc.                    22,569   11/14/21    Pediatric Healthcare
                                                                               Assoc. PC                          3,566  07/14/17
   48    State of New Jersey                              82,483   09/30/13    County of Passaic                 14,710  11/30/15
   49    LaGuardia Fitness                                20,650   07/31/19    Berry Fresh Farms                 15,400  01/31/19
   50    TLC - Memphis Managed Care                       40,858   04/30/10    GSA                               19,520  04/30/08
   51    Bank of America                                  17,338   12/31/21    General Equity/Dr's Diag Imag     10,800  12/31/15
   52    Shaw's                                           60,230   08/31/17    Cardoza's                          8,230  05/31/10
   53
   54
   55    American Identity, Inc.                          69,873   06/30/14    Abacus America, Inc.              19,275  05/31/13
   56
   57    Ultra Foods                                     113,124   12/31/12    Aldi Foods                        13,917  01/31/08
   58    LR 9600 SEPULVEDA LLC                               182   07/31/22
   59    Physiotherapy & Assocs.                           3,550   03/31/11    Sweet Tooth Artisans
                                                                               Breads & Pastry                    3,527  10/31/11
   60
   61    Charlie G's Chophouse                             5,684   07/31/18    Center For Craniofacial Pain       3,615  10/31/15
   62    JRP Talent, Inc.                                  8,120   08/30/09    Texas Transportation Institute     7,800  02/28/09
   63    Lake Buena Vista                                  8,583   12/31/16    IHOP                               6,000  04/07/11
   64
   65
   66
   67
   68
   69
   70
   71    IHC Heath services, Inc.                         61,970   08/30/22    Whitney Education Group           32,645  07/20/12
   72    Sallie Mae (SLM Corp.)                           26,656   08/31/10    Art Institute of
                                                                               Michigan (EDMC)                   26,100  04/01/18
   73    John B.Sanfilippo & Son, Inc.                   327,155   09/18/16
   74
 74.01   Sheplers                                        103,486   07/30/27
 74.02   Sheplers                                         90,000   07/30/27
 74.03   Sheplers                                         63,552   07/30/27
   75    Sportsman's Warehouse, Inc.                      60,458   04/30/22
   76
   77    Connextions, Inc.                                55,167   01/31/17    ESP Associates, PA                 7,314  02/28/12
   78    Investors Underwriting Managers                  39,998   07/31/17
   79    Minyard                                          51,721   08/31/17    ASI Gymnastics                     8,640  10/31/09
   80    Tower Executive Stes                             14,047   05/31/10    Oderco Inc                         6,591  12/31/07
   81    Q-Power dba Maxpower of Texas                    24,514   09/30/09    Horng Chien                       20,325  05/31/09
   82
   83
   84    Liberty Mutual Insurance Company                 35,045   04/30/08    Infospherix                       18,601  12/14/11
   85
   86    US Bankruptcy Court                              14,998   06/30/20    RealNet Financial                  4,967  11/30/11
   87
   88    OfficeMax                                        18,756   12/31/16    Sears                             17,952  07/31/17
   89    International Institute                          26,842   05/31/14    Sir Speedy                         5,205  04/30/13
   90    Alco Industries, Inc.                           166,910   07/01/26
   91
   92    PNC Bank                                         18,000   12/31/18
   93    BSO                                              27,623   04/15/10    BARC                              19,644  06/20/11
   94    L-3                                             146,103   03/31/15
   95
   96    Harrigan's Restaurant                             8,100   01/31/08    My Home Town Buffet                4,890  12/31/07
   97    Gold's Gym                                       40,285   07/31/22
   98    Convergys Customer Management Group, Inc.        23,295   05/31/11    World Savings Bank, FSB            8,741  08/31/09
   99    Badcock                                          19,567   06/30/26    Dollar General                     9,625  03/31/11
  100    Gold's St. Louis, LLC                            39,900   07/31/22
  101    Sportsman's Warehouse, Inc.                      47,979   03/31/22
  102    Ray's Supermarket                                35,130   12/31/11    Big Lots                          35,000  01/31/10
  103
  104
 104.01  City of NY - Agency for Childhood Development    22,700   08/06/11
 104.02  City of NY - Agency for Childhood Development    22,000   08/06/11
  105
  106    24 Hour Fitness                                  25,000   07/31/27
  107    Medi Promotions                                   6,111   12/31/10    OSHA                               5,461  07/26/10
  108    Circuit City                                     39,440   01/31/18
  109    Enviro-Tox Loss Services, Inc                     7,230   06/30/10    Risk Technologies, Inc             5,700  08/31/07
  110
  111
  112    Unico Holdings, Inc.                             50,000   09/30/11    Specialty Products of
                                                                               America, LLC                      18,000  07/31/10
  113    Parker Cinemas, LLC                              32,142   10/31/17
  114    Nobel Learning Communities                       14,890   05/31/17
  115
  116
  117    Hibbet Sports                                     5,000   01/31/10    JK's Family Restaurant, Inc.       4,899  01/19/16
  118    USRC SA Boerne, LP                                6,400   12/31/10    National Health Shoppe             4,203  07/31/12
  119    Alba Bar & Grill                                 10,000   12/31/11    Daniel J. Flynn & Co.              8,000  12/31/12
  120    State of Maryland (State Insurance Agency)       55,314   06/30/12
  121    Ace Hardware                                      8,100   04/30/17    Asbury PDC, LLC                    3,975  04/30/17
  122    O'Connor & Associates, L.P. dba O'Connor         39,054   02/28/15    Alpha Home Health Services         5,520  05/31/08
  123
  124
  125
  126    LoBue Laser & Eye Medical Center                  3,575   05/31/09    Truly Open MRI                     3,575  02/28/09
  127    Cancun Mexican Restaurant                         6,100   06/30/27    Floors and More                    2,700  06/30/17
  128
  129
  130    Durant Bowling/Twin Cinemas                      28,350   05/31/08    Stage                             21,600  04/30/11
  131    Lazy Boy                                         22,040   10/31/16
  132
  133    Randall's Supermarket                            30,000   02/28/15

                                 3RD LARGEST TENANT
         ------------------------------------------------------------------
                                                                   LEASE         LOAN       MASTER    MASTER
ANNEX #  3RD LARGEST TENANT                           UNIT SIZE  EXPIRATION     PURPOSE     LEASE    LEASE (%)
--------------------------------------------------------------------------------------------------------------

   1                                                                          Acquisition
  1.01   Ross                                            24,000   01/31/09    Acquisition    No
  1.02   Taco Mac                                         5,454   01/31/11    Acquisition    No
  1.03   Ross                                            29,472   01/31/12    Acquisition    No
  1.04   Goody's Family Clothing                         22,800   08/31/11    Acquisition    No
  1.05   TOPA Tavern and Grill                            9,152   03/31/17    Acquisition    No
  1.06   English Gardens Too                             21,500   12/31/08    Acquisition    No
  1.07   CVS Pharmacy                                    17,500   12/31/19    Acquisition    No
  1.08   Atlanta Ski & Snowboard                          5,189   03/31/08    Acquisition    No
  1.09   CVS                                             12,000   06/30/09    Acquisition    No
  1.10   Super 99 Cent Center                             8,796   04/30/11    Acquisition    No
  1.11   Compusa Store                                   30,320   06/30/13    Acquisition    No
  1.12   Dollar Tree                                      9,055   11/30/09    Acquisition    No
  1.13   Dollar Tree                                     11,495   06/30/12    Acquisition    No
  1.14   Cotton Patch Cafe                                4,500   06/30/11    Acquisition    No
  1.15   The Avenue                                       6,000   01/31/08    Acquisition    No
  1.16   Dollar General                                   9,950   07/31/10    Acquisition    No
  1.17   Di's Hallmark                                    6,000   12/31/13    Acquisition    No
  1.18   Beauty Town                                      3,990   01/31/10    Acquisition    No
   2     Kohls                                          111,675   02/03/24    Acquisition    No
   3     Kennedy Covington Lobdell & Hickman, L.L.P.     38,926   10/31/12    Refinance      Yes      2.4
   4     JC Penney                                      104,506   06/30/09    Acquisition    No
   5                                                                          Acquisition
  5.01   Liberty Mutual Insurance                        11,691   12/31/09    Acquisition    No
  5.02   UCSD                                            24,020   05/31/11    Acquisition    No
  5.03   Radiology Imaging Associates, P.C.              28,283   05/31/13    Acquisition    No
  5.04                                                                        Acquisition    No
  5.05   PIHRA, Inc.                                      4,222   02/27/10    Acquisition    No
  5.06   Delta Air Lines                                 45,600   01/31/09    Acquisition    No
  5.07                                                                        Acquisition    No
  5.08                                                                        Acquisition    No
  5.09                                                                        Acquisition    No
   6                                                                          Acquisition
  6.01                                                                        Acquisition    No
  6.02                                                                        Acquisition    No
  6.03                                                                        Acquisition    No
  6.04                                                                        Acquisition    No
  6.05                                                                        Acquisition    No
  6.06                                                                        Acquisition    No
  6.07                                                                        Acquisition    No
  6.08                                                                        Acquisition    No
  6.09                                                                        Acquisition    No
  6.10                                                                        Acquisition    No
  6.11                                                                        Acquisition    No
  6.12                                                                        Acquisition    No
  6.13                                                                        Acquisition    No
  6.14                                                                        Acquisition    No
  6.15                                                                        Acquisition    No
  6.16                                                                        Acquisition    No
  6.17                                                                        Acquisition    No
  6.18                                                                        Acquisition    No
  6.19                                                                        Acquisition    No
  6.20                                                                        Acquisition    No
  6.21                                                                        Acquisition    No
  6.22                                                                        Acquisition    No
  6.23                                                                        Acquisition    No
  6.24                                                                        Acquisition    No
  6.25                                                                        Acquisition    No
  6.26                                                                        Acquisition    No
  6.27                                                                        Acquisition    No
  6.28                                                                        Acquisition    No
  6.29                                                                        Acquisition    No
  6.30                                                                        Acquisition    No
  6.31                                                                        Acquisition    No
  6.32                                                                        Acquisition    No
  6.33                                                                        Acquisition    No
  6.34                                                                        Acquisition    No
  6.35                                                                        Acquisition    No
  6.36                                                                        Acquisition    No
  6.37                                                                        Acquisition    No
  6.38                                                                        Acquisition    No
   7     Federal Deposit Insurance Corp                  39,535   11/30/12    Refinance      No
   8                                                                          Acquisition    No
   9                                                                          Refinance
  9.01                                                                        Refinance      No
  9.02                                                                        Refinance      No
  9.03   Wurth McAllen Bolt & Screw                      12,822   04/30/09    Refinance      No
  9.04   Electronic Label Technology                     11,652   01/31/10    Refinance      No
  9.05   FedEx Trade Networks                             8,000   08/31/09    Refinance      No
  9.06   Olmsted-Kirk Paper                               6,250   05/31/09    Refinance      No
  9.07   Elite Medical Transports                         2,000     MTM       Refinance      No
  9.08                                                                        Refinance      No
  9.09                                                                        Refinance      No
  9.10                                                                        Refinance      No
  9.11                                                                        Refinance      No
  9.12   Simplex Grinnell, LP                             5,000   02/28/10    Refinance      No
  9.13   Republic Packaging Corporation                   6,000   07/31/08    Refinance      No
  9.14                                                                        Refinance      No
  9.15                                                                        Refinance      No
  9.16                                                                        Refinance      No
  9.17                                                                        Refinance      No
  9.18                                                                        Refinance      No
  9.19                                                                        Refinance      No
   10    Lago                                             7,216   09/30/16    Refinance      No
   11                                                                         Refinance      No
   12                                                                         Various
 12.01                                                                        Acquisition    No
 12.02                                                                        Refinance      No
 12.03                                                                        Acquisition    No
   13                                                                         Acquisition
 13.01                                                                        Acquisition    No
 13.02                                                                        Acquisition    No
 13.03                                                                        Acquisition    No
 13.04                                                                        Acquisition    No
 13.05                                                                        Acquisition    No
 13.06                                                                        Acquisition    No
 13.07                                                                        Acquisition    No
   14                                                                         Refinance      No
   15    LBA                                             23,735   04/30/17    Refinance      No
   16                                                                         Refinance
 16.01                                                                        Refinance      No
 16.02                                                                        Refinance      No
 16.03                                                                        Refinance      No
   17    Big O Tires                                      4,500   06/30/12    Refinance      No
   18    Countrywide Home Loans                           2,557   04/30/14    Refinance      No
   19                                                                         Refinance      No
   20                                                                         Refinance      No
   21    A to Z Wines                                     6,044   02/28/16    Refinance      No
   22    Mike Young Productions                          25,456   06/30/15    Refinance      No
   23                                                                         Acquisition    No
   24                                                                         Acquisition    No
   25                                                                         Acquisition    No
   26                                                                         Acquisition    No
   27                                                                         Refinance      No
   28                                                                         Acquisition    No
   29    Dollar Tree                                      8,627   07/31/11    Acquisition    No
   30                                                                         Acquisition    No
   31                                                                         Refinance      No
   32    Ide Imaging Partners, Inc.                      12,950   11/30/10    Refinance      No
   33    Advanced Brain Monitoring                        7,364   05/31/11    Refinance      No
   34                                                                         Refinance      No
   35    Eastern Mountain Sports, Inc.                    6,992   10/31/10    Refinance      No
   36                                                                         Refinance      No
   37                                                                         Refinance      No
   38                                                                         Refinance      No
   39    Blockbuster Video                                9,600   09/01/10    Refinance      No
   40                                                                         Refinance      No
   41                                                                         Refinance      No
   42                                                                         Acquisition    No
   43                                                                         Refinance      No
   44    Chart Inc.                                      15,184   12/31/14    Refinance      No
   45    HEB Grocery Company, LP                         11,040   04/30/09    Refinance      No
   46    MCSO                                             8,630   06/30/15    Refinance      No
   47    Thomas Jevon, MD                                 2,241   07/14/17    Refinance      No
   48    TD Banknorth, N.A.                              12,194   07/31/12    Refinance      No
   49    Eckerd Drugs                                     9,200   01/31/19    Refinance      No
   50    EEOC                                            16,379   03/31/17    Acquisition    Yes      28.1
   51    Neurology Cons of Dallas, PA                     9,851   09/30/08    Acquisition    No
   52    Delken                                           3,660   12/31/10    Refinance      No
   53                                                                         Refinance      No
   54                                                                         Refinance      No
   55    eSCREEN, Inc.                                   17,361   10/31/12    Refinance      No
   56                                                                         Refinance      No
   57    Dollar General                                   9,200   01/31/08    Acquisition    No
   58                                                                         Acquisition    No
   59    Partner's Bank                                   2,500   04/30/13    Refinance      No
   60                                                                         Refinance      No
   61    REMAX                                            3,514   07/30/12    Refinance      No
   62    Bluegate Corporation                             7,290   11/30/13    Acquisition    No
   63    Golden Fortune                                   5,026   10/31/09    Acquisition    No
   64                                                                         Refinance      No
   65                                                                         Refinance      No
   66                                                                         Refinance      No
   67                                                                         Refinance      No
   68                                                                         Refinance      No
   69                                                                         Refinance      No
   70                                                                         Refinance      No
   71                                                                         Refinance      No
   72                                                                         Refinance      No
   73                                                                         Refinance      No
   74                                                                         Acquisition
 74.01                                                                        Acquisition    No
 74.02                                                                        Acquisition    No
 74.03                                                                        Acquisition    No
   75                                                                         Refinance      No
   76                                                                         Acquisition    No
   77    Schubert & Salzer, Inc.                          4,920   06/30/11    Acquisition    No
   78                                                                         Refinance      No
   79    Family Dollar                                    7,800   12/31/07    Refinance      No
   80    Morris Hebert                                    5,254   07/31/10    Refinance      No
   81    Star Wholesale                                  14,726   06/30/08    Refinance      No
   82                                                                         Refinance      No
   83                                                                         Refinance      No
   84    One Call Internet, Inc.                         13,241   04/30/11    Acquisition    No
   85                                                                         Acquisition    No
   86    North TX Certified Dev. Corp. (2)                4,332   12/31/12    Acquisition    Yes      5.4
   87                                                                         Acquisition    No
   88    Petco                                           14,279   01/31/18    Refinance      No
   89    Claire's Botiques, Inc.                          2,117   03/31/15    Refinance      No
   90                                                                         Refinance      No
   91                                                                         Refinance      No
   92                                                                         Refinance      No
   93    Dept. Corrections                                9,075   08/31/10    Acquisition    No
   94                                                                         Refinance      No
   95                                                                         Refinance      No
   96    Casa Ole Mexican Food                            4,707   07/10/09    Acquisition    No
   97                                                                         Acquisition    No
   98    Utah State University Research Foundation        8,485   10/31/12    Refinance      No
   99    Eckerd Corporation                               8,640   11/07/09    Acquisition    No
  100                                                                         Acquisition    No
  101                                                                         Refinance      No
  102    Ollie's Bargain Outlet                          32,000   04/11/12    Acquisition    No
  103                                                                         Refinance      No
  104                                                                         Acquisition
 104.01                                                                       Acquisition    No
 104.02                                                                       Acquisition    No
  105                                                                         Refinance      No
  106                                                                         Acquisition    No
  107    Kintetsu                                         3,611   04/30/09    Refinance      No
  108                                                                         Acquisition    No
  109    Colorado Electric Supply                         3,700   12/31/09    Refinance      No
  110                                                                         Refinance      No
  111                                                                         Acquisition    No
  112                                                                         Acquisition    No
  113                                                                         Acquisition    No
  114                                                                         Acquisition    No
  115                                                                         Refinance      No
  116                                                                         Acquisition    No
  117    Mattress Giant                                   3,824   05/31/11    Acquisition    No
  118    Keller Williams Realtors                         4,000   07/14/12    Refinance      No
  119    American Red Cross                               3,500   09/30/10    Refinance      No
  120                                                                         Acquisition    No
  121    Starkey Properties                               3,025   04/30/12    Refinance      No
  122    Division One Construction                        2,978   04/30/08    Acquisition    No
  123                                                                         Refinance      No
  124                                                                         Acquisition    No
  125                                                                         Refinance      No
  126    CRC Health Corporation                           3,521   01/31/11    Acquisition    No
  127    Cobblestone Pizza Co. 1                          1,900   06/30/17    Refinance      No
  128                                                                         Refinance      No
  129                                                                         Refinance      No
  130    Dollar General                                  12,500   05/31/11    Refinance      No
  131                                                                         Refinance      No
  132                                                                         Refinance      No
  133                                                                         Acquisition    No

      FOOTNOTES TO ANNEX A-1

(1)   With respect to Loan No. 28, in addition to the 190 multifamily units at the mortgaged property, there is also approximately 16,795 square feet of retail space which is 100.0% occupied as of August 31, 2007.

(2)   With respect to Loan Nos. 16 ($63,000,000 "as is" value), 18 ($55,000,000
      "as is" value), 30 ($27,250,000 "as is" value), 39 ($22,400,000 "as is"
      value), 70 ($14,800,000 "as is" value), 95 ($8,400,000 "as is" value), 107
      ($5,650,000 "as is" value), 108 ($6,230,000 "as is" value), 111
      ($5,590,000 "as is" value), 114 ($6,800,000 "as is" value), 125
      ($5,100,000 "as is" value) and 129 ($4,900,000 "as is" value) the appraised values and appraisal dates are reflective of the "as-stabilized"
      values as set forth in the respective appraisals.

(3)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), UW IO DSCR (x), Current LTV % and Maturity LTV % are
      calculated on an aggregate basis.

(4)   With respect to Loan Nos. 2, 4, 14 and 28, the following fields were calculated using the Current Balance ($) for the pari passu notes in the trust fund and their corresponding pari passu companion notes: (i) Current
      LTV %, (ii) Original Balance per Unit ($), (iii) Current Balance per Unit
      ($), (iv) Maturity LTV %, (v) UW IO DSCR (x) and (vi) UW DSCR (x).

(5)   For mortgage loans secured by multiple mortgaged properties, each mortgage loan's Original Balance ($), Current Balance ($), and Maturity Balance ($)
      is allocated to the respective mortgaged property based on the mortgage loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(6)   Each letter identifies a group of crossed loans.

(7)   Each number identifies a group of related borrowers.

(8)   For each mortgage loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee ").

(9)   For mortgage loans that are interest-only for their entire term and accrue interest at 365/360, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate %
      and (iii) 365/360.

(10)  For mortgage loans that are interest-only for their entire term and accrue interest at 30/360, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($) and (ii) the Interest Rate
      %.

(11)  With respect to Loan Nos. 2, 4, 14 and 28, the following fields were calculated using the Current Balance ($) for the pari passu notes included in the JPMCC 2007-CIBC20 trust fund only: (i) Monthly Debt Service ($) and
      (ii) Annual Debt Service ($).

(12)  Annual Debt Service ($) is calculated by multiplying the Monthly Debt
      Service ($) by 12.

(13)  For mortgage loans that have a first payment date in November 2007, the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.

(14)  For mortgage loans with an interest-only period, the interest-only period reflects the initial interest-only period as of the respective Note Date of the mortgage loan.

(15)  With respect to Loan No. 17, after the lockout period, the related borrower may obtain the release of one or more improved parcels with the payment of 125% of the allocated value (plus any required yield maintenance payments under the related mortgage loan documents) up to $9.8 million of the loan amount.

(16)  The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments. The "YM" component of the prepayment provision represents remaining yield maintenance payments.

(17)  With respect to Loan Nos. 4 and 28, the "L" component and/or the "Def"
      component of the prepayment provision could in some cases be impacted by the timing of the securitization of the related pari-passu portion or related B-note.

(18)  With respect to Loan No. 18, the mortgaged property is part of a mixed-use planned development and, accordingly, subject to certain restrictive covenants of record (the "Restrictive Covenants "). The declarant under the Restrictive Covenants retained the right to purchase the mortgaged property or compel a sale of the mortgaged property (collectively, the
      "Purchase Option ") upon the breach of certain covenants contained in the
      Restrictive Covenants. The related loan documents provide that if the declarant were to exercise these rights prior to the 2nd anniversary of the Securitization Closing date then the related borrower will prepay the mortgage loan accompanied by a yield maintenance premium as set forth in the related mortgage loan documents.

(19)  The UW DSCR (x) for all partial interest-only loans was calculated based on the first principal and interest payment made after the origination date during the term of the mortgage loan.

(20)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(21)  With respect to Loan No. 18, the borrower at origination deposited
      $1,409,230 into an escrow account representing tenant improvement costs and allowances and deposited $480,470 into an escrow account representing rent and reimbursements for tenants with signed leases that are not yet in occupancy or open for business.

(22)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the related mortgage loan documents.

(23)  With respect to Loan No. 4, according to the rent roll, dated May 1, 2007, approximately 38,741 square feet at the mortgaged property is scheduled to expire as of the related cut-off date. If all of the tenants failed to renew their leases as of the cut-off date, the occupancy at the mortgaged property would be 93.9%.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE
LOANS AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                      ANNEX A-2

                        CUT-OFF DATE PRINCIPAL BALANCES

                                                                                             WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------
                                                AGGREGATE        % OF                   STATED                CUT-OFF
                                 NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
                                  MORTGAGE         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
CUT-OFF DATE BALANCES              LOANS         BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1
------------------------------- ----------- ----------------- --------- ----------------------------------------------------------

$   1,116,000 -    $2,999,999        13      $   29,577,500       1.2%      6.2519%     107      1.35x          67.4%       63.7%
$   3,000,000 -    $3,999,999         7          25,202,570       1.0       6.3329      128      1.19x          72.9%       59.1%
$   4,000,000 -    $4,999,999        14          63,989,772       2.5       6.4874      104      1.30x          71.1%       65.7%
$   5,000,000 -    $6,999,999        20         119,534,526       4.7       6.3099       97      1.27x          71.2%       64.4%
$   7,000,000 -    $9,999,999        26         215,562,565       8.5       6.3468      117      1.31x          71.4%       62.1%
$  10,000,000 -   $14,999,999        25         302,750,827      11.9       6.2692      111      1.24x          73.0%       67.2%
$  15,000,000 -   $24,999,999        19         363,451,519      14.3       6.3063      112      1.31x          68.1%       62.5%
$  25,000,000 -   $49,999,999        12         415,929,000      16.4       6.3581      111      1.50x          66.0%       61.4%
$  50,000,000 -   $99,999,999         3         180,659,413       7.1       6.1561      119      1.33x          75.7%       73.0%
 $100,000,000 -  $300,000,000         4         826,561,765      32.5       6.0417      113      1.19x          77.3%       75.6%
                                     --      --------------     -----       ------      ---      ----           ----        ----
TOTAL:                              143      $2,543,219,457     100.0%      6.2215%     112      1.29X          72.4%       68.0%
                                    ===      ==============     =====       ======      ===      ====           ====        ====

                            MORTGAGE INTEREST RATES

                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                          AGGREGATE        % OF                   STATED                CUT-OFF
                           NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
                            MORTGAGE         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
MORTGAGE RATES               LOANS         BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------

   5.4465% -  5.4999%           1      $   40,000,000       1.6%      5.4465%     119      3.37x          38.3%       38.3%
   5.5000% -  5.7499%           4          43,140,000       1.7       5.5984      119      2.03x          59.7%       53.5%
   5.7500% -  5.9999%          23         624,957,921      24.6       5.8042      108      1.21x          77.1%       75.2%
   6.0000% -  6.2499%          29         490,575,146      19.3       6.1138      106      1.34x          69.7%       66.6%
   6.2500% -  6.4999%          35         786,694,871      30.9       6.3877      117      1.23x          73.4%       67.6%
   6.5000% -  7.0000%          51         557,851,519      21.9       6.6530      114      1.22x          71.5%       65.0%
                               --      --------------     -----       ------      ---      ----           ----        ----
TOTAL:                        143      $2,543,219,457     100.0%      6.2215%     112      1.29X          72.4%       68.0%
                              ===      ==============     =====       ======      ===      ====           ====        ====

                      ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                    WEIGHTED AVERAGES
                                                               -----------------------------------------------------------
                                       AGGREGATE        % OF                   STATED                CUT-OFF
                        NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
ORIGINAL TERM TO         MORTGAGE         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
MATURITY IN MONTHS        LOANS         BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

    60 -   72               20      $  204,410,830       8.0%      6.2584%      61      1.38x          66.6%       65.3%
    73 -   84                7         182,280,814       7.2       5.9078       82      1.26x          76.1%       75.7%
    85 -  120              112       2,115,935,242      83.2       6.2430      119      1.29x          72.8%       68.2%
   121 -  240                4          40,592,570       1.6       6.3238      157      1.23x          65.6%       37.3%
                           ---      --------------     -----       ------      ---      ----           ----        ----
TOTAL:                     143      $2,543,219,457     100.0%      6.2215%     112      1.29X          72.4%       68.0%
                           ===      ==============     =====       ======      ===      ====           ====        ====

(1)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                  WEIGHTED AVERAGES
                                                             -----------------------------------------------------------
                                     AGGREGATE        % OF                   STATED                CUT-OFF
                      NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
REMAINING TERM TO      MORTGAGE         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
MATURITY IN MONTHS      LOANS         BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
------------------------------------------------------------------------------------------------------------------------

    54 -   60             19      $  177,080,830       7.0%      6.2879%      59      1.35x          67.6%       66.1%
    61 -   84              8         209,610,814       8.2       5.9285       81      1.30x          74.0%       73.6%
    85 -  120            112       2,115,935,242      83.2       6.2430      119      1.29x          72.8%       68.2%
   121 -  239              4          40,592,570       1.6       6.3238      157      1.23x          65.6%       37.3%
                         ---      --------------     -----       ------      ---      ----           ----        ----
TOTAL:                   143      $2,543,219,457     100.0%      6.2215%     112      1.29X          72.4%       68.0%
                         ===      ==============     =====       ======      ===      ====           ====        ====

                    ORIGINAL AMORTIZATION TERM IN MONTHS(2)

                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                                          AGGREGATE       % OF                   STATED                CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL                REMAINING                DATE      LTV RATIO
ORIGINAL AMORTIZATION       MORTGAGE        DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
TERM IN MONTHS               LOANS         BALANCE      BALANCE      RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-----------------------   ----------- ---------------- --------- ------------ ----------- ---------- ---------- ------------

   180 -  240                   5      $   28,297,232      1.7%      6.3389%     151      1.24x          61.8%       25.4%
   241 -  300                   6          79,950,000      4.7       6.6436      127      1.30x          65.7%       51.6%
   301 -  360                 101       1,583,426,547     93.6       6.3558      115      1.22x          72.8%       67.1%
                              ---      --------------    -----       ------      ---      ----           ----        ----
TOTAL:                        112      $1,691,673,779    100.0%      6.3692%     116      1.23X          72.3%       65.7%
                              ===      ==============    =====       ======      ===      ====           ====        ====

                    REMAINING AMORTIZATION TERM IN MONTHS(2)

                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                           AGGREGATE       % OF                   STATED                CUT-OFF
                            NUMBER OF       CUT-OFF      INITIAL                REMAINING                DATE      LTV RATIO
REMAINING AMORTIZATION       MORTGAGE        DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
TERM IN MONTHS                LOANS         BALANCE      BALANCE      RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
------------------------   ----------- ---------------- --------- ------------ ----------- ---------- ---------- ------------

   180 -  240                    5      $   28,297,232      1.7%      6.3389%     151      1.24x          61.8%       25.4%
   241 -  300                    6          79,950,000      4.7       6.6436      127      1.30x          65.7%       51.6%
   301 -  360                  101       1,583,426,547     93.6       6.3558      115      1.22x          72.8%       67.1%
                               ---      --------------    -----       ------      ---      ----           ----        ----
TOTAL:                         112      $1,691,673,779    100.0%      6.3692%     116      1.23X          72.3%       65.7%
                               ===      ==============    =====       ======      ===      ====           ====        ====

                               AMORTIZATION TYPES

                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                           AGGREGATE        % OF                   STATED                CUT-OFF
                            NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
                             MORTGAGE         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
AMORTIZATION TYPES            LOANS         BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
------------------------   ----------- ----------------- --------- ------------ ----------- ---------- ---------- ------------

Balloon Loans
Partial Interest-Only           73      $1,334,047,000      52.5%      6.3711%     116      1.19x          73.6%       68.4%
Interest-Only                   31         851,545,678      33.5       5.9281      104      1.42x          72.7%       72.6%
Balloon                         37         346,284,209      13.6       6.3666      114      1.37x          67.5%       57.3%
                                --      --------------     -----       ------      ---      ----           ----        ----
TOTAL:                         141      $2,531,876,887      99.6%      6.2215%     112      1.29X          72.5%       68.3%
                               ===      ==============     =====       ======      ===      ====           ====        ====

FULLY AMORTIZING LOANS           2      $   11,342,570       0.4%      6.2166%     200      1.15x          60.4%        1.1%

                               ---      --------------     -----       ------   ---         ----           ----        ----
TOTAL:                         143      $2,543,219,457     100.0%      6.2215%     112      1.29X          72.4%       68.0%
                               ===      ==============     =====       ======      ===      ====           ====        ====

(1)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.
(2)   Excludes mortgage loans that are interest-only for the entire term.

                                  Annex A-2-2

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                   WEIGHTED AVERAGES
                                                              -----------------------------------------------------------
UNDERWRITTEN                          AGGREGATE        % OF                   STATED                CUT-OFF
CASH FLOW              NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
DEBT SERVICE            MORTGAGE         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
COVERAGE RATIOS          LOANS         BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-------------------   ----------- ----------------- --------- ------------ ----------- ---------- ---------- ------------

   1.10X -  1.14X          14      $  236,647,570       9.3%      6.2638%     110      1.11x          72.6%       67.5%
   1.15X -  1.19X          41         784,396,194      30.8       6.4035      117      1.16x          74.6%       68.5%
   1.20X -  1.29X          42         911,615,589      35.8       6.0458      113      1.22x          76.2%       73.2%
   1.30X -  1.49X          26         311,121,008      12.2       6.4021      112      1.37x          68.2%       60.8%
   1.50X -  1.99X          18         239,439,096       9.4       6.2006       92      1.62x          64.7%       64.5%
   2.00X -  3.37X           2          60,000,000       2.4       5.4913      119      3.21x          37.7%       35.7%
                           --      --------------     -----       ------      ---      ----           ----        ----
TOTAL:                    143      $2,543,219,457     100.0%      6.2215%     112      1.29x          72.4%       68.0%
                          ===      ==============     =====       ======      ===      ====           ====        ====

                           CUT-OFF DATE LTV RATIOS(1)

                                                                                  WEIGHTED AVERAGES
                                                             -----------------------------------------------------------
                                      AGGREGATE       % OF                   STATED                CUT-OFF
                       NUMBER OF       CUT-OFF      INITIAL                REMAINING                DATE      LTV RATIO
CUT-OFF DATE            MORTGAGE        DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
LTV RATIOS               LOANS         BALANCE      BALANCE      RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-------------------   ----------- ---------------- --------- ------------ ----------- ---------- ---------- ------------

   36.4% -  50.0%           4      $   69,200,000      2.7%      5.5944%     114      3.00x          38.4%       36.7%
   50.1% -  60.0%           5          76,985,345      3.0       6.2799      117      1.37x          55.8%       42.0%
   60.1% -  65.0%          21         221,103,593      8.7       6.2227       93      1.49x          61.5%       59.0%
   65.1% -  70.0%          27         277,183,965     10.9       6.4390      112      1.21x          67.9%       60.7%
   70.1% -  75.0%          36         516,790,993     20.3       6.5068      115      1.29x          72.9%       66.7%
   75.1% -  80.0%          50       1,381,955,561     54.3       6.0991      113      1.19x          77.5%       74.4%
                           --      --------------    -----       ------      ---      ----           ----        ----
TOTAL:                    143      $2,543,219,457    100.0%      6.2215%     112      1.29x          72.4%       68.0%
                          ===      ==============    =====       ======      ===      ====           ====        ====

                        MATURITY DATE LTV RATIOS(1),(2)

                                                                                   WEIGHTED AVERAGES
                                                              -----------------------------------------------------------
                                      AGGREGATE        % OF                   STATED                CUT-OFF
                       NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
MATURITY DATE           MORTGAGE         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
LTV RATIOS               LOANS         BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-------------------   ----------- ----------------- --------- ------------ ----------- ---------- ---------- ------------

   30.5% -  50.0%          10      $  166,879,662       6.6%      6.0380%       119        2.02x      50.9%       42.5%
   50.1% -  60.0%          13         125,746,122       5.0       6.4844        117        1.30x      64.6%       56.1%
   60.1% -  65.0%          41         416,286,283      16.4       6.2844        104        1.37x      66.7%       61.9%
   65.1% -  70.0%          34         404,304,642      16.0       6.5221        111        1.21x      73.0%       67.0%
   70.1% -  75.0%          29         833,395,413      32.9       6.2918        117        1.21x      76.5%       72.1%
   75.1% -  80.0%          14         585,264,765      23.1       5.8649        106        1.21x      78.3%       78.3%
                           --      --------------     -----       ------        ---        ----       ----        ----
TOTAL:                    141      $2,531,876,887     100.0%      6.2215%       112        1.29x        72.5%       68.3%
                          ===      ==============     =====       ======        ===        ======       ====        ====

(1)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(2)   Excludes mortgage loans that are fully amortizing.

                                  Annex A-2-3

                         PROPERTY TYPE DISTRIBUTION(1)

                                                                                     WEIGHTED AVERAGES
                                                                            ------------------------------------
                                                AGGREGATE          % OF                    CUT-OFF
                               NUMBER OF         CUT-OFF         INITIAL                    DATE
                               MORTGAGED           DATE            POOL         UW           LTV
PROPERTY TYPE                 PROPERTIES         BALANCE         BALANCE       DSCR       RATIO(2)     OCCUPANCY
--------------------------   ------------   -----------------   ---------   ----------   ----------   ----------

RETAIL
Anchored                           45        $1,095,634,248        43.1%        1.20x        75.9%        95.8%
Unanchored                         12            61,513,570         2.4         1.27x        70.6%        92.4%
Shadow Anchored                     1            12,500,000         0.5         1.20x        79.9%        84.2%
                                   --        --------------       -----         ----         ----        -----
SUBTOTAL:                          58        $1,169,647,818        46.0%        1.20X        75.6%        95.5%
OFFICE
Suburban                           34        $  416,979,378        16.4%        1.28x        71.7%        95.1%
CBD                                 7            79,500,000         3.1         1.75x        61.4%        94.3%
                                   --        --------------       -----         ----         ----        -----
SUBTOTAL:                          41        $  496,479,378        19.5%        1.35X        70.0%        94.9%
MULTIFAMILY
Garden                             19        $  246,388,504         9.7%        1.15x        73.1%        94.2%
Mid/High Rise                       6            27,800,000         1.1         1.33x        71.4%        95.9%
Student Housing                     2            17,839,729         0.7         1.32x        68.5%        97.7%
                                   --        --------------       -----         ----         ----        -----
SUBTOTAL:                          27        $  292,028,234        11.5%        1.18X        72.7%        94.6%
INDUSTRIAL
Warehouse/Distribution             70        $  194,520,375         7.6%        1.41x        72.1%        97.0%
Flex                                3            29,363,000         1.2         1.15x        77.4%        99.6%
                                   --        --------------       -----         ----         ----        -----
SUBTOTAL:                          73        $  223,883,375         8.8%        1.38X        72.8%        97.3%
HOTEL
Limited Service                     9        $   84,580,306         3.3%        1.60x        66.9%       NAP
Full Service                        5            81,521,938         3.2         2.32x        54.8%       NAP
                                   --        --------------       -----         ----         ----        -----
SUBTOTAL:                          14        $  166,102,244         6.5%        1.96X        61.0%       NAP
MIXED USE
Office/Retail                       1        $   38,800,000         1.5%        1.10x        75.9%        86.1%
Office/Industrial                   4            29,323,408         1.2         1.21x        67.0%        94.1%
Multifamily/Retail                  1            27,300,000         1.1         1.38x        52.3%        97.4%
Office/Retail/Industrial            1            22,750,000         0.9         1.15x        68.5%       100.0%
                                   --        --------------       -----         ----         ----        -----
SUBTOTAL:                           7        $  118,173,408         4.6%        1.20X        66.8%        93.4%
MANUFACTURED HOUSING                4        $   46,905,000         1.8%        1.13x        69.4%        88.1%
PARKING GARAGE                      2        $   30,000,000         1.2%        1.29x        71.5%       NAP

                                   --        --------------       -----         ----         ----        -----
TOTAL:                            226        $2,543,219,457       100.0%        1.29X        72.4%        95.2%
                                  ===        ==============       =====         ====         ====        =====

(1)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-4

                      MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                          AGGREGATE        % OF                   STATED                CUT-OFF
                           NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
                           MORTGAGED         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
LOCATION                  PROPERTIES       BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(2)   MATURITY(2)
----------------------   ------------ ----------------- --------- ------------ ----------- ---------- ---------- ------------

Illinois                       11      $  332,269,750      13.1%      5.9544%     112      1.21x          76.9%       75.9%
Florida                        16         331,483,035      13.0       6.1479      102      1.19x          76.7%       73.5%
California                     18         283,367,021      11.1       6.3385      114      1.59x          64.4%       60.2%
Texas                          46         261,873,935      10.3       6.3582      120      1.21x          73.6%       65.4%
North Carolina                  6         185,101,423       7.3       6.1168      118      1.22x          75.1%       73.9%
New York                       15         113,587,861       4.5       6.1147      116      1.73x          63.4%       59.5%
Arizona                         9          97,909,150       3.8       6.5325      119      1.15x          71.2%       67.1%
Ohio                           11          96,827,673       3.8       6.3597      119      1.25x          69.7%       60.4%
New Jersey                      7          81,289,527       3.2       6.1535      118      1.18x          77.0%       70.3%
Indiana                         5          77,514,750       3.0       5.9566      113      1.16x          76.0%       71.1%
Michigan                        6          75,660,000       3.0       6.4475      127      1.21x          74.2%       64.4%
Georgia                         7          73,797,500       2.9       6.3562      110      1.21x          74.1%       69.5%
Tennessee                       2          72,450,000       2.8       6.1600      109      1.25x          76.2%       73.1%
Massachusetts                   6          52,210,000       2.1       6.2472      112      1.24x          70.5%       64.3%
Kansas                          5          49,123,164       1.9       6.2329       93      1.45x          66.4%       62.7%
South Carolina                  4          33,977,500       1.3       6.4118      118      1.30x          73.1%       67.8%
Pennsylvania                    5          30,836,132       1.2       6.3569       92      1.34x          69.3%       62.5%
Virginia                        5          29,137,750       1.1       6.5927      120      1.32x          73.2%       66.9%
Colorado                        4          28,181,250       1.1       6.2909       83      1.50x          63.3%       61.0%
District Of Columbia            1          27,300,000       1.1       5.8210      108      1.38x          52.3%       47.7%
Missouri                        3          24,725,000       1.0       6.0378       86      1.50x          64.0%       61.7%
New Mexico                      3          22,025,551       0.9       6.3863      118      1.20x          76.2%       70.6%
Alabama                         2          21,412,925       0.8       6.4564       63      1.17x          72.3%       70.8%
Wisconsin                       3          21,126,500       0.8       6.4413      120      1.20x          74.1%       68.2%
Nevada                          2          20,332,500       0.8       6.3834      120      1.24x          75.6%       71.7%
Kentucky                        3          19,523,188       0.8       6.5543      120      1.28x          65.5%       57.0%
Idaho                           3          16,666,149       0.7       6.4302       95      1.20x          76.7%       70.5%
Utah                            2          13,744,395       0.5       5.9968      114      1.26x          74.7%       63.7%
Maine                           1          12,650,000       0.5       5.8000      117      1.15x          79.8%       79.8%
Washington                      1           7,926,595       0.3       5.9400      118      1.23x          65.4%       55.5%
Iowa                            1           7,200,000       0.3       6.4300       60      1.77x          75.0%       70.6%
Oklahoma                        3           6,813,233       0.3       6.4894      119      1.43x          72.5%       68.1%
Maryland                        2           6,638,000       0.3       6.7362       85      1.33x          75.6%       75.6%
Oregon                          1           2,690,000       0.1       6.9000      120      1.20x          69.9%       60.8%
Minnesota                       2           2,211,813       0.1       6.3830      119      1.60x          75.0%       75.0%
Connecticut                     1           1,612,500       0.1       6.3830      119      1.60x          75.0%       75.0%
North Dakota                    2           1,174,438       0.0       6.3830      119      1.60x          75.0%       75.0%
Nebraska                        1             462,250       0.0       6.3830      119      1.60x          75.0%       75.0%
West Virginia                   1             387,000       0.0       6.3830      119      1.60x          75.0%       75.0%
                               --      --------------     -----       ------      ---      ----           ----        ----
TOTAL:                        226      $2,543,219,457     100.0%      6.2215%     112      1.29X          72.4%       68.0%
                              ===      ==============     =====       ======      ===      ====           ====        ====

(1)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-5

                          YEARS BUILT/RENOVATED(1),(2)

                                                                                  WEIGHTED AVERAGES
                                                             -----------------------------------------------------------
                                     AGGREGATE        % OF                   STATED                CUT-OFF
                      NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
YEARS                 MORTGAGED         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
BUILT/RENOVATED      PROPERTIES       BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(3)   MATURITY(3)
-----------------   ------------ ----------------- --------- ------------ ----------- ---------- ---------- ------------

   1964 -  1969            1      $    7,250,000       0.3%      6.6360%     120      1.15x          77.1%       66.6%
   1970 -  1979            9          47,003,301       1.8       6.4332      109      1.25x          74.7%       68.5%
   1980 -  1989           28         180,961,867       7.1       6.4007      109      1.27x          68.9%       62.0%
   1990 -  1999           59         692,481,068      27.2       6.1222      112      1.29x          73.8%       70.8%
   2000 -  2004           48         628,955,261      24.7       6.2946      113      1.24x          71.8%       68.0%
   2005 -  2007           81         986,567,959      38.8       6.1985      112      1.34x          72.3%       67.1%
                          --      --------------     -----       ------      ---      ----           ----        ----
TOTAL:                   226      $2,543,219,457     100.0%      6.2215%     112      1.29X          72.4%       68.0%
                         ===      ==============     =====       ======      ===      ====           ====        ====

                             PREPAYMENT PROTECTION

                                                                                   WEIGHTED AVERAGES
                                                              -----------------------------------------------------------
                                      AGGREGATE        % OF                   STATED                CUT-OFF
                       NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
PREPAYMENT              MORTGAGE         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
PROTECTION               LOANS         BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(3)   MATURITY(3)
-------------------   ----------- ----------------- --------- ------------ ----------- ---------- ---------- ------------

Defeasance                124      $2,231,129,800      87.7%      6.1979%     112      1.29x          72.6%       68.2%
Yield Maintenance          15         161,780,244       6.4       6.4638      115      1.18x          70.2%       64.3%
YM/Def                      1          67,709,413       2.7       6.3830      119      1.60x          75.0%       75.0%
Def/YM                      1          49,000,000       1.9       6.4545      119      1.15x          77.8%       73.2%
YM/Fixed Penalty            1          27,300,000       1.1       5.8210      108      1.38x          52.3%       47.7%
Def, Def/YM                 1           6,300,000       0.2       6.5420      120      1.18x          71.6%       67.4%
                          ---      --------------     -----       ------      ---      ----           ----        ----
TOTAL:                    143      $2,543,219,457     100.0%      6.2215%     112      1.29X          72.4%       68.0%
                          ===      ==============     =====       ======      ===      ====           ====        ====

                         PARTIAL INTEREST-ONLY PERIODS

                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                          AGGREGATE        % OF                   STATED                CUT-OFF
                           NUMBER OF       CUT-OFF       INITIAL                REMAINING                DATE      LTV RATIO
PARTIAL INTEREST-ONLY       MORTGAGE         DATE          POOL     MORTGAGE       TERM        UW         LTV         AT
PERIODS IN MONTHS            LOANS         BALANCE       BALANCE      RATE        (MOS.)      DSCR     RATIO(3)   MATURITY(3)
-----------------------   ----------- ----------------- --------- ------------ ----------- ---------- ---------- ------------

    2 -  12                     4      $   37,410,000       2.8%      6.4450%     120      1.33x          71.9%       62.6%
   13 -  24                    13         165,820,000      12.4       6.5641      105      1.20x          70.9%       63.4%
   25 -  36                    19         202,759,000      15.2       6.3613      112      1.24x          73.4%       67.2%
   37 -  48                     3          48,000,000       3.6       6.1601      113      1.30x          63.2%       58.2%
   49 -  72                    34         880,058,000      66.0       6.3454      119      1.17x          74.9%       70.4%
                               --      --------------     -----       ------      ---      ----           ----        ----
                               73      $1,334,047,000     100.0%      6.3711%     116      1.19X          73.6%       68.4%
                               ==      ==============     =====       ======      ===      ====           ====        ====

(1)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-6

                                                                      ANNEX A-2

        CUT-OFF DATE PRINCIPAL BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                               AGGREGATE        % OF                      STATED               CUT-OFF
                                NUMBER OF       CUT-OFF        INITIAL                  REMAINING               DATE      LTV RATIO
                                 MORTGAGE         DATE      LOAN GROUP 1    MORTGAGE       TERM       UW         LTV         AT
CUT-OFF DATE BALANCES             LOANS         BALANCE        BALANCE        RATE        (MOS.)     DSCR     RATIO(1)   MATURITY(1)
------------------------------ ----------- --------------- -------------- ------------ ---------- ---------- ---------- ------------

$  1,116,000 -    $2,999,999         8      $   17,969,500        0.8%        6.4331%     107        1.41x       62.0%       56.2%
$  3,000,000 -    $3,999,999         5          18,857,570        0.9         6.4227      131        1.19x       70.6%       52.9%
$  4,000,000 -    $4,999,999        11          50,939,772        2.3         6.5427      105        1.32x       70.3%       64.4%
$  5,000,000 -    $6,999,999        17         100,253,526        4.6         6.3517      101        1.29x       70.2%       62.6%
$  7,000,000 -    $9,999,999        21         174,042,565        8.0         6.4005      117        1.32x       71.0%       60.4%
$ 10,000,000 -   $14,999,999        20         241,925,593       11.1         6.2482      109        1.25x       73.2%       67.6%
$ 15,000,000 -   $24,999,999        14         265,071,519       12.1         6.2275      114        1.38x       67.9%       61.7%
$ 25,000,000 -   $49,999,999        10         357,755,000       16.4         6.3854      116        1.54x       66.9%       62.0%
$ 50,000,000 -   $99,999,999         2         128,459,413        5.9         6.3045      119        1.43x       75.2%       73.5%
$100,000,000 -  $300,000,000         4         826,561,765       37.9         6.0417      113        1.19x       77.3%       75.6%
                                    --      --------------      -----         ------      ---        ----        ----        ----
TOTAL:                             112      $2,181,836,223      100.0%        6.2201%     113        1.31X       72.7%       68.3%
                                   ===      ==============      =====         ======      ===        ====        ====        ====

            MORTGAGE INTEREST RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                          AGGREGATE         % OF                      STATED                CUT-OFF
                           NUMBER OF       CUT-OFF         INITIAL                  REMAINING                DATE      LTV RATIO
                            MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
MORTGAGE RATES               LOANS         BALANCE         BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-----------------------   ----------- ---------------- -------------- ------------ ----------- ---------- ---------- ------------

   5.4465% -  5.4999%           1      $   40,000,000         1.8%        5.4465%     119      3.37x          38.3%       38.3%
   5.5000% -  5.7499%           2          29,500,000         1.4         5.6161      119      2.40x          50.4%       43.8%
   5.7500% -  5.9999%          14         511,717,417        23.5         5.8057      107      1.21x          78.6%       77.3%
   6.0000% -  6.4999%          54       1,185,522,288        54.3         6.2771      114      1.28x          72.2%       67.4%
   6.5000% -  7.0000%          41         415,096,519        19.0         6.6856      118      1.26x          71.8%       64.3%
                               --      --------------       -----         ------      ---      ----           ----        ----
TOTAL:                        112      $2,181,836,223       100.0%        6.2201%     113      1.31X          72.7%       68.3%
                              ===      ==============       =====         ======      ===      ====           ====        ====

      ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                       AGGREGATE          % OF                      STATED                CUT-OFF
                        NUMBER OF       CUT-OFF          INITIAL                  REMAINING                DATE      LTV RATIO
ORIGINAL TERM TO         MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
MATURITY IN MONTHS        LOANS         BALANCE          BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
--------------------   ----------- ----------------- -------------- ------------ ----------- ---------- ---------- ------------

    60 -   72               14      $  134,180,830          6.1%        6.1668%      62      1.49x          64.1%       63.0%
    73 -   84                7         182,280,814          8.4         5.9078       82      1.26x          76.1%       75.7%
    85 -  120               87       1,824,782,009         83.6         6.2529      119      1.30x          73.2%       68.6%
   121 -  240                4          40,592,570          1.9         6.3238      157      1.23x          65.6%       37.3%
                            --      --------------        -----         ------      ---      ----           ----        ----
TOTAL:                     112      $2,181,836,223        100.0%        6.2201%     113      1.31X          72.7%       68.3%
                           ===      ==============        =====         ======      ===      ====           ====        ====

(1)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                       AGGREGATE          % OF                      STATED                CUT-OFF
                        NUMBER OF       CUT-OFF          INITIAL                  REMAINING                DATE      LTV RATIO
REMAINING TERM TO        MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
MATURITY IN MONTHS        LOANS         BALANCE          BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
--------------------   ----------- ----------------- -------------- ------------ ----------- ---------- ---------- ------------

    54 -   60               13      $  106,850,830          4.9%        6.1923%      59          1.48x      65.1%       63.7%
    61 -   84                8         209,610,814          9.6         5.9285       81          1.30x      74.0%       73.6%
    85 -  120               87       1,824,782,009         83.6         6.2529      119          1.30x      73.2%       68.6%
   121 -  239                4          40,592,570          1.9         6.3238      157          1.23x      65.6%       37.3%
                            --      --------------        -----         ------      ---          ----       ----        ----
TOTAL:                     112      $2,181,836,223        100.0%        6.2201%     113          1.31X      72.7%       68.3%
                           ===      ==============        =====         ======      ===          ======     ====        ====

    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                          AGGREGATE         % OF                      STATED                CUT-OFF
                           NUMBER OF       CUT-OFF         INITIAL                  REMAINING                DATE      LTV RATIO
ORIGINAL AMORTIZATION       MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
MATURITY IN MONTHS           LOANS         BALANCE         BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-----------------------   ----------- ---------------- -------------- ------------ ----------- ---------- ---------- ------------

   180 -  240                   5      $   28,297,232         2.1%        6.3389%     151      1.24x          61.8%       25.4%
   241 -  300                   6          79,950,000         5.9         6.6436      127      1.30x          65.7%       51.6%
   301 -  360                  78       1,254,626,314        92.1         6.3801      117      1.24x          73.5%       67.5%
                               --      --------------       -----         ------      ---      ----           ----        ----
TOTAL:                         89      $1,362,873,545       100.0%        6.3947%     118      1.24X          72.8%       65.7%
                               ==      ==============       =====         ======      ===      ====           ====        ====

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                            WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                           AGGREGATE         % OF                      STATED                CUT-OFF
                            NUMBER OF       CUT-OFF         INITIAL                  REMAINING                DATE      LTV RATIO
REMAINING AMORTIZATION       MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
MATURITY IN MONTHS            LOANS         BALANCE         BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
------------------------   ----------- ---------------- -------------- ------------ ----------- ---------- ---------- ------------

   180 -  240                    5      $   28,297,232         2.1%        6.3389%     151      1.24x          61.8%       25.4%
   241 -  300                    6          79,950,000         5.9         6.6436      127      1.30x          65.7%       51.6%
   301 -  360                   78       1,254,626,314        92.1         6.3801      117      1.24x          73.5%       67.5%
                                --      --------------       -----         ------      ---      ----           ----        ----
TOTAL:                          89      $1,362,873,545       100.0%        6.3947%     118      1.24X          72.8%       65.7%
                                ==      ==============       =====         ======      ===      ====           ====        ====

(1)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(2)   Does not include the mortgage loans that are interest-only for their entire term.

                                  Annex A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                         AGGREGATE          % OF                      STATED                CUT-OFF
                          NUMBER OF       CUT-OFF          INITIAL                  REMAINING                DATE      LTV RATIO
                           MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
AMORTIZATION TYPES          LOANS         BALANCE          BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
------------------------ ----------- ----------------- -------------- ------------ ----------- ---------- ---------- ------------

Partial Interest-Only         52      $1,028,977,000         47.2%        6.3975%     119      1.20x          74.7%       69.1%
Interest-Only                 23         818,962,678         37.5         5.9294      104      1.42x          72.5%       72.5%
Balloon                       35         322,553,975         14.8         6.3923      114      1.38x          67.2%       57.1%
                              --      --------------        -----         ------      ---      ----           ----        ----
TOTAL:                       110      $2,170,493,653         99.5%        6.2201%     113      1.31X          72.8%       68.6%

FULLY AMORTIZING LOANS         2      $   11,342,570          0.5%        6.2166%     200      1.15x          60.4%        1.1%

                             ---      --------------        -----         ------   ---         ----           ----        ----
TOTAL:                       112      $2,181,836,223        100.0%        6.2201%     113      1.31X          72.7%       68.3%
                             ===      ==============        =====         ======      ===      ====           ====        ====

            UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                          LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
UNDERWRITTEN                            AGGREGATE          % OF                      STATED                CUT-OFF
CASH FLOW                NUMBER OF       CUT-OFF          INITIAL                  REMAINING                DATE      LTV RATIO
DEBT SERVICE              MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
COVERAGE RATIOS            LOANS         BALANCE          BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
---------------------   ----------- ----------------- -------------- ------------ ----------- ---------- ---------- ------------

     1.10X -  1.14X           6      $   74,692,570          3.4%        6.1624%     121          1.10x      74.4%       66.7%
     1.15X -  1.19X          33         702,871,194         32.2         6.3975      120          1.16x      74.7%       68.3%
     1.20X -  1.29X          32         849,905,084         39.0         6.0484      112          1.22x      76.5%       73.7%
     1.30X -  1.49X          22         263,648,278         12.1         6.4847      113          1.37x      69.7%       61.9%
     1.50X -  1.99X          17         230,719,096         10.6         6.2177       91          1.62x      64.6%       64.4%
     2.00X -  3.37X           2          60,000,000          2.7         5.4913      119          3.21x      37.7%       35.7%
                             --      --------------        -----         ------      ---          ----       ----        ----
TOTAL:                      112      $2,181,836,223        100.0%        6.2201%     113          1.31X      72.7%       68.3%
                            ===      ==============        =====         ======      ===          ======     ====        ====

            CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                        AGGREGATE         % OF                      STATED                CUT-OFF
                         NUMBER OF       CUT-OFF         INITIAL                  REMAINING                DATE      LTV RATIO
CUT-OFF DATE              MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
LTV RATIOS                 LOANS         BALANCE         BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
---------------------   ----------- ---------------- -------------- ------------ ----------- ---------- ---------- ------------

     36.4% -  50.0%           4      $   69,200,000         3.2%        5.5944%     114      3.00x          38.4%       36.7%
     50.1% -  60.0%           4          49,685,345         2.3         6.5321      122      1.37x          57.7%       38.8%
     60.1% -  65.0%          20         201,103,593         9.2         6.2050       91      1.51x          61.5%       59.2%
     65.1% -  70.0%          17         153,014,235         7.0         6.4441      122      1.23x          67.7%       57.8%
     70.1% -  75.0%          30         450,810,993        20.7         6.5093      117      1.32x          73.0%       66.3%
     75.1% -  80.0%          37       1,258,022,056        57.7         6.1137      114      1.19x          77.5%       74.5%
                             --      --------------       -----         ------      ---      ----           ----        ----
TOTAL:                      112      $2,181,836,223       100.0%        6.2201%     113      1.31X          72.7%       68.3%
                            ===      ==============       =====         ======      ===      ====           ====        ====

(1)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-9

          MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                        AGGREGATE          % OF                      STATED                CUT-OFF
                         NUMBER OF       CUT-OFF          INITIAL                  REMAINING                DATE      LTV RATIO
MATURITY DATE             MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
LTV RATIOS                 LOANS         BALANCE          BALANCE        RATE        (MOS.)      DSCR     RATIO(2)   MATURITY(2)
---------------------   ----------- ----------------- -------------- ------------ ----------- ---------- ---------- ------------

     30.5% -  50.0%           9      $  139,579,662          6.4%        6.0805%     121          2.14x      50.6%       41.5%
     50.1% -  60.0%          11          92,756,392          4.3         6.5452      116          1.30x      65.1%       56.1%
     60.1% -  70.0%          61         654,725,421         30.2         6.3920      109          1.32x      69.7%       64.0%
     70.1% -  75.0%          22         723,420,413         33.3         6.3300      119          1.22x      76.5%       72.2%
     75.1% -  80.0%           7         560,011,765         25.8         5.8581      107          1.21x      78.3%       78.3%
                             --      --------------        -----         ------      ---          ----       ----        ----
TOTAL:                      110      $2,170,493,653        100.0%        6.2201%     113          1.31X      72.8%       68.6%
                            ===      ==============        =====         ======      ===          ======     ====        ====

          PROPERTY TYPE DISTRIBUTION FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                          WEIGHTED AVERAGES
                                                                                 ------------------------------------
                                                AGGREGATE            % OF                       CUT-OFF
                               NUMBER OF         CUT-OFF            INITIAL                      DATE
                               MORTGAGED           DATE          LOAN GROUP 1        UW           LTV
PROPERTY TYPE                 PROPERTIES         BALANCE            BALANCE         DSCR       RATIO(2)     OCCUPANCY
--------------------------   ------------   -----------------   --------------   ----------   ----------   ----------

RETAIL
Anchored                           45        $1,095,634,248           50.2%      1.20x            75.9%        95.8%
Unanchored                         12            61,513,570            2.8       1.27x            70.6%        92.4%
Shadow Anchored                     1            12,500,000            0.6       1.20x            79.9%        84.2%
                                   --        --------------          -----       ----             ----        -----
SUBTOTAL:                          58        $1,169,647,818           53.6%      1.20X            75.6%        95.5%
OFFICE
Suburban                           34        $  416,979,378           19.1%      1.28x            71.7%        95.1%
CBD                                 7            79,500,000            3.6       1.75x            61.4%        94.3%
                                   --        --------------          -----       ----             ----        -----
SUBTOTAL:                          41        $  496,479,378           22.8%      1.35X            70.0%        94.9%
INDUSTRIAL
Warehouse/Distribution             70        $  194,520,375            8.9%      1.41x            72.1%        97.0%
Flex                                3            29,363,000            1.3       1.15x            77.4%        99.6%
                                   --        --------------          -----       ----             ----        -----
SUBTOTAL:                          73        $  223,883,375           10.3%      1.38X            72.8%        97.3%
HOTEL
Limited Service                     9        $   84,580,306            3.9%      1.60x            66.9%          NAP
Full Service                        5            81,521,938            3.7       2.32x            54.8%          NAP
                                   --        --------------          -----       ----             ----         -----
SUBTOTAL:                          14        $  166,102,244            7.6%      1.96X            61.0%          NAP
MIXED USE
Office/Retail                       1        $   38,800,000            1.8%      1.10x            75.9%        86.1%
Office/Industrial                   4            29,323,408            1.3       1.21x            67.0%        94.1%
Office/Retail/Industrial            1            22,750,000            1.0       1.15x            68.5%       100.0%
                                   --        --------------          -----       ----             ----        -----
SUBTOTAL:                           6        $   90,873,408            4.2%      1.15X            71.2%        92.2%
PARKING GARAGE                      2        $   30,000,000            1.4%      1.29x            71.5%          NAP
MULTIFAMILY
Student Housing                     1        $    4,850,000            0.2%      1.26x            74.6%        94.1%

                                   --        --------------          -----       ----             ----        -----
TOTAL:                            195        $2,181,836,223          100.0%      1.31X            72.7%        95.4%
                                  ===        ==============          =====       ====             ====        =====

(1)   Excludes the mortgage loans that are fully amortizing.

(2)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-10

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                                    AGGREGATE          % OF                      STATED                CUT-OFF
                     NUMBER OF       CUT-OFF          INITIAL                  REMAINING                DATE      LTV RATIO
                     MORTGAGED         DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
LOCATION            PROPERTIES       BALANCE          BALANCE        RATE        (MOS.)      DSCR     RATIO(2)   MATURITY(2)
----------------   ------------ ----------------- -------------- ------------ ----------- ---------- ---------- ------------

Florida                  16      $  331,483,035         15.2%        6.1479%     102      1.19x          76.7%       73.5%
Illinois                  9         299,505,750         13.7         5.8928      117      1.22x          77.8%       76.9%
California               18         283,367,021         13.0         6.3385      114      1.59x          64.4%       60.2%
North Carolina            6         185,101,423          8.5         6.1168      118      1.22x          75.1%       73.9%
Texas                    36         174,310,431          8.0         6.4254      123      1.20x          73.7%       64.0%
New York                  9          90,187,861          4.1         6.1713      115      1.83x          60.9%       56.3%
Ohio                     10          83,837,943          3.8         6.3875      119      1.23x          70.3%       61.0%
Michigan                  6          75,660,000          3.5         6.4475      127      1.21x          74.2%       64.4%
Georgia                   7          73,797,500          3.4         6.3562      110      1.21x          74.1%       69.5%
Tennessee                 2          72,450,000          3.3         6.1600      109      1.25x          76.2%       73.1%
New Jersey                6          72,289,527          3.3         6.1347      118      1.17x          78.1%       71.4%
Kansas                    5          49,123,164          2.3         6.2329       93      1.45x          66.4%       62.7%
Massachusetts             5          47,960,000          2.2         6.2319      111      1.25x          70.6%       64.2%
South Carolina            4          33,977,500          1.6         6.4118      118      1.30x          73.1%       67.8%
Pennsylvania              5          30,836,132          1.4         6.3569       92      1.34x          69.3%       62.5%
Virginia                  5          29,137,750          1.3         6.5927      120      1.32x          73.2%       66.9%
Colorado                  4          28,181,250          1.3         6.2909       83      1.50x          63.3%       61.0%
Arizona                   5          27,159,150          1.2         6.4087      119      1.28x          74.7%       70.5%
Missouri                  3          24,725,000          1.1         6.0378       86      1.50x          64.0%       61.7%
New Mexico                3          22,025,551          1.0         6.3863      118      1.20x          76.2%       70.6%
Wisconsin                 3          21,126,500          1.0         6.4413      120      1.20x          74.1%       68.2%
Nevada                    2          20,332,500          0.9         6.3834      120      1.24x          75.6%       71.7%
Indiana                   3          19,073,750          0.9         6.2264      118      1.32x          76.3%       71.1%
Utah                      2          13,744,395          0.6         5.9968      114      1.26x          74.7%       63.7%
Maine                     1          12,650,000          0.6         5.8000      117      1.15x          79.8%       79.8%
Kentucky                  2          11,623,188          0.5         6.6908      120      1.37x          59.9%       48.6%
Idaho                     2          10,066,149          0.5         6.5745      119      1.23x          74.5%       64.3%
Washington                1           7,926,595          0.4         5.9400      118      1.23x          65.4%       55.5%
Iowa                      1           7,200,000          0.3         6.4300       60      1.77x          75.0%       70.6%
Oklahoma                  3           6,813,233          0.3         6.4894      119      1.43x          72.5%       68.1%
Maryland                  2           6,638,000          0.3         6.7362       85      1.33x          75.6%       75.6%
Oregon                    1           2,690,000          0.1         6.9000      120      1.20x          69.9%       60.8%
Minnesota                 2           2,211,813          0.1         6.3830      119      1.60x          75.0%       75.0%
Connecticut               1           1,612,500          0.1         6.3830      119      1.60x          75.0%       75.0%
North Dakota              2           1,174,438          0.1         6.3830      119      1.60x          75.0%       75.0%
Alabama                   1             987,925          0.0         6.3830      119      1.60x          75.0%       75.0%
Nebraska                  1             462,250          0.0         6.3830      119      1.60x          75.0%       75.0%
West Virginia             1             387,000          0.0         6.3830      119      1.60x          75.0%       75.0%
                         --      --------------        -----         ------      ---      ----           ----        ----
TOTAL:                  195      $2,181,836,223        100.0%        6.2201%     113      1.31X          72.7%       68.3%
                        ===      ==============        =====         ======      ===      ====           ====        ====

(1)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                      AGGREGATE          % OF                      STATED                CUT-OFF
                       NUMBER OF       CUT-OFF          INITIAL                  REMAINING                DATE      LTV RATIO
YEARS                  MORTGAGED         DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
BUILT/RENOVATED       PROPERTIES       BALANCE          BALANCE        RATE        (MOS.)      DSCR     RATIO(3)   MATURITY(3)
------------------   ------------ ----------------- -------------- ------------ ----------- ---------- ---------- ------------

    1964 -  1979            9      $   48,012,301          2.2%        6.4530%     117      1.25x          75.8%       68.5%
    1980 -  1989           25         142,631,867          6.5         6.3732      108      1.31x          68.8%       60.9%
    1990 -  1999           49         584,312,339         26.8         6.0911      117      1.30x          74.6%       71.6%
    2000 -  2004           39         530,304,756         24.3         6.3063      113      1.25x          72.8%       69.2%
    2005 -  2007           73         876,574,959         40.2         6.2162      111      1.36x          71.9%       66.6%
                           --      --------------        -----         ------      ---      ----           ----        ----
TOTAL:                    195      $2,181,836,223        100.0%        6.2201%     113      1.31X          72.7%       68.3%
                          ===      ==============        =====         ======      ===      ====           ====        ====

             PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                      AGGREGATE          % OF                      STATED                CUT-OFF
                       NUMBER OF       CUT-OFF          INITIAL                  REMAINING                DATE      LTV RATIO
PREPAYMENT              MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
PROTECTION               LOANS         BALANCE          BALANCE        RATE        (MOS.)      DSCR     RATIO(3)   MATURITY(3)
-------------------   ----------- ----------------- -------------- ------------ ----------- ---------- ---------- ------------

Defeasance                 98      $1,967,796,566         90.2%        6.2005%     113      1.31x          72.6%       68.1%
Yield Maintenance          11          91,030,244          4.2         6.3735      111      1.25x          70.5%       63.0%
YM/Def                      1          67,709,413          3.1         6.3830      119      1.60x          75.0%       75.0%
Def/YM                      1          49,000,000          2.2         6.4545      119      1.15x          77.8%       73.2%
Def, Def/YM                 1           6,300,000          0.3         6.5420      120      1.18x          71.6%       67.4%
                           --      --------------        -----         ------      ---      ----           ----        ----
TOTAL:                    112      $2,181,836,223        100.0%        6.2201%     113      1.31X          72.7%       68.3%
                          ===      ==============        =====         ======      ===      ====           ====        ====

         PARTIAL INTEREST-ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                          AGGREGATE          % OF                      STATED                CUT-OFF
                           NUMBER OF       CUT-OFF          INITIAL                  REMAINING                DATE      LTV RATIO
PARTIAL INTEREST-ONLY       MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE       TERM        UW         LTV         AT
PERIODS IN MONTHS            LOANS         BALANCE          BALANCE        RATE        (MOS.)      DSCR     RATIO(3)   MATURITY(3)
-----------------------   ----------- ----------------- -------------- ------------ ----------- ---------- ---------- ------------

      2 -  24                  14      $  164,225,000         16.0%        6.5482%     119      1.24x          71.7%       62.6%
     25 -  36                  15         148,734,000         14.5         6.3418      118      1.25x          75.5%       68.5%
     37 -  48                   2          20,700,000          2.0         6.6074      119      1.20x          77.5%       72.0%
     49 -  72                  21         695,318,000         67.6         6.3675      119      1.18x          75.2%       70.7%
                               --      --------------        -----         ------      ---      ----           ----        ----
                               52      $1,028,977,000        100.0%        6.3975%     119      1.20X          74.7%       69.1%
                               ==      ==============        =====         ======      ===      ====           ====        ====

(1)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-12

                                                                      ANNEX A-2

        CUT-OFF DATE PRINCIPAL BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                             AGGREGATE        % OF                      STATED                CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                  REMAINING                DATE      LTV RATIO
                                MORTGAGE       DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
CUT-OFF DATE BALANCES            LOANS        BALANCE        BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
----------------------------- ----------- -------------- -------------  ------------ ----------- ---------- ---------- ------------

$  1,610,000 -   $2,999,999         5      $ 11,608,000         3.2%        5.9714%     108      1.27x          75.7%       75.3%
$  3,000,000 -   $3,999,999         2         6,345,000         1.8         6.0661      117      1.22x          79.8%       77.5%
$  4,000,000 -   $4,999,999         3        13,050,000         3.6         6.2717       99      1.26x          74.5%       70.8%
$  5,000,000 -   $6,999,999         3        19,281,000         5.3         6.0923       78      1.17x          76.3%       73.7%
$  7,000,000 -   $6,999,999         5        41,520,000        11.5         6.1218      119      1.27x          73.0%       68.9%
 $10,000,000 -  $14,999,999         5        60,825,234        16.8         6.3524      117      1.19x          72.2%       65.6%
 $15,000,000 -  $24,999,999         5        98,380,000        27.2         6.5185      107      1.14x          68.5%       64.6%
 $25,000,000 -  $52,200,000         3       110,374,000        30.5         6.0015       99      1.18x          68.4%       64.2%
                                    -      ------------       -----         ------      ---      ----           ----        ----
TOTAL:                             31      $361,383,234       100.0%        6.2299%     106      1.19X          70.7%       66.4%
                                   ==      ============       =====         ======      ===      ====           ====        ====

            MORTGAGE INTEREST RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                           AGGREGATE        % OF                      STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                  REMAINING                DATE      LTV RATIO
                              MORTGAGE       DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
MORTGAGE INTEREST RATES        LOANS        BALANCE        BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-------------------------   ----------- -------------- -------------- ------------ ----------- ---------- ---------- ------------

   5.5600% -  5.7499%             2      $ 13,640,000         3.8%        5.5600%     118      1.23x          80.0%       74.4%
   5.7500% -  6.2499%            12       135,813,234        37.6         5.8612      110      1.25x          70.6%       65.9%
   6.2500% -  6.5800%            17       211,930,000        58.6         6.5093      102      1.14x          70.1%       66.3%
                                 --      ------------       -----         ------      ---      ----           ----        ----
TOTAL:                           31      $361,383,234       100.0%        6.2299%     106      1.19X          70.7%       66.4%
                                 ==      ============       =====         ======      ===      ====           ====        ====

      ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                                      AGGREGATE        % OF                      STATED                CUT-OFF
                        NUMBER OF      CUT-OFF        INITIAL                  REMAINING                DATE      LTV RATIO
ORIGINAL TERM TO         MORTGAGE       DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
MATURITY IN MONTHS        LOANS        BALANCE        BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
--------------------   ----------- -------------- -------------- ------------ ----------- ---------- ---------- ------------

   60 -  84                  6      $ 70,230,000        19.4%        6.4333%      59      1.16x          71.4%       69.6%
   85 -  120                25       291,153,234        80.6         6.1808      117      1.19x          70.5%       65.7%
                            --      ------------       -----         ------      ---      ----           ----        ----
TOTAL:                      31      $361,383,234       100.0%        6.2299%     106      1.19X          70.7%       66.4%
                            ==      ============       =====         ======      ===      ====           ====        ====

(1)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                                      AGGREGATE        % OF                      STATED                CUT-OFF
                        NUMBER OF      CUT-OFF        INITIAL                  REMAINING                DATE      LTV RATIO
REMAINING TERM TO        MORTGAGE       DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
MATURITY IN MONTHS        LOANS        BALANCE        BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
--------------------   ----------- -------------- -------------- ------------ ----------- ---------- ---------- ------------

   57 -  84                  6      $ 70,230,000        19.4%        6.4333%      59      1.16x          71.4%       69.6%
   85 -  120                25       291,153,234        80.6         6.1808      117      1.19x          70.5%       65.7%
                            --      ------------       -----         ------      ---      ----           ----        ----
TOTAL:                      31      $361,383,234       100.0%        6.2299%     106      1.19X          70.7%       66.4%
                            ==      ============       =====         ======      ===      ====           ====        ====

    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                         AGGREGATE         % OF                      STATED                CUT-OFF
                           NUMBER OF      CUT-OFF         INITIAL                  REMAINING                DATE      LTV RATIO
ORIGINAL AMORTIZATION       MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
MATURITY IN MONTHS           LOANS        BALANCE         BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-----------------------   ----------- --------------- -------------- ------------ ----------- ---------- ---------- ------------

   360 -  360             23           $328,800,234        100.0%        6.2632%     107          1.17x      70.2%       65.5%
                          --           ------------        -----         ------      ---          ----       ----        ----
TOTAL:                    23           $328,800,234        100.0%        6.2632%     107          1.17X      70.2%       65.5%
                          ==           ============        =====         ======      ===          =====      ====        ====

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                          AGGREGATE        % OF                      STATED                CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL                  REMAINING                DATE      LTV RATIO
REMAINING AMORTIZATION       MORTGAGE       DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
MATURITY IN MONTHS            LOANS        BALANCE        BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
------------------------   ----------- -------------- -------------- ------------ ----------- ---------- ---------- ------------

   356 -  359                    2      $ 23,730,234         7.2%        6.0171%     114      1.29x          71.0%       60.8%
   360 -  360                   21       305,070,000        92.8         6.2823      106      1.16x          70.1%       65.9%
                                --      ------------       -----         ------      ---      ----           ----        ----
TOTAL:                          23      $328,800,234       100.0%        6.2632%     107      1.17X          70.2%       65.5%
                                ==      ============       =====         ======      ===      ====           ====        ====

(1)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(2)   Does not include the mortgage loans that are interest-only for their entire term.

                                  Annex A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                         AGGREGATE         % OF                      STATED                CUT-OFF
                           NUMBER OF      CUT-OFF         INITIAL                  REMAINING                DATE      LTV RATIO
                            MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
AMORTIZATION TYPES           LOANS        BALANCE         BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-----------------------   ----------- --------------- -------------- ------------ ----------- ---------- ---------- ------------

Partial Interest-Only          21      $305,070,000         84.4%        6.2823%     106      1.16x          70.1%       65.9%
Interest-Only                   8        32,583,000          9.0         5.8939       97      1.35x          75.9%       75.9%
Balloon                         2        23,730,234          6.6         6.0171      114      1.29x          71.0%       60.8%
                               --      ------------        -----         ------      ---      ----           ----        ----
TOTAL:                         31      $361,383,234        100.0%        6.2299%     106      1.19X          70.7%       66.4%
                               ==      ============        =====         ======      ===      ====           ====        ====

            UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                          LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
UNDERWRITTEN                         AGGREGATE         % OF                      STATED                CUT-OFF
CASH FLOW              NUMBER OF      CUT-OFF         INITIAL                  REMAINING                DATE      LTV RATIO
DEBT SERVICE            MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
COVERAGE RATIOS          LOANS        BALANCE         BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-------------------   ----------- --------------- -------------- ------------ ----------- ---------- ---------- ------------

   1.10X -  1.14X           8      $161,955,000         44.8%        6.3105%     104      1.11x          71.8%       67.8%
   1.15X -  1.19X           8        81,525,000         22.6         6.4547       99      1.16x          73.6%       70.0%
   1.20X -  1.29X          10        61,710,504         17.1         6.0095      117      1.24x          72.2%       66.8%
   1.30X -  1.39X           2        40,289,729         11.1         5.9367      112      1.37x          56.8%       50.5%
   1.40X -  1.49X           2         7,183,000          2.0         5.9802       82      1.42x          79.8%       79.8%
   1.50X -  1.58X           1         8,720,000          2.4         5.7500      117      1.58x          68.1%       68.1%
                           --      ------------        -----         ------      ---      ----           ----        ----
TOTAL:                     31      $361,383,234        100.0%        6.2299%     106      1.19X          70.7%       66.4%
                           ==      ============        =====         ======      ===      ====           ====        ====

            CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                -----------------------------------------------------------
                                     AGGREGATE        % OF                      STATED                CUT-OFF
                       NUMBER OF      CUT-OFF        INITIAL                  REMAINING                DATE      LTV RATIO
CUT-OFF DATE            MORTGAGE       DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
LTV RATIOS               LOANS        BALANCE        BALANCE        RATE        (MOS.)      DSCR     RATIO(1)   MATURITY(1)
-------------------   ----------- -------------- -------------- ------------ ----------- ---------- ---------- ------------

   52.3% -  60.0%           1      $ 27,300,000         7.6%        5.8210%     108      1.38x          52.3%       47.7%
   60.1% -  65.0%           1        20,000,000         5.5         6.4000      120      1.25x          61.5%       56.0%
   65.1% -  70.0%          10       124,169,729        34.4         6.4329      100      1.18x          68.2%       64.3%
   70.1% -  75.0%           6        65,980,000        18.3         6.4896      101      1.13x          72.6%       69.1%
   75.1% -  80.0%          13       123,933,504        34.3         5.9509      112      1.17x          77.7%       73.0%
                           --      ------------       -----         ------      ---      ----           ----        ----
TOTAL:                     31      $361,383,234       100.0%        6.2299%     106      1.19X          70.7%       66.4%
                           ==      ============       =====         ======      ===      ====           ====        ====

(1)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-15

          MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                -----------------------------------------------------------
                                     AGGREGATE        % OF                      STATED                CUT-OFF
                       NUMBER OF      CUT-OFF        INITIAL                  REMAINING                DATE      LTV RATIO
MATURITY DATE           MORTGAGE       DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
LTV RATIOS               LOANS        BALANCE        BALANCE        RATE        (MOS.)      DSCR     RATIO(2)   MATURITY(2)
-------------------   ----------- -------------- -------------- ------------ ----------- ---------- ---------- ------------

   47.7% -  60.0%           3      $ 60,289,729        16.7%       6.0904%      114          1.33x      58.3%       52.3%
   60.1% -  65.0%           2        30,335,000         8.4        6.4983       119          1.13x      67.1%       62.6%
   65.1% -  70.0%          12       135,530,504        37.5        6.4255       101          1.16x      70.8%       66.8%
   70.1% -  75.0%           7       109,975,000        30.4        6.0405       107          1.14x      76.3%       72.0%
   75.1% -  80.0%           7        25,253,000         7.0        6.0151        91          1.26x      79.2%       78.6%
                           --      ------------       -----        -------      ---          ----       ----        ----
TOTAL:                     31      $361,383,234       100.0%       6.2299%      106          1.19x      70.7%       66.4%
                           ==      ============       =====        =======      ===          ====       ====        ====

         PROPERTY TYPE DISTRIBUTION FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                                    WEIGHTED AVERAGES
                                                                           ------------------------------------
                                           AGGREGATE           % OF                       CUT-OFF
                           NUMBER OF        CUT-OFF           INITIAL                      DATE
                           MORTGAGED          DATE         LOAN GROUP 2        UW           LTV
PROPERTY TYPE             PROPERTIES        BALANCE           BALANCE         DSCR       RATIO(2)     OCCUPANCY
----------------------   ------------   ---------------   --------------   ----------   ----------   ----------

Multifamily
Garden                        19         $246,388,504           68.2%          1.15x        73.1%        94.2%
Mid/High Rise                  6           27,800,000            7.7           1.33x        71.4%        95.9%
Student Housing                1           12,989,729            3.6           1.34x        66.2%        99.0%
                              --         ------------          -----           ----         ----         ----

SUBTOTAL:                     26         $287,178,234           79.5%          1.18X        72.6%        94.6%

Manufactured Housing           4         $ 46,905,000           13.0%          1.13x        69.4%        88.1%
Mixed Use
Multifamily/Retail             1         $ 27,300,000            7.6%          1.38x        52.3%        97.4%
                              --         ------------          -----         ------         ----         ----
TOTAL:                        31         $361,383,234          100.0%          1.19x        70.7%        94.0%
                              ==         ============          =====         ======         ====         ====

                                  Annex A-2-16

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(3)

                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                         AGGREGATE        % OF                      STATED                CUT-OFF
                           NUMBER OF      CUT-OFF        INITIAL                  REMAINING                DATE      LTV RATIO
                           MORTGAGED       DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
LOCATION                  PROPERTIES      BALANCE        BALANCE        RATE        (MOS.)      DSCR     RATIO(2)   MATURITY(2)
----------------------   ------------ -------------- -------------- ------------ ----------- ---------- ---------- ------------

Texas                         10       $ 87,563,504        24.2%        6.2245%     115      1.22x          73.3%       68.1%
Arizona                        4         70,750,000        19.6         6.5800      119      1.10x          69.9%       65.8%
Indiana                        2         58,441,000        16.2         5.8685      112      1.10x          75.9%       71.0%
Illinois                       2         32,764,000         9.1         6.5170       59      1.13x          68.6%       66.3%
District Of Columbia           1         27,300,000         7.6         5.8210      108      1.38x          52.3%       47.7%
New York                       6         23,400,000         6.5         5.8965      118      1.35x          73.1%       71.9%
Alabama                        1         20,425,000         5.7         6.4600       60      1.15x          72.2%       70.6%
Ohio                           1         12,989,729         3.6         6.1800      119      1.34x          66.2%       56.5%
New Jersey                     1          9,000,000         2.5         6.3045      119      1.19x          68.2%       62.0%
Kentucky                       1          7,900,000         2.2         6.3535      120      1.15x          73.6%       69.2%
Idaho                          1          6,600,000         1.8         6.2100       57      1.15x          80.0%       80.0%
Massachusetts                  1          4,250,000         1.2         6.4200      118      1.20x          69.6%       65.4%
                              --       ------------       -----         ------      ---      ----           ----        ----
TOTAL:                        31       $361,383,234       100.0%        6.2299%     106      1.19X          70.7%       66.4%
                              ==       ============       =====         ======      ===      ====           ====        ====

(1)   Excludes the mortgage loans that are fully amortizing.

(2)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                          AGGREGATE         % OF                      STATED                CUT-OFF
                            NUMBER OF      CUT-OFF         INITIAL                  REMAINING                DATE      LTV RATIO
                            MORTGAGED        DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
YEARS BUILT/RENOVATED      PROPERTIES      BALANCE         BALANCE        RATE        (MOS.)      DSCR     RATIO(3)   MATURITY(3)
-----------------------   ------------ --------------- -------------- ------------ ----------- ---------- ---------- ------------

   1978 -  1979                 1       $  6,241,000          1.7%        6.5170%      59          1.13x      68.6%       66.3%
   1980 -  1989                 3         38,330,000         10.6         6.5030      112          1.14x      69.6%       66.1%
   1990 -  1999                10        108,168,729         29.9         6.2902       87          1.20x      69.9%       66.4%
   2000 -  2007                17        208,643,504         57.7         6.1398      116          1.19x      71.3%       66.5%
                               --       ------------        -----         ------      ---          ----       ----        ----
TOTAL:                         31       $361,383,234        100.0%        6.2299%     106          1.19X      70.7%       66.4%
                               ==       ============        =====         ======      ===          ======     ====        ====

             PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                                     AGGREGATE         % OF                      STATED                CUT-OFF
                       NUMBER OF      CUT-OFF         INITIAL                  REMAINING                DATE      LTV RATIO
PREPAYMENT             MORTGAGED        DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
PROTECTION               LOANS        BALANCE         BALANCE        RATE        (MOS.)      DSCR     RATIO(3)   MATURITY(3)
-------------------   ----------- --------------- -------------- ------------ ----------- ---------- ---------- ------------

Defeasance                 26      $263,333,234         72.9%        6.1782%     102          1.19x      72.8%       68.6%
Yield Maintenance           4        70,750,000         19.6         6.5800      119          1.10x      69.9%       65.8%
YM/Fixed Penalty            1        27,300,000          7.6         5.8210      108          1.38x      52.3%       47.7%
                           --      ------------        -----         ------      ---          ----       ----        ----
TOTAL:                     31      $361,383,234        100.0%        6.2299%     106          1.19X      70.7%       66.4%
                           ==      ============        =====         ======      ===          ======     ====        ====

         PARTIAL INTEREST-ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                         AGGREGATE         % OF                      STATED                CUT-OFF
                           NUMBER OF      CUT-OFF         INITIAL                  REMAINING                DATE      LTV RATIO
PARTIAL INTEREST-ONLY       MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE       TERM        UW         LTV         AT
PERIODS IN MONTHS            LOANS        BALANCE         BALANCE        RATE        (MOS.)      DSCR     RATIO(3)   MATURITY(3)
-----------------------   ----------- --------------- -------------- ------------ ----------- ---------- ---------- ------------

   24 -  48                     8      $120,330,000         39.4%        6.3132%      87          1.22x      64.5%       60.8%
   49 -  60                    13       184,740,000         60.6         6.2622      119          1.13x      73.7%       69.2%
                               --      ------------        -----         ------      ---          ----       ----        ----
                               21      $305,070,000        100.0%        6.2823%     106          1.16X      70.1%       65.9%
                               ==      ============        =====         ======      ===          ======     ====        ====

(1)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)   With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                  Annex A-2-18

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND GROUPS OF
CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL
MORTGAGE LOAN INFORMATION

Annex A-3-1

                                                               JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                          TOP FIFTEEN MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
LOAN                                                                   NUMBER OF    LOAN
SELLER(2) LOAN NAME                                CITY, STATE        PROPERTIES    GROUP
-----------------------------------------------------------------------------------------

JPMCB     Centro -- New Plan Pool I                Various, Various       18          1

JPMCB     Gurnee Mills                             Gurnee, IL              1          1

JPMCB     North Hills Mall                         Raleigh, NC             1          1

JPMCB     Sawgrass Mills Mall                      Sunrise, FL             1          1

JPMCB     Colony Portfolio VII                     Various, Various        9          1
-----------------------------------------------------------------------------------------
JPMCB     USFS Industrial Distribution Portfolio   Various, Various       38          1

JPMCB     Clark Tower                              Memphis, TN             1          1

JPMCB     Lakeshore Apartments(3)                  Indianapolis, IN        1          2

JPMCB     STF Portfolio                            Various, Various       19          1

CIBC      Baldwin Park Retail(3)                   Orlando, FL             1          1
-----------------------------------------------------------------------------------------
JPMCB     Portola Plaza Hotel                      Monterey, CA            1          1

JPMCB     Zeman Crossed Portfolio                  Various, Various        3          2

CIBC      International Aluminum Portfolio         Various, Various        7          1

CIBC      Pillsbury Winthrop                       Palo Alto, CA           1          1

JPMCB     Everbank Building                        Jacksonville, FL        1          1
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
           Top 5 Total/Weighted Average:
          Top 10 Total/Weighted Average:
          Top 15 Total/Weighted Average:
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
LOAN                                              CUT-OFF DATE     % OF    SF/UNITS/      UW      CUT-OFF          PROPERTY
SELLER(2)  LOAN NAME                                BALANCE         IPB    ROOMS/BEDS   DSCR     LTV RATIO           TYPE
---------------------------------------------------------------------------------------------------------------------------------

JPMCB      Centro -- New Plan Pool I             $  300,000,000    11.8%   3,144,729    1.17x      75.7%            Retail

JPMCB      Gurnee Mills                          $  246,000,000     9.7%   1,558,930    1.21x      79.0%            Retail

JPMCB      North Hills Mall                      $  141,150,000     5.6%     585,798    1.20x      75.1%            Retail

JPMCB      Sawgrass Mills Mall                   $  139,411,765     5.5%   1,991,491    1.20x      80.0%            Retail

JPMCB      Colony Portfolio VII                  $  107,323,000     4.2%   1,662,810    1.55x      60.1%           Various
---------------------------------------------------------------------------------------------------------------------------------
JPMCB      USFS Industrial Distribution
           Portfolio                             $   67,709,413     2.7%   9,042,097    1.60x      75.0%           Various

JPMCB      Clark Tower                           $   60,750,000     2.4%     657,245    1.23x      75.5%            Office

JPMCB      Lakeshore Apartments(3)               $   52,200,000     2.1%         740    1.10x      76.8%         Multifamily

JPMCB      STF Portfolio                         $   49,000,000     1.9%   1,200,274    1.15x      77.8%          Industrial

CIBC       Baldwin Park Retail(3)                $   41,500,000     1.6%     182,463    1.15x      72.8%            Retail
---------------------------------------------------------------------------------------------------------------------------------
JPMCB      Portola Plaza Hotel                   $   40,000,000     1.6%         379    3.37x      38.3%            Hotel

JPMCB      Zeman Crossed Portfolio               $   39,005,000     1.5%       1,356    1.13x      68.6%     Manufactured Housing

CIBC       International Aluminum Portfolio      $   39,000,000     1.5%     757,266    1.35x      71.7%          Industrial

CIBC       Pillsbury Winthrop                    $   39,000,000     1.5%      82,000    1.32x      73.1%            Office

JPMCB      Everbank Building                     $   38,800,000     1.5%     207,022    1.10x      75.9%          Mixed Use
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
            Top 5 Total/Weighted Average:        $  933,884,765    36.7%                1.23x      75.3%
           Top 10 Total/Weighted Average:        $1,205,044,178    47.4%                1.24x      75.4%
           Top 15 Total/Weighted Average:        $1,400,849,178    55.1%                1.30x      74.0%
---------------------------------------------------------------------------------------------------------------------------------

(1)   Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Gurnee Mills mortgage loan, the
      Sawgrass Mills Mall mortgage loan and the USFS Industrial Distribution
      Portfolio mortgage loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans and excludes any related subordinate companion loan(s). In addition, because the Colony VII
      Portfolio mortgage loan, which is secured by nine mortgaged properties, is evidenced by three promissory notes, each with its own maturity and prepayment date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as nine cross-collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.

(3)   The loan-to-value ratios for Lakeshore Apartments and Baldwin Park Retail mortgage loans were calculated using "as-stabilized" values. The "as-is"
      appraised values for the the related mortgage loans are $63,000,000 and
      $55,000,000, respectively and the loan-to-value ratios are 82.9% and
      75.5%, respectively.

                                      A-3-2

                                                               JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                             PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

-----------------------------------------------------------------
 LOAN      LOAN                                 A-NOTE BALANCE
  NO.     SELLER     LOAN NAME             AS OF THE CUT-OFF DATE
-----------------------------------------------------------------

   2      JPMCB  Gurnee Mills                   $246,000,000
                                                $ 75,000,000
   4      JPMCB  Sawgrass Mills Mall            $150,000,000
                                                $139,411,765
                                                $265,294,118
                                                $132,647,059
                                                $132,647,059
  14      JPMCB  USFS Industrial
                 Distribution Portfolio         $ 89,754,335
                                                $ 67,709,413
                                                $ 89,754,338
                                                $ 67,709,413
                                                $ 89,754,338
                                                $ 67,709,413

  28      JPMCB  Ellington Plaza                $ 27,300,000
                                                $ 13,500,000
-----------------------------------------------------------------

---------------------------------------------------------------------------------------------------
 LOAN
  NO.         TRANSACTION                  MASTER SERVICER                    SPECIAL SERVICER
---------------------------------------------------------------------------------------------------

   2    JPMCC 2007-CIBC20*           Midland Loan Services, Inc.          Centerline Servicing Inc.
                TBD                              TBD                                 TBD
   4     JPMCC 2007-LDP12*              Wells Fargo Bank, N.A.            J.E. Robert Company, Inc.
         JPMCC 2007-CIBC20           Midland Loan Services, Inc.          Centerline Servicing Inc.
          WBCMT 2007-C33         Wachovia Bank, National Association         LNR Partners, Inc.
                TBD                              TBD                                 TBD
                TBD                              TBD                                 TBD
  14
           COMM 2007-C9*      KeyCorp Real Estate Capital Markets, Inc.      LNR Partners, Inc.
         JPMCC 2007-CIBC20           Midland Loan Services, Inc.          Centerline Servicing Inc.
                TBD                              TBD                                 TBD
                TBD                              TBD                                 TBD
                TBD                              TBD                                 TBD
                TBD                              TBD                                 TBD

  28    JPMCC 2007-CIBC20*           Midland Loan Services, Inc.          Centerline Servicing Inc.
                TBD                              TBD                                 TBD
---------------------------------------------------------------------------------------------------

*     Represents the controlling pooling and servicing agreement for the related mortgage loan.

--------------------------------------------------------------------------------
            ADDITIONAL SECURED DEBT AND MEZZANINE DEBT LOAN SUMMARY
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                         % OF
                                            CUT-OFF     CUT-OFF                      TRUST
                                             DATE        DATE                      CUT-OFF
                                            TRUST        TRUST      PARI PASSU       DATE     TRUST
LOAN NAME                                  BALANCE(1)   BALANCE        DEBT          LTV(2)   DSCR(2)
-----------------------------------------------------------------------------------------------------

GURNEE MILLS                             $246,000,000     9.7%    $   75,000,000     79.0%     1.21x
SAWGRASS MILLS MALL                       139,411,765     5.5        680,588,235     80.0%     1.20x
USFS INDUSTRIAL DISTRIBUTION PORTFOLIO     67,709,413     2.7        404,681,837     75.0%     1.60x
BALDWIN PARK RETAIL(3)                     41,500,000     1.6                N/A     72.8%     1.15x
ELLINGTON PLAZA(4)                         27,300,000     1.1         13,500,000     52.3%     1.38x
-----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  $521,921,178    20.5%    $1,173,770,072     76.9%     1.26x
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                         CUT-OFF DATE      CUT-OFF       TOTAL       CUT-OFF
                                           CUT-OFF           TOTAL       DATE TOTAL     MORTGAGE      DATE
                                         DATE B-NOTE       MORTGAGE       MORTGAGE        DEBT      MEZZANINE
 LOAN NAME                                 BALANCE           DEBT2       DEBT LTV(2)    DSCR(2)      BALANCE
--------------------------------------------------------------------------------------------------------------

GURNEE MILLS                                       N/A  $  321,000,000      79.0%        1.21x             N/A
SAWGRASS MILLS MALL                       $ 30,000,000     850,000,000      82.9%        1.16x             N/A
USFS INDUSTRIAL DISTRIBUTION PORTFOLIO             N/A     472,391,250      75.0%        1.60x             N/A
BALDWIN PARK RETAIL(3)                             N/A      41,500,000      72.8%        1.15x     $11,000,000
ELLINGTON PLAZA(4)                          17,001,863      57,801,863      74.1%        0.97x             N/A
--------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   $ 47,001,863  $1,742,693,113      79.5%        1.28x     $11,000,000
--------------------------------------------------------------------------------------------------------------

(1)   Includes only those assets that are included in the JPMCC 2007-CIBC20 trust fund.

(2)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Sawgrass Mills mortgage loan and the Ellington Plaza mortgage loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(3)   The loan-to-value ratio for the Baldwin Park Retail mortgage loan was calculated using an "as-stabilized" value. The "as-is" appraised value is
      $55,000,000 and the "as-is" loan-to-value ratio is 75.5%.

(4)   With respect to the B-Note related to the Ellington Plaza mortgage loan, the interest rate on such B-Note is 10.0% per annum, but the related borrower is only required to make interest payments based on a per annum rate of 7.0% per annum under the related loan documents. For each payment period, the 3.0% interest accrual difference is added to the principal balance of the B-Note. As of the cut-off date, the current balance of the
      Ellington Plaza B-Note is $17,001,863. The total mortgage debt DSCR calculation shown above assumes an interest accrual rate of 7.0% on the related B-Note.

                                      A-3-3

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                           CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

                 [4 PHOTOS OF CENTRO -- NEW PLAN POOL I OMITTED]

                                      A-3-4

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                           CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $300,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $300,000,000
ANNEX NUMBER (% OF POOL BY IPB):     1 (11.8%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWERS(1):                        Nine Delaware limited liability companies
SPONSOR:                             Centro Watt America REIT, Inc.
ORIGINATION DATE:                    08/15/07
INTEREST RATE:                       6.38350%
INTEREST-ONLY PERIOD:                60 months
MATURITY DATE:                       09/01/17
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Cash Management Agreement
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE(2):             Permitted Mezzanine Loan
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL     MONTHLY
                                     -------------------
TAXES(3):                              $0          $0
INSURANCE(3):                          $0          $0
CAPEX(4):                              $0          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio
TITLE:                               Fee
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE:                      3,144,729
LOCATION:                            Various
YEARS BUILT/RENOVATED:               Various
OCCUPANCY(5):                        94.0%
OCCUPANCY DATE:                      07/23/07
NUMBER OF TENANTS:                   313
HISTORICAL NOI(6):
  2005:                              $24,663,409
  2006:                              $26,806,200
UW REVENUES:                         $39,857,064
UW EXPENSES:                         $11,714,915
UW NOI(7):                           $28,142,147
UW NET CASH FLOW:                    $26,314,685
APPRAISED VALUE:                     $396,415,000
APPRAISAL DATES:                     Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $95
CUT-OFF DATE LTV:                    75.7%
MATURITY DATE LTV:                   71.1%
UW IO DSCR(7):                       1.36x
UW DSCR(7):                          1.17x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                               RATINGS(8)
TENANT NAME                MOODY'S/S&P/FITCH      TOTAL SF      % OF TOTAL SF    BASE RENT PSF(9)      LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------

KROGER (5 LOCATIONS)         Baa2/BBB--/BBB       320,814            10.2%          $  5.96(10)         2011 through 2025
KMART (2 LOCATIONS)            Ba1/BB+/BB         226,039             7.2%          $  6.60(10)               2020
WAL-MART                       Aa2/AA/AA          193,513             6.2%          $  2.81                   2011
HEMISPHERES                                       107,927             3.4%          $  6.50                   2013
PUBLIX (2 LOCATIONS)                               92,654             2.9%          $ 10.06(10)            2014, 2023
KOHL'S                          A3/A--/A           83,013             2.6%          $  4.38                   2015
DOMINICK'S                                         72,385             2.3%          $ 12.40                   2018
ALBERTSON'S                    B1/NR/BB--          60,128             1.9%          $  1.56                   2011
D&W FOOD CENTERS                                   57,114             1.8%          $  6.13                   2009
ALL AMERICAN QUALITY                               46,328             1.5%          $  6.50                   2010
J.C. PENNEY                  Baa3/BBB--/BBB        41,513             1.3%          $  7.70                   2009
24 HOUR FITNESS                 Ba3/B/NR           37,064             1.2%          $ 13.58                   2017
----------------------------------------------------------------------------------------------------------------------------

(1)   The borrowing entities for the Centro -- New Plan Pool I mortgage loan are: Centro NP Holdings 1 SPE, LLC, New Plan Creekwood SC, LLC, Centro NP
      Mableton Walk, LLC, Centro NP East Lake Pavillions, LLC, Centro NP
      Stockbridge Village, LLC, Centro NP Miami Gardens, LLC, Centro NP Tarpon
      Mall, LLC, Centro NP Renaissance Center East, LLC and Centro NP Paradise
      Pavillion, LLC.

(2)   The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 75.8% and (ii) the debt service coverage ratio must be equal to or greater than 1.38x.

(3)   Upon the occurrence and during the continuance of an event of default under the mortgage loan documents, the related borrower is required to pay the mortgagee 1/12th of the taxes and insurance premiums that the mortgagee estimates will be payable within the following 12-month period.
      In lieu of making the foregoing payments, the related borrower may elect to deliver a letter of credit to the mortgagee from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(4)   Upon the occurrence of and during the continuance of an event of default, the related borrower is required to pay the mortgagee the sum of $26,125 on each payment date as replacement reserves for capital commitments and repairs to the mortgaged properties. In lieu of making the foregoing payments each year, the related borrower may elect to deliver a letter of credit to the mortgagee from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(5)   The weighted average occupancy for the Centro -- New Plan Pool I mortgage loan was 89.5%, 93.5%, 96.7% and 96.5% for the years 2003, 2004, 2005 and
      2006, respectively. The 2003 occupancy calculation does not include the
      Stockbridge Village or the Elk Grove Town Center mortgaged properties. The
      2005 occupancy calculation does not include the Stockbridge Village mortgaged property as the data was unavailable.

(6)   The Depositor is not including NOI for the six-months ended June 30, 2007.
      The borrowers did not own the mortgaged properties during such six-month interim period, as the mortgaged properties were acquired by affiliates of the borrowers on April 20, 2007. The Depositor and its affiliates are not affiliated with the borrowers. The Depositor has requested the June 30,
      2007 NOI from the borrowers and the borrowers have informed the Depositor that such interim NOI was not provided to them in connection with the acquisition of the mortgaged properties and therefore such interim NOI is not in the possession of the borrowers.

(7)   The difference in the UW NOI and historical NOI is largely due to the inclusion of (i) scheduled rent increases through October 2008 in the approximate amount of $366,000 and (ii) 31 newly executed leases through
      2006 and 30 newly executed leases through 2007 with rent in the approximate aggregate amount of $1,175,000.

(8)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(9)   The average effective annual rent per square foot at the mortgaged property was $8.10, $9.20 and $9.25 for 2004, 2005 and 2006, respectively.

(10)  Base rent per square foot calculations are reflective of the weighted average between the store locations.

                                      A-3-5

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

----------------------------------------------------------------------------
                              PROPERTY SUMMARY

                                                     YEAR BUILT/
                                                        YEAR        SQUARE
PROPERTY NAME                 LOCATION                RENOVATED      FEET
----------------------------------------------------------------------------

BARDIN PLACE CENTER          Arlington, TX              1992         310,184
STOCKBRIDGE VILLAGE          Stockbridge, GA          1992/2001      188,203
MIAMI GARDENS                Miami, FL                1995/2007      244,719
CROSSROADS SHOPPING CENTER   Statesville, NC          1991/1997      340,190
ELK GROVE TOWN CENTER        Elk Grove Village, IL      1998         131,849
MAPLE VILLAGE(2)             Ann Arbor, MI            1965/2007      296,385
CARMEN PLAZA                 Camarillo, CA            1971/2003      129,173
PAVILLIONS AT EASTLAKE(2)    Marietta, GA             1986/1996      156,853
TARPON MALL                  Tarpon Springs, FL       1950/2003      147,585
RENAISSANCE CENTER EAST      Las Vegas, NV            1981/2006      144,216
NORTHMALL CENTRE             Tucson, AZ                 1996         168,585
PARADISE PAVILION            West Bend, WI            1978/2000      198,419
CROWN POINT                  Columbus, OH             1982/1998      147,275
ROCK PRAIRIE CROSSING        College Station, TX        2000         119,000
MABLETON WALK                Mableton, GA               1993         105,742
CAVE SPRINGS CORNERS         Roanoke, VA              1969/2005      147,044
CASCADE EAST                 Grand Rapids, MI           1980          99,529
CREEKWOOD SHOPPING CENTER    Rex, GA                    1990          69,778
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                            3,144,729
----------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                                      ALLOCATED
                                                                                         LOAN
 PROPERTY NAME               OCCUPANCY %   LEAD TENANT (SALES PSF)(1)     % OF GLA     BALANCE
-------------------------------------------------------------------------------------------------

BARDIN PLACE CENTER            100.0%      Hemispheres (N/A)                34.8%    $ 30,000,000
STOCKBRIDGE VILLAGE             84.3%      Kroger ($297)                    34.0%      25,000,000
MIAMI GARDENS                   98.7%      Kmart (N/A)                      50.2%      23,500,000
CROSSROADS SHOPPING CENTER      99.1%      Wal-Mart ($305)                  56.9%      22,000,000
ELK GROVE TOWN CENTER           99.0%      Dominick's ($186)                54.9%      21,000,000
MAPLE VILLAGE(2)                71.4%      Kmart ($118)                     34.8%      19,000,000
CARMEN PLAZA                    98.3%      24 Hour Fitness (N/A)            28.7%      18,700,000
PAVILLIONS AT EASTLAKE(2)       89.3%      Kroger ($404)                    40.4%      18,500,000
TARPON MALL                     96.0%      Publix ($757)                    30.4%      18,100,000
RENAISSANCE CENTER EAST         97.4%      Albertson's ($285)               41.7%      17,000,000
NORTHMALL CENTRE               100.0%      J.C. Penney (N/A)                24.6%      17,000,000
PARADISE PAVILION               97.5%      Kohl's ($254)                    41.8%      13,000,000
CROWN POINT                    100.0%      Kroger ($390)                    48.3%      12,900,000
ROCK PRAIRIE CROSSING           99.0%      Kroger ($506)                    53.3%      10,900,000
MABLETON WALK                   93.8%      Publix ($306)                    45.2%      10,000,000
CAVE SPRINGS CORNERS            92.4%      Kroger (N/A)                     40.0%      10,000,000
CASCADE EAST                    88.5%      D&W Food Centers ($262)          57.4%       7,800,000
CREEKWOOD SHOPPING CENTER       93.6%      All American Quality($274)       66.4%       5,600,000
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         94.0%                                                $300,000,000
-------------------------------------------------------------------------------------------------

(1)   Sales numbers represent 2006 year-end data.

(2)   According to the related borrowers, there are planned renovations for the
      Maple Village and Pavillions at Eastlake mortgaged properties over the next 18 months.

                                      A-3-6

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

THE LOAN. The Centro -- New Plan Pool I mortgage loan is secured by a first lien mortgage in a fee interest in 18 anchored retail centers consisting of approximately 3,144,729 square feet located in Texas, Georgia, Florida, North
Carolina, Illinois, Michigan, California, Nevada, Arizona, Wisconsin, Ohio and
Virginia.

THE BORROWERS. The borrowing entities are Centro NP Stockbridge Village, LLC,
New Plan Creekwood SC, LLC, Centro NP Tarpon Mall, LLC, Centro NP Paradise
Pavilion, LLC, Centro NP Mableton Walk, LLC, Centro NP East Lake Pavilions, LLC,
Centro NP Miami Gardens, LLC, Centro NP Renaissance Center East, LLC and Centro
NP Holdings 1 SPE, LLC. Each of the related borrowers is a single purpose entity.

THE SPONSOR. The sponsor for the Centro -- New Plan Pool I mortgage loan is
Centro Watt America REIT, Inc ("Centro"), an Australian retail property investment, development and funds management services organization. Centro is a joint-venture between Centro Properties Group (ASX:CNP) from Melbourne,
Australia, and Watt Commercial Properties ("Watt"), a privately held real estate company based in Santa Monica, CA. Centro Properties Group is a retail investment organization specializing in the ownership, management and development of retail shopping centers across Australia, New Zealand and the
United States. With funds under management exceeding AUS$26.6 billion Centro continues to be one of the largest managers of commercial real estate in the US.
With more than 40 years of experience, the company's core services include property management, leasing, asset management, acquisition and development for all types of commercial real estate. Watt provides a spectrum of expertise in real estate services to investors of retail, multifamily, industrial and office properties.

THE PROPERTIES. The Centro -- New Plan Pool I consists of 18 retail centers totaling approximately 3,144,729 square feet located in Texas, Georgia, Florida,
North Carolina, Illinois, Michigan, California, Nevada, Arizona, Wisconsin, Ohio
and Virginia. The portfolio is leased to approximately 313 local, regional and national tenants, including anchor tenants such as Kroger, Kmart, Wal-Mart,
Hemispheres, Publix, Kohl's, Dominick's, Albertson's, D&W Food Centers, All
American Quality, J.C. Penney and 24 Hour Fitness. These anchor tenants occupy approximately 1,338,492 square feet or 42.6% of the portfolio's gross leasable area.

RELEASE. Provided that no event of default exists, individual Centro -- New Plan
Pool I mortgaged properties may be released from the lien of the mortgage as part of a partial defeasance upon the satisfaction of certain conditions, including, but not limited to: (i) payment of an amount equal to 110% of the allocated loan amount of the individual property to be released, and (ii) as of the date immediately subsequent to the release of the individual property, the debt service coverage ratio ("DSCR") for the individual properties and the remaining properties subject to the lien of the mortgage must be equal to or greater than the greater of (a) of 1.38x and (b) the DSCR for the remaining individual properties (including the individual property to be released) as of the date immediately preceding the release of the individual property.

SUBSTITUTION. Provided no event of default exists, the borrower is permitted to substitute individual Centro -- New Plan Pool I mortgaged properties (no more than 3 properties per year) as collateral during the term of the loan upon satisfaction of certain conditions including, but not limited to: (i) the aggregate appraised value of all of the substituted properties must not exceed
35% of the value of the original properties based on third party appraisals;
(ii) the fair market value of the substitute property must not be less than 100%
of the greater of (a) the fair market value of the substituted property as of the origination date, or (b) the fair market value of the substituted property as of the date immediately preceding the substitution; and (iii) the net operating income for the substitute property is greater than 100% of the net operating income for the substituted property.

SIGNIFICANT TENANTS.

The Kroger Co. (NYSE: "KR") ("Kroger"), headquartered in Cincinnati, Ohio, is a national grocery retailer. Due to a significant number of acquisitions, less than 15% of sales come from Kroger's namesake stores. Together, the company has approximately 3,600 stores coast-to-coast under some two dozen banners
(including more than 2,400 supermarkets). Its Dillon Companies subsidiary operates more than 200 grocery stores under some 10 different flags, and also runs about 800 convenience stores under names such as Quick Stop and Kwik Shop.
Kroger (M/S/F:Baa2/BBB-/BBB) has 5 separate locations in the portfolio that occupy approximately 320,814 square feet, or approximately 10.2% of the portfolio's total net rentable area. Kroger's leases are scheduled to expire from 2011 through 2025(1).

Kmart (NASDAQ: "SHLD") is one of the largest discount retailers in the United
States behind Wal-Mart and Target. It sells name-brand and private-label goods
(including its Martha Stewart label), mostly to low- and mid-income families. It runs more than 1,400 off-mall stores (including 55 Supercenters) in 49 states across the country, Puerto Rico, Guam and the U.S. Virgin Islands. Approximately
1,100 Kmart stores contain in-store pharmacies. Kmart discount stores average approximately 93,000 square feet, while its supercenters measure approximately
165,000 square feet. The parent company, Sears Holdings Corporation, is the third-largest retailer in the United States with about $55 billion in annual sales. Following the megamerger, the combined company operated approximately
3,770 full-line and specialty stores in the United States and Canada (Sears
Canada). Kmart (M/S/F: Ba1/BB+/BB) has 2 locations in the portfolio that occupy approximately 226,039 square feet, or approximately 7.2% of the portfolio's total net rentable area. Kmart's lease is scheduled to expire in 2020.

(1)   There are five Kroger stores located in the Centro -- New Plan Pool I portfolio. The store location, annual base rent per square foot, lease expiration dates and renewal options for the five stores are as follows:
      (i) Stockbridge Village I, $7.70 per sqaure foot, lease expiring in
      November of 2011, with four, 5-year renewal options; (ii) Pavillions at
      Eastlake, $8.25 per square foot, lease expiring in October of 2016, with six, 5-year renewal options; (iii) Crown Point, $7.20 per square foot, lease expiring in February of 2022, with four, 5-year renewal options;
      (iv) Cave Springs Center, $3.74 per square foot, lease expiring in
      February of 2025, with ten, 5-year renewal options; and (v) Rock Prairie
      Crossing, $2.60 per square foot, lease expiring in March 2019, with eleven, 5-year renewal options).

                                      A-3-7

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

Wal-Mart Stores Inc. (NYSE: "WMT") ("Wal-Mart") is one of the world's largest retailers with approximately 6,775 stores, including approximately 1,075 discount stores, approximately 2,250 combination discount and grocery stores
(Wal-Mart Supercenters in the United States and ASDA in the United Kingdom) and
approximately 580 warehouse stores (Sam's Club). Approximately 60% of its stores are in the United States and, through international expansion, Wal-Mart has become one of the largest retailers in Canada and Mexico. Wal-Mart also has operations in Asia, Europe and South America and owns a majority stake in
Japanese retailer SEIYU. Founder Sam Walton's heirs own approximately 40% of
Wal-Mart. Wal-Mart (M/S/F: Aa2/AA/AA) occupies approximately 193,513 square feet, or approximately 6.2% of the portfolio's total net rentable area.
Wal-Mart's lease is scheduled to expire in 2011.

THE MARKETS(1). The Centro -- New Plan Pool I contains 18 individual mortgaged properties located in six regional markets. Four of the mortgaged properties, representing 16.6% and 19.6% of the gross leasable area and the portfolio value, respectively, are located within the Atlanta central business district. The remaining mortgaged properties are located within 14 markets across 11 separate states. Additional market statistics are presented on the following page under the "Market Summary" disclosure box.

PROPERTY MANAGEMENT. The mortgaged properties comprising the Centro -- New Plan
Pool I are managed by Centro Watt Management Joint Venture 2, LP, an affiliate of the borrower.

(1)   Certain information was obtained from the Centro -- New Plan Pool I appraisals, dated between March 8, 2007 and April 19, 2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisals.

                                      A-3-8

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                       MARKET SUMMARY(1)

                                                       OCCUPANCY               RENT PSF
                                                   -----------------   -------------------------
PROPERTY NAME                LOCATION              PROPERTY   MARKET   PROPERTY       MARKET
------------------------------------------------------------------------------------------------

BARDIN PLACE CENTER          Arlington, TX         100.0%     85.2%    $  9.94    $  7.00-$18.00
STOCKBRIDGE VILLAGE          Stockbridge, GA        84.3%     88.0%    $ 15.09    $  7.70-$24.00
MIAMI GARDENS                Miami, FL              98.7%     95.4%    $  9.52    $ 12.50-$24.00
CROSSROADS SHOPPING CENTER   Statesville, NC        99.1%     97.8%    $  6.24    $  6.50-$20.00
ELK GROVE TOWN CENTER        Elk Grove, IL          99.0%     92.8%    $ 15.29    $ 12.00-$27.00
MAPLE VILLAGE                Ann Arbor, MI          71.4%     90.3%    $  7.89    $  5.00-$15.00
CARMEN PLAZA                 Camarillo, CA          98.3%     97.4%    $ 13.56    $ 15.00-$27.00
PAVILLIONS AT EASTLAKE       Marietta, GA           89.3%     92.0%    $ 12.17    $  8.50-$25.00
TARPON MALL                  Tarpon Springs, FL     96.0%     93.5%    $ 12.63    $ 12.00-$25.00
RENAISSANCE CENTER EAST      Las Vegas, NV          97.4%     97.5%    $ 11.44    $  8.00-$24.00
NORTHMALL CENTRE             Tucson, AZ            100.0%     90.1%    $ 10.05    $  7.50-$16.00
PARADISE PAVILION            West Bend, WI          97.5%     89.9%    $  7.14    $  4.50-$16.50
CROWN POINT                  Columbus, OH          100.0%     85.5%    $  8.82    $  8.00-$14.00
ROCK PRAIRIE CROSSING        College Station, TX    99.0%     90.0%    $  9.71    $ 18.00-$22.00
MABLETON WALK                Mableton, GA           93.8%     92.0%    $ 10.63    $  8.25-$14.50
CAVE SPRINGS CORNERS         Roanoke, VA            92.4%     95.5%    $  7.51    $  5.00-$18.00
CASCADE EAST                 Grand Rapids, MI       88.5%     94.5%    $  8.78    $  9.50-$14.00
CREEKWOOD SHOPPING CENTER    Rex, GA                93.6%     92.0%    $  8.88    $  6.50-$14.00
------------------------------------------------------------------------------------------------

                                                    2006 AVERAGE
                              2006 POPULATION     HOUSEHOLD INCOME
                             -----------------   -------------------
                              3-MILE    5-MILE     3-MILE    5-MILE
PROPERTY NAME                 RADIUS    RADIUS     RADIUS    RADIUS
--------------------------------------------------------------------

BARDIN PLACE CENTER          120,579   300,745   $ 74,202   $ 71,920
STOCKBRIDGE VILLAGE           55,104   120,443   $ 62,834   $ 65,694
MIAMI GARDENS                154,000   419,770   $ 60,621   $ 55,131
CROSSROADS SHOPPING CENTER     1,826    52,008   $ 57,100   $102,348
ELK GROVE TOWN CENTER         68,029   242,506   $ 87,512   $ 80,149
MAPLE VILLAGE                 78,181   135,311   $ 74,735   $ 83,275
CARMEN PLAZA                  53,352    73,960   $ 92,969   $ 91,985
PAVILLIONS AT EASTLAKE        74,673   176,942   $ 77,623   $ 85,824
TARPON MALL                   50,541   129,445   $ 67,548   $ 67,281
RENAISSANCE CENTER EAST      143,025   402,618   $ 48,492   $ 52,405
NORTHMALL CENTRE              90,180   215,786   $ 47,878   $ 52,443
PARADISE PAVILION             30,153    42,117   $ 67,344   $ 71,139
CROWN POINT                   90,380   227,492   $ 83,146   $ 81,340
ROCK PRAIRIE CROSSING         68,538   102,261   $ 48,851   $ 51,087
MABLETON WALK                 53,119   151,422   $ 66,812   $ 63,857
CAVE SPRINGS CORNERS          50,035   104,651   $ 75,780   $ 61,471
CASCADE EAST                  25,260    61,998   $100,438   $ 87,008
CREEKWOOD SHOPPING CENTER     59,668   124,488   $ 58,575   $ 62,558
--------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE                             % OF BASE     CUMULATIVE   CUMULATIVE %   CUMULATIVE    CUMULATIVE %
              LEASES        FEET      % OF GLA    BASE RENT     RENT       SQUARE FEET      OF GLA      BASE RENT     OF BASE RENT
YEAR         EXPIRING     EXPIRING    EXPIRING    EXPIRING    EXPIRING       EXPIRING      EXPIRING      EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP         190,208      6.0%             NAP     NAP           190,208       6.0%               NAP       NAP
2007 & MTM      15          47,298      1.5      $   972,181     3.3%          237,506       7.6%       $   972,181       3.3%
2008            83         245,675      7.8        3,678,913     12.6          483,181      15.4%       $ 4,651,094      16.0%
2009            55         295,624      9.4        3,061,605     10.5          778,805      24.8%       $ 7,712,699      26.5%
2010            66         327,490     10.4        3,695,562     12.7        1,106,295      35.2%       $11,408,261      39.2%
2011            53         575,016     18.3        4,253,147     14.6        1,681,311      53.5%       $15,661,409      53.8%
2012            34         133,429      4.2        1,921,103      6.6        1,814,740      57.7%       $17,582,512      60.4%
2013            14         185,079      5.9        1,653,325      5.7        1,999,819      63.6%       $19,235,837      66.1%
2014             5         142,326      4.5        1,208,646      4.2        2,142,145      68.1%       $20,444,483      70.2%
2015            14         139,699      4.4        1,191,167      4.1        2,281,844      72.6%       $21,635,650      74.3%
2016             6         294,789      9.4        2,034,549      7.0        2,576,633      81.9%       $23,670,199      81.3%
2017             6          73,933      2.4        1,051,741      3.6        2,650,566      84.3%       $24,721,939      84.9%
AFTER           13         494,163     15.7        4,394,533     15.1        3,144,729     100.0%       $29,116,472     100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:         364       3,144,729    100.0%     $29,116,472    100.0%
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the Centro -- New Plan Pool I portfolio appraisals, dated between March 8, 2007 and April 19, 2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisals.

                                      A-3-9

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                                     A-3-13

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--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

                       [4 PHOTOS OF GURNEE MILLS OMITTED]

                                     A-3-14

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):       $246,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $246,000,000
ANNEX NUMBER (% OF POOL BY IPB):     2 (9.7%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            Mall at Gurnee Mills, LLC
SPONSORS(2):                         Simon Property Group, Inc.,
                                     Farallon Capital Management L.L.C.
ORIGINATION DATE:                    06/20/07
INTEREST RATE:                       5.76700%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       07/01/17
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(84),O(10)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Hard
ADDITIONAL DEBT:                     $75,000,000
ADDITIONAL DEBT TYPE(3):             Pari Passu/Permitted Mezzanine
                                     Loan
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL     MONTHLY
                                     -------------------
TAXES:                                 $0          $0
INSURANCE:                             $0          $0
CAPEX:                                 $0          $0
OTHER:                                 $0          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE(4):                   1,558,930
LOCATION:                            Gurnee, IL
YEAR BUILT/RENOVATED:                1991
OCCUPANCY(5):                        97.5%
OCCUPANCY DATE:                      06/01/07
NUMBER OF TENANTS:                   203
HISTORICAL NOI:
  2005:                              $22,039,555
  2006:                              $22,870,161
AVERAGE IN-LINE BASE SALES/SF:       $322
UW REVENUES:                         $36,606,111
UW EXPENSES:                         $12,286,945
UW NOI(6):                           $24,319,166
UW NET CASH FLOW:                    $22,720,036
APPRAISED VALUE:                     $406,500,000
APPRAISAL DATE:                      05/10/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(7)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $206
CUT-OFF DATE LTV:                    79.0%
MATURITY DATE LTV:                   79.0%
UW DSCR(6):                          1.21x
--------------------------------------------------------------------------------

(1)   The $321,000,000 Gurnee Mills mortgage loan has been split into three pari passu A-Notes in the combined amount of $321,000,000 of which $246,000,000 will be included in this trust fund.

(2)   The Mills Limited Partnership has provided for a payment guaranty equal to the lesser of (i) $40,000,000 and (ii) $321,000,000 minus the trailing four quarters NOI divided by 1.36 divided by 0.05767, which may be reduced on a quarterly basis during the term of the Gurnee Mills mortgage loan beginning on December 31, 2007 under the terms and conditions set forth in the related mortgage loan documents. The Mills Limited Partnership payment guaranty terminates upon the earlier of (i) payment in full of the Gurnee
      Mills mortgage loan, (ii) defeasance pursuant to the terms of the related loan agreement or (iii) the adjusted guaranty amount is $0. There can be no assurance the guarantors will have the creditworthiness or the financial ability to make any payments under the foregoing guaranties.

(3)   The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 85.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.05x.

(4)   Total square footage for the Gurnee Mills totals approximately 1,809,736 square feet, of which approximately 1,558,930 square feet serves as collateral for the mortgage loan.

(5)   The average occupancy for the Gurnee Mills mortgaged property was 96.4%,
      97.1% and 96.4% for the years of 2004, 2005 and 2006, respectively.

(6)   The difference in the UW NOI and historical NOI is largely due to the inclusion of (i) scheduled rent increases through June 2008 in the approximate amount of $259,000 and (ii) 35 newly executed leases through
      2006 and 23 newly executed leases through 2007 with rent in the approximate aggregate amount of $899,000.

(7)   The Gurnee Mills financial information, particularly in the case of the loan-to-value ratios and debt service coverage ratios, includes the aggregate principal balance of the Gurnee Mills mortgage loan and the
      Gurnee Mills pari passu companion loan.

                                     A-3-15

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS

                                  RATINGS(1)                   % OF OWNED   ANNUAL BASE     BASE                    LEASE EXPIRATION
TENANT NAME                    MOODY'S/S&P/FITCH    TOTAL SF       SF           RENT      RENT PSF   SALES PSF(2)         YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
SEARS                             Ba1/BB+/BB         201,439     12.9%      $ 1,007,195   $  5.00        $147             2014
BASS PRO SHOPS OUTDOOR WORLD                         137,201      8.8           399,996   $  2.92        $279             2012
KOHL'S                              A3/A-/A          111,675      7.2           577,360   $  5.17        $242             2024
J.C. PENNEY                      Baa3/BBB-/BBB       105,248      6.8           620,963   $  5.90        $129             2009
                                                   ----------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                           555,563     35.7%      $ 2,605,514   $  4.69
TOP 10 TENANTS
MARCUS CINEMA(3)                                      88,707      NAP               NAP       NAP    Anchor Owned         2099
BURLINGTON COAT FACTORY(3)          B3/B/B-           82,320      NAP               NAP       NAP    Anchor Owned         2099
VALUE CITY(3)                                         79,779      NAP               NAP       NAP    Anchor Owned         2099
BED, BATH & BEYOND                 NR/BBB/NR          60,317      3.9%      $   416,000   $  6.90        $126             2011
MARSHALLS                           A3/A/NR           60,000      3.9           555,000   $  9.25        $117             2012
NICKEL AND DIMES INC/RINKSIDE                         55,970      3.6           479,999   $  8.58        $ 50             2016
THE SPORTS AUTHORITY, INC.          NR/B/NR           46,892      3.0           530,217   $ 11.31        $145             2013
T.J. MAXX                           A3/A/NR           40,000      2.6           310,000   $  7.75        $191             2009
CIRCUIT CITY                                          39,970      2.6           621,470   $ 15.55        $643             2017
OFF 5TH -- SAKS FIFTH AVENUE       B3/B+/B+           28,108      1.8           227,675   $  8.10        $187             2014
                                                   ----------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                           582,063     21.3%      $ 3,140,361   $  9.48
REMAINING INLINE SPACE                               633,717     40.4%      $15,497,897   $ 24.46
                                                   ----------------------------------------------
VACANT SQUARE FEET:                                   38,393      2.5%              NAP
TOTAL OWNED GLA:                                   1,558,930                $21,243,772
TOTAL CENTER GLA:                                  1,809,736
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   The annual sales per square foot numbers represent year-end 2006 sales data.

(3)   The tenants identified above are not part of the underlying collateral securing the Gurnee Mills mortgage loan.

                                     A-3-16

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

THE LOAN. The Gurnee Mills mortgage loan is secured by a first lien mortgage in a fee interest in a one-story, super-regional mall containing approximately
1,809,736 square feet (1,558,930 square feet is part of the underlying collateral) located in Gurnee, Illinois.

The $321,000,000 Gurnee Mills mortgage loan has been split into three pari passu
A-Notes with an aggregate outstanding principal balance as of the cut-off date of $321,000,000. Two of the pari passu notes with an aggregate outstanding principal balance as of the cut-off date of $246,000,00 are included in the trust fund, and the remaining pari passu A-Note with an aggregate outstanding principal balance as of the cut-off date of $75,000,000 is expected to be placed in a future securitization. The Gurnee Mills mortgage loan will be serviced under the pooling and servicing agreement relating to this trust fund.

THE BORROWER. The related borrower is Mall at Gurnee Mills, LLC, a Delaware limited liability company that is structured as a special purpose entity.

THE SPONSORS. The sponsors for the related mortgage loan are Simon Property
Group, Inc. ("Simon") and Farallon Capital Management L.L.C. ("Farallon"). Simon
(NYSE: "SPG"), an S&P 500 company, is one of the largest publicly-traded retail real estate companies in the United States with a total market capitalization of approximately $20 billion. Simon, headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate. Simon operates from five platforms: regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately 380 properties in the United States containing an aggregate of 258 million square feet of gross leaseable area in
North America, Europe and Asia. Simon also has an interest in 50 European shopping centers in France, Italy and Poland; six Premium Outlet centers in
Japan; and one Premium Outlet Center in both South Korea and Mexico.

Farallon was founded in March of 1986 by Thomas F. Steyer. The firm manages equity capital for institutions and high net worth individuals. Farallon's institutional investors are primarily college endowments and foundations.
Farallon employs approximately 120 people at its headquarters in San Francisco,
California and is a registered investment advisor with the United States
Securities and Exchange Commission.

THE PROPERTY. The mortgaged property is a one-story, super-regional mall containing approximately 1,809,736 square feet (1,558,930 square feet is part of the underlying collateral) situated on approximately 243 acres of land located in Gurnee, Illinois. The mortgaged property is located in the northeast quadrant of the Village of Gurnee, an outlying northern suburb of metropolitan Chicago.
Gurnee Mills is bounded to the south by Grand Avenue (Route 132), Hunt Club Road to the west, Stearns School Road to the north and Interstate 94 to the east. The mortgaged property's location is viewed as convenient not only to shoppers within Chicago, but also to customers from Milwaukee, Wisconsin. The City of
Gurnee is approximately 50 miles between Chicago, Illinois and Milwaukee,
Wisconsin. Other notable local landmarks include Interstate 94 located two blocks to the east of the mortgaged property and Six Flags Great America
Amusement Park located approximately one mile southeast of the mortgaged property.

Built in 1991, the mortgaged property is anchored by several nationally-recognized tenants, including Sears, Bass Pro Shops Outdoor World,
J.C. Penney, Kohl's, Marshalls, Bed Bath & Beyond, Burlington Coat Factory (not
part of underlying collateral), Off 5th -- Saks Fifth Avenue Outlet and Circuit
City. In addition, there are many other major and junior anchor tenants including H&M, Rainforest Cafe, T.J. Maxx, The Sports Authority, Inc.,
Abercrombie & Fitch, Nike Factory Store, The Gap Outlet Store and Banana
Republic Outlet Store. Although not part of the underlying collateral, another major attraction to Gurnee Mills is a movie theater located in the mall. The mortgaged property has 203 tenants and is 97.5% occupied. In-line tenants at
Gurnee Mills are paying an average rent of approximately $24.46 per square foot.
In 2006, over 23 million customers shopped at Gurnee Mills.

In addition, the Gurnee Mills mortgaged property is surrounded by freestanding stores including Chili's, Red Lobster, McDonald's and a Saturn dealership.
Another major draw to the immediate area near the mortgaged property is a Sam's
Club and Wal-Mart, which are located adjacent to the west of the mortgaged property. Further, the land uses in the immediate vicinity of Gurnee Mills represents a diverse mix consisting of commercial/retail businesses and a business park.

Gurnee Mills comparable in-line shop sales including tenants that were in occupancy for two years were reported to be $130 million in 2005 and $133 million in 2006. On a per square foot basis, in-line tenant sales were approximately $322 per square foot in 2006, which represented a 2.0% increase from 2005.

                                     A-3-17

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

Sears, Roebuck and Co. (NASDAQ: "SHLD") ("Sears") is one of the leading home appliance retailers in North America and is a retail sales leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Sears owns several key proprietary brands including Kenmore, Craftsman and DieHard, and a broad apparel offering including such well-known labels as Lands' End, Jaclyn
Smith and Joe Boxer, as well as the Apostrophe and Covington brands. Sears also offers Martha Stewart Everyday products, which are available exclusively in the
United States at Kmart and in Canada at Sears Canada. Sears is owned by Sears
Holdings Corporation, which is the publicly-traded parent of Kmart and Sears.
Sears Holding Corporation is the nation's fourth largest broadline retailer with over $50 billion in annual revenues and approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears occupies approximately 201,439 square feet, or approximately 12.9% of the net rentable area at the mortgaged property. Sears' lease is scheduled to expire in April of
2014.

Bass Pro Shops Outdoor World ("Bass Pro Shops") is a privately-held sporting goods and outdoor goods store headquartered in Springfield, Missouri. For year-end 2006, Bass Pro Shops was estimated to generate $1.9 billion in sales in over 43 large retail stores in the United States and one in Vaughan, Ontario,
Canada. Bass Pro Shops also owns and operates subsidiaries such as Tracker
Boats, Big Cedar Lodge and RedHead. Bass Pro Shops is known for a large selection of hunting, fishing and other outdoor gear. The tenant occupies approximately 137,201 square feet, or approximately 8.8% of the net rentable area at the mortgaged property and its lease is scheduled to expire in November of 2012.

Kohl's (NYSE: "KSS") operates family-oriented department stores in the United
States. Since the establishment of its first store in 1962, Kohl's now operates approximately 834 discount department stores in 46 states. Nearly a third of its stores are in the Midwest, where Kohl's continues to grow while rapidly expanding into other markets selling moderately priced name-brand and private-label apparel, shoes, accessories and housewares. Kohl's is publicly-traded on the New York Stock Exchange with a market capitalization of approximately $17.2 billion as of September 11, 2007. Kohl's occupies approximately 111,675 square feet, or approximately 7.2% of the net rentable area at the mortgaged property. Kohl's lease is scheduled to expire in February of 2024.

THE MARKET(1). The mortgaged property is located in Gurnee, Illinois, which is approximately 50 miles north of downtown Chicago, Illinois and approximately 52 miles south of downtown Milwaukee, Wisconsin. As of the end of 2006, the population and number of households for the mortgaged property's primary trade area (20 miles) was approximately 1,199,766 and 421,846, respectively. Further, as of the end of 2006, the average household income for the primary trade area was approximately $96,916, which compares very favorably to the average household income numbers for the State of Illinois of $71,106. The mortgaged property is located in the Chicago metropolitan statistical area ("MSA"), which has one of the highest median incomes of any MSA in the country and is the third most populous metro area in the nation behind New York and Los Angeles. In 2006, the average household income in the Chicago MSA was $60,000, which was 11.3% and
23.0% higher than both that of the Top 100 MSA's and United States, respectively. Lastly, approximately 30.0% of the Chicago MSA's population has a
Bachelor degree or better, and 24.1% of its households have an annual income of
$100,000 or higher.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates II, LLC, a Delaware limited liability company and an affiliate of the related borrower.

(1)   Certain information was obtained from the Gurnee Mills appraisal, dated
      May 10, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                               % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
              LEASES       FEET      % OF GLA     BASE RENT      RENT     SQUARE FEET       OF GLA      BASE RENT     OF BASE RENT
YEAR         EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP          38,393      2.5%            NAP       NAP         38,393         2.5%              NAP         NAP
2007 & MTM      21          59,229      3.8     $ 1,013,032       4.8%        97,622         6.3%      $ 1,013,032         4.8%
2008            39         152,580      9.8       3,201,285      15.1        250,202        16.0%      $ 4,214,316        19.8%
2009            20         219,862     14.1       2,417,313      11.4        470,064        30.2%      $ 6,631,629        31.2%
2010            22          86,525      5.6       2,291,490      10.8        556,589        35.7%      $ 8,923,118        42.0%
2011            24         126,860      8.1       2,422,628      11.4        683,449        43.8%      $11,345,746        53.4%
2012            15         224,237     14.4       1,888,943       8.9        907,686        58.2%      $13,234,688        62.3%
2013            10          48,280      3.1       1,004,468       4.7        955,966        61.3%      $14,239,156        67.0%
2014            15         273,310     17.5       2,553,689      12.0      1,229,276        78.9%      $16,792,845        79.0%
2015            11          28,691      1.8         750,818       3.5      1,257,967        80.7%      $17,543,663        82.6%
2016            12          91,224      5.9       1,499,982       7.1      1,349,191        86.5%      $19,043,645        89.6%
2017             5          52,071      3.3         954,531       4.5      1,401,262        89.9%      $19,998,176        94.1%
AFTER           30         157,668     10.1       1,245,596       5.9      1,558,930       100.0%      $21,243,772       100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:         224       1,558,930    100.0%    $21,243,772     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-18

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

              [MAP INDICATING THE LOCATION OF GURNEE MILLS OMITTED]

                                     A-3-19

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--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

                       [SITE PLAN OF GURNEE MILLS OMITTED]

                                     A-3-20

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-21

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

                     [4 PHOTOS OF NORTH HILLS MALL OMITTED]

                                     A-3-22

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--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $141,150,000
CUT-OFF DATE PRINCIPAL BALANCE:      $141,150,000
ANNEX NUMBER (% OF POOL BY IPB):     3 (5.6%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            NHM Owner-1, LLC
SPONSOR:                             John M. Kane
ORIGINATION DATE:                    06/26/07
INTEREST RATE:                       6.01300%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       07/01/17
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Cash Management Agreement
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE(1):             Permitted Mezzanine Debt
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL       MONTHLY
                                     ---------------------
TAXES:                               $440,688      $55,086
INSURANCE:                                 $0           $0
CAPEX:                                     $0           $0
TI/LC:                                $34,370           $0
OTHER(2):                            $435,000           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE:                      585,798
LOCATION:                            Raleigh, NC
YEAR BUILT/RENOVATED:                1960/2004
OCCUPANCY(3):                        100.0%
OCCUPANCY DATE:                      06/01/07
NUMBER OF TENANTS:                   79
HISTORICAL NOI:
  2005:                              $4,382,900
  2006:                              $8,494,677
AVERAGE IN-LINE SALES/SF:            $319
UW REVENUES:                         $13,181,624
UW EXPENSES:                         $2,700,828
UW NOI(4):                           $10,480,796
UW NET CASH FLOW:                    $10,293,340
APPRAISED VALUE:                     $188,000,000
APPRAISAL DATE:                      04/03/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $241
CUT-OFF DATE LTV:                    75.1%
MATURITY DATE LTV:                   75.1%
UW DSCR(4):                          1.20x
--------------------------------------------------------------------------------

(1)   The related borrower may have the one-time right to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio for the mortgaged property subject to the mortgage must not exceed 85.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.15x.

(2)   At the closing of the North Hills Mall mortgage loan, the related borrower deposited the cash sum of $435,000 for the leasing of vacant space.

(3)   Approximately 13,901 square feet (approximately 2.4% of the leaseable square feet) is leased under a master lease between John M. Kane and NHM
      Owner-1, LLC.

(4)   The difference in the UW NOI and historical NOI is largely due to the inclusion of (i) scheduled rent increases through December 2008 in the approximate amount of $439,000, (ii) five newly executed leases through
      2006 and three newly executed leases through 2007 with rent in the approximate aggregate amount of $828,000, (iv) increases in expense reimbursements by tenants by approximately $530,000 based on the additional retail leasing and (v) expense savings of approximately
      $200,000, which is largely attributed to a decrease in marketing, advertising and administrative expenses as the property stabilized.

                                     A-3-23

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS

                                                                                                                            LEASE
                                       RATINGS(1)                                   ANNUAL        BASE                    EXPIRATION
TENANT NAME                        MOODY'S/S&P/FITCH   TOTAL SF   % OF OWNED SF    BASE RENT    RENT PSF    SALES PSF        YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
J.C. PENNEY                         Baa3/BBB-/BBB      178,739        30.5%       $ 1,100,000   $  6.15        $142          2018
TARGET(2)                              A1/A+/A+        160,160         NAP                NAP       NAP    Anchor Owned      2040
REGAL ENTERTAINMENT GROUP             B2/BB-/B-         50,010         8.5            900,180   $ 18.00    $319,766(3)       2020
KENNEDY COVINGTON LOBDELL &
  HICKMAN, L.L.P.                                       38,926         6.6            879,338   $ 22.59                      2012
GOLD'S GYM                                              25,578         4.4            403,877   $ 15.79                      2014
REI                                                     25,500         4.4            510,000   $ 20.00                      2015
                                                       -------------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                             478,913        54.4%       $ 3,793,395   $  7.92
TOP 10 TENANTS
KANE REALTY CORPORATION                                 14,345        2.4%        $   316,164   $ 22.04                      2010
NORTH STATE BANK                                        12,000         2.0            324,605   $ 27.05                      2015
WACHOVIA BANK                        Aa3/AA-/AA-         9,821         1.7            155,412   $ 15.82                      2007
NORTH CAROLINA SYMPHONY (OFFICE)                         8,631         1.5            185,568   $ 21.50                      2010
TOTAL WINE & MORE                                        7,600         1.3            197,600   $ 26.00                      2015
FIREBIRDS ROCKY MOUNTAIN GRILL                           7,523         1.3            228,395   $ 30.36       $ 494          2015
FOX & HOUND PUB & GRILLE                                 7,430         1.3            185,750   $ 25.00       $ 320          2014
J.K.'S                                                   7,259         1.2            203,252   $ 28.00       $ 213          2015
FIRST RESEARCH, INC.                                     6,713         1.1            160,306   $ 23.88                      2009
OMEGA SPORTS                                             6,600         1.1            132,000   $ 20.00       $ 235          2010
                                                       -------------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                              87,922        14.9%       $ 2,089,052   $ 23.76
REMAINING INLINE SPACE                                 179,123        30.7%       $ 4,889,722   $ 27.30
                                                       -------------------------------------------------
VACANT SQUARE FEET(4):                                       0         0.0%               NAP
TOTAL OWNED GLA:                                       585,798                    $10,772,169
TOTAL CENTER GLA:                                      745,958
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Target is not part of the collateral securing the North Hills Mall mortgage loan.

(3)   The number presented is reflective of sales per screen.

(4)   Approximately 13,901 square feet is leased under a master lease between
      John M. Kane and NHM Owner-1, LLC.

                                     A-3-24

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

THE LOAN. The North Hills Mall mortgage loan is secured by a first lien mortgage, fee interest in an approximately 585,798 square foot regional lifestyle center located in Raleigh, North Carolina.

THE BORROWER. The borrower is NHM Owner-1, LLC, a North Carolina limited liability company structured as a special purpose entity.

THE SPONSOR. The loan sponsor is John M. Kane who is the Chairman and CEO of
Kane Realty Corporation, which controls the borrowing entity. Founded in 1978 by
Mr. Kane, Kane Realty Corporation focuses on retail development, management, leasing and brokerage services. Mr. Kane owns and operates over 872,675 square feet of office and retail space as well as one hotel and various residential units.

THE PROPERTY. The mortgaged property is a Class "A" regional lifestyle center containing approximately 585,798 square feet situated on approximately 30.46 acres of land in Raleigh, North Carolina. The North Hills Mall was built as a regional mall in 1960 and redeveloped into a lifestyle center in 2004 under John
Kane, who has repositioned the North Hills Mall and surrounding area into a $200 million "urban district" in north Raleigh. Upon completion, over 100 acres of land will be converted to a mixed-use area consisting of residential, office, retail, hotel and entertainment properties. The redevelopment of the old North
Hills Mall and the project's first phase of retail, hotel, two condominium properties, offices and a retirement community have been completed in the past three years.

The North Hills Mall is anchored by J.C. Penney (approximately 178,739 square feet), Regal Entertainment (approximately 50,010 square feet), Gold's Gym
(approximately 25,578 square feet) and REI (approximately 25,500 square feet).
Target is also an anchor tenant comprising approximately 160,160 square feet, but is not part of the collateral securing the North Hills Mall mortgage loan.
The office component of the mortgaged property is anchored by Kennedy Covington
Lobdell & Hickman, L.L.P., which comprises approximately 38,926 square feet. The mortgaged property is currently 100% leased by 79 tenants(1).

The North Hills Mall is accessible from Interstate 440 and Six Forks Road.
Interstate 440 is Raleigh's circumferential highway that connects with all major arterials in the area and also provides access to Raleigh-Durham International
Airport, located approximately 11 miles away from the mall. Also complementing the North Hills Mall is a 229-room Renaissance Hotel under construction that is anticipated to open in August 2008, a 297-unit mid-rise apartment building, and a recently completed 49-unit luxury condominium building.

PARTIAL RELEASE. Provided that no event of default exists under the related mortgage loan documents, after two years from the closing date of this securitization, two release parcels, the North State Bank Parcel and the
Wachovia Parcel, may be released from the lien of the mortgage, subject to the satisfaction of certain conditions, including, but not limited to: (i) the principal balance of the defeased note must equal 110% of the allocated loan amount of the individual parcel to be released and (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the mortgaged property subject to the lien of the mortgage (excluding the mortgaged property to be released) shall be no less than the greater of 1.20x
(on a projected 12 month basis) or (b) the DSCR for the mortgaged property
(including the mortgaged property to be released) as of the date immediately preceding the release of the two release parcels.

SIGNIFICANT TENANTS.

J.C. Penney (NYSE: "JCP") is operated by J.C. Penney Company, Inc. and is one of
America's leading retailers providing services to customers through department stores, catalog and the internet. J.C. Penney operates the largest general merchandise and catalog business in the country and employs over 155,000 people.
As of May 2007, J.C. Penney operated 1,035 stores throughout the United States and Puerto Rico, four internet/catalog fulfillment centers and three regional warehouses and posted 2006 revenues of approximately $19.9 billion. J.C. Penney occupies approximately 178,739 square feet, or approximately 30.5% of the mortgaged property's net rentable area. J.C. Penney's lease expires in 2018 with one, 5-year renewal option.

Regal Entertainment Group (NYSE: "RGC") ("Regal") operates more than 6,400 screens in 539 locations in 40 states and the District of Columbia through its theatre circuit comprised of subsidiaries including Regal Cinemas, United
Artists Theatres and Edwards Theatres. Regal primarily operates multi-screen theatres and has an average of 11.9 screens per location, which is well above the North American motion picture exhibition industry 2005 average of 6.2 screens per location. Regal develops, acquires and operates multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets throughout the U.S. Regal had revenues of $2.64 billion reported for the trailing twelve months. The theatre located at the mortgaged property includes 14 screens with stadium style and sloped floor seating. Regal occupies approximately 50,010 square feet, or approximately 8.5%
of the mortgaged property's net rentable area. Regal's lease expires in 2020 with three, 3-year renewal options.

Kennedy Covington Lobdell & Hickman, L.L.P. ("Kennedy Covington") is one of the
largest law firms in the Carolinas with offices in Raleigh, Columbia, Charlotte,
Research Triangle Park and Rock Hill. Founded in 1957, Kennedy Covington and its
200 employees counsel clients in various industries such as banking and finance, real estate, technology and manufacturing. Kennedy Covington occupies approximately 38,926 square feet, or approximately 6.6% of the mortgaged property's net rentable area. Kennedy Covington's lease expires in 2012 and the tenant has two, 5-year renewal options.

(1)   Approximately 13,901 square feet is leased under a master lease between
      John M. Kane and NHM Owner-1, LLC.

                                     A-3-25

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

THE MARKET(1). North Hills Mall is located in Raleigh, North Carolina in Wake
County. The mortgaged property is located in the Raleigh-Durham-Chapel Hill
Metropolitan Statistical Area ("MSA"), referred to as "The Triangle", and is part of the Central Raleigh submarket. Demographics for the market area show a
2006 population estimate of 8,274 within a 1-mile radius of the mortgaged property and an estimated average household income of $87,600. Within a 3-mile radius of the mortgaged property, there is an estimated 2006 population of
84,399 and average household income of $79,032. Within a 5-mile radius of the mortgaged property, the estimated 2006 population is 232,963 with an estimated average household income of $71,484.

The Triangle retail market contains over 40 million square feet with approximately 308 centers with vacancy rates of approximately 6.2% at the end of
2006. The Triangle retail vacancy rate has been trending downward since the end of 2005 when the rate was approximately 6.5%. The Central Raleigh submarket contains approximately 836,368 square feet of retail space and approximately 9 centers. Vacancy rates for the Triangle market at 2006 year-end was reported at
6.2% with average rents listed as $20.22 per square foot as compared to the
Central Raleigh submarket's occupancy rate of 2.5% with average rents listed at
$29.96 per square foot.

PROPERTY MANAGEMENT. The mortgaged property is managed by Kane Realty
Corporation, an affiliate of the borrower.

(1)   Certain information was obtained from the North Hills Mall appraisal, dated April 13, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                            % OF BASE    CUMULATIVE     CUMULATIVE %  CUMULATIVE     CUMULATIVE %
               LEASES       FEET     % OF GLA     BASE RENT     RENT      SQUARE FEET      OF GLA       BASE RENT     OF BASE RENT
YEAR          EXPIRING    EXPIRING   EXPIRING     EXPIRING    EXPIRING     EXPIRING       EXPIRING      EXPIRING        EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP             0       0.0%            NAP       NAP             0          0.0%              NAP         NAP
2007 & MTM        3        14,971       2.6     $   305,462       2.8%       14,971          2.6%      $   305,462         2.8%
2008              8        20,820       3.6         537,338       5.0        35,791          6.1%      $   842,800         7.8%
2009              9        22,457       3.8         602,309       5.6        58,248          9.9%      $ 1,445,109        13.4%
2010             28        85,902      14.7       2,229,339      20.7       144,150         24.6%      $ 3,674,448        34.1%
2011              5        13,880       2.4         336,995       3.1       158,030         27.0%      $ 4,011,443        37.2%
2012              5        50,801       8.7       1,155,425      10.7       208,831         35.6%      $ 5,166,868        48.0%
2013              0             0       0.0               0       0.0       208,831         35.6%      $ 5,166,868        48.0%
2014              6        46,532       7.9         969,315       9.0       255,363         43.6%      $ 6,136,183        57.0%
2015             12        90,569      15.5       2,347,597      21.8       345,932         59.1%      $ 8,483,780        78.8%
2016              1         2,829       0.5          76,383       0.7       348,761         59.5%      $ 8,560,163        79.5%
2017              2         8,288       1.4         211,826       2.0       357,049         61.0%      $ 8,771,989        81.4%
AFTER             2       228,749      39.0       2,000,180      18.6       585,798        100.0%      $10,772,169       100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:           81       585,798     100.0%    $10,772,169     100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-26

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

            [MAP INDICATING THE LOCATION OF NORTH HILLS MALL OMITTED]

                                     A-3-27

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

                     [SITE PLAN OF NORTH HILLS MALL OMITTED]

                                     A-3-28

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

                       [PHOTO OF NORTH HILLS MALL OMITTED]

                                     A-3-29

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

                    [4 PHOTOS OF SAWGRASS MILLS MALL OMITTED]

                                     A-3-30

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):       $139,411,765
CUT-OFF DATE PRINCIPAL BALANCE(1):   $139,411,765
ANNEX NUMBER (% OF POOL BY
   IPB):                             4 (5.5%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWERS:                           Sunrise Mills (MLP) Limited
                                     Partnership, Sawgrass Mills Phase
                                     II Limited Partnership, Sawgrass
                                     Mills Phase III Limited Partnership
SPONSORS(2):                         Simon Property Group, Inc. and
                                     Farallon Capital Management
                                     L.L.C.
ORIGINATION DATE:                    06/11/07
INTEREST RATE:                       5.82000%
INTEREST-ONLY PERIOD:                84 months
MATURITY DATE:                       07/01/14
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(51),O(7)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Cash Management Agreement
ADDITIONAL DEBT:                     $680,588,235/$30,000,000
ADDITIONAL DEBT TYPE(1):             Pari Passu/B-Note, Permitted
                                     Mezzanine Debt
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL        MONTHLY
                                                      --------------------------
TAXES:                                                    $0             $0
INSURANCE:                                                $0             $0
CAPEX:                                                    $0             $0
OTHER:                                                    $0             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE(3):                   1,991,491
LOCATION:                            Sunrise, FL
YEAR BUILT/RENOVATED:                1990/2006
OCCUPANCY(4):                        95.8%
OCCUPANCY DATE:                      05/01/07
NUMBER OF TENANTS:                   275
HISTORICAL NOI:
  2005:                              $42,589,188
  2006:                              $44,973,613
AVERAGE IN-LINE SALES/SF:            $585
UW REVENUES:                         $87,617,479
UW EXPENSES:                         $28,145,597
UW NOI(5):                           $59,471,882
UW NET CASH FLOW(5):                 $57,968,003
APPRAISED VALUE:                     $1,025,000,000
APPRAISAL DATE:                      05/04/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(6)
--------------------------------------------------------------------------------
                                           TRUST ASSET       TOTAL MORTGAGE LOAN
                                           -------------------------------------
CUT-OFF DATE LOAN/SF:                         $412                  $427
CUT-OFF DATE LTV:                             80.0%                 82.9%
MATURITY DATE LTV:                            80.0%                 82.9%
UW DSCR(5):                                   1.20x                 1.16x
--------------------------------------------------------------------------------

(1)   The $850,000,000 Sawgrass Mills Mall mortgage loan has been split into multiple pari passu A-Notes in the combined amount of $820,000,000,
      $139,411,765 of which will be included in the trust fund, and three
      B-Notes in the aggregate amount of $30,000,000. The borrower is permitted to secure future mezzanine debt provided certain terms and conditions are satisfied, including but not limited to: (i) the aggregate debt service coverage ratio is not less than 1.05x and (ii) the aggregate loan to value ratio does not exceed 85%.

(2)   The Mills Limited Partnership has provided for a payment guaranty in the maximum principal amount of $100,000,000, which may be reduced on a quarterly basis during the term of the Sawgrass Mills Mall mortgage loan beginning July 1, 2007 under the conditions set forth in the related mortgage loan documents. The Mills Limited Partnership payment guaranty terminates upon the earlier of (i) payment in full of the mortgage loan,
      (ii) defeasance pursuant to the terms of the loan agreement, or (iii) the adjusted guaranty amount is $0. There can be no assurance that the guarantors will have the creditworthiness or financial ability to make any payments due under the foregoing guaranties.

(3)   Total square footage for the Sawgrass Mills Mall totals approximately
      2,275,541 square feet, of which approximately 1,991,491 square feet serves as collateral for the mortgage loan.

(4)   According to the rent roll, dated May 1, 2007, approximately 38,741 square feet at the mortgaged property is scheduled to expire as of the related cut-off date. If all of the tenants failed to renew their leases as of the cut-off date, the occupancy at the mortgaged property would be 93.9%.

(5)   The increase in UW NOI and Net Cash Flow is attributed to the addition of the Colonnade section of the mortgaged property, as well as rent bumps through August 30, 2008 and executed leases that are in their build out phase or leases that are out for signature. Currently the mortgaged property is approximately 95.8% occupied. Underwritten percentage rent is mainly higher than 2006 figures because the 2006 figures only include a partial year of Colonnade tenant contribution.

(6)   The Sawgrass Mills Mall financial information, particularly in the case of the loan-to-value ratios and debt service coverage ratios, includes the aggregate principal balance of the Sawgrass Mills Mall mortgage loan and the Sawgrass Mills Mall pari passu companion loans, but does not include the aggregate principal balance of the Sawgrass Mills Mall subordinate companion loans unless specifically indicated.

                                     A-3-31

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS

                                                                               ANNUAL
                                  RATINGS(1)                      % OF          BASE        BASE                    LEASE EXPIRATION
TENANT NAME                    MOODY'S/S&P/FITCH    TOTAL SF    OWNED SF        RENT      RENT PSF    SALES PSF           YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
SUPER TARGET                        A1/A+/A+         152,560       NAP               NAP       NAP   Anchor Owned        2099
WANNADO CITY                                         113,567       5.7%       $1,794,359    $15.80       $51             2024
BURLINGTON COAT FACTORY            B3/B/CCC+         111,324       5.6           667,944     $6.00       $269            2008
J.C. PENNEY                      Baa3/BBB-/BBB       104,506       5.2           610,573     $5.84       $164            2009
REGAL CINEMA                       B2/BB-/B-          89,591       4.5         1,385,973    $15.47   $370,050(2)         2009
BED, BATH, & BEYOND                NR/BBB/NR          79,409       4.0           615,420     $7.75       $182            2009
BRANDSMART                                            77,527       3.9           455,436     $5.87      $1,292           2010
MARSHALLS                           A3/A/NR           77,340       3.9           716,588     $9.27       $386            2011
OUTLET MARKETPLACE                                    75,446       NAP               NAP       NAP   Anchor Owned        2099
                                                   -----------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE(3):                        881,270      32.8%       $6,246,292     $9.56

TOP 10 TENANTS
AMERICAN SIGNATURE FURNITURE                          53,768       NAP               NAP       NAP   Anchor Owned        2099
THE SPORTS AUTHORITY                NR/B/NR           47,662       2.4%         $607,691    $12.75       $300            2010
SAKS                                B3/B+/B+          45,633       2.3           505,756    $11.08       $376            2009
NEIMAN MARCUS                       B2/B+/B-          44,216       2.2           585,862    $13.25       $454            2016
T.J. MAXX                           A3/A/NR           37,948       1.9           363,980     $9.59       $209            2010
GAP OUTLET                        Ba1/BB+/BB+         28,152       1.4           534,888    $19.00       $868            2008
NORDSTROM RACK                     Baa1/A/A-          26,976       1.4           377,664    $14.00       $516            2013
NIKE FACTORY STORE                  A2/A+/NR          25,110       1.3           615,195    $24.50       $658            2011
BEALLS OUTLET STORES, INC.                            22,656       1.1           203,904     $9.00       $104            2012
RONJON SURF SHOP                                      22,539       1.1           508,254    $22.55       $252            2008
                                                   -----------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE(3):                        354,660      15.1%       $4,303,194    $14.30

REMAINING INLINE(3)                                  955,314      47.9%      $33,577,779    $35.67
                                                   -----------------------------------------------
VACANT SQUARE FEET:                                   84,297       4.2%              NAP
TOTAL OWNED GLA:                                   1,991,491                 $44,127,265
TOTAL CENTER GLA:                                  2,275,541
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Represents per screen sales of the 23 screen theatre.

(3)   With respect to the total square feet, the aggregate square footage is inclusive of the anchor owned square footage.

                                     A-3-32

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

THE LOAN. The Sawgrass Mills Mall mortgage loan is secured by a first lien mortgage fee interest in a 2,275,541 square foot regional mall, of which
1,991,491 serves as collateral for the mortgaged property, located in Sunrise,
Florida, approximately 10 miles west of downtown Fort Lauderdale.

The $850,000,000 Sawgrass Mills Mall mortgage loan has been split into multiple senior notes with the aggregate outstanding principal balance as of the cut-off date of $820,000,000 and three subordinate notes with an aggregate outstanding principal balance as of the cut-off date of $30,000,000. One of the senior notes in the outstanding principal balance as of the cut-off date of $139,411,765 is included in the trust fund, and the remaining senior notes in the aggregate outstanding principal balance as of the cut-off date of $680,588,235 are expected to be securitized, and in some cases have been, in unrelated transactions. The Sawgrass Mills Mall mortgage loan will be serviced under the pooling and servicing agreement relating to the JPMCC 2007-LDP12 transaction.

THE BORROWERS. The borrowers are Sunrise Mills Limited Partnership, Sawgrass
Mills Phase II Limited Partnership and Sawgrass Mills Phase III Limited
Partnership, each of which is a special purpose entity owned by SPG -- FCM
Ventures, LLC.

THE SPONSORS. The sponsors are Simon Property Group, Inc. ("Simon") and Farallon
Capital Management L.L.C. ("Farallon"). Simon (NYSE: "SPG"), an S&P 500 company, is one of the largest publicly-traded retail real estate companies in the United
States with a total market capitalization of approximately $20 billion. Simon, headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate.
Simon operates from five platforms: regional malls, Premium Outlet Centers, The
Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately
380 properties in the United States containing an aggregate of 258 million square feet of gross leaseable area in North America, Europe and Asia. Simon also has an interest in 50 European shopping centers in France, Italy and
Poland; six Premium Outlet centers in Japan; and one Premium Outlet center in both South Korea and Mexico.

Farallon was founded in March 1986 by Thomas F. Steyer. The firm manages equity capital for institutions and high net worth individuals. Farallon's institutional investors are primarily college endowments and foundations.
Farallon employs approximately 120 people in its headquarters in San Francisco,
California and is a registered investment advisor with the United States
Securities and Exchange Commission.

THE PROPERTY. The Sawgrass Mills Mall, one of the largest retail centers in
Florida, is a 2.3 million square foot, Class "A", single-story super regional mall located in Sunrise, Florida, approximately 10 miles west of downtown Ft.
Lauderdale. The mortgaged property features 24 anchor and major tenants, over
300 specialty retailers, as well as a variety of restaurants and entertainment venues. The mortgaged property was built in 1990 and was last renovated in 2006 with expansions in 1995, 1998 and 1999. The expansions included the construction of 2 additional sections to the mortgaged property, The Oasis in 1999 and The
Colonnade in 2006. The Sawgrass Mills Mall section contains a total of approximately 1.8 million square feet and includes anchor tenants such as Super
Target (not part of collateral), Outlet Marketplace (not part of collateral) and
American Signature Furniture (not part of collateral). The Oasis contains a total of approximately 319,664 square feet and includes Regal Cinema, Nordstrom
Rack and Polo Ralph Lauren Factory Store. The Colonnade, which opened in March
2006, contains a total of approximately 112,452 square feet and includes retailers such as Neiman Marcus, Barney's Outlet and Burberry in an open-air promenade with Mediterranean architecture, fountains, plazas, covered walkways and valet parking. The in-line tenant space in all 3 phases totals approximately
903,712 square feet inclusive of the food court and kiosks. The mortgaged property is currently 95.8%1 occupied with average in-line sales (for tenants occupying over 20,000 square feet) of $585.48 per square foot and an occupancy cost ratio of 11.9%.

The Sawgrass Mills Mall is situated on approximately 440 acres of land on the northwest quadrant of the intersections of West Sunrise Boulevard and Flamingo
Road. There is extensive frontage along the north side of West Sunrise Boulevard as well as the west side of Flamingo Road and the east side of Panther Parkway
(NW 136th Avenue). Access to Sawgrass Mills Mall is provided via I-75 with interchanges just north and south of the mortgaged property. Additionally,
Sawgrass Mills Mall is approximately one-half mile east of Sawgrass Expressway and 2.5 miles north of I-595, which are the major north/south and east/west arterials in the area. The Bank Atlantic Center, home of the Florida Panthers
NHL hockey team and also the site of numerous shows, concerts, and events throughout the year, is located just northwest of the mall directly across
Panther Parkway.

(1)   According to the rent roll, dated May 1, 2007, approximately 38,741 square feet at the mortgaged property is scheduled to expire as of the related cut-off date. If all of the tenants failed to renew their leases as of the cut-off date, the occupancy at the mortgaged property would be 93.9%.

                                     A-3-33

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

Wannado City. Wannado City occupies approximately 5.0% of the total leasable area and is operated by Wannado Entertainment. Wannado Entertainment created
America's first indoor role-playing theme park for children, recreating all the sites of a major city from the point of view of kids, with many real-play venues and hundreds of career possibilities. The location at Sawgrass Mills Mall is the first site for this concept and opened in 2004. Wannado Entertainment is part of
CIE Theme Parks. CIE Theme Parks is the division within Corporacion
Interamericana de Entretenimiento, S.A. de C.V. (CIE) charged with owning and operating entertainment parks throughout the world. With 10 parks in Latin
America and the U.S., CIE Theme Parks is considered a large global amusement park operator.

Burlington Coat Factory. Burlington Coat Factory occupies approximately 4.9% of the total leasable area and is operated by Burlington Coat Factory Warehouse
Corporation. The Burlington Coat Factory is a national department store retail chain that offers designer merchandise at discounted prices. As of July 2007,
Burlington Coat Factory operated 365 stores in 42 states nationwide. Burlington
Coat Factory is privately held by Bain Capital Partners, LLC. Net sales from continuing operations for the fiscal year ended June 2006 were $3.4 billion.

J.C. Penney. (NYSE: "JCP") J.C. Penney occupies approximately 4.6% of the total leasable area and is operated by J.C. Penney Company, Inc. J.C. Penney is one of the nation's largest department store, catalog and e-commerce retailers. As of
July 2007, J.C. Penney operated 1,035 department stores throughout the United
States and Puerto Rico and continues to operate 62 Renner department stores in
Brazil. J.C. Penney is publicly traded on the NYSE and reported fiscal year 2006 gross revenues of approximately $19.9 billion with net income of approximately
$1.2 billion.

THE MARKET(1). The Sawgrass Mills Mall is located in Broward County, within the
City of Sunrise, Florida. The mortgaged property lies within the Fort Lauderdale
Metropolitan Statistical Area ("MSA") and is the dominant regional mall in South
Florida. South Florida's annual population growth has consistently outpaced the
Top 100 and national averages. Between 1996 and 2006, the region experienced an annualized growth rate of 1.7% compared to the Top 100 annual average of 1.0%.
Miami-Dade County is the most populous among the South Florida counties followed by Broward and Palm Beach Counties. Since 1995, Broward and Palm Beach County
have outpaced Miami-Dade County in annualized population growth.

Sawgrass Mills Mall's retail trade area stretches across Florida. While the mall is able to draw customers from this large geographic area, it primarily attracts shoppers from all of South Florida, but it has also been very successful in drawing tourists. The neighborhood is primarily composed of single-family and multifamily residential developments, but also has significant commercial, institutional, light industrial and office uses. The population within a 1, 3 and 5-mile radius from the mall in 2006 was 7,753, 81,664 and 211,089 people, respectively. The average annual household income within a 1, 3 and 5-mile radius from the mall in 2006 was $80,540, $74,504 and $71,231, respectively.

The average in-line rent per square foot for the Sawgrass Mills Mall, Oasis and
Colonnade sections of the mortgaged property are $36.71, $31.21 and $36.58, respectively, with an average occupancy cost ratio of 11.9%. This compares to the average in-line rental rate for the market of $37.83 per square foot.
According to REIS, Inc. the average vacancy rate in the market was 5.0% as of the first quarter of 2007, reflecting a decrease from 5.2% as of year end 2006.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates II, LLC, an affiliate of the borrower.

(1)   Certain information was obtained from the Sawgrass Mills Mall appraisal, dated May 4, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-34

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

            NUMBER OF                                               % OF      CUMULATIVE    CUMULATIVE %  CUMULATIVE    CUMULATIVE %
             LEASES       SQUARE FEET   % OF GLA   BASE RENT     BASE RENT   SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
YEAR        EXPIRING       EXPIRING     EXPIRING   EXPIRING       EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP           84,297        4.2%           NAP       NAP          84,297         4.2%              NAP        NAP
2007 & MTM      22           59,430        3.0    $ 2,339,321       5.3%        143,727         7.2%      $ 2,339,321        5.3%
2008            29          252,184       12.7      4,888,067      11.1         395,911        19.9%      $ 7,227,388       16.4%
2009            33          416,540       20.9      6,857,146      15.5         812,451        40.8%      $14,084,533       31.9%
2010            36          313,240       15.7      5,823,639      13.2       1,125,691        56.5%      $19,908,173       45.1%
2011            43          226,301       11.4      5,835,080      13.2       1,351,992        67.9%      $25,743,253       58.3%
2012            24           92,185        4.6      2,722,523       6.2       1,444,177        72.5%      $28,465,775       64.5%
2013            21          109,860        5.5      3,147,277       7.1       1,554,037        78.0%      $31,613,053       71.6%
2014            16           36,421        1.8      1,490,902       3.4       1,590,458        79.9%      $33,103,955       75.0%
2015             8           33,353        1.7      1,183,270       2.7       1,623,811        81.5%      $34,287,225       77.7%
2016            35          153,540        7.7      4,092,092       9.3       1,777,351        89.2%      $38,379,317       87.0%
2017            16           52,732        2.6      2,236,737       5.1       1,830,083        91.9%      $40,616,053       92.0%
AFTER           14          161,408        8.1      3,511,212       8.0       1,991,491       100.0%      $44,127,265      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:         297        1,991,491      100.0%   $44,127,265     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-35

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

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                              SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

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                                     A-3-36

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

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                              SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

                   [SITE PLAN OF SAWGRASS MILLS MALL OMITTED]

                                     A-3-37

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

                   [4 PHOTOS OF COLONY VII PORTFOLIO OMITTED]

                                     A-3-38

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $107,323,000
CUT-OFF DATE PRINCIPAL BALANCE:      $107,323,000
ANNEX NUMBER (% OF POOL BY IPB):     5 (4.2%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWERS:                           CRP-2 Holdings DD, LLC,
                                     CRP-2 Holdings Scripps, LLC,
                                     CRP-2 Southpoint, LLC,
                                     CRP-2 Corporate Woods, LLC
SPONSOR:                             Colony Realty Partners, L.P.
ORIGINATION DATE:                    09/04/07
INTEREST RATE:                       6.06700%
INTEREST-ONLY PERIOD(1):             Various
MATURITY DATE(1):                    Various
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     Various
CROSS-COLLATERALIZATION:             Yes
LOCK BOX:                            Cash Management Agreement
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE(2,3):           Permitted Pari Passu Loan,
                                     Permitted Mezzanine Loan
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                    INITIAL     MONTHLY
                                                   -----------------------
TAXES:                                                 $0          $0
INSURANCE:                                             $0          $0
CAPEX:                                                 $0          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio
TITLE:                               Fee
PROPERTY TYPE:                       Various
SQUARE FOOTAGE:                      1,662,810
LOCATION:                            Various
YEAR BUILT/RENOVATED:                Various
OCCUPANCY:                           96.4%
OCCUPANCY DATE:                      Various
NUMBER OF TENANTS:                   101
HISTORICAL NOI(4):
  2005:                              $4,422,943
  2006:                              $7,668,788
UW REVENUES:                         $18,722,594
UW EXPENSES:                         $7,450,601
UW NOI(4):                           $11,271,993
UW NET CASH FLOW:                    $10,214,847
APPRAISED VALUE:                     $178,715,000
APPRAISAL DATES:                     Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $65
CUT-OFF DATE LTV:                    60.1%
MATURITY DATE LTV:                   60.1%
UW DSCR(4):                          1.55x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS

                                       RATINGS(5)                  % OF TOTAL
TENANT NAME                        MOODY'S/S&P/FITCH    TOTAL SF       SF      BASE RENT PSF    LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------------

WHIRLPOOL CORPORATION                Baa2/BBB/BBB        556,287      33.5%      $  3.07                2008
SUPERIOR EXHIBITS & DESIGN, INC.                          93,655       5.6%      $  3.77                2008
PURSUIT MARKETING, INC.                                   79,617       4.8%      $  3.80                2010
ALLSTATE INSURANCE COMPANY             A1/A+/A+           78,094       4.7%      $ 17.00                2009
QUALCOMM                                                  74,558       4.5%      $ 18.91                2010
---------------------------------------------------------------------------------------------------------------------

(1)   Please see the summary of loan terms on the next page for a complete description of the loan terms. The Colony VII mortgage loan consists of three, cross-collateralized notes maturing in October 2012, October 2013 and October 2014, respectively, all of which are governed by one loan agreement.

(2)   The related borrower will have the one-time right to secure pari passu debt upon the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio is less than or equal to 60% at the time the pari passu loan is originated and (ii) the debt service coverage ratio is greater than 1.54x.

(3)   The related borrower will have the one-time right to secure mezzanine debt upon the satisfaction of certain conditions including, but not limited to:
      (i) the loan-to-value ratio is less than or equal to 60% at the time the mezzanine loan is originated and (ii) the debt service coverage ratio is greater than 1.54x.

(4)   Historical net operating income for certain of the mortgaged properties was unavailable or incomplete as the mortgaged properties were acquisitions. The net operating income for 2006 does not include historical data for the 65 Corporate Woods Drive mortgaged property, the
      O'Hare Industrial 701 Lunt mortgaged property, the O'Hare Industrial 55
      East Howard mortgaged property, and the O'Hare Industrial 1525 Chase mortgaged property for which in the aggregate $2,318,248 was underwritten for the related mortgaged properties.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-39

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

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                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                           PROPERTY SUMMARY
------------------------------------------------------------------------------------------------------

                                       PROPERTY                             YEAR BUILT/       SQUARE
PROPERTY NAME                            TYPE      LOCATION                YEAR RENOVATED      FEET
------------------------------------------------------------------------------------------------------

FINANCIAL PLAZA                       Office       Overland Park, KS            1985           291,967
SCRIPPS WATERBRIDGE                   Office       San Diego, CA                1991           124,290
DRY CREEK CORPORATE CENTER II & III   Office       Englewood, CO                2000           185,957
65 CORPORATE WOODS DRIVE              Industrial   Bridgeton, MO              1992/2003        556,287
550 NORTH CONTINENTAL                 Office       El Segundo, CA             1986/2006         97,257
3000 SOUTHPOINT                       Industrial   Forest Park, GA              2000           203,280
O'HARE INDUSTRIAL 701 LUNT            Industrial   Elk Grove Village, IL        1970            93,655
O'HARE INDUSTRIAL 55 EAST HOWARD      Industrial   Des Plaines, IL            1970/2005         79,617
O'HARE INDUSTRIAL 1525 CHASE          Industrial   Elk Grove Village, IL      1971/2004         30,500
------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                      1,662,810
------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                                                       % GLA
                                                                                              -----------------------
PROPERTY NAME                           OCCUPANCY  LEAD TENANTS                                PROPERTY    PORTFOLIO
---------------------------------------------------------------------------------------------------------------------

FINANCIAL PLAZA                            86.6%   AccessMed                                       5.1%        0.9%
SCRIPPS WATERBRIDGE                       100.0%   Qualcomm                                       60.0%        4.5%
DRY CREEK CORPORATE CENTER II & III        90.8%   Allstate Insurance Company                     42.0%        4.7%
65 CORPORATE WOODS DRIVE                  100.0%   Whirlpool Corporation                         100.0%       33.5%
550 NORTH CONTINENTAL                      95.6%   Time Warner Cable                              76.6%        4.5%
3000 SOUTHPOINT                           100.0%   Atlantic Southeast Airlines                    31.4%        3.8%
O'HARE INDUSTRIAL 701 LUNT                100.0%   Superior Exhibits & Design, Inc.              100.0%        5.6%
O'HARE INDUSTRIAL 55 EAST HOWARD          100.0%   Pursuit Marketing, Inc.                       100.0%        4.8%
O'HARE INDUSTRIAL 1525 CHASE              100.0%   BFI Waste Systems of North America, Inc.      100.0%        1.8%
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    96.4%
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                    SUMMARY OF LOAN TERMS

PROPERTY NAME                            INTEREST RATE      AMORTIZATION TYPE         TERM
----------------------------------------------------------------------------------------------

DRY CREEK CORPORATE CENTER II & IIII        6.06700%          Interest-only         60 months
65 CORPORATE WOODS DRIVE                    6.06700%          Interest-only         60 months
550 NORTH CONTINENTAL                       6.06700%          Interest-only         60 months
3000 SOUTHPOINT                             6.06700%          Interest-only         60 months
----------------------------------------------------------------------------------------------
FINANCIAL PLAZA                             6.06700%          Interest-only         72 months
----------------------------------------------------------------------------------------------
SCRIPPS WATERBRIDGE                         6.06700%          Interest-only         84 months
O'HARE INDUSTRIAL 701 LUNT                  6.06700%          Interest-only         84 months
O'HARE INDUSTRIAL 55 EAST HOWARD            6.06700%          Interest-only         84 months
O'HARE INDUSTRIAL 1525 CHASE                6.06700%          Interest-only         84 months
----------------------------------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
PROPERTY NAME                          MATURITY DATE      CALL PROTECTION      ALLOCATED LOAN AMOUNT
----------------------------------------------------------------------------------------------------

DRY CREEK CORPORATE CENTER II & IIII      10/01/12       L(23),Def(33),O(4)        $ 17,166,000
65 CORPORATE WOODS DRIVE                  10/01/12       L(23),Def(33),O(4)          14,050,000
550 NORTH CONTINENTAL                     10/01/12       L(23),Def(33),O(4)          12,741,000
3000 SOUTHPOINT                           10/01/12       L(23),Def(33),O(4)           6,960,000
----------------------------------------------------------------------------------------------------
FINANCIAL PLAZA                           10/01/13       L(23),Def(45),O(4)          27,330,000
----------------------------------------------------------------------------------------------------
SCRIPPS WATERBRIDGE                       10/01/14       L(23),Def(57),O(4)          22,800,000
O'HARE INDUSTRIAL 701 LUNT                10/01/14       L(23),Def(57),O(4)           2,820,000
O'HARE INDUSTRIAL 55 EAST HOWARD          10/01/14       L(23),Def(57),O(4)           2,340,000
O'HARE INDUSTRIAL 1525 CHASE              10/01/14       L(23),Def(57),O(4)           1,116,000
----------------------------------------------------------------------------------------------------
TOTAL:                                                                             $107,323,000
----------------------------------------------------------------------------------------------------

                                     A-3-40

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Colony VII Portfolio mortgage loan is secured by a first lien, fee interest in five industrial properties and four office properties located across six states: Kansas, California, Missouri, Georgia, Colorado and Illinois. The
mortgage loan is governed by a single loan agreement which covers three groups of mortgaged assets and represents nine properties and 14 buildings. Each of the three groups of mortgaged assets collateralizes one of three notes with varying maturity dates as described in the preceding chart.

THE BORROWERS. The borrowing entities for the Colony VII Portfolio are CRP-2
Holdings DD, LLC, CRP-2 Holdings Scripps, LLC, CRP-2 Southpoint, LLC and CRP-2
Corporate Woods, LLC, which are structured as special purpose entities.

THE SPONSOR. The sponsor is Colony Realty Partners, L.P. ("Colony"). Colony is
an investment vehicle focused on creating a diversified real estate portfolio that focuses on small- to medium-sized office, industrial, multifamily and retail properties within major markets in the United States. Colony has successfully raised in excess of $4 billion of equity capital through fourteen investment partnerships from institutions representing private and public pension funds, endowments, trusts, insurance companies and high net worth individuals.

THE PROPERTIES. The Colony VII Portfolio consists of 9 groups of mortgaged assets comprising five industrial properties (containing approximately 963,339 square feet) and four office properties (consisting of approximately 699,471 square feet). The mortgaged properties have an average occupancy of approximately 96.4% and a range of rental rates of $3.07 to $4.52 per square foot for the industrial properties and $17.00 to $21.86 per square foot for the office properties.

RELEASE. Provided that no event of default exists under the related mortgage loan documents, after the defeasance lockout date, individual Colony VII
Portfolio mortgaged properties may be released from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to: (i)
prepayment of an amount equal to 105% of the allocated loan amount of the individual property to be released, plus applicable yield maintenance premiums and (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the individual property for the properties then subject to the mortgage must be equal to or greater than the greater of (x)
1.54x and (y) the DSCR of all the then remaining properties (including the individual mortgaged property to be released).

SUBSTITUTION. The related borrower is permitted to substitute like properties and letters of credit for individual Colony VII Portfolio mortgaged properties
(not more than 50% of the original principal balance over the course of the term of the Colony VII Portfolio mortgage loan) during the term of the loan subject to certain terms. In connection with substitution of like properties, such substitution is subject to conditions including, but not limited to: (i) the appraised value of the substitute property is equal to or greater than the appraised value of the substituted property as of the date immediately prior to the substitution; (ii) the DSCR with respect to the properties subject to the mortgage after the substitution will be equal to or greater than the DSCR immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution; and (iii) the net operating income for the substitute property is greater than the net operating income for the substituted property. In the event that the substituted property has an allocated loan amount of between $10,000,000 and $20,000,000, the borrower may substitute two substitute properties. In connection with the substitution of letters of credit, such substitution is subject to conditions including, but not limited to: (i) the face amount of the letter of credit must equal or exceed
105% of the allocated loan amount of the substituted property; (ii) the DSCR with respect to the properties subject to the mortgage after the substitution
(without attributing any value to the letters of credit) shall be equal to or greater than (x) 1.54x and (y) the DSCR immediately preceding the substitution with respect to the properties subject to the mortgage; and (iii) the loan to value ratio as of the date of substitution (excluding the appraised value of the substituted property and without attributing any value to the letter of credit)
does not exceed 100%.

FINANCIAL PLAZA

The Financial Plaza mortgaged property is an approximately 291,967 square foot
Class "A" office development located in Overland Park, Kansas. Developed in
1985, Financial Plaza is comprised of four buildings situated on an approximately 20-acre site at the intersection of College Boulevard and Highway
169, which is less than one-half mile south of Interstate 435, the outer loop serving Kansas City. The mortgaged property is 86.6% occupied and the top three tenants for the four buildings are AccessMed (approximately 14,963 square feet with its lease expiring in January of 2012), Spencer Reed Group, Inc.
(approximately 12,710 square feet with its lease expiring in August 2010) and
Liberty Mutual Insurance (approximately 11,691 square feet with its lease expiring in December 2009 (Liberty Mutual has one, five-year extension option)).

SCRIPPS WATERBRIDGE

The Scripps Waterbridge mortgaged property is comprised of two Class "A" office buildings built in 1991 located in San Diego, California. The mortgaged property contains approximately 124,290 square feet and is situated on approximately 4.26 acres of land. The mortgaged property's parking lot features 463 parking spaces.
One office building, 6965 Lusk Boulevard, is 100% occupied by Qualcomm under a lease for approximately 74,558 square feet that is scheduled to expire in August of 2010. The other office building, 6925 Lusk Boulevard, is 100% occupied by New
Cingular Wireless PCS, LLC (approximately 25,712 square feet with its lease expiring in February of 2012) and the University of California at San Diego
(approximately 24,020 square feet with its lease expiring in May of 2011).

                                     A-3-41

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

DRY CREEK CORPORATE CENTER II & III

The Dry Creek Corporate Center II & III mortgaged properties are two Class "A"
office buildings located in Englewood, Colorado. The mortgaged properties were built in 2000 and 2001 and are situated on approximately 14.3 acres of land. The two office buildings are located in close proximity to the Denver Technological
Center, Centennial Airport, the Inverness Golf Course, Interstate 25, a new
light rail station and various retail amenities. The related office buildings have a combined occupancy of 90.8% and a combined square footage of approximately 185,957 square feet. The Dry Creek Corporate Center II mortgaged property is approximately 93,601 square feet and 97.0% occupied by seven tenants with the largest tenant being Radiology Imaging Association (approximately
32,791 square feet with its lease expiring in May of 2013). Dry Creek III is a three-story building with approximately 92,356 square feet and is 84.6% occupied by Allstate Insurance Company (approximately 78,094 square feet with its lease expiring in September of 2009).

65 CORPORATE WOODS DRIVE

The 65 Corporate Woods Drive mortgaged property is an approximately 556,287 square foot, Class "B" industrial warehouse located in Bridgeton, Missouri. The mortgaged property was built in 1992 and recently renovated in 2003 and features
36 foot clear heights and 57 overhead dock doors. The warehouse also features
157 trailer parking spaces and has excellent access located a few miles from both Interstate 370 and Interstate 270. The related building is occupied by a single tenant, Whirlpool Corporation, which has occupied the mortgaged property since 1992. Whirlpool Corporation pays $3.07 per square foot on a lease expiring in November of 2008. Whirlpool Corporation has the option to extend the term of the existing lease for one, five-year period.

550 NORTH CONTINENTAL

The 550 North Continental mortgaged property is a Class "A-" suburban office building containing approximately 97,257 square feet situated on approximately
4.63 acres of land in El Segundo, California. The mortgaged property was built in 1986 and was recently renovated in 2006. Recent renovations include improvements to the common area, lobby renovations, a new roof and HVAC replacement. The mortgaged property is part of the "Superblock", a 90-acre master planned commercial district bounded by Sepulveda Boulevard on the west,
Mariposa Avenue on the north, Douglas Street on the east and El Segundo
Boulevard on the south. The office building is 95.6% leased by seven tenants.
The largest tenant at the mortgaged property is Time Warner Cable, which occupies approximately 74,529 square feet under a lease that expires in August of 2015.

3000 SOUTHPOINT

The 3000 SouthPoint mortgaged property is an approximately 203,280 square foot,
Class "A" industrial warehouse located in Forest Park, Georgia. The mortgaged property was built in 2000 and features 26 foot clear heights with 39 dock doors and 3 overhead doors. The warehouse is located within Southpoint Industrial
Park, which is located less than one-half mile from Atlanta's perimeter interstate (Interstate 285) and two miles from Atlanta's Hartsfield-Jackson
International Airport. The 3000 SouthPoint mortgaged property is 100.0% occupied by three tenants, including Atlantic Southeast Airlines (approximately 63,800 square feet expiring in June of 2010), TNT Parts (approximately 60,000 square feet expiring in June of 2013) and Delta Airlines (approximately 45,600 square feet expiring in January of 2009).

O'HARE INDUSTRIAL 701 LUNT

The O'Hare Industrial 701 Lunt mortgaged property is an approximately 93,655 square foot warehouse located in Elk Grove Village, Illinois. The warehouse facility was constructed in 1970 and features 8 overhead dock doors and 18 to 22 foot ceiling heights and is situated on approximately 3.01 acres. The mortgaged property is 100% leased to Superior Exhibits & Design, Inc. ("Superior") and serves as their corporate headquarters. Superior has been in occupancy since
1997; it pays $3.77 per square foot in rent and its lease expires in May of
2008. Lastly, the warehouse facility has railroad access with a dedicated spur to the rear of the mortgaged facility.

O'HARE INDUSTRIAL 55 EAST HOWARD

The O'Hare Industrial 55 East Howard mortgaged property is an approximately
79,617 square foot, Class "B" industrial warehouse located in Des Plaines,
Illinois. The warehouse was constructed in 1970 and renovated in 2005 and features 6 interior dock overhead doors depressed at truck level and 20 foot ceiling heights and is situated on approximately 3.43 acres. The mortgaged property is 100% occupied by Pursuit Marketing, Inc., a paintball equipment warehouse and distribution center. Pursuit Marketing, Inc. has been in occupancy at the warehouse since 2001; it pays $3.73 per square foot and its lease is scheduled to expire in April of 2010. Lastly, the warehouse is located within close proximity to Interstate 90 and less than one mile from O'Hare
International Airport in Chicago.

                                     A-3-42

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

O'HARE INDUSTRIAL 1525 CHASE

The O'Hare Industrial 1525 Chase mortgaged property is an approximately 30,500 square foot, Class "B" industrial warehouse located in Elk Grove Village,
Illinois. The mortgaged property was built in 1971 and renovated in 2004 and features four overhead exterior docks and three drive-in doors and 32 foot ceiling heights and is situated on approximately 2.35 acres. The O'Hare
Industrial 1525 Chase mortgaged property is located less than 3 miles from
O'Hare International Airport and is less than 1.5 miles south of the Interstate
90 tollway. The warehouse facility is 100% occupied by BFI Waste Systems of
North America, Inc. The tenant has been in occupancy since 1996; it pays $4.52 per square foot in rent and its lease expires in January of 2011.

THE MARKET(1). The Colony VII Portfolio contains 9 individual mortgaged properties (including 14 buildings) located within seven regional markets. Three of the mortgaged properties are concentrated within the Chicago industrial and office markets, and the remaining mortgaged properties are located within six other markets spread across five other states. Three of the mortgaged properties within the Chicago market comprise approximately 203,772 square feet, or approximately 12.3% of the portfolio's net rentable area. Each mortgaged property and its respective market are summarized in the following table.

-----------------------------------------------------------------------------------------------------------------------
                                                    MARKET SUMMARY(1)

                                                                             OCCUPANCY                RENT PSF
                                                                          ------------------    -----------------------
                                                                SINGLE
PROPERTY NAME                         LOCATION                  TENANT    PROPERTY    MARKET    PROPERTY     MARKET
-----------------------------------------------------------------------------------------------------------------------

FINANCIAL PLAZA                       Overland Park, KS           No        86.6%      84.1%    $ 21.30   $     19.47
SCRIPPS WATERBRIDGE                   San Diego, CA               No       100.0%      91.6%    $ 19.39   $     27.60(2)
DRY CREEK CORPORATE CENTER II & III   Englewood, CO               No        90.8%      87.6%    $ 17.00   $     18.77
65 CORPORATE WOODS DRIVE              Bridgeton, MO              Yes       100.0%      92.6%    $  3.07   $      3.25
550 NORTH CONTINENTAL                 El Segundo, CA              No        95.6%      86.8%    $ 21.86   $     26.40(2)
3000 SOUTHPOINT                       Forest Park, GA             No       100.0%      82.2%    $  3.42   $3.00-$4.00
O'HARE INDUSTRIAL 701 LUNT            Elk Grove Village, IL      Yes       100.0%      93.0%    $  3.77   $3.75-$6.25
O'HARE INDUSTRIAL 55 EAST HOWARD      Des Plaines, IL            Yes       100.0%      93.0%    $  3.73   $3.75-$6.25
O'HARE INDUSTRIAL 1525 CHASE          Elk Grove Village, IL      Yes       100.0%      93.0%    $  4.52   $3.75-$6.25
-----------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the Financial Plaza property appraisal, dated April 30, 2007, the Scripps Waterbridge property appraisal, dated September 12, 2007, the Dry Creek Corporate Center II &
      III property appraisal, dated April 4, 2007, the 65 Corporate Woods Drive property appraisal, dated March 20, 2007, the 550 North Continental property appraisal, dated May 2, 2007, the 3000 SouthPoint property appraisal, dated April 30, 2007, the O'Hare Industrial 701 Lunt property appraisal, dated April 18, 2007, the O'Hare Industrial 55 East Howard property appraisal, dated April 18, 2007 and the O'Hare Industrial 1525
      Chase property appraisal, dated April 18, 2007. The related appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisals.

(2)   The market rent per square foot numbers are presented on an annualized basis.

                                     A-3-43

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The mortgaged properties are managed by six separate management companies as detailed below.

The Financial Plaza mortgaged property and the 65 Corporate Woods Drive mortgaged properties are managed by Block & Company, Inc., Realtors ("Block").
Since opening its doors in 1940, Block has evolved into one of the Midwest's leading full-service real estate organizations. Block has been ranked as the largest commercial real estate company in the Kansas City area by the Business
Journal for the past two years and has enjoyed national exposure with transactions now spanning 187 cities in 35 states. In 2006, Block's management portfolio reached 19 million square feet and has completed over $309 million in investment sales.

The Scripps Waterbridge mortgaged property is managed by Trammell Crow Services,
Inc. ("Trammell Crow"), a Delaware corporation. As of September 30, 2006,
Trammell Crow had over $5 billion of development and new investments in process and nearly $3 billion of additional projects in the pipeline. An independently operated subsidiary of CB Richard Ellis, Trammell Crow employs over 20,000 professionals in 28 major cities.

The 550 North Continental mortgaged property is managed by Cushman & Wakefield of California, Inc. ("Cushman"). Cushman is one of the world's largest privately held real estate companies. Currently, Cushman has 11,000 worldwide employees and 192 offices in 58 countries around the world.

The 3000 SouthPoint mortgaged property is managed by Seefried Industrial
Properties, Inc. ("Seefried"). Seefried leases and manages nearly 11 million square feet for its foreign and institutional clients and is currently developing in excess of 3.5 million square feet of industrial product.

The Dry Creek Corporate Center II & III mortgaged property is managed by Lincoln
Property Company Commercial, Inc. ("Lincoln"). Today, Lincoln is one of the most respected and diversified property management firms in the United States, employing thousands of experienced, dedicated people who serve a growing client base that reaches coast-to-coast, as well as into Mexico and Europe.

The mortgaged properties in the Chicago market, O'Hare Industrial 701 Lunt,
O'Hare Industrial 55 East Howard and O'Hare Industrial 1525 Chase, are managed by Colliers International Real Estate Management Services LLC ("Colliers"). At
the end of 2006, Colliers had 267 offices, over $1.6 billion in revenue and approximately 672,945,918 square feet under management. Lastly, Colliers employs approximately 10,092 professionals and 3,823 active agents/brokers in 57 countries on six continents.

                                     A-3-44

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

                      [MAP OF COLONY VII PORTFOLIO OMITTED]

                                     A-3-45

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

          [4 PHOTOS OF USFS INDUSTRIAL DISTRIBUTION PORTFOLIO OMITTED]

                                     A-3-46

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):       $67,709,413
CUT-OFF DATE PRINCIPAL BALANCE(1):   $67,709,413
ANNEX NUMBER (% OF POOL BY
   IPB):                             6 (2.7%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            USF PropCo I, LLC
SPONSORS:                            Kohlberg Kravis Roberts & Co. L.P.
                                     and Clayton, Dubilier & Rice, Inc.
ORIGINATION DATE:                    07/03/07
INTEREST RATE:                       6.38300%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       08/01/17
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     Grtr3%orYM(24),Def(88),O(7)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Hard
ADDITIONAL DEBT:                     $404,681,837
ADDITIONAL DEBT TYPE:                Pari Passu
LOAN PURPOSE:                        Acquisition
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                     ESCROWS
-------------------------------------------------------------------------------
ESCROWS/RESERVES:                                 INITIAL      MONTHLY
                                                ------------------------
TAXES:                                                  $0          $0
INSURANCE:                                              $0          $0
CAPEX:                                                  $0          $0
OTHER(2):                                       $6,938,963          $0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio
TITLE:                               Fee
PROPERTY TYPE:                       Various
SQUARE FOOTAGE(3):                   9,042,097
LOCATION:                            Various
YEAR BUILT/RENOVATED:                Various
OCCUPANCY:                           100.0%
OCCUPANCY DATE:                      09/01/07
NUMBER OF TENANTS(4):                1
HISTORICAL NOI(5):                   N/A
UW REVENUES:                         $52,536,306
UW EXPENSES:                         $1,576,089
UW NOI:                              $50,960,217
UW NET CASH FLOW:                    $49,030,304
APPRAISED VALUE(3):                  $629,855,000
APPRAISAL DATE(3,6):                 Various
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(7)
-------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $52
CUT-OFF DATE LTV(3):                 75.0%
MATURITY DATE LTV(3):                75.0%
UW DSCR:                             1.60x
-------------------------------------------------------------------------------

(1)   The USFS Industrial Distribution Portfolio mortgage loan in the amount of
      $472,391,250 has been split into six pari passu notes, of which only the pari passu A-4 Note in the amount of $67,709,413 will be included in the trust fund. The pari passu A-1 Note in the amount of $89,754,335 was securitized in the COMM 2007-C9 transaction, the pari passu A-2 Note in the amount of $89,754,338 is currently owned by Citigroup Global Markets
      Realty Corp., the pari passu A-3 Note in the amount of $67,709,413 is currently owned by Goldman Sachs Mortgage Company, the pari passu A-5 Note in the amount of $89,754,338 is currently owned by Morgan Stanley Mortgage
      Capital Holdings LLC and the pari passu A-6 Note in the amount of
      $67,709,413 is currently owned by German American Capital Corporation.
      Certain of the above referenced pari passu notes may have been recently or may in the future be securitized in other transactions.

(2)   At closing, the related borrower deposited $2,556,875 (which represents
      125% of the estimate of the related costs) to cover environmental testing and possible remediation recommended by the environmental engineer with respect to various mortgaged properties that were not completed on the origination date. Further, on or before the first payment date, the related borrower was required to deposit reserves equal to one month of base rent ($4,382,088) under the U.S. Foodservice master lease.

(3)   Construction for the expansion of the following mortgaged properties is currently in various stages of completion: 1685 West Cheyenne Avenue
      (North Las Vegas, NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy
      39 (Zebulon, NC), 950 South Shiloh Road & 1992 Forest Lane). Square
      footage figures for each of the above mortgaged properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion space within the portfolio provides additional collateral for the mortgage loan, appraised value and loan-to-value statistics do not attribute any value to any expansion space planned, currently in progress or near completion.

(4)   Each of the mortgaged properties is leased back by the borrower, as landlord, to U.S. Foodservice, Inc., as tenant, under an absolute triple-net 20-year unitary master lease. See "The Tenant" and "The Lease"
      herein for additional information.

(5)   There is no historical data available because the mortgaged properties were owner occupied prior to the acquisition.

(6)   Appraisal dates range from May 21, 2007 through May 30, 2007.

(7)   With respect to the USFS Industrial Distribution Portfolio mortgage loan financial information, particularly in the case of the loan-to-value ratios and debt service coverage ratios, such calculations include the aggregate principal balance of the USFS Industrial Distribution Portfolio mortgage loan and the accompanying USFS Industrial Distribution Portfolio pari passu companion loans.

                                     A-3-47

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                              USFS INDUSTRIAL DISTRIBUTION PORTFOLIO SUMMARY

                                                                                ALLOCATED
                                                                                 CUT-OFF      ALLOCATED
                                                                                   DATE        CUT-OFF
                                                                                WHOLE LOAN       DATE
                                                                                 BALANCE      WHOLE LOAN
PROPERTY NAME                    LOCATION              MSA                     PER SQ. FT.     BALANCE
---------------------------------------------------------------------------------------------------------

15155 Northam Street             La Mirada, CA         Los Angeles                 $104      $ 45,375,000
120 Longs Pond Road              Lexington, SC         Columbia                    $ 55        27,750,000
7004 East Hanna Avenue           Tampa, FL             Tampa                       $ 70        23,700,000
1685 West Cheyenne Avenue        North Las Vegas, NV   Las Vegas                   $ 76        23,250,000
7801 Statesville Road            Charlotte, NC         Charlotte                   $ 53        22,672,500
300 Lawrence Drive               Livermore, CA         San Francisco               $ 65        21,525,000
4650 West Buckeye Road           Phoenix, AZ           Phoenix-Mesa                $ 66        20,865,000
8024 Telegraph Road              Severn, MD            Baltimore                   $ 57        19,800,000
10211 North I-35 Service Road    Oklahoma City, OK     Oklahoma City               $ 61        19,575,000
7598 NW 6th Avenue               Boca Raton, FL        Fort Lauderdale             $109        18,750,000
11994 Livingston Road            Manassas, VA          Washington, DC              $ 62        17,925,000
1500 NC Hwy 39                   Zebulon, NC           Atlanta                     $ 43        16,762,500
28001 Napier Road                Wixom, MI             Detroit                     $ 47        13,500,000
11955 East Peakview Avenue       Centennial, CO        Denver                      $ 34        12,825,000
12301 Cumberland Road            Fishers, IN           Indianapolis                $ 54        12,375,000
1899 North U.S. Hwy 1            Ormand Beach, FL      Daytona Beach               $ 58        11,625,000
222 Otrobando Ave.               Norwich, CT           Hartford                    $ 47        11,250,000
  P.O. Box 103
9605 54th Avenue North           Plymouth, MN          Minneapolis/St. Paul        $ 51        11,250,000
W137 N9245 Highway 45            Menomonee Falls, WI   Milwaukee                   $ 62        10,650,000
950 South Shiloh Road &          Garland, TX           Dallas                      $ 28        10,125,000
  1992 Forest Lane
111 Alliant Drive                Houston, TX           Houston                     $ 59         9,900,000
755 Pierce Road                  Clifton Park, NY      Schenectady                 $ 59         8,850,000
40 Fort Lewis Boulevard          Salem, VA             Roanoke                     $ 25         8,850,000
8000 Bavaria Road                Twinsburg, OH         Cleveland                   $ 49         8,287,500
10410 South 50th Place           Phoenix, AZ           Phoenix-Mesa                $122         7,620,000
1 Quality Lane                   Streator, IL          Chicago                     $ 47         7,275,000
2850 Selma Highway               Montgomery, AL        Montgomery                  $ 23         6,892,500
5445 Spellmire Drive             Cincinnati, OH        Cincinnati                  $ 29         5,947,500
1350/1400 North 10th Street      Paducah, KY           Paducah-McCraken            $ 36         5,568,750
1044/1045 Garden Street          Greensburg, PA        Pittsburgh                  $ 17         5,445,000
4601 32nd Avenue South           Grand Forks, ND       Grand Forks                 $ 45         5,306,250
5353 Nathan Lane North           Plymouth, MN          Minneapolis                 $ 52         4,181,250
125 Gardenville Parkway West     Cheektowaga, NY       Buffalo                     $ 26         3,975,000
6315 John J Pershing Drive       Omaha, NE             Omaha                       $ 30         3,225,000
3500 Saratoga Avenue             Bismarck, ND          Bismarck                    $ 44         2,887,500
333-340 North Cleremont Avenue   Chicago, IL           Chicago                     $ 57         2,700,000
2575 Virginia Avenue             Hurricane, WV         Charleston                  $ 20         2,700,000
345 Kino Drive                   Tucson, AZ            Tuscon                      $ 64         1,230,000
---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                            $ 52      $472,391,250
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                     % OF
                                   ALLOCATED
                                    CUT-OFF                     NET
                                     DATE        YEAR        RENTABLE                                  APPRAISED
                                  WHOLE LOAN    BUILT /        AREA                      APPRAISED     VALUE PER
PROPERTY NAME                       BALANCE    RENOVATED    (SQ. FT.)(1)   OCCUPANCY       VALUE        SQ. FT.
----------------------------------------------------------------------------------------------------------------

15155 Northam Street                  9.61%    1995/2005      436,739        100.0%     $ 60,500,000     $139
120 Longs Pond Road                   5.87     1988/2004      504,627        100.0%       37,000,000     $ 73
7004 East Hanna Avenue                5.02     1989/2006      336,634        100.0%       31,600,000     $ 94
1685 West Cheyenne Avenue             4.92     1997/2006      307,790        100.0%       31,000,000     $101
7801 Statesville Road                 4.80     1992/1997      427,894        100.0%       30,230,000     $ 71
300 Lawrence Drive                    4.56     1992/2002      330,250        100.0%       28,700,000     $ 87
4650 West Buckeye Road                4.42     1989/1998      313,900        100.0%       27,820,000     $ 89
8024 Telegraph Road                   4.19     1989/1998      346,271        100.0%       26,400,000     $ 76
10211 North I-35 Service Road         4.14     1999/2007      321,769        100.0%       26,100,000     $ 81
7598 NW 6th Avenue                    3.97        1993        172,200        100.0%       25,000,000     $145
11994 Livingston Road                 3.79     1985/2007      287,080        100.0%       23,900,000     $ 83
1500 NC Hwy 39                        3.55     1996/2007      394,065        100.0%       22,350,000     $ 57
28001 Napier Road                     2.86        1999        286,800        100.0%       18,000,000     $ 63
11955 East Peakview Avenue            2.71     1987/1998      381,032        100.0%       17,100,000     $ 45
12301 Cumberland Road                 2.62        1998        229,062        100.0%       16,500,000     $ 72
1899 North U.S. Hwy 1                 2.46     1986/1998      202,143        100.0%       15,500,000     $ 77
222 Otrobando Ave.                    2.38     1948/1999      240,609        100.0%       15,000,000     $ 62
  P.O. Box 103
9605 54th Avenue North                2.38     1986/1997      219,530        100.0%       15,000,000     $ 68
W137 N9245 Highway 45                 2.25     1982/1988      172,826        100.0%       14,200,000     $ 82
950 South Shiloh Road &               2.14     1989/2007      357,370        100.0%       13,500,000     $ 38
  1992 Forest Lane
111 Alliant Drive                     2.10        2000        167,939        100.0%       13,200,000     $ 79
755 Pierce Road                       1.87     1986/1996      150,000        100.0%       11,800,000     $ 79
40 Fort Lewis Boulevard               1.87     1972/2002      356,178        100.0%       11,800,000     $ 33
8000 Bavaria Road                     1.75     1991/2005      167,575        100.0%       11,050,000     $ 66
10410 South 50th Place                1.61     1985/2004       62,388        100.0%       10,160,000     $163
1 Quality Lane                        1.54     1978/1995      155,100        100.0%        9,700,000     $ 63
2850 Selma Highway                    1.46     1965/1999      304,112        100.0%        9,190,000     $ 30
5445 Spellmire Drive                  1.26     1988/1996      203,958        100.0%        7,930,000     $ 39
1350/1400 North 10th Street           1.18     1976/1998      155,994        100.0%        7,425,000     $ 48
1044/1045 Garden Street               1.15     1956/2006      323,900        100.0%        7,260,000     $ 22
4601 32nd Avenue South                1.12     1994/2004      119,220        100.0%        7,075,000     $ 59
5353 Nathan Lane North                0.89     1990/2007       79,855        100.0%        5,575,000     $ 70
125 Gardenville Parkway West          0.84     1970/1998      150,104        100.0%        5,300,000     $ 35
6315 John J Pershing Drive            0.68     1990/2002      107,000        100.0%        4,300,000     $ 40
3500 Saratoga Avenue                  0.61     1996/2006       65,800        100.0%        3,850,000     $ 59
333-340 North Cleremont Avenue        0.57     1952/2007       47,700        100.0%        3,600,000     $ 75
2575 Virginia Avenue                  0.57     1969/1988      137,337        100.0%        3,600,000     $ 26
345 Kino Drive                        0.26     1960/2003       19,346        100.0%        1,640,000     $ 85
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              100.0%                 9,042,097        100.0%     $629,855,000     $ 70
----------------------------------------------------------------------------------------------------------------

(1)   Construction for the expansion of the following mortgaged properties is currently in various stages of completion: 1685 West Cheyenne Avenue
      (North Las Vegas, NV), 10211 North I-35 (Oklahoma City, OK), 1500 NC Hwy
      39 (Zebulon, NC), 950 South Shiloh Road & 1992 Forest Lane (Garland, TX).
      Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) includes the expansion space. However, while any expansion space within the portfolio provides additional collateral for the mortgage loan, appraised value and loan-to-value statistics do no attribute any value to any expansion space planned, currently in progress or near completion.

                                     A-3-48

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           USFS INDUSTRIAL DISTRIBUTION PORTFOLIO SUMMARY

                                                                                     DRY
                                               % OF      2006 SALES                STORAGE      COOLER    FREEZER   CEILING
                                  PROPERTY   PORTFOLIO       PER         TOTAL       % OF        % OF      % OF      HEIGHT     BAY
PROPERTY NAME                       TYPE     EBITDAR(1)    SQ. FT.      SQ. FT.   SQ. FT.(2)   SQ. FT.    SQ. FT.  (FEET)(3)   DOORS
------------------------------------------------------------------------------------------------------------------------------------

15155 Northam Street             Industrial     5.78%    $ 1,179.93     436,739       57%         15%        27%       40       57
120 Longs Pond Road              Industrial    11.14     $ 1,204.24     504,627       50%         16%        35%       40       56
7004 East Hanna Avenue           Industrial     3.60     $   891.30     336,634       53%         23%        23%       35       34
1685 West Cheyenne Avenue        Industrial     4.32     $ 1,255.98     307,790       65%         16%        19%       30       46
7801 Statesville Road            Industrial     3.22     $ 1,107.86     427,894       55%         21%        24%       40       67
300 Lawrence Drive               Industrial     5.27     $ 1,500.47     330,250       62%         16%        22%       30       36
4650 West Buckeye Road           Industrial     4.66     $ 1,286.98     313,900       58%         14%        28%       32       40
8024 Telegraph Road              Industrial     2.60     $ 1,109.30     346,271       59%         18%        23%       35       43
10211 North I-35 Service Road    Industrial     2.95     $   871.60     321,769       63%         13%        24%       36       41
7598 NW 6th Avenue               Industrial     0.78     $   861.43     172,200       59%         20%        21%       32       30
11994 Livingston Road            Industrial     3.29     $   870.44     287,080       59%         21%        20%       43       42
1500 NC Hwy 39                   Industrial     6.66     $ 1,082.52     394,065       64%         13%        23%       40       47
28001 Napier Road                Industrial     1.91     $ 1,192.35     286,800       59%         21%        20%       35        7
11955 East Peakview Avenue       Industrial     4.66     $   982.36     381,032       70%         20%        10%       35       39
12301 Cumberland Road            Industrial     2.83     $   931.11     229,062       65%         14%        22%       28       36
1899 North U.S. Hwy 1            Industrial     2.59     $ 1,116.21     202,143       51%         17%        32%       27       46
222 Otrobando Ave. P.O. Box 103  Industrial     0.86     $   741.90     240,609       81%          6%        13%       44       39
9605 54th Avenue North           Industrial     3.03     $ 1,318.02     219,530       70%          6%        24%       30       25
W137 N9245 Highway 45            Industrial     0.37     $   591.92     172,826       57%         19%        24%       30       22
950 South Shiloh Road & 1992
  Forest Lane                    Industrial     3.18     $   891.75     357,370       59%         15%        26%       27       28
111 Alliant Drive                Industrial     0.91     $   854.43     167,939       54%         27%        19%       34       29
755 Pierce Road                  Industrial     3.14     $ 1,631.52     150,000       47%         23%        31%       33       33
40 Fort Lewis Boulevard          Industrial     4.56     $   958.93     356,178       60%         13%        27%       32       56
8000 Bavaria Road                Industrial     1.21     $ 1,048.76     167,575       46%         30%        24%       28       29
10410 South 50th Place           Office        (4.22)           N/A      62,388      N/A         N/A        N/A       N/A      N/A
1 Quality Lane                   Industrial     0.84     $ 1,622.31     155,100       46%         29%        26%       27       26
2850 Selma Highway               Industrial     5.61     $ 1,440.65     304,112       62%         10%        27%       38       55
5445 Spellmire Drive             Industrial     2.74     $ 1,018.23     203,958       58%         15%        27%       35       30
1350/1400 North 10th Street      Industrial     1.37     $ 1,077.68     155,994       63%         18%        19%       36       22
1044/1045 Garden Street          Industrial     3.57     $   696.31     323,900       81%          6%        12%       30       30
4601 32nd Avenue South           Industrial     2.13     $ 1,207.46     119,220       22%         23%        22%       31       11
5353 Nathan Lane North           Industrial     N/A             N/A      79,855      100%          0%         0%       24        6
125 Gardenville Parkway West     Industrial     0.92     $   979.20     150,104       67%          8%        25%       32       25
6315 John J Pershing Drive       Industrial     0.75     $ 1,240.96     107,000       63%         15%        22%       24       18
3500 Saratoga Avenue             Industrial     N/A             N/A      65,800       64%         22%        14%       31       12
333-340 North Cleremont Avenue   Industrial     1.07     $ 2,217.80      47,700       40%         47%        13%       14        4
2575 Virginia Avenue             Industrial     1.59     $   855.78     137,337       70%          9%        20%       32       17
345 Kino Drive                   Industrial     0.23     $   410.09      19,346       54%         41%         5%       16        2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          VARIOUS       100.0%    $ 1,058.18   9,042,097       62%         17%        21%       30       32
------------------------------------------------------------------------------------------------------------------------------------

(1)   EBITDAR is defined as earnings from operations (after deducting compensation payable directly or indirectly to employees in the nature of regular salaries, wages and bonuses), plus, to the extent deducted in determining such earnings: interest expense, income taxes, depreciation and amortization, any rental expense on real property, corporate-level overhead expense, royalty charges from affiliates, pre-opening expenses and restructuring expenses, provisions for impairments, closings and disposals, and any non-cash charges. Total 2006 EBITDAR for the portfolio properties was reported to equal approximately $473,736,454.

(2)   Dry Storage allocation includes dry storage, dock space and office space.

(3)   Ceiling height only applies to distribution space height.

                                     A-3-49

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The USFS Industrial Distribution Portfolio mortgage loan is a
$67,709,413 10-year, fixed-rate loan secured by a first lien mortgage on the related borrower's fee simple interest in 37 industrial warehouse/distribution properties and one office building located in 25 states throughout the continental United States (the "USFS Industrial Distribution Portfolio
Properties").

On July 3, 2007, Kohlberg Kravis Roberts and Clayton, Dubilier & Rice (the
"Sponsors") acquired 100% of the outstanding shares of capital stock of U.S.
Foodservice, Inc. (the "Acquisition"), a wholly-owned subsidiary of Koninklijke
Ahold N.V. ("Ahold"). The total purchase price was approximately $7.3 billion, which was financed with approximately $5 billion of debt financing and approximately $2.25 billion of sponsor equity. The total debt included approximately $677.0 million of CMBS debt comprised of the USFS Industrial
Distribution Portfolio Whole Loan and approximately $204.6 million of floating rate CMBS debt. The remaining debt financing was comprised of various asset-based and unsecured credit facilities. The USFS Industrial Distribution
Portfolio Whole Loan was used by the borrower to acquire the 38 properties which comprise the USFS Industrial Distribution Portfolio Properties ("USFS
Properties"). The USFS Properties were all simultaneously leased back by the borrower, as landlord, to U.S. Foodservice, Inc. ("U.S. Foodservice"), as tenant, under an absolute triple-net 20-year unitary master lease. The borrower has $157.5 million of cash equity in the USFS Properties.

The USFS Industrial Distribution Portfolio Loan, evidenced by the A-4 Note, is part of a $472,391,250 whole loan (the "USFS Industrial Distribution Portfolio
Whole Loan") that consists of the USFS Industrial Distribution Portfolio Loan and $404,681,837 of pari passu debt. The USFS Industrial Distribution Portfolio
Whole Loan is split into six pari passu A-Notes as follows: (i) the $89,754,335
A-1 Note, which was securitized in the COMM 2007-C9 transaction (19.0%), (ii)
the $89,754,338 A-2 Note (19.0%) is currently owned by Citigroup Global Markets
Realty Corp., (iii) the $67,709,413 A-3 Note (14.3%) is currently owned by
Goldman Sachs Mortgage Company, (iv) the $89,754,338 A-5 Note (19.0%) is
currently owned by Morgan Stanley Mortgage Capital Holdings LLC and (v) the
$67,709,413 A-6 Note (14.3%) is currently owned by German American Capital
Corporation. The respective rights of the holders of the pari passu A-Notes and the USFS Industrial Distribution Portfolio Loan is governed by a co-lender agreement described under "Description of the Mortgage Pool--The US Foodservice
Portfolio Whole Loan" in the accompanying free writing prospectus. It is anticipated that the other pari passu A-Notes will be contributed to other future fixed rate securitizations or have been recently securitized.

THE BORROWER. The borrower, USF Propco I, LLC, a Delaware limited liability company, is a single purpose entity with two independent directors.

THE SPONSORS. The borrower is sponsored by Kohlberg Kravis Roberts (50%) and
Clayton, Dubilier & Rice (50%). Kohlberg Kravis Roberts ("KKR") is a private equity firm that was founded in 1976 and specializes in management buyouts. KKR has completed more than 150 transactions with an aggregate enterprise value of over $318 billion. As of June 30, 2007, KKR's equity investments were valued at over $78 billion on over $31 billion of invested capital. KKR's investors include corporate and public pension plans, financial institutions, insurance companies and university endowments.

Clayton, Dubilier & Rice ("CD&R") is a private equity firm that was founded in
1978 and has acquired approximately 40 businesses primarily consisting of subsidiaries or divisions of large multi-business corporations. CD&R is one of the oldest private equity investment firms in the world. CD&R has managed equity capital in excess of $10 billion and, since its founding in 1978, invested in 40
US and European businesses, mostly subsidiaries or divisions of large multi-business corporations, representing a broad range of industries with an aggregate transaction value of approximately $50 billion and revenues over $60 billion. CD&R has substantial direct experience in the foodservice distribution industry having managed funds that owned Alliant Foodservice, Inc., a $7 billion foodservice distributor and Brakes, Europe's largest broadline foodservice distributor.

THE PROPERTIES. The USFS Industrial Distribution Portfolio Properties consist of
37 industrial warehouse distribution properties and one office building comprising approximately 9.0 million square feet located in 25 states throughout the continental United States. The USFS Properties were built between 1948 and
2000 and are used to service customers ranging from independent establishments to large multi-national companies. The USFS Properties are 100% leased to U.S.
Foodservice, the second-largest food distributor in the United States under a
20-year absolute triple net lease at an initial in-place rental rate of $5.82 per square foot. The USFS Properties accounted for approximately 60% of U.S.
Foodservice's 2006 EBITDAR.

The USFS Properties range in size from approximately 19,346 square feet to approximately 504,627 square feet with an average of approximately 237,950 square feet. A majority of the USFS Properties are large multi-use warehouse distribution facilities with over 78.2% of the USFS Properties over 200,000 square feet. On average, approximately 62% of the net rentable area ("NRA") of each of the USFS Properties is utilized for dry storage (includes office and dock space) while the remaining NRA is utilized for warehouse cooler storage
(approximately 17% of NRA) and warehouse freezer storage (approximately 21% of
NRA). The USFS Properties offer ceiling heights ranging from 14 feet to 40 feet, with an average of 30 feet, and have 2 to 67 dock doors with an average of 32 dock doors per property.

RELEASE. The related borrower is permitted to obtain the release of individual properties under the USFS Industrial Distribution Portfolio Loan in connection with a sale of such property to a third party for fair market value, provided that there is a partial defeasance or prepayment of the principal by an amount equal to the greater of (i) 90% of the net proceeds from such sale and (ii) 110%
of the allocated loan balance, provided no event of default is continuing under the related mortgage loan documents. After giving effect to such release, the
DSCR of the remaining USFS Properties may not be less than the greater of (i)
80% of the DSCR immediately prior to such release and (ii) the DSCR at closing of the mortgage loan. The loan-to-value ratio of the USFS Properties may not be greater than the LTV ratio at closing.

                                     A-3-50

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

SUBSTITUTION. The related borrower may substitute one or more similar fee owned or ground leased property for any of the USFS Industrial Distribution Portfolio
mortgaged properties so long as: (i) such substitution satisfies REMIC eligibility; (ii) after effect to such substitution, the DSCR is not less than the greater of (a) 80% of the DSCR immediately prior to such substitution and
(b) the DSCR at closing of the mortgage loan; (iii) after giving effect to such substitution, the loan-to-value ratio is not greater than the lesser of (a) the loan-to-value ratio immediately prior to such substitution and (b) the loan-to-value ratio at origination of the mortgage loan; (iv) the lender has received written confirmation from each Rating Agency that such substitution will not result in a downgrade withdrawal or qualification of the then-current ratings assigned by such Rating Agency to any class of certificates; and (v) the related borrower has submitted customary due diligence materials.

THE TENANT. U.S. Foodservice is the second largest foodservice distributor in the United States with $19.2 billion of net sales in 2006, and one of only two national broadline foodservice distributors. U.S. Foodservice serves geographical areas that represent over 90% of the country's population. U.S.
Foodservice operates more than 70 facilities with approximately 27,000 employees and distributes food and related products to over 250,000 customers, including restaurants, hospitals, hotels, schools, the government and other establishments where food is prepared. Customers are served by a sales force of approximately
4,800 people with a separate sales force dedicated to the needs of national account customers. U.S. Foodservice offers an array of fresh, frozen, dry and non-food products with over 300,000 stock-keeping units ("SKU") and a private label product portfolio encompassing 4,000 SKUs. U.S. Foodservice has approximately 6,000 suppliers and a private refrigerated transport fleet with more than 6,000 tractor trailers traveling over 250 million miles annually.
Broadline is U.S. Foodservice's primary segment and accounted for 85% of net sales for the fiscal year ending December 30, 2006. Broadline customers are primarily independently owned restaurants as well as a diverse group of other independent customers such as country clubs, caterers, independent nursing homes and community centers. The North Star business segment accounted for 15% of net sales for the fiscal year ending December 30, 2006. North Star primarily serves
"National Chain Restaurant" customers, which are generally large multi-unit customers with a national presence in the casual dining and quick service restaurant categories.

U.S. Foodservice has been in operation for over 150 years and through acquisition and growth, three companies (U.S. Foodservice, PYA/Monarch and
Alliant Foodservice) emerged and became U.S. Foodservice. In 2000, Ahold entered the United States foodservice distribution industry through the acquisition of
U.S. Foodservice and PYA/Monarch. In November 2001, Ahold acquired Alliant
Foodservice and established U.S. Foodservice as the second largest broadline foodservice distribution company in the United States. In November of 2006,
Ahold cited limited near-term synergies between U.S. Foodservice and Ahold's retail operations, and decided to focus their resources and expertise wholly on the future growth of their retail businesses with the divestiture of U.S.
Foodservice.

The commercial foodservice market has experienced uninterrupted annual growth every year since 1975, increasing at an average annual growth rate of over 6%
for the past 30 years. The percentage of consumer spending in the foodservice market has increased steadily during this period and the shift is expected to continue as a result of rising disposable income, an increase in the number of restaurants, and favorable demographic trends such as an aging population base that spends more per capita at foodservice establishments.

THE LEASE. U.S. Foodservice is subject to a 20-year absolute triple-net unitary master lease (the "U.S. Foodservice Lease") expiring on July 31, 2027 at an initial triple-net base rent of $52,585,051 and an average triple net base rent during the USFS Industrial Distribution Portfolio loan term of $55,214,304. The lease is structured with contractual rent increases of 10% on the fifth, tenth and fifteenth anniversary dates of the lease commencement date in July 2007. The contractual rental rate for the USFS Industrial Distribution Portfolio was determined in accordance with the alternate use market rent for each USFS
Property as concluded by the appraisers. The lease does not contain any extension options or termination options. U.S. Foodservice is responsible for payments for all real estate taxes, insurance premiums, real estate operating expenses and capital expenditures.

THE MARKET(1). The USFS Properties are generally located within close proximity to major metropolitan areas and have generally easy access to major roadways.
The USFS Properties average 21.4 miles from each of their respective metropolitan statistical areas ("MSA"), enabling widespread regional service.
Approximately 63.2% of the USFS Properties are located within the Top 50 MSAs in the United States.

PROPERTY MANAGEMENT. The mortgaged property is managed by U.S. Foodservice,
Inc., an affiliate of the borrower.

(1)   Certain information was obtained from the USFS Industrial Distribution
      Portfolio property appraisals, dated between May 21, 2007 and May 30,
      2007. The appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisals.

                                     A-3-51

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

             [MAP OF USFS INDUSTRIAL DISTRIBUTION PORTFOLIO OMITTED]

                                     A-3-52

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-53

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--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

                        [4 PHOTOS OF CLARK TOWER OMITTED]

                                     A-3-54

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--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $60,750,000
CUT-OFF DATE PRINCIPAL BALANCE:      $60,750,000
ANNEX NUMBER (% OF POOL BY IPB):     7 (2.4%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            Clark Tower, LLC
SPONSORS:                            In-Rel Management, Inc.
ORIGINATION DATE:                    08/14/07
INTEREST RATE:                       6.21700%
INTEREST-ONLY PERIOD:                72 months
MATURITY DATE:                       09/01/17
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Springing
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                    INITIAL        MONTHLY
                                                    --------------------------
TAXES:                                               $283,960       $94,653
INSURANCE:                                            $23,619        $4,724
CAPEX:                                                     $0        $8,763
TI/LC(1):                                            $400,000            $0
IMMEDIATE REPAIRS(2):                                $892,100            $0
OTHER(3):                                            $437,734            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Office -- Suburban
SQUARE FOOTAGE:                      657,245
LOCATION:                            Memphis, TN
YEAR BUILT/RENOVATED:                1973/2007
OCCUPANCY:                           85.3%
OCCUPANCY DATE:                      07/18/07
NUMBER OF TENANTS:                   90
HISTORICAL NOI:
  2005:                              $4,110,230
  2006:                              $3,786,452
  TTM AS OF 06/30/07:                $4,212,432
UW REVENUES:                         $10,143,050
UW EXPENSES:                         $4,239,313
UW NOI(4):                           $5,903,736
UW NET CASH FLOW:                    $5,496,244
APPRAISED VALUE:                     $80,500,000
APPRAISAL DATE:                      07/21/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $92
CUT-OFF DATE LTV:                    75.5%
MATURITY DATE LTV:                   71.9%
UW IO DSCR(4):                       1.44x
UW DSCR(4):                          1.23x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                           RATINGS(5)
TENANT NAME                             MOODY'S/S&P/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------

CB RICHARD ELLIS GROUP, INC.                                 57,511        8.8%           $ 15.55              2014
CONCORDE CAREER COLLEGES, INC.                               54,463        8.3%           $ 16.90              2016
FEDERAL DEPOSIT INSURANCE CORPORATION      Aaa/AAA/AAA       39,535(6)     6.0%           $ 17.50              2012
INTERACTIVE WORLDWIDE MEMPHIS                                27,243        4.1%           $ 17.25              2015
----------------------------------------------------------------------------------------------------------------------------

(1)   A general TI/LC fund of $400,000 is to be used and replenished for the life for the Clark Tower mortgage loan. A letter of credit may be substituted in place of the general TI/LC fund if certain conditions are satisfied as set forth in the related mortgage loan.

(2)   Immediate repairs include the addition of seven ADA compliant parking spaces, one van accessible ADA compliant parking space and a complete boiler re-tubing for a total of $12,100. The remainder of the funds
      ($880,000) is to be used towards the estimated $1,200,000 modernization of eight of the twelve elevators at the Clark Tower mortgaged property. The related borrower has agreed to pay the remainder from non-escrowed funds.

(3)   Upfront other reserves include TI/LC funds ($332,768) and performance holdback funds ($104,966) for both Concorde Career Colleges, Inc. and
      Hilton (both of whom are scheduled to take occupancy by January of 2008).

(4)   The difference in the UW NOI and historical NOI is largely due to (i)
      scheduled rent increases through July 2008 in the approximate amount of
      $182,000 and (ii) 20 newly executed leases through 2006 and 20 newly executed leases through 2007 with rent in the approximate aggregate amount of $2,100,000.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   Approximately 4,070 square feet of the Federal Deposit Insurance
      Corporation's space expires in November of 2007.

                                     A-3-55

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

THE LOAN. The Clark Tower mortgage loan is secured by a first lien mortgage in a fee interest in a Class "A" office building comprising approximately 657,245 square feet located in Memphis, Tennessee.

THE BORROWER. The related borrower is Clark Tower, LLC, a Delaware limited liability company, which is structured as a special purpose entity.

THE SPONSORS. The sponsor for the Clark Tower mortgage loan is In-Rel
Management, Inc. ("In-Rel"). Since 1985, In-Rel has operated as a full-service real estate firm specializing in acquiring, remodeling and managing commercial properties. The company's corporate headquarters are in Lake Worth, Florida, with branch offices in Memphis and Nashville, Tennessee and Birmingham, Alabama.
In-Rel generated over $40 million in revenues in 2006. Currently, In-Rel owns and manages over 30 properties, including both office and retail space totaling approximately 4 million square feet.

THE PROPERTY. The Clark Tower mortgaged property is a 33-story, Class "A" office building containing approximately 657,245 square feet situated on approximately
8.9 acres of land in Memphis, Tennessee.

Built in 1973 and recently renovated in 1993, 2003 and 2007, the Clark Tower mortgaged property is one of the largest single office buildings in Memphis. The mortgaged property features 1,850 covered parking spaces in an adjoining parking deck with direct access to the office tower on each of its seven levels.
Additional amenities in the building include The Tower Room, a public club on the 33rd floor with approximately 19,305 square feet of space, a fitness center
(which was recently constructed in 2007), sundry shop and delicatessen.

The mortgaged property is situated in East Memphis, approximately 8 miles east of the Memphis central business district. Clark Tower enjoys excellent access due primarily to the convenient location of Interstate 240, which is located approximately one mile east of the mortgaged property and serves as the circumferential interstate system for the metropolitan Memphis area. Further,
Interstate 40 intersects the beltway less than three miles to the northwest of
Clark Tower. Additional primary arteries serving the immediate neighborhood include Poplar Avenue (U.S. Highway 72), Walnut Grove Road (State Highway 23),
Park Avenue and Quince Road. The immediate neighborhood has a significant level of residential, industrial and institutional development.

The Clark Tower mortgaged property has a well-diversified tenant roster and is currently 85.3% leased to 90 tenants that are paying an average of $16.62 per square foot in rent.

SIGNIFICANT TENANTS.

CB Richard Ellis Group, Inc. (NYSE: "CBG") ("CBRE"), an S&P 500 company headquartered in Los Angeles, California, is one of the world's largest commercial real estate companies in terms of 2006 revenue. With over 24,000 employees, CBRE serves real estate owners, investors and occupiers through more than 300 offices worldwide (excluding affiliate and partner offices). CBRE offers strategic advice and execution for property sales and leasing, corporate services, property, facilities and project management, mortgage banking, appraisal and valuation development services investment management and research and consulting. In 2007, BusinessWeek named CBRE one of the 50 "best in class"
companies across all industries. CBRE occupies approximately 57,511 square feet in four separate spaces, or approximately 8.8% of the net rentable area at the mortgaged property. CBRE's largest lease at the mortgaged property is approximately 42,009 square feet and expires in March of 2014.

Concorde Career Colleges, Inc. ("Concorde") owns and operates proprietary, postsecondary institutions that offer career vocational training programs in the allied health field. Founded in 1988 and headquartered in Mission, Kansas,
Concorde provides for-profit post-secondary education. The company has 12 campuses in 7 states with a total enrollment of approximately 5,700 students. It focuses on various healthcare roles, including medical assistants, nursing, radiology, respiratory therapy, insurance coding and more. The company had 2005 revenue of approximately $87.6 million and has approximately 980 full-time employees. In September 2006, it was acquired and taken private by an affiliate of Liberty Partners for approximately $114.5 million. Concorde occupies approximately 54,463 square feet, or approximately 8.3% of the net rentable area at the mortgaged property. Concorde's lease expires in August of 2016.

Federal Deposit Insurance Corporation ("FDIC") preserves and promotes public confidence in the United States financial system by insuring deposits in banks and thrift institutions for at least $100,000; by identifying, monitoring and addressing risks to the deposit insurance funds; and by limiting the effect on the economy and the financial system when a bank or thrift institution fails. An independent agency of the federal government, the FDIC was created in 1933 in response to the thousands of bank failures that occurred in the 1920s and early
1930s. With an insurance fund totaling more than $49 billion, the FDIC insures more than $3 trillion of deposits in United States banks and thrifts, including deposits in virtually every bank and thrift in the country. The FDIC employs approximately 4,500 people and is headquartered in Washington, D.C. The FDIC occupies approximately 39,535 square feet, or approximately 6.0% of the net rentable area at the mortgaged property. The FDIC's largest lease at the mortgaged property is approximately 35,465 square feet and expires in November of 2012.

                                     A-3-56

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is located within the Memphis market and the East/Germantown submarket. The Memphis metropolitan statistical area ("MSA")
continued to grow in the first quarter of 2007, with rising income and falling unemployment. As of the first quarter of 2007, the average occupancy in the
Memphis MSA and the East/Germantown submarket was 82.5% and 87.8%, respectively.
Additionally, rents have been on a rising trend in the Memphis MSA with an average Class "A" asking rent of $20.24 per square foot, which represents an increase of 6.5% year-over-year. For the first quarter of 2007, the effective rental rate for the Memphis MSA and the East/Germantown submarket was $14.98 and
$17.28, respectively. Except for one project in downtown Memphis scheduled to be completed in June 2008, there is very limited new construction planned through
2011, which likely has driven the large increase in rental rates in the Memphis
MSA.

According to the appraisal, the population and number of households within a five-mile radius of the mortgaged property is expected to be 245,450 and 99,722, respectively, for 2007. The estimated average household income within a one-mile radius of the mortgaged property is estimated to be $76,614 for 2007.

PROPERTY MANAGEMENT. The mortgaged property is managed by In-Rel, an affiliate of the borrower. In-Rel manages four other office properties in addition to the
Clark Tower mortgaged property.

(1)   Certain information was obtained from the Clark Tower appraisal, dated
      July 26, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                     A-3-57

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

             NUMBER OF                                         % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT     RENT      SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR         EXPIRING     EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         96,612       14.7%           NAP       NAP        96,612        14.7%            NAP         NAP
2007 & MTM       14         19,988        3.0     $  357,264       4.0%      136,588        17.7%     $  357,264         3.8%
2008             24         40,610        6.2        679,504       7.5       157,210        23.9%     $1,036,768        14.9%
2009             19         69,176       10.5      1,285,982      14.3       246,374        37.5%     $2,322,750        28.6%
2010             14         76,111       11.6      1,275,213      14.2       302,497        46.0%     $3,597,963        42.2%
2011              8         45,145        6.9        761,270       8.5       347,642        52.9%     $4,359,233        50.4%
2012             16        118,621       18.0      1,918,709      21.3       466,263        70.9%     $6,277,942        70.8%
2013              2         14,186        2.2        151,367       1.7       480,449        73.1%     $6,429,309        72.5%
2014              4         58,845        9.0        889,278       9.9       539,294        82.1%     $7,318,587        82.0%
2015              3         53,548        8.1        690,049       7.7       592,842        90.2%     $8,008,636        89.3%
2016              3         64,403        9.8      1,000,013      11.1       657,245       100.0%     $9,008,649       100.0%
2017              0              0        0.0              0       0.0       657,245       100.0%     $9,008,649       100.0%
AFTER             0              0        0.0              0       0.0       657,245       100.0%     $9,008,649       100.0%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:          107        657,245      100.0%    $9,008,649     100.0%
--------------------------------------------------------------------------------------------------------------------------------

                                     A-3-58

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

              [MAP INDICATING THE LOCATION OF CLARK TOWER OMITTED]

                                     A-3-59

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              LAKESHORE APARTMENTS
--------------------------------------------------------------------------------

                   [4 PHOTOS OF LAKESHORE APARTMENTS OMITTED]

                                     A-3-60

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              LAKESHORE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $52,200,000
CUT-OFF DATE PRINCIPAL BALANCE:      $52,200,000
ANNEX NUMBER (% OF POOL BY IPB):     8 (2.1%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWERS(1):                        Riverside Lakeshore, LLC,
                                     Raintree Lakeshore, LLC,
                                     Lakeshore Gardens
                                     Associates, LLC
SPONSOR:                             Harbor Group International
ORIGINATION DATE:                    06/15/07
INTEREST RATE:                       5.79100%
INTEREST-ONLY PERIOD:                60 months
MATURITY DATE:                       07/01/17
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            No
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE(2):             Permitted Mezzanine Loan
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL        MONTHLY
                                                    ----------------------------
TAXES:                                                   $417,281      $46,365
INSURANCE:                                                     $0           $0
CAPEX(3):                                              $4,070,000           $0
OTHER:                                                         $0           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Multifamily -- Garden
UNITS:                               740
LOCATION:                            Indianapolis, IN
YEAR BUILT/RENOVATED:                1989/2007
OCCUPANCY:                           96.2%
OCCUPANCY DATE:                      05/08/07
HISTORICAL NOI(4):
  2005:                              $3,224,304
  2006:                              $3,370,953
  TTM AS OF 04/30/07(5):             $3,816,280
UW REVENUES:                         $6,536,902
UW EXPENSES:                         $2,330,609
UW NOI:                              $4,206,293
UW NET CASH FLOW:                    $4,023,728
APPRAISED VALUE(6):                  $68,000,000
APPRAISAL DATE:                      04/27/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:              $70,541
CUT-OFF DATE LTV(6):                 76.8%
MATURITY DATE LTV(6):                71.6%
UW IO DSCR(4):                       1.31x
UW DSCR(4):                          1.10x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                 UNIT MIX(7)

                            NUMBER OF   AVERAGE UNIT   % OF TOTAL     WEIGHTED AVERAGE      WEIGHTED AVERAGE
UNIT MIX                      UNITS     SQUARE FEET    SQUARE FEET   MONTHLY ASKING RENT   MONTHLY MARKET RENT
--------------------------------------------------------------------------------------------------------------

ONE BEDROOM                    516          654           60.6%             $696                  $792
TWO BEDROOM                    224          981           39.4              $916                  $992
--------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        740          753          100.0%             $763                  $853
--------------------------------------------------------------------------------------------------------------

(1)   Each of the three related borrowers, each a limited liability company, are subject to a co-tenancy agreement relating to their ownership of the mortgaged property.

(2)   The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 80.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.15x.

(3)   Under the related loan documents, the borrower was required to deposit
      $4,070,000 with the mortgagee for capital improvements, including repairs on the interior, the pool, the fitness center, clubhouse and the exterior of the mortgaged property. From time to time, the related borrower may request disbursement of these funds upon completion of portions of the improvements.

(4)   The difference in UW NOI and historical NOI is due to several factors including, but not limited to: (i) historical occupancy increased from
      91.0% in 2005 to 96.2% in May of 2007; (ii) other income increased due to tenant reimbursements of electricity and water/sewer which began with new leases in 2006; (iii) concessions have consistently decreased from 10.1%
      in 2005 to 7.0% in 2006 to 4.9% in February, March and April of 2007; and
      (iv) decreased expenses such as payroll, and maintenance and repair are possible now after this acquisition by Harbor Group International, an owner and operator of more than $1 billion in commercial real estate
      (including two other multifamily properties in Indianapolis, Indiana).

(5)   The TTM figure represents three months of operations (February, March and
      April 2007) annualized.

(6)   The "as-is" appraised value of the mortgaged property is $63,000,000 as of
      April 27, 2007 and the "as-is" loan-to-value ratio is 82.9%.

(7)   Certain information was obtained from the Lakeshore Apartments appraisal, dated May 14, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                     A-3-61

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              LAKESHORE APARTMENTS
--------------------------------------------------------------------------------

THE LOAN. The Lakeshore Apartments mortgage loan is secured by first lien mortgage in a fee interest in a 740-unit, Class "A", garden-style apartment complex located in Indianapolis, Indiana.

THE BORROWERS. The related borrower is a tenant-in-common borrowing structure with three members, each structured as a special purpose entity: Riverside
Lakeshore, LLC, Raintree Lakeshore, LLC and Lakeshore Gardens Associates, LLC.
Each of the related borrowers is subject to a co-tenancy agreement.

THE SPONSOR. The sponsor is Harbor Group International ("HGI"). As of August
2007, HGI has an investment portfolio worth more than $2 billion and has been acquiring properties since 1990. HGI currently owns approximately 14 million square feet of office, retail, hotel and multifamily property. HGI's investment objective is to achieve superior risk adjusted returns through opportunistic real estate and real estate related investments with an internal rate of return target of approximately 15%. HGI's apartment portfolio consists of approximately
9,480 units in the United States with an average occupancy of approximately 92%.

THE PROPERTY. The mortgaged property is a 740-unit, Class "A", garden-style apartment complex situated on approximately 38.7 acres located in Indianapolis,
Indiana. Built in 1989 and recently renovated in 2007, the mortgaged property is comprised of 47 buildings and is currently 96.2% occupied.

Upon its acquisition, the related borrower is scheduled to implement a capital improvements program of both the interior and exterior of the mortgaged property. The related borrower is planning on spending $3,670,000 (or $4,959 per unit) over the next two years to reposition the mortgaged property. The interior upgrades will include new kitchens and bathrooms and the exterior upgrades will include landscaping, exterior painting and asphalt paving.

The amenities at the Lakeshore Apartments include two community pools, one heated spa, clubhouse, fitness center, business center and carports. Each unit features a full appliance package, including an electric range/oven, vent-hood, refrigerator and dishwasher. Further, each unit includes a washer and dryer and either a private patio or balcony area. Lastly, the mortgaged property features
148 carports and 148 garages for its residents. The average size of a unit at the Lakeshore Apartments is 753 square feet and the average asking rent is $762.
The mortgaged property's unit mix is comprised of 516 one bedroom/one bathroom apartments (which have an asking rent ranging from $679 to $730) and 224 two bedroom/two bathroom apartments (which have an asking rent ranging from $915 to
$916).

The mortgaged property's location is considered to be one of the best in
Indianapolis due to its exposure and visibility to 82nd Street and its proximity to nearby office and retail developments. The 82nd Street corridor in this northeast portion of Indianapolis has over seven million square feet of Class
"A" office and retail development. Further, the mortgaged property is located only 10 miles northeast from the City of Indianapolis central business district.
The Glendale Mall is located approximately two miles from the mortgaged property and is anchored by Lowes, Old Navy and Stein Mart. Additionally, the
Indianapolis International Airport is approximately 20 miles southwest of the mortgaged property's neighborhood.

Indianapolis is also home to many corporate headquarters and regional offices including, Eli Lilly and Company, FedEx, SBC Communications, JPMorgan Chase &
Co. and CVS Pharmacy. Other top employers in the Indianapolis MSA include
Indiana University/Purdue University at Indianapolis, Rolls-Royce Corporation,
Pinkerton, Inc. and United Parcel Service.

PARTIAL RELEASE. Provided no event of default occurs and is continuing and subject to certain other conditions, the related borrower may make a transfer of an immaterial, non-income producing portion of the mortgaged property to the
City of Indianapolis, Indiana or the Indiana Department of Transportation for
use as a public right of way.

THE MARKET(1). The mortgaged property is located in the Indianapolis metropolitan statistical area ("MSA"). During the fourth quarter of 2006, the
Indianapolis MSA posted a vacancy rate of 9.3% and net absorption has been positive the past four years. Additionally, both asking rents ($638) and effective rents ($599) have increased over the past three years. Apartment inventory for the Indianapolis MSA (approximately 106,139 units) has only increased 2.7% since the end of 2002. Further, a slowdown in single family home sales has had a very positive impact on the multifamily housing market in
Indianapolis.

The mortgaged property's submarket, Castleton, contains approximately 13,574 units and average asking rent of $704, which is greater than the overall
Indianapolis MSA asking rent of $638. Further, the Castleton submarket's current vacancy rate is 7.5%, which compares favorably to the overall Indianapolis MSA vacancy rate of 9.3%. Within the Castleton submarket, new deliveries of apartment units averaged only 109 units between 1999 and 2006.

PROPERTY MANAGEMENT. The mortgaged property is managed by Harbor Group, a
Virginia corporation and an affiliate of the borrower. The Harbor Group is a diversified property management company managing shopping centers, office buildings and multifamily residential space throughout the United States. The
Harbor Group's services include property management, property leasing, maintenance, engineering, construction, real estate planning and development.

(1)   Certain information was obtained from the Lakeshore Apartments appraisal, dated May 14, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                     A-3-62

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              LAKESHORE APARTMENTS
--------------------------------------------------------------------------------

          [MAP INDICATING THE LOCATION OF LAKESHORE APARTMENTS OMITTED]

                                     A-3-63

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

                       [4 PHOTOS OF STF PORTFOLIO OMITTED]

                                     A-3-64

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $49,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $49,000,000
ANNEX NUMBER (% OF POOL BY IPB):     9 (1.9%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWERS:                           Titan STF TX Portfolio, LP, Titan
                                     STF NM Portfolio, LLC
SPONSORS:                            STF Titan, Inc., Ben F. Spencer,
                                     Ron W. Mills, Kevin L. Reid
ORIGINATION DATE:                    07/05/07
INTEREST RATE:                       6.45450%
INTEREST-ONLY PERIOD:                60 months
MATURITY DATE:                       08/01/17
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),DeforGrtr1%orYM(91),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            N/A
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                    INITIAL         MONTHLY
                                                  ------------------------------
TAXES:                                                $467,052       $51,895
INSURANCE:                                            $114,032       $12,670
CAPEX:                                                      $0        $6,001
ENGINEERING:                                           $98,992            $0
TI/LC:                                                      $0       $25,006
OTHER(1):                                           $2,500,000            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio
TITLE:                               Fee/Leasehold
PROPERTY TYPE:                       Industrial -- Warehouse/Distribution
SQUARE FOOTAGE:                      1,200,274
LOCATION:                            Various
YEAR BUILT/RENOVATED:                Various
OCCUPANCY:                           89.4%
OCCUPANCY DATE:                      06/25/07
NUMBER OF TENANTS:                   61
HISTORICAL NOI:
  2005:                              $3,179,120
  2006:                              $3,892,546
  TTM AS OF 04/30/07:                $4,078,484
UW REVENUES:                         $5,927,154
UW EXPENSES:                         $1,466,766
UW NOI:                              $4,460,388
UW NET CASH FLOW:                    $4,268,344
APPRAISED VALUE:                     $63,000,000
APPRAISAL DATE:                      05/21/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $41
CUT-OFF DATE LTV:                    77.8%
MATURITY DATE LTV:                   73.2%
UW IO DSCR:                          1.33x
UW DSCR:                             1.15x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS

                                RATINGS(2)
TENANT NAME                 MOODY'S/S&P/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------

ADC TELECOMMUNICATIONS                          333,800        27.8%          $ 3.86               2012
WEST DISTRIBUTORS, INC.                         174,860        14.6%          $ 4.34               2010
AZTEC IMPORTS                                    56,000         4.7%          $ 3.14               2009
----------------------------------------------------------------------------------------------------------------

(1)   At the closing of the STF Portfolio mortgage loan, the related borrower deposited cash in the sum of $2,500,000 for the leasing of vacant space.
      The funds will be released upon the commencement of a replacement tenant lease for the space vacated by Food Bank and achieving a debt service coverage ratio greater than or equal to 1.15x. The mortgagee is in the process of releasing $1.4 million to the related borrower related to the leasing of approximately 26,400 square feet at the 5800 South 42nd Street mortgaged property. Therefore, $1.1 million would remain for the holdback.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-65

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The STF Portfolio mortgage loan is secured by a first lien mortgage in a fee/leasehold interest in 19 industrial flex and warehouse/distribution properties that contain approximately 1,200,274 square feet of net rentable area located in Texas and New Mexico.

THE BORROWERS. The borrowing entities are Titan STF TX Portfolio, LP, a Texas limited partnership, and Titan STF NM Portfolio, LLC, a Delaware limited liability company, both of which are structured as single purpose entities.

THE SPONSORS. The sponsors are Kevin L. Reid, Ben F. Spencer, Ron W. Mills and
STF Titan, Inc., a subsidiary of Titan Industrial Development ("TID"). TID is a real estate operating company in the major market areas in New Mexico, and along the Texas/New Mexico/Mexico borders. TID focuses on those markets that benefit from the North American Free Trade Agreement, and that have strong growth and manufacturing fundamentals. The markets TID focuses on are among the fastest growing metropolitan statistical areas in the country with the largest percentage increases in job, population and retail sales growth. TID is a private real estate operating company which was initially formed by the consolidation and acquisition of twenty seven high quality investment properties located in El Paso and McAllen, Texas, and Santa Teresa, New Mexico. Additional
acquisitions and developments are pending in these same markets and in San
Antonio, Laredo and Albuquerque. The aggregate worth of TID's holdings is approximately $135,000,000. On an annual basis, TID expects to acquire additional property through build-to-suits and purchases totaling between
$70,000,000 and $100,000,000. TID's near-term strategic acquisitions and developments that are under contract total approximately one million square feet of space, with a value exceeding $37,000,000. TID's total invested capital at the end of 2006 is expected to be $250 million. Kevin L. Reid is the chairman of the board of TID, with Ben F. Spencer serving as the Chief Executive Officer.
Ron W. Mills is the President of TID and is responsible for development, leasing and land sales.

THE PROPERTIES. The STF Portfolio comprises 19 industrial flex and warehouse/distribution buildings totaling approximately 1,200,274 square feet located in El Paso and McAllen, Texas and Santa Teresa, New Mexico. Of the
portfolio's net rentable area, approximately 120,027 square feet (10.0%) is office area and 1,080,247 square feet (90.0%) is warehouse area. The portfolio is leased to approximately 61 tenants and is approximately 89.4% occupied. The portfolio properties were built between 1982 and 2001 and have a weighted average rent of approximately $4.26 per square foot. Major portfolio tenants include: ADC Telecommunications (approximately 333,800 square feet), West
Distributors, Inc. (approximately 174,860 square feet) and Aztec Imports
(approximately 56,000 square feet). These tenants occupy approximately 564,660 square feet, or approximately 47% of the portfolio's net rentable area.

RELEASE. Provided that no event of default exists under the related mortgage loan documents, at any time after the earliest permitted defeasance lockout date, individual STF Portfolio properties may be released from the lien of the mortgage, subject to the satisfaction of certain conditions, including, but not limited to: a partial release payment to the mortgagee in the amount equal to
125% of the allocated loan amount for each parcel being released, up to a maximum of $9,800,000, which is 20% of the loan amount.

THE MARKET(1). The STF Portfolio contains 19 individual properties located in the El Paso/Santa Teresa and McAllen market areas. The El Paso/Santa Teresa market area is comprised of 5 properties of approximately 53,640,000 square feet of industrial space with a 2006 year-end average occupancy of approximately
88.8%. Average rents for the area were between $3.00 and $5.00 per square foot.
The mortgaged properties in the El Paso market area are considered Class "A" and
"B" office/warehouse properties located in the southeast submarket that have excellent access to all of the city's major thoroughfares via IH-10, US 54, US
62, SH 375 and SR 20.

The McAllen/Mission/Pharr industrial market is comprised of 14 properties of approximately 15,785,171 square feet with an occupancy rate of approximately
97.8% as of the first quarter 2006. Rental rates in this market as of the first quarter 2006 were approximately $4.00 per square foot, which is up from approximately $3.96 in 2005. The mortgaged properties located in the
McAllen/Mission/Pharr market are considered Class "B" bulk warehouses.

PROPERTY MANAGEMENT. The mortgaged property is managed by Titan Development of
Texas, LLC, an affiliate of TID.

(1)   Certain information was obtained from the STF Portfolio property appraisal, dated June 15, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

                                     A-3-66

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

             NUMBER OF                                         % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT     RENT      SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR         EXPIRING     EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP          127,574      10.6%           NAP       NAP        127,574       10.6%            NAP        NAP
2007 & MTM      10           47,795       4.0     $  215,623       4.7%       175,369       14.6%     $  215,623        4.7%
2008            21          162,684      13.6        809,923      17.6        338,053       28.2%     $1,025,546       22.3%
2009            17          224,927      18.7        937,007      20.4        562,980       46.9%     $1,962,553       42.7%
2010            13          283,494      23.6      1,227,704      26.7        846,474       70.5%     $3,190,257       69.4%
2011             0                0       0.0              0       0.0        846,474       70.5%     $3,190,257       69.4%
2012             2          353,800      29.5      1,408,248      30.6      1,200,274      100.0%     $4,598,505      100.0%
2013             0                0       0.0              0       0.0      1,200,274      100.0%     $4,598,505      100.0%
2014             0                0       0.0              0       0.0      1,200,274      100.0%     $4,598,505      100.0%
2015             0                0       0.0              0       0.0      1,200,274      100.0%     $4,598,505      100.0%
2016             0                0       0.0              0       0.0      1,200,274      100.0%     $4,598,505      100.0%
2017             0                0       0.0              0       0.0      1,200,274      100.0%     $4,598,505      100.0%
AFTER            0                0       0.0              0       0.0      1,200,274      100.0%     $4,598,505      100.0%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:          63        1,200,274     100.0%    $4,598,505     100.0%
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                 PROPERTY SUMMARY

                                                YEAR BUILT/
                                                   YEAR        SQUARE
PROPERTY NAME                LOCATION            RENOVATED      FEET      OCCUPANCY
-----------------------------------------------------------------------------------

101 LINDBERGH DRIVE          Santa Teresa, NM      2001         333,800     100.0%
1313 DON HASKINS DRIVE       El Paso, TX           1985         174,860     100.0%
4403 WEST MILITARY HIGHWAY   McAllen, TX           1998         112,104      90.1%
4200 WEST MILITARY HIGHWAY   McAllen, TX           1987          80,220     100.0%
9701 PAN AMERICAN DRIVE      El Paso, TX           1989          80,000     100.0%
1328 EAST HACKBERRY AVENUE   McAllen, TX           1983          45,734     100.0%
2660 AIRPORT ROAD            Santa Teresa, NM      2000          31,906      63.3%
4301 WEST MILITARY HIGHWAY   McAllen, TX           1992          52,500     100.0%
5800 SOUTH 42ND STREET       McAllen, TX           1999          41,400      36.2%
1300 EAST HACKBERRY AVENUE   McAllen, TX           1996          34,500      27.5%
9515 PLAZA CIRCLE            El Paso, TX           1989          38,400       0.0%
1200 EAST HACKBERRY AVENUE   McAllen, TX           1994          27,500     100.0%
6200 SOUTH 35TH STREET       McAllen, TX           1990          24,000      75.0%
3600 WEST MILITARY HIGHWAY   McAllen, TX           1982          21,000     100.0%
3500 WEST MILITARY HIGHWAY   McAllen, TX           1985          20,000     100.0%
3500 DURANGO AVENUE          McAllen, TX           1990          21,000      57.1%
7001 SOUTH 33RD STREET       McAllen, TX           1995          20,000     100.0%
6412 SOUTH 36TH STREET       McAllen, TX           1989          20,160     100.0%
6901 SOUTH 33RD STREET       McAllen, TX           1990          21,190     100.0%
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       1,200,274      89.4%
-----------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

                                                            PROPERTY'S   ALLOCATED LOAN
PROPERTY NAME                         TOP TENANT             % OF GLA       BALANCE
---------------------------------------------------------------------------------------

101 LINDBERGH DRIVE          ADC Telecommunications            27.8%      $12,854,215
1313 DON HASKINS DRIVE       West Distributors, Inc.           14.6%        6,694,823
4403 WEST MILITARY HIGHWAY   Logistics Outsource                9.3%        5,671,505
4200 WEST MILITARY HIGHWAY   IMI Cornelius, Inc.                6.7%        3,253,886
9701 PAN AMERICAN DRIVE      Aztec Imports                      6.7%        2,603,889
1328 EAST HACKBERRY AVENUE   Main Fine LLC                      3.8%        2,174,453
2660 AIRPORT ROAD            Anamarc Enterprises, Inc.          2.7%        2,171,336
4301 WEST MILITARY HIGHWAY   Datacom Custom Manufacturing       4.4%        1,766,061
5800 SOUTH 42ND STREET       Mirsa Manufacturing, LLC           3.4%        1,726,313
1300 EAST HACKBERRY AVENUE   KCI Therapeutic Services           2.9%        1,589,144
9515 PLAZA CIRCLE                                               3.2%        1,477,693
1200 EAST HACKBERRY AVENUE   The Glidden Co.                    2.3%        1,440,283
6200 SOUTH 35TH STREET       GTECH Corporation                  2.0%        1,071,639
3600 WEST MILITARY HIGHWAY   RVG                                1.7%          918,103
3500 WEST MILITARY HIGHWAY   McAllen Metal Stampings            1.7%          803,535
3500 DURANGO AVENUE          Hankyu International               1.7%          736,508
7001 SOUTH 33RD STREET       Essex Group, Inc.                  1.7%          695,981
6412 SOUTH 36TH STREET       Fujitsu Ten Corp. of America       1.7%          688,187
6901 SOUTH 33RD STREET       Noma Technologies, LP              1.8%          662,446
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                   $49,000,000
---------------------------------------------------------------------------------------

                                     A-3-67

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   MARKET SUMMARY(1)

                                                    OCCUPANCY              RENT PSF
                                                -----------------   -----------------------
                                                                                              PERCENTAGE
PROPERTY NAME                LOCATION           PROPERTY   MARKET   PROPERTY      MARKET      OF OFFICE    CLEAR HEIGHT
-----------------------------------------------------------------------------------------------------------------------

1200 EAST HACKBERRY AVENUE   McAllen, TX          100.0%    97.8%    $5.35        $4.00          26.0%        18 feet
1300 EAST HACKBERRY AVENUE   McAllen, TX           27.5%    97.8%    $4.64        $4.00           7.0%        20 feet
1328 EAST HACKBERRY AVENUE   McAllen, TX          100.0%    97.8%    $4.36        $4.00          24.0%        20 feet
3500 DURANGO AVENUE          McAllen, TX           57.1%    97.8%    $4.32        $4.00          12.0%        20 feet
4301 WEST MILITARY HIGHWAY   McAllen, TX          100.0%    97.8%    $3.60        $4.00           7.0%        25 feet
3600 WEST MILITARY HIGHWAY   McAllen, TX          100.0%    97.8%    $4.49        $4.00           8.0%        16 feet
3500 WEST MILITARY HIGHWAY   McAllen, TX          100.0%    97.8%    $4.20        $4.00          10.0%        17 feet
4200 WEST MILITARY HIGHWAY   McAllen, TX          100.0%    97.8%    $4.23        $4.00          10.0%        20 feet
4403 WEST MILITARY HIGHWAY   McAllen, TX           90.1%    97.8%    $5.17        $4.00           8.0%        24 feet
5800 SOUTH 42ND STREET       McAllen, TX           36.2%    97.8%    $4.20        $4.00           6.0%        20 feet
6200 SOUTH 35TH STREET       McAllen, TX           75.0%    97.8%    $4.68        $4.00          16.0%        17 feet
6412 SOUTH 36TH STREET       McAllen, TX          100.0%    97.8%    $4.20        $4.00           8.0%        18 feet
6901 SOUTH 33RD STREET       McAllen, TX          100.0%    97.8%    $4.08        $4.00           7.0%        20 feet
7001 SOUTH 33RD STREET       McAllen, TX          100.0%    97.8%    $4.32        $4.00          12.0%        16 feet
9701 PAN AMERICAN DRIVE      El Paso, TX          100.0%    88.8%    $3.30     $3.00-$5.00        3.0%        20 feet
9515 PLAZA CIRCLE            El Paso, TX            0.0%    88.8%       $0     $3.00-$5.00        5.0%        20 feet
1313 DON HASKINS DRIVE       El Paso, TX          100.0%    88.8%    $4.34     $3.00-$5.00        6.0%        24 feet
101 LINDBERGH DRIVE          Santa Teresa, NM     100.0%    88.8%    $3.86     $3.00-$5.00        7.0%        28 feet
2660 AIRPORT ROAD            Santa Teresa, NM      63.3%    88.8%    $8.80     $3.00-$5.00       71.0%        16 feet
-----------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the STF Portfolio appraisal, dated
      June 15, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related property appraisal.

                                     A-3-68

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

                         [MAP OF STF PORTFOLIO OMITTED]

                                     A-3-69

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               BALDWIN PARK RETAIL
--------------------------------------------------------------------------------

                    [2 PHOTOS OF BALDWIN PARK RETAIL OMITTED]

                                     A-3-70

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               BALDWIN PARK RETAIL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $41,500,000
CUT-OFF DATE PRINCIPAL BALANCE:      $41,500,000
ANNEX NUMBER (% OF POOL BY IPB):     10(1.6%)
LOAN SELLER:                         CIBC Inc.
BORROWER:                            RP Baldwin Retail, LLC
SPONSOR:                             RP Realty Partners Fund II, L.P.
ORIGINATION DATE:                    09/14/07
INTEREST RATE:                       6.83000%
INTEREST-ONLY PERIOD:                24 months
MATURITY DATE:                       10/01/17
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION(1):                  L(23),Def(93),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Springing
ADDITIONAL DEBT(2):                  $11,000,000
ADDITIONAL DEBT TYPE(2):             Mezzanine Loan
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL        MONTHLY
                                                     ---------------------------
TAXES(3):                                             $1,080,000      $90,000
INSURANCE(4):                                                 $0           $0
CAPEX:                                                   $15,205       $1,521
TI/LC(5):                                                     $0       $8,363
OTHER(6):                                             $1,889,700           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Retail -- Anchored
SQUARE FOOTAGE:                      182,463
LOCATION:                            Orlando, FL
YEAR BUILT/RENOVATED(7):             2007
OCCUPANCY:                           87.8%
OCCUPANCY DATE:                      08/28/07
NUMBER OF TENANTS:                   49
UW REVENUES:                         $5,363,940
UW EXPENSES:                         $1,506,584
UW NOI:                              $3,857,356
UW NET CASH FLOW:                    $3,736,839
APPRAISED VALUE(8):                  $57,000,000
APPRAISAL DATE(8):                   12/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $227
CUT-OFF DATE LTV(7):                 72.8%
MATURITY DATE LTV(7):                65.7%
UW IO DSCR:                          1.30x
UW DSCR:                             1.15x
--------------------------------------------------------------------------------

(1)   The mortgaged property is part of a mixed-use planned development and, accordingly, subject to certain restrictive covenants of record (the
      "Restrictive Covenants"). The declarant under the Restrictive Covenants retained the right to purchase the mortgaged property or compel a sale of the mortgaged property (collectively, the "Purchase Option") upon the breach of certain covenants contained in the Restrictive Covenants. The loan documents provide that if the declarant were to exercise these rights prior to the 2nd anniversary of the securitization closing date, then the borrower will prepay the mortgage loan, accompanied by a yield maintenance premium.

(2)   The Mezzanine Loan has a current unpaid principal balance of $11,000,000 and is secured by 100% of the membership interests in the Borrower and
      100% of the membership interests in an affiliate of the Borrower (the
      "Borrower Affiliate Party"). The Borrower Affiliate Party owns the residential apartments (the "Apartments") located on the 2nd and 3rd floors of a portion of the Baldwin Park Retail collateral. The Apartments are not collateral for the Loan. The Mezzanine Loan is cross-defaulted with the Baldwin Park Retail Loan and the mortgage loan secured by the residential apartments.

(3)   Lender is escrowing for real estate taxes on the Property and, until the
      Apartments are separately assessed for real estate taxes (expected to occur January 1, 2008), the Apartments.

(4)   Lender waived the collection of reserves for payment of insurance premiums so long as Borrower timely pays for and renews all policies of insurance required to be maintained under the Loan documents and no event of default has occurred under the Loan.

(5)   Ongoing TI/LC reserves will be collected at a rate of $100,354.68 per year on a monthly basis, capped at $301,064.00 and replenished if drawn upon.

(6)   (i) At origination, the borrower deposited $1,409,230 into an escrow account representing tenant improvement costs and allowances and deposited
      $480,470 into an escrow account representing rent and reimbursements for tenants with signed leases that are not yet in occupancy or open for business.

      (ii) There are certain charges, assessments and dues that are paid to the
      Baldwin Park Association and the Majestic Commercial Condominium Owner's
      Association, Inc. from to time. Lender has waived the collection of reserves for payment of such items so long as Borrower timely pays these items and no event of default occurs.

(7)   A portion of the mortgaged property was constructed in 2004, 2005 and
      2006, with 100% completion in 2007.

(8)   The loan-to-value ratio was calculated using "as-stabilized" values. The
      "as-is" appraised value for the mortgage loan is $55,000,000 and the loan-to-value ratio is 75.5%.

                                     A-3-71

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               BALDWIN PARK RETAIL
--------------------------------------------------------------------------------

THE LOAN. The Baldwin Park Retail mortgage loan is secured by the first lien mortgage in a fee interest in an approximately 182,463 square foot anchored retail property located in Orlando, Florida.

THE BORROWER. The borrowing entity is RP Baldwin Retail, LLC, a Delaware limited liability company and a single purpose entity, which is 100% owned by RP Baldwin
Retail Holdings, LLC, a Delaware limited liability company which, in turn, is
100% owned by RP Realty Partners Fund II, L.P. ("RPRP"). RPRP was organized on
September 18, 2006 as a limited partnership for the purpose of acquiring real estate related investments located primarily in the United States. During the period that the Partnership capital was being raised, the mortgaged property was acquired by an affiliated entity, Rubin Pachulski Properties ("RPP-36"), under agreements that provided for the transfer of RPP-36's assets including the mortgaged property to RPRP. On December 31, 2006 RPP-36 transferred all its properties to RPRP. As of March 31, 2007, RPRP held 8 separate real estate holdings with a fair asset value of approximately $211 million consisting of
667,239 square feet of retail space and 177 multi family units. RPRP is the guarantor of the non-recourse carve-outs.

THE PROPERTY. The Baldwin Park Retail mortgaged property consists of the 182,463 square foot anchored retail component of the 1,093 acre master planned community known as Baldwin Park Village. The collateral is segregated into four separate sections under a city block concept: Section A (90,808 square feet), Section B
(50,822 square feet), Section C (15,793 square feet) and Section D (25,040 square feet). Two of the collateral buildings contain single tenants consisting of the Publix space and a coffee shop (1,500 square feet), while the remaining collateral space is located on the first floor of several three-story buildings.
These three-story buildings have residential apartments located on the second and third floors, which are not part of the collateral. The balance of the
Baldwin Park Village master planned community consists of residential and office space.

SIGNIFICANT TENANTS.

Publix Super Markets, Inc. ("Publix") was founded in 1930 and is the largest and fastest growing employee-owned supermarket chain in the United States. Publix had an employee count of more than 143,000 and 907 stores located in Florida
(655), Georgia (168), South Carolina (39), Alabama (28) and Tennessee (17). For
the second quarter of 2007, Publix's sales were $5.7 billion, a 5.9% increase from last year's $5.3 billion. Comparable-store sales for the second quarter of
2007 increased 4%.

CVS Caremark Corporation ("CVS") was created in 2007 through the merger of CVS
Corporation and Caremark Rx, Inc. CVS is the nation's largest retail pharmacy chain with approximately 6,200 stores across 38 states. In 2004, CVS completed its integration of over 1,200 Eckerd drugstores and in 2006, they completed the integration of 700 Sav-on and Osco drugstores acquired from Albertsons. Net revenues for the second quarter ended June 30, 2007, increased $10.1 billion to
$20.7 billion, up from $10.6 billion during the comparable 2006 period. Same store sales rose 5.7%. For the second quarter ended June 30, 2007, net earnings increased 114.1% to $723.6 million compared to net earnings of $337.9 million in the comparable 2006 period.

THE MARKET(1). Baldwin Park Retail is located along New Broad Street in the heart of the Baldwin Park Village master planned community in Orlando, Florida.
Regional access is via Interstate 4, north of the East-West Expressway.

The overall Orlando retail market had total inventory of approximately
30,281,000 square feet as of the 2nd quarter of 2007, with an average vacancy rate of 5.4% and an average asking rent of $18.55 per square foot. As of the 2nd quarter of 2007, Baldwin Park Retail's Northeast submarket had total retail inventory of approximately 9,527,000 square feet (approximately 31.5% of the total metro Orlando retail market) with a vacancy factor of 6.2% with an average asking rent of 17.58 per square foot. Non-anchor asking rents range from $10.54 to $28.82 per square foot. For anchor space, asking rents range from $3.58 to
$18.98 per square foot. By year-end 2008, vacancy is expected to fall to 5.4%
with rents expected to increase to $18.75 per square foot.

Within a 1-, 3-, and 5- mile radius, the population was 6,293, 92,187 and
288,166, respectively, with an average household income of $56,736, $72,370,
$68,345, respectively.

PROPERTY MANAGEMENT. The mortgaged property is managed by RP Realty Partners
Fund II, L.P., an affiliate of the borrower.

(1)   Certain information was obtained from the Baldwin Park Retail appraisal, dated April 15, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal. Additional neighborhood and community shopping center market information from an Orlando, Florida REIS report as of the second quarter 2007.

                                     A-3-72

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               BALDWIN PARK RETAIL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                                                                                                  LEASE
                                 RATINGS(1)                   % OF       ANNUAL                                 EXPIRATION
TENANT NAME                  MOODY'S/S&P/FITCH   TOTAL SF   TOTAL SF   BASE RENT    BASE RENT PSF   SALES PSF     YEAR(2)
--------------------------------------------------------------------------------------------------------------------------

ANCHORS
PUBLIX                                             45,971     25.1%    $  448,217      $  9.75        $614         2024
CVS                            Baa2/BBB+/BBB       14,101      7.7        352,525      $ 25.00        $600         2021
                                                 -----------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                         60,072     32.9%    $  800,742      $ 13.33
TOP 10 TENANTS
LAGO                                                7,216      3.9%    $  194,832      $ 27.00                     2016
BALDWIN HARBOR                                      5,299      2.9        140,529      $ 26.52                     2010
310 PARK SOUTH                                      5,000      2.7        135,000      $ 27.00                     2011
NEW BROAD STREET REALTY                             4,556      2.5        200,004      $ 43.90                     2012
AMSOUTH BANK                     Aa3/NR/A+          3,880      2.1        166,219      $ 42.84                     2016
PEOPLE'S CHOICE AESTHETIC                           3,816      2.0         91,584      $ 24.00                     2010
MY ART STUDIO                                       3,574      1.9         89,350      $ 25.00                     2014
COLIBRI MEXICAN CUISINE                             2,807      1.5         70,175      $ 25.00                     2011
LOCO MOTION                                         2,783      1.5         68,462      $ 24.60                     2010
CGE ENTERPRISES (SALON)                             2,773      1.5         66,552      $ 24.00                     2011
                                                 -----------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                         41,704     22.8%    $1,222,707      $ 29.32
REMAINING INLINE SPACE                            140,759     77.1%    $1,580,589      $ 11.23
                                                 -----------------------------------------------
VACANT SQUARE FEET:                                22,317     12.2%           NAP          NAP
TOTAL OWNED GLA:                                  182,463              $3,604,038
TOTAL CENTER GLA:                                 182,463
--------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Lease expiration dates represent earliest expiration dates for multiple space tenant leases.

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                            % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES       FEET     % OF GLA    BASE RENT     RENT      SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
YEAR         EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

VACANT           8        22,317      12.2%    $        0       0.0%     22,317           12.2%             NAP        NAP
2007 & MTM       0             0       0.0              0       0.0      22,317           12.2%      $        0        0.0%
2008             0             0       0.0              0       0.0      22,317           12.2%      $        0        0.0%
2009             3         3,337       1.8        104,063       2.9      25,654           14.1%      $  104,063        2.9%
2010            20        39,554      21.7      1,053,629      29.2      65,208           35.7%      $1,157,692       32.1%
2011            12        23,797      13.0        619,516      17.2      89,005           48.8%      $1,777,208       49.3%
2012             7        13,830       7.6        443,180      12.3     102,835           56.4%      $2,220,388       61.6%
2013             0             0       0.0              0       0.0     102,835           56.4%      $2,220,388       61.6%
2014             1         3,574       2.0         89,350       2.5     106,409           58.3%      $2,309,738       64.1%
2015             0             0       0.0              0       0.0     106,409           58.3%      $2,309,738       64.1%
2016             3        13,246       7.3        416,950      11.6     119,655           65.6%      $2,726,688       75.7%
2017             1         2,736       1.5         76,608       2.1     122,391           67.1%      $2,803,296       77.8%
AFTER            2        60,072      32.9        800,742      22.2     182,463          100.0%      $3,604,038      100.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:          57       182,463     100.0%    $3,604,038     100.0%
-------------------------------------------------------------------------------------------------------------------------------

                                     A-3-73

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--------------------------------------------------------------------------------
                               BALDWIN PARK RETAIL
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                               PORTOLA PLAZA HOTEL
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                               PORTOLA PLAZA HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $40,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $40,000,000
ANNEX NUMBER (% OF POOL BY IPB):     11 (1.6%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            Custom House Hotel, L.P.
ORIGINATION DATE:                    08/01/07
INTEREST RATE:                       5.44650%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       08/01/17
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(91),O(4)
CROSS COLLATERALIZATION:             No
LOCK BOX:                            No
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                          INITIAL     MONTHLY
                                                      --------------------------
TAXES:                                                          $0          $0
INSURANCE:                                                      $0          $0
REQUIRED REPAIRS:                                          $21,250          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Hotel -- Full Service
ROOMS:                               379
LOCATION:                            Monterey, CA
YEAR BUILT/RENOVATED:                1977/2006
OCCUPANCY:                           72.6%
OCCUPANCY DATE:                      05/30/07
HISTORICAL NOI:
  2005:                              $7,807,886
  2006:                              $9,631,805
UW REVENUES:                         $26,978,088
UW EXPENSES:                         $18,449,293
UW NOI:                              $8,528,796
UW NET CASH FLOW:                    $7,449,672
APPRAISED VALUE:                     $104,500,000
APPRAISAL DATE:                      04/06/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $105,541
CUT-OFF DATE LTV:                    38.3%
MATURITY DATE LTV:                   38.3%
UW DSCR:                             3.37x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                        PROPERTY HISTORICAL OPERATING STATISTICS

            OCCUPANCY                                  ADR                                       REVPAR
---------------------------------   -----------------------------------------   -----------------------------------------
  2005     2006     TTM       UW      2005       2006        TTM        UW        2005       2006        TTM        UW
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
66.80%   69.00%   72.60%   70.20%   $ 162.06   $ 175.34   $ 183.84   $ 179.99   $ 108.24   $ 121.06   $ 133.46   $ 126.35
-------------------------------------------------------------------------------------------------------------------------

                                     A-3-77

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                             ZEMAN CROSSED PORTFOLIO
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                             ZEMAN CROSSED PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $39,005,000
CUT-OFF DATE PRINCIPAL BALANCE:      $39,005,000
ANNEX NUMBER (% OF POOL BY IPB):     12(1.5%)

LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWERS:                           Forest Hills Village MHC LLC,
                                     Whispering Sands LLC and
                                     Weatherstone Lakes LLC
SPONSOR:                             Edward C. Zeman
ORIGINATION DATE:                    07/12/07
INTEREST RATE:                       6.51700%
INTEREST-ONLY PERIOD:                24 months
MATURITY DATE:                       08/01/12
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(28),O(7)
CROSS COLLATERALIZATION:             Yes
LOCK BOX:                            No
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL        MONTHLY
                                                    ----------------------------
TAXES(1):                                                    $0          $0
INSURANCE(1):                                                $0          $0
REQUIRED REPAIRS:                                      $120,908          $0
CAPEX:                                                       $0      $5,587
HOLDBACK(2):                                         $3,853,182          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio
TITLE:                               Fee
PROPERTY TYPE:                       Manufactured Housing
UNITS:                               1,356
LOCATIONS:                           Machesney Park
                                     and Lovers Park, IL,
                                     Sauk Village, IL and
                                     Valparaiso, IN
YEAR BUILT/RENOVATED:                Various
OCCUPANCY:                           86.3%
OCCUPANCY DATE:                      06/19/07
HISTORICAL NOI:
  2006:                              $2,701,680
UW REVENUES:                         $4,912,484
UW EXPENSES:                         $1,489,622
UW NOI(3):                           $3,422,862
UW NET CASH FLOW:                    $3,335,062
APPRAISED VALUE:                     $56,890,000
APPRAISAL DATE:                      06/13/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $28,765
CUT-OFF DATE LTV:                    68.6%
MATURITY DATE LTV:                   66.3%
UW IO DSCR(3):                       1.30x
UW DSCR(3):                          1.13x
--------------------------------------------------------------------------------

(1)   Upon the occurrence and during the continuance of an event of default under the mortgage loan documents, the related borrower is required to pay the mortgagee 1/12th of the taxes and insurance premiums that the mortgagee estimates will be payable within the following 12-month period.
      In lieu of making the foregoing payments each year, the related borrower may elect to deliver a letter of credit in the face amount of $472,834.

(2)   Holdback funds in the amount of $3,853,182 will be released upon the achievement of a DSCR greater than or equal to 1.20x calculated on an amortizing basis.

(3)   The difference in 2006 NOI and UW NOI can be attributed to the increase in revenue from underwritten rental rate bump, $325,440 ($20 per unit), that will take place on January 1st, 2008. Vacancy/Credit Loss is underwritten based on the actual vacancy of each respective mortgaged property.
      Underwritten expenses were based on appraiser's concluded expense levels and consistent with historical operations at the mortgaged property.
      Additionally, the 2006 NOI does not account for the Forest View mortgaged property, which was recently acquired by the related borrower in connection with the property financing.

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO SUMMARY(1)

                                                                                                      WEIGHTED AVERAGE
                                          NUMBER     ALLOCATED     CURRENT     MARKET     VALUE PER       MONTHLY          MONTHLY
PROPERTY NAME      LOCATION              OF PADS   LOAN BALANCE   OCCUPANCY   OCCUPANCY    UNIT(2)      ASKING RENT      MARKET RENT
------------------------------------------------------------------------------------------------------------------------------------

FOREST VIEW(3)     Machesney Park
                   and Lovers Park, IL     933     $30,874,000      93.0%       90.1%      $47,301          $240             $377
WHISPERING SANDS   Valparaiso, IN          329     $ 6,241,000      68.4%       87.1%      $32,039          $315             $304
SAUK TRAIL MHC     Sauk Village, IL         94     $ 1,890,000      83.0%       92.0%      $30,314          $410             $427
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the Forest View mortgaged property appraisal, the Whispering Sands mortgaged property appraisal and the Sauk
      Trail MHC mortgaged property appraisal, each dated June 20, 2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisals.

(2)   The Value Per Unit numbers are calculated using the direct capitalization method of valuation.

(3)   The Forest View mortgaged property represents two communities that the related borrower is merging: the Forest View community, representing approximately 330 units and the Forest Hills mortgaged property, representing approximately 603 units. The borrower is refinancing the
      Forest Hills mortgaged property and acquiring the Forest View mortgaged property.

                                     A-3-79

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                        INTERNATIONAL ALUMINUM PORTFOLIO
--------------------------------------------------------------------------------

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STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                        INTERNATIONAL ALUMINUM PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $39,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $39,000,000
ANNEX NUMBER (% OF POOL BY IPB):     13(1.5%)

LOAN SELLER:                         CIBC Inc.
BORROWER:                            Alum Landlord (De) Qrs
                                     16-105, Inc.
SPONSOR:                             Corporate Property
                                     Associates 16-Global Inc.
ORIGINATION DATE:                    06/25/07
INTEREST RATE:                       6.50000%
INTEREST-ONLY PERIOD:                36 months
MATURITY DATE:                       07/01/17
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Springing
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL       MONTHLY
                                                   -----------------------------
TAXES(1):                                                    $0          $0
INSURANCE(1):                                                $0          $0
CAPEX(2):                                                    $0          $0
TI/LC(3):                                                    $0          $0
ENVIRONMENTAL(4):                                    $1,283,250          $0
ENGINEERING(5):                                              $0          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio
TITLE:                               Fee
PROPERTY TYPE:                       Industrial -- Warehouse/Distribution
SQUARE FOOTAGE:                      757,266
LOCATION:                            Various
YEAR BUILT/RENOVATED:                Various
OCCUPANCY:                           100.0%
OCCUPANCY DATE:                      04/01/07
NUMBER OF TENANTS:                   1
UW REVENUES:                         $4,076,802
UW EXPENSES:                         $81,538
UW NOI:                              $3,995,264
UW NET CASH FLOW:                    $3,995,264
APPRAISED VALUE:                     54,400,000
APPRAISAL DATE:                      Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $52
CUT-OFF DATE LTV:                    71.7%
MATURITY DATE LTV:                   65.4%
UW IO DSCR:                          1.55x
UW DSCR:                             1.35x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                  PROPERTY SUMMARY

                                                                RENTABLE
                                                YEAR BUILT/      SQUARE
PROPERTY NAME               LOCATION           YEAR RENOVATED     FEET      OCCUPANCY
-------------------------------------------------------------------------------------

720 CEL-RIVER ROAD          Rock Hill, SC           1985          69,572      100.0%
2000 SILBER ROAD            Houston, TX             1983          57,000      100.0%
2500 EAST CHAMBERS STREET   Phoenix, AZ             1995          99,000      100.0%
3663 BANDINI BOULEVARD      Los Angeles, CA         1985         134,640      100.0%
5625 FIRESTONE BOULEVARD    South Gate, CA       1969/1999       149,200      100.0%
6969 WEST 73RD STREET       Bedford Park, IL     1982/1998        99,000      100.0%
30526 SAN ANTONIO STREET    Hayward, CA          1977/2005       148,854      100.0%
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          757,266      100.0%
-------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

                                                                               ALLOCATED
                                                                   LEASE          LOAN
PROPERTY NAME                           TOP TENANT               EXPIRATION     BALANCE
-----------------------------------------------------------------------------------------

720 CEL-RIVER ROAD          International Aluminum Corporation      2027      $ 1,500,000
2000 SILBER ROAD            International Aluminum Corporation      2027        2,400,000
2500 EAST CHAMBERS STREET   International Aluminum Corporation      2027        5,900,000
3663 BANDINI BOULEVARD      International Aluminum Corporation      2027        7,600,000
5625 FIRESTONE BOULEVARD    International Aluminum Corporation      2027        8,400,000
6969 WEST 73RD STREET       International Aluminum Corporation      2027        4,800,000
30526 SAN ANTONIO STREET    International Aluminum Corporation      2027        8,400,000
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                       $39,000,000
-----------------------------------------------------------------------------------------

(1)   The Borrower is not required to pay tax or insurance impounds as long as the lease (the "Primary Lease") of the mortgaged properties to
      International Aluminum ("Primary Tenant") is in full force and effect with no monetary Event of Default (as defined in the Primary Lease), no sale of the properties to other than to a Pre-approved Buyer (as defined in the mortgage) has occurred, and Primary Tenant pays all taxes and assessments with respect to the property and maintains the insurance required pursuant to the mortgages.

(2)   No CapEx reserves are collected unless the Primary Lease terminates, the
      Primary Tenant fails to perform required repairs, or a "Non-Preapproved
      Sale" occurs. If any of the foregoing occurs, Borrower is to commence making monthly Cap Ex deposits at the following square footage rates for each property: 1/12 of $.02 per rentable square foot ("rsf") for 720
      Cel-River Road; 1/12 of .38 per rsf for the 2000 Silber Road; 1/12 of $.07
      per rsf for 2500 East Chambers Street; 1/12 of $.07 per rsf for 3663
      Bendini Boulevard; 1/12 of $.27 per rsf for 5625 Firestone Boulevard; 1/12
      of $.04 per rsf for 30526 San Antonio Street; and 1/12 of $.33 per rsf for
      6969 West 73rd Street.

(3)   No TI/LC reserves are collected unless a Non-Preapproved Sale occurs.
      Commencing on the first Monthly Payment Date following a Non-Preapproved
      Sale, Borrower is required to pay lender a deposit to the TI/LC reserve in an amount equal to 1/12 of $.20 per rentable square foot for each property.

(4)   The Environmental Reserve was established to secure the performance of environmental remediation required to be performed under the Primary Lease with respect to 5625 Firestone Boulevard ($99,000), 3663 Bendini Boulevard
      ($747,750) and 30526 San Antonio Street ($436,500). Upon completion of such remediation as required under the mortgage, Borrower is entitled to receive a disbursement of the balance in the Environmental Reserve.

(5)   Engineering reserves were waived provided Borrower causes Primary Tenant to perform the applicable Deferred Maintenance items required under the
      Primary Lease within 120 days from closing. In the event that Borrower has not caused such work to be completed, then Borrower shall pay to Lender for deposit into the Engineering reserve the following amounts with respect to each property: $5,013 for 720 Cel-River Road; $72,500 for 2000
      Silber Road; $22,550 for 2500 East Chambers Street; $36,050 for 3663
      Bendini Boulevard; $23,750 for 5625 Firestone Boulevard; and $688 for 6969
      West 73rd Street.

                                     A-3-81

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--------------------------------------------------------------------------------
                               PILLSBURY WINTHROP
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--------------------------------------------------------------------------------
                               PILLSBURY WINTHROP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $39,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $39,000,000
ANNEX NUMBER (% OF POOL BY IPB):     14(1.5%)
LOAN SELLER:                         CIBC Inc.
BORROWER:                            SCP 2004B-Palo Alto GL, LLC
SPONSOR:                             Murray Goodman
ORIGINATION DATE:                    09/21/07
INTEREST RATE:                       6.98000%
INTEREST-ONLY PERIOD:                60 months
MATURITY DATE:                       10/01/17
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(23),Def(93),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Springing
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL       MONTHLY
                                                     ---------------------------
TAXES:                                                  $314,420      $31,442
INSURANCE:                                              $15,677       $3,135
CAPEX:                                                  $0            $0
TI/LC(1):                                               $0            $83,333
OTHER(2):                                               $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Leasehold
PROPERTY TYPE:                       Office -- Suburban
SQUARE FOOTAGE:                      82,000
LOCATION:                            Palo Alto, CA
YEAR BUILT/RENOVATED:                2003
OCCUPANCY:                           100.0%
OCCUPANCY DATE:                      09/01/07
NUMBER OF TENANTS:                   1
HISTORICAL NOI:
  2005:                              $4,270,968
  2006:                              $4,659,122
UW REVENUES:                         $6,007,762
UW EXPENSES:                         $1,716,165
UW NOI:                              $4,291,597
UW NET CASH FLOW:                    $4,115,297
APPRAISED VALUE:                     $53,380,000
APPRAISAL DATE:                      06/26/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $476
CUT-OFF DATE LTV:                    73.1%
MATURITY DATE LTV:                   69.2%
UW IO DSCR:                          1.49x
UW DSCR:                             1.32x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS

                             RATINGS(3)
TENANT NAME              MOODY'S/S&P/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------

PILLSBURY WINTHROP LLP          N/A           82,000       100.0%          $ 74.92               2013
-------------------------------------------------------------------------------------------------------------

(1)   Ongoing TI/LC reserves will be collected at a rate of $1,000,000 per year on a monthly basis.

(2)   The lender will institute an all excess cash flow sweep if Pillsbury
      Winthrop LLP fails to exercise its renewal option one year prior to lease expiration. The cash flow sweep will cease upon Pillsbury Winthrop LLP renewing its lease with the Borrower or if Borrower has executed an acceptable replacement lease or leases.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-83

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                EVERBANK BUILDING
--------------------------------------------------------------------------------

                          [PHOTO OF EVERBANK BUILDING OMITTED]

           [MAP INDICATING THE LOCATION OF EVERBANK BUILDING OMITTED]

                                     A-3-84

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                EVERBANK BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $38,800,000
CUT-OFF DATE PRINCIPAL BALANCE:      $38,800,000
ANNEX NUMBER (% OF POOL BY IPB):     15(1.5%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            Riverside Avenue Partners, Ltd.
SPONSORS:                            Riverside Avenue Partners, Ltd.
ORIGINATION DATE:                    07/31/07
INTEREST RATE:                       6.21950%
INTEREST-ONLY PERIOD:                60 months
MATURITY DATE:                       08/01/17
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION:                     L(24),Def(91),O(4)
CROSS COLLATERALIZATION:             No
LOCK BOX:                            No
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                No
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                       -------------------------
TAXES:                                                         $0     $49,093
TI/LC:                                                   $468,000          $0
INSURANCE:                                                $85,131     $18,918
REQUIRED REPAIRS:                                        $359,644      $2,550
HOLDBACK(1):                                           $2,725,615          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Office
SQUARE FOOTAGE:                      207,022
LOCATION:                            Jacksonville, FL
YEAR BUILT/RENOVATED:                2007
OCCUPANCY:                           86.1%
OCCUPANCY DATE:                      07/03/07
HISTORICAL NOI(2):                   N/A
NUMBER OF TENANTS:                   10
UW REVENUES:                         $5,275,670
UW EXPENSES:                         $1,932,070
UW NOI:                              $3,343,600
UW NET CASH FLOW:                    $3,157,280
APPRAISED VALUE:                     $51,100,000
APPRAISAL DATE:                      06/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $187
CUT-OFF DATE LTV:                    75.9%
MATURITY DATE LTV:                   71.2%
UW IO DSCR:                          1.29x
UW DSCR:                             1.10x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS

                            RATINGS(3)
TENANT NAME              MOODY'S/S&P/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------

EVERBANK                                      50,746        24.5%          $ 21.00              2017
HARDEN & ASSOCIATES                           28,372        13.7%          $ 21.00              2017
LBA ACCOUNTANTS                               23,735        11.5%          $ 21.00              2017
VOLPE LAW FIRM                                23,735        11.5%          $ 21.00              2017
-------------------------------------------------------------------------------------------------------------

(1)   Holdback funds in the amount of $2,725,615 are held in the following manner: H&E Holdback ($2,289,224), Axcess Sports Holdback ($30,167), Cooke
      Holdback ($183,892), Everbank Holdback ($83,073) and PMH Holdback
      ($139,259). The holdback funds in the amount of $2,725,615 will be released upon the satisfaction of the following criteria: (i) no event of default shall have occurred under the related mortgage loan documents,
      (ii) the tenant for each holdback account will be in physical occupancy of the space, open for business and be paying full rent in accordance with the terms of the lease, (iii) all tenant improvement allowances under the related leases will be paid in full and (iv) the related borrower will have requested the release of the individual holdback in writing, and will have delivered to lender evidence that each of the foregoing conditions has been met. The underwritten occupancy calculations assume that Harden &
      Associates will take occupancy in October of 2007, Axcess Sports will take occupancy in January of 2008, Cooke & Meaux will take occupancy in
      September of 2007 and PMH Attorney will take occupancy in January 2008.

(2)   Historical operating data for this mortgaged property is unavailable as the Everbank Building was built in April 2007 and tenants moved into the property in May of 2007.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-85

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

Annex B-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

ANNEX ID #  LOAN #  SELLER  PROPERTY NAME                    STREET ADDRESS                                   CITY
--------------------------------------------------------------------------------------------------------------------------------

     8        16     JPMCB  Lakeshore Apartments             8210 Lakeshore Trail East Drive                  Indianapolis
    12      20.01           Zeman Crossed Portfolio          Various                                          Various
   12.01      20     JPMCB  Forest View                      11707 North 2nd Street & 7927 Forest Hills Road  Machesney Park and
                                                                                                              Lovers Park
   12.02      21     JPMCB  Whispering Sands                 810 North Elmwood Park                           Valparaiso
   12.03      22     JPMCB  Sauk Trail MHC                   21191 Torrence Avenue                            Sauk Village
    18        28     JPMCB  Ellington Plaza                  1301 U Street, Northwest                         Washington
    23        33     CIBC   Autumn Creek                     1320 North McQueen Road                          Chandler
    24        34     JPMCB  Timber Ridge Apartments          6700 Wall Street                                 Mobile
    26        36     CIBC   Broadstone Stonebriar            5200 Town and Country Boulevard                  Frisco
    28        38     CIBC   Enclave at the Foothills         7300 North Mona Lisa Road                        Tucson
    30        40     CIBC   Union Hills Estates              4101 West Union Hills Drive                      Glendale
    40        51     CIBC   Eagles Landing Apartments        3980 North Major Drive                           Beaumont
    41        52     JPMCB  Wright State Student Apartments  2060, 2070, 2080, 2090 & 2100 Zink Road          Fairborn
    42        53     CIBC   7700 Place                       7700 East Speedway Boulevard                     Tucson
    53        64     CIBC   University Hill Apartments       4704 North University Drive                      Nacogdoches
    54        65     CIBC   Villas At Foxbrick               7150, 7211 Foxbrick Lane                         Houston
    66        77     JPMCB  599 Broadway                     599 Broadway                                     Paterson
    67        78     CIBC   322-326 East 82nd Street         322-326 East 82nd Street                         New York
    68        79     CIBC   Shadow Creek Apartments          2807 Daniel McCall Drive                         Lufkin
    76        87     JPMCB  Deer Trace MHC                   10514 Buck Crossing                              Walton
    83        94     JPMCB  Century Park Apartments          20430 Imperial Valley Drive                      Houston
    87        98     CIBC   Orchard Place Apartments         450 West Orchard Avenue                          Nampa
    91       102     JPMCB  Armon Bay Apartments             6925 South Padre Island Drive                    Corpus Christi
    105      116     CIBC   Campus Park Housing              122 West Falls Avenue                            Twin Falls
    111      122     JPMCB  Woodhill Apartments              7 Patterson Drive                                Glenmont
    115      126     CIBC   Chestnut Hollow Apartments       141 Chestnut Street                              Needham
    116      127     JPMCB  Fall Lake Apartments             1415 Greens Parkway                              Houston
    123      134     CIBC   202 East 21st Street             202 East 21st Street                             New York
    124      135     JPMCB  Bordeaux Apartments              2901 South Brahma Boulevard                      Kingsville
    125      136     JPMCB  Roselawn                         3346 Roselawn Road                               San Antonio
    128      139     CIBC   1582 York Avenue                 1582 York Avenue                                 New York
    129      140     CIBC   206 East 81st Street             206 East 81st Street                             New York
    132      143     CIBC   309 West 43rd Street             309 West 43rd Street                             New York

                                                         NUMBER OF   PROPERTY              PROPERTY                CURRENT
ANNEX ID #   STATE     ZIP CODE    COUNTY                PROPERTIES  TYPE                  SUBTYPE               BALANCE ($)
----------------------------------------------------------------------------------------------------------------------------

     8        IN        46250      Marion                    1       Multifamily           Garden                52,200,000
    12      Various    Various     Various                   3       Manufactured Housing  Manufactured Housing  39,005,000
   12.01      IL     61111, 61115  Winnebago                 1       Manufactured Housing  Manufactured Housing  30,874,000
   12.02      IN        46385      Porter                    1       Manufactured Housing  Manufactured Housing   6,241,000
   12.03      IL        60411      Cook                      1       Manufactured Housing  Manufactured Housing   1,890,000
    18        DC        20009      District of Columbia      1       Mixed Use             Multifamily/Retail    27,300,000
    23        AZ        85225      Maricopa                  1       Multifamily           Garden                21,335,000
    24        AL        36695      Mobile                    1       Multifamily           Garden                20,425,000
    26        TX        75034      Denton                    1       Multifamily           Garden                20,000,000
    28        AZ        85741      Pima                      1       Multifamily           Garden                18,650,000
    30        AZ        85308      Maricopa                  1       Multifamily           Garden                17,970,000
    40        TX        77713      Jefferson                 1       Multifamily           Garden                13,400,000
    41        OH        45234      Greene                    1       Multifamily           Student Housing       12,989,729
    42        AZ        85710      Pima                      1       Multifamily           Garden                12,795,000
    53        TX        75965      Nacogdoches               1       Multifamily           Garden                10,900,000
    54        TX        77338      Harris                    1       Multifamily           Garden                10,740,504
    66        NJ        07514      Passaic                   1       Multifamily           Mid/High Rise          9,000,000
    67        NY        10028      New York                  1       Multifamily           Mid/High Rise          8,720,000
    68        TX        75904      Angelina                  1       Multifamily           Garden                 8,700,000
    76        KY        41094      Boone                     1       Manufactured Housing  Manufactured Housing   7,900,000
    83        TX        77073      Harris                    1       Multifamily           Garden                 7,200,000
    87        ID        83651      Canyon                    1       Multifamily           Garden                 6,600,000
    91        TX        78412      Nueces                    1       Multifamily           Garden                 6,440,000
    105       ID        83301      Twin Falls                1       Multifamily           Student Housing        4,850,000
    111       NY        12077      Albany                    1       Multifamily           Garden                 4,600,000
    115       MA        02492      Norfolk                   1       Multifamily           Garden                 4,250,000
    116       TX        77067      Harris                    1       Multifamily           Garden                 4,200,000
    123       NY        10010      New York                  1       Multifamily           Mid/High Rise          3,345,000
    124       TX        78363      Kleberg                   1       Multifamily           Garden                 3,000,000
    125       TX        78226      Bexar                     1       Multifamily           Garden                 2,983,000
    128       NY        10028      New York                  1       Multifamily           Mid/High Rise          2,625,000
    129       NY        10028      New York                  1       Multifamily           Mid/High Rise          2,500,000
    132       NY        10036      New York                  1       Multifamily           Mid/High Rise          1,610,000

                 CURRENT      INTEREST               UW      CURRENT                           LOAN   TOTAL UNIT/
ANNEX ID #  BALANCE/UNIT ($)  RATE (%)  NOTE DATE  DSCR (X)   LTV (%)  REM. TERM  REM. AMORT   GROUP  BEDS/PADS/SF
------------------------------------------------------------------------------------------------------------------

     8               70,541    5.79100   06/15/07     1.10      76.8         118         360     2             740
    12               28,765    6.51700   07/12/07     1.13      68.6          59         360                 1,356
   12.01             33,091    6.51700   07/12/07     1.13      68.6          59         360     2             933
   12.02             18,970    6.51700   07/12/07     1.13      68.6          59         360     2             329
   12.03             20,106    6.51700   07/12/07     1.13      68.6          59         360     2              94
    18              214,737    5.82100   08/31/06     1.38      52.3         108         360     2             190
    23               59,264    6.58000   07/31/07     1.10      66.6         119         360     2             360
    24               63,828    6.46000   08/31/07     1.15      72.2          60         360     2             320
    26               65,359    6.40000   08/10/07     1.25      61.5         120         360     2             306
    28               62,167    6.58000   07/31/07     1.10      73.1         119         360     2             300
    30               63,723    6.58000   07/31/07     1.10      69.4         119         360     2             282
    40               68,367    6.56000   08/01/07     1.15      77.2         119         360     2             196
    41               68,367    6.18000   08/01/07     1.34      66.2         119         359     2             190
    42               42,508    6.58000   07/31/07     1.10      71.3         119         360     2             301
    53               58,602    6.56000   08/01/07     1.15      69.6         119         360     2             186
    54               53,972    5.82000   04/30/07     1.23      76.7         109         356     2             199
    66               76,923    6.30450   07/26/07     1.19      68.2         119         360     2             117
    67              145,333    5.75000   05/10/07     1.58      68.1         117           0     2              60
    68               63,043    6.56000   08/01/07     1.16      76.7         119         360     2             138
    76               24,765    6.35350   08/31/07     1.15      73.6         120         360     2             319
    83               34,615    5.56000   06/13/07     1.24      80.0         118         360     2             208
    87               56,410    6.21000   05/23/07     1.15      80.0          57           0     2             117
    91               43,514    5.56000   06/13/07     1.22      80.0         118         360     2             148
    105             101,042    6.73000   09/06/07     1.26      74.6         120         360     1              48
    111              76,667    6.49500   08/28/07     1.16      74.2         120         360     2              60
    115             151,786    6.42000   06/25/07     1.20      69.6         118         360     2              28
    116              33,871    5.87700   05/07/07     1.43      79.7          57           0     2             124
    123             119,464    5.75000   05/10/07     1.21      79.6         117           0     2              28
    124              25,000    6.41850   06/20/07     1.23      80.0         118         360     2             120
    125              33,898    6.12550   05/30/07     1.41      80.0         117           0     2              88
    128             164,063    5.75000   05/10/07     1.24      77.2         117           0     2              16
    129             104,167    5.75000   05/10/07     1.25      75.8         117           0     2              24
    132              80,500    5.75000   05/10/07     1.26      73.2         117           0     2              20

                    PAD                   STUDIO                ONE BEDROOM               TWO BEDROOM
             ------------------   ----------------------   ----------------------   -----------------------
             NO. OF     AVERAGE    NO. OF        AVERAGE       NO. OF     AVERAGE       NO. OF      AVERAGE
ANNEX ID #     PADS    PAD RENT   STUDIOS    STUDIO RENT   1-BR UNITS   1-BR RENT   2-BR UNITS    2-BR RENT
-----------------------------------------------------------------------------------------------------------

     8            0           0         0              0          516         696          224          916
    12        1,356       1,039         0              0            0           0            0            0
   12.01        933         314         0              0            0           0            0            0
   12.02        329         315         0              0            0           0            0            0
   12.03         94         410         0              0            0           0            0            0
    18            0           0         0              0          127       1,964           63        2,913
    23            0           0        56            566           96         646          208          748
    24            0           0         0              0           76         746          178          819
    26            0           0         0              0          140         782          144        1,123
    28            0           0        36            569           48         619          184          710
    30            0           0         0              0          104         664          178          771
    40            0           0         0              0          132         813           40        1,025
    41            0           0        52            604           31         736           48          837
    42            0           0         0              0          235         529           66          699
    53            0           0         0              0          108         677           52          850
    54            0           0         0              0          122         686           76          915
    66            0           0         1            625           74         876           21          916
    67            0           0         0              0           37       1,258           23        1,434
    68            0           0         0              0           78         623           36          825
    76          319         291         0              0            0           0            0            0
    83            0           0         0              0          144         727           64          918
    87            0           0         0              0           43         674           74          807
    91            0           0         0              0           76         563           56          668
    105           0           0        48          1,045            0           0            0            0
    111           0           0         0              0            0           0           60          935
    115           0           0         0              0           13       1,430           15        1,742
    116           0           0         0              0            0           0          124          619
    123           0           0         6          1,188           15       1,162            7        1,478
    124           0           0         0              0           40         500           64          581
    125           0           0         0              0           64         465           23          585
    128           0           0         8          1,107            8       1,381            0            0
    129           0           0         2          1,189           22       1,183            0            0
    132           0           0        10          1,029            6       1,159            4          677

                THREE BEDROOM              FOUR BEDROOM
             ----------------------   ----------------------
                 NO. OF     AVERAGE       NO. OF     AVERAGE            UTILITIES            ELEVATOR
ANNEX ID #   3-BR UNITS   3-BR RENT   4-BR UNITS   4-BR RENT           TENANT PAYS           PRESENT
-----------------------------------------------------------------------------------------------------

     8                0           0            0           0      Electric, Water, Sewer        No
    12                0           0            0           0   Electric, Gas, Water, Sewer     NAP
   12.01              0           0            0           0   Electric, Gas, Water, Sewer     NAP
   12.02              0           0            0           0   Electric, Gas, Water, Sewer     NAP
   12.03              0           0            0           0   Electric, Gas, Water, Sewer     NAP
    18                0           0            0           0          Electric, Gas            Yes
    23                0           0            0           0   Electric, Gas, Water, Sewer      No
    24               66         960            0           0      Electric, Water, Sewer        No
    26               22       1,542            0           0      Electric, Water, Sewer        No
    28               32         930            0           0   Electric, Gas, Water, Sewer      No
    30                0           0            0           0      Electric, Water, Sewer        No
    40               24       1,155            0           0               None                 No
    41                0           0           59       1,852               None                 No
    42                0           0            0           0      Electric, Water, Sewer        No
    53               26       1,125            0           0   Electric, Gas, Water, Sewer      No
    54                1       1,400            0           0      Electric, Water, Sewer        No
    66               21       1,187            0           0         Electric, Water            No
    67                0           0            0           0          Electric, Gas             No
    68               24         995            0           0      Electric, Water, Sewer        No
    76                0           0            0           0   Electric, Gas, Water, Sewer     NAP
    83                0           0            0           0              Water                 No
    87                0           0            0           0               None                 No
    91               16       1,025            0           0   Electric, Gas, Water, Sewer      No
    105               0           0            0           0               None                Yes
    111               0           0            0           0          Electric, Gas             No
    115               0           0            0           0   Electric, Gas, Water, Sewer     Yes
    116               0           0            0           0              Water                 No
    123               0           0            0           0          Electric, Gas            Yes
    124              16         700            0           0      Electric, Water, Sewer        No
    125               1         750            0           0         Electric, Water            No
    128               0           0            0           0               None                 No
    129               0           0            0           0          Electric, Gas            Yes
    132               0           0            0           0          Electric, Gas             No

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

Annex C-1

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                    DISTRIBUTION DATE STATEMENT

                           -----------------------------------------------------------------------------
                           STATEMENT SECTIONS                                                   PAGE(s)
                           -----------------------------------------------------------------------------

                           Certificate Distribution Detail                                         2
                           Certificate Factor Detail                                               3
                           Reconciliation Detail                                                   4
                           Other Required Information                                              5
                           Cash Reconciliation Detail                                              6
                           Ratings Detail                                                          8
                           Current Mortgage Loan and Property Stratification Tables              8 - 16
                           Mortgage Loan Detail                                                    17
                           NOI Detail                                                              18
                           Principal Prepayment Detail                                             19
                           Historical Detail                                                       20
                           Delinquency Loan Detail                                                 21
                           Specially Serviced Loan Detail                                       22 - 23
                           Advance Summary                                                         24
                           Modified Loan Detail                                                    25
                           Historical Liquidated Loan Detail                                       26
                           Historical Bond / Collateral Realized Loss Reconciliation               27
                           Interest Shortfall Reconciliation Detail                             28 - 29
                           Defeased Loan Detail                                                    30
                           Supplemental Reporting                                                  31
                           -----------------------------------------------------------------------------

                DEPOSITOR                                    MASTER SERVICER                            SPECIAL SERVICER
  --------------------------------------         -----------------------------------          ------------------------------------

  J.P. Morgan Chase Commercial Mortgage          Midland Loan Services, Inc.                  Centerline Servicing, Inc.
  Securities, Corp.                              10851 Mastin Street, Building 82             5221 N. O'Connor Blvd., Ste. 600
                                                 Overland Park, KS 66210                      Irving, TX 75039
  270 Park Avenue
  10th Floor
  New York, NC 10017

  Contact:       Brian Baker                     Contact:      Brad Hauger                    Contact:      Chris Crouch
  Phone Number: (212) 834-3813                   Phone Number: (913) 253-9000                 Phone Number: (972) 868-5300
  --------------------------------------         -----------------------------------          ------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                    Page 1 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Realized
                                                                                      Loss/
                                                                                    Additional                           Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment Trust Fund    Total      Ending   Subordination
 Class  CUSIP      Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution  Balance     Level (1)
-----------------------------------------------------------------------------------------------------------------------------------

  A-1            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-2            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-3            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-4            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-SB            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-1A            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-M            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-J            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
A-MFL            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   B             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   C             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   D             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   E             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   F             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   G             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   H             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   J             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   K             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   L             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   M             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   N             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   P             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   Q             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   T             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  NR             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   R             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  LR             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                        0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                            Original Beginning                                         Ending
               Pass-Through Notional Notional    Interest    Prepayment     Total     Notional
Class   CUSIP      Rate      Amount   Amount   Distribution   Premium    Distribution  Amount
----------------------------------------------------------------------------------------------

 X-1             0.000000       0.00      0.00         0.00         0.00       0.00       0.00
 X-2             0.000000       0.00      0.00         0.00         0.00       0.00       0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                    Page 2 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Realized
                                                                                                        Loss/
                                                                                                     Additional
                                                                                                        Trust
                                  Beginning         Principal        Interest      Prepayment           Fund          Ending
     Class          CUSIP          Balance         Distribution     Distribution    Premium           Expenses        Balance
-----------------------------------------------------------------------------------------------------------------------------------

      A-1                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-2                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-3                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-4                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-SB                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-1A                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-M                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-J                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
     A-MFL                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       B                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       C                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       D                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       E                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       F                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       G                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       H                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       J                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       K                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       L                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       M                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       N                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       P                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       Q                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       T                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      NR                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       R                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      LR                             0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                    Beginning                                       Ending
                                     Notional        Interest     Prepayment       Notional
     Class          CUSIP             Amount       Distribution     Premium         Amount
-------------------------------------------------------------------------------------------------

      X-1                          0.00000000       0.00000000       0.00000000      0.00000000
      X-2                          0.00000000       0.00000000       0.00000000      0.00000000
-------------------------------------------------------------------------------------------------

                                                                    Page 3 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                          RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                   Unpaid                                                        Stated      Unpaid       Current
              Stated Beginning   Beginning                                                       Ending      Ending      Principal
                 Principal       Principal    Scheduled   Unscheduled    Principal   Realized   Principal   Principal   Distribution
 Loan Group       Balance         Balance     Principal    Principal    Adjustments    Loss      Balance     Balance       Amount
------------------------------------------------------------------------------------------------------------------------------------

      1            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
      2            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
    Total          0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                        Net Aggregate                 Distributable                                       Unpaid
                             Accrued     Prepayment    Distributable   Certificate             Additional              Distributable
         Accrual  Accrual  Certificate    Interest      Certificate     Interest     WAC CAP   Trust Fund   Interest    Certificate
Class     Dates    Days     Interest      Shortfall      Interest      Adjustment   Shortfall   Expenses  Distribution   Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-2        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-3        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-SB       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-1A       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-M        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-J        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
A-MFL       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 X-1        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 X-2        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  B         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  C         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  D         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  E         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  F         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  G         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  H         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  J         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  K         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  L         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  M         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  N         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  P         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  Q         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  T         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 NR         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 4 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount (1)                                 0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                   0.00
   Less Delinquent Master Servicing Fees                          0.00
   Less Reductions to Master Servicing Fees                       0.00
   Plus Master Servicing Fees for Delinquent Payments             0.00
   Plus Adjustments for Prior Master Servicing Calculation        0.00
   Total Master Servicing Fees Collected                          0.00

                                                                           Appraisal Reduction Amount
                                                                           -------------------------------------------------
                                                                                       Appraisal     Cumulative  Most Recent
                                                                            Loan       Reduction        ASER      App.Red.
                                                                           Number      Effected        Amount       Date
                                                                           -------------------------------------------------

Current 1 Month LIBOR Rate
Next 1 Month LIBOR Rate

Rating Agency Trigger Event                                        No

A-MFL Swap Default                                                 No
A-JFL Swap Default                                                 No

                                                                           -------------------------------------------------
                                                                           Total
                                                                           -------------------------------------------------

(1) The Available Distribution Amount includes any Prepayment Premiums .

                                                                    Page 5 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
  INTEREST:
      Interest paid or advanced                                         0.00
      Interest reductions due to Non-Recoverability Determinations      0.00
      Interest Adjustments                                              0.00
      Deferred Interest                                                 0.00
      Net Prepayment Interest Shortfall                                 0.00
      Net Prepayment Interest Excess                                    0.00
      Extension Interest                                                0.00
      Interest Reserve Withdrawal                                       0.00
                                                                              ------
            TOTAL INTEREST COLLECTED                                            0.00

  PRINCIPAL:
      Scheduled Principal                                               0.00
      Unscheduled Principal                                             0.00
            Principal Prepayments                                       0.00
            Collection of Principal after Maturity Date                 0.00
            Recoveries from Liquidation and Insurance Proceeds          0.00
            Excess of Prior Principal Amounts paid                      0.00
            Curtailments                                                0.00
      Negative Amortization                                             0.00
      Principal Adjustments                                             0.00
                                                                              ------
            TOTAL PRINCIPAL COLLECTED                                           0.00

  OTHER:
      Prepayment Penalties/Yield Maintenance                            0.00
      Repayment Fees                                                    0.00
      Borrower Option Extension Fees                                    0.00
      A-MFL Net Swap Counterparty Payments Received                     0.00
      A-JFL Net Swap Counterparty Payments Received                     0.00
                                                                              ------
            TOTAL OTHER COLLECTED                                               0.00
                                                                              ------
TOTAL FUNDS COLLECTED                                                           0.00
                                                                              ======

    TOTAL FUNDS DISTRIBUTED
      FEES:
          Master Servicing Fee                                          0.00
          Trustee Fee                                                   0.00
          Certificate Administration Fee                                0.00
          Insurer Fee                                                   0.00
          Miscellaneous Fee                                             0.00
                                                                              ------
              TOTAL FEES                                                        0.00

      ADDITIONAL TRUST FUND EXPENSES:

          Reimbursement for Interest on Advances                        0.00
          ASER Amount                                                   0.00
          Special Servicing Fee                                         0.00
          Rating Agency Expenses                                        0.00
          Attorney Fees & Expenses                                      0.00
          Bankruptcy Expense                                            0.00
          Taxes Imposed on Trust Fund                                   0.00
          Non-Recoverable Advances                                      0.00
          Other Expenses                                                0.00
                                                                              ------
              TOTAL ADDITIONAL TRUST FUND EXPENSES                              0.00

      INTEREST RESERVE DEPOSIT                                                  0.00

      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

          Interest Distribution                                         0.00
          Principal Distribution                                        0.00
          Prepayment Penalties/Yield Maintenance                        0.00
          Borrower Option Extension Fees                                0.00
          A-MFL Net Swap Counterparty Payments Paid                     0.00
          A-JFL Net Swap Counterparty Payments Received                 0.00
                                                                              ------
                 TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                  0.00
                                                                              ------
 TOTAL FUNDS DISTRIBUTED                                                        0.00
                                                                              ======

                                                                    Page 6 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  RATINGS DETAIL

-------------------------------------------------------------------------------------------------------------------
                                                    Original Ratings                     Current Ratings (1)
                                           ------------------------------------------------------------------------
       Class                CUSIP             Fitch       Moody's     S & P         Fitch       Moody's     S & P
-------------------------------------------------------------------------------------------------------------------

        A-1
        A-2
        A-3
        A-4
        A-SB
        A-1A
        A-M
        A-J
       A-MFL
        X-1
        X-2
         B
         C
         D
         E
         F
         G
         H
         J
         K
         L
         M
         N
         P
         Q
         T
        NR
-------------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                  Moody's Investors Service                          Standard & Poor's Rating Services
One State Street Plaza                       99 Church Street                                   55 Water Street
New York, New York 10004                     New York, New York 10007                           New York, New York 10041
(212) 908-0500                               (212) 553-0300                                     (212) 438-2430
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 7 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                   % of                  Weighted                                        % of              Weighted
    Scheduled   # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
     Balance    loans    Balance    Bal.   (2)    WAC      (1)             State      Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 8 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
 Debt Service   # of    Scheduled   Agg.   WAM           Avg DSCR          Property   # of    Scheduled   Agg.  WAM        Avg DSCR
Coverage Ratio  loans    Balance    Bal.   (2)    WAC      (1)               Type     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
                # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
  Note Rate     loans    Balance    Bal.   (2)    WAC      (1)           Seasoning    Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 9 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

        ANTICIPATED REMAINING TERM (ARD AND BALLOON  LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                        % of                 Weighted         Remaining                       % of             Weighted
Remaining Term  # of    Scheduled   Agg.   WAM           Avg DSCR          Stated     # of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                           Age of
  Remaining                         % of                 Weighted           Most                          % of             Weighted
 Amortization   # of    Scheduled   Agg.   WAM           Avg DSCR          Recent     # of    Scheduled   Agg.  WAM        Avg DSCR
     Term       loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 10 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
   Scheduled    # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 11 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt
    Service                         % of                 Weighted                                         % of             Weighted
    Coverage    # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
      Note      # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 12 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                        % of                 Weighted         Remaining                       % of             Weighted
Remaining Term  # of    Scheduled   Agg.   WAM           Avg DSCR          Stated     # of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                           Age of
   Remaining                        % of                 Weighted           Most                          % of             Weighted
  Amortization  # of    Scheduled   Agg.   WAM           Avg DSCR          Recent     # of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 13 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP II

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
   Scheduled    # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 14 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt
    Service                         % of                 Weighted                                         % of             Weighted
    Coverage    # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
      Note      # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 15 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                        % of                 Weighted         Remaining                       % of             Weighted
Remaining Term  # of    Scheduled   Agg.   WAM           Avg DSCR          Stated     # of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                           Age of
   Remaining                        % of                 Weighted           Most                          % of             Weighted
  Amortization  # of    Scheduled   Agg.   WAM           Avg DSCR          Recent     # of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 16 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                  Property                                               Anticipated             Neg.    Beginning     Ending
   Loan             Type                   Interest   Principal   Gross   Repayment   Maturity  Amort    Scheduled   Scheduled
  Number   ODCR     (1)     City   State   Payment     Payment   Coupon     Date        Date    (Y/N)     Balance     Balance
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
            Paid     Appraisal   Appraisal   Res.   Mod.
   Loan     Thru     Reduction   Reduction  Strat.  Code
  Number    Date       Date       Amount     (2)    (3)
----------------------------------------------------------

----------------------------------------------------------
 Totals
----------------------------------------------------------

                      (1) Property Type Code                                        (2) Resolution Strategy Code

MF - Multi-Family            OF - Office          1 - Modification      6 - DPO                      10 - Deed in Lieu Of
RT - Retail                  MU - Mixed Use       2 - Foreclosure       7 - REO                             Foreclosure
HC - Health Care             LO - Lodging         3 - Bankruptcy        8 - Resolved                 11 - Full Payoff
IN - Industrial              SS - Self Storage    4 - Extension         9 - Pending Return           12 - Reps and Warranties
WH - Warehouse               OT - Other           5 - Note Sale               to Master Servicer     13 - Other or TBD
MH - Mobile Home Park

    (3) Modification Code

 1 - Maturity Date Extension
 2 - Amortization Change
 3 - Principal Write-Off
 4 - Combination

                                                                   Page 17 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                            NOI DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending            Most            Most       Most Recent    Most Recent
    Loan              Property                          Scheduled         Recent          Recent       NOI Start       NOI End
   Number    ODCR       Type       City      State       Balance        Fiscal NOI          NOI           Date           Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Total
----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 18 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------------------------------------------

                                                    Principal Prepayment Amount                      Prepayment Penalties
                            Offering Document  -------------------------------------------------------------------------------------
 Loan Number   Loan Group    Cross-Reference     Payoff Amount    Curtailment Amount   Prepayment Premium  Yield Maintenance Premium
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 19 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                               HISTORICAL DETAIL

---------------------------------------------------------------------------------------------------------------
                                                 Delinquencies
---------------------------------------------------------------------------------------------------------------
                 30-59 Days    60-89 Days    90 Days or More     Foreclosure         REO        Modifications
Distribution
    Date        #   Balance   #   Balance    #       Balance    #     Balance     #    Balance  #      Balance
-----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                          Prepayments                  Rate and Maturities
------------------------------------------------------------------------------
                Curtailments         Payoff
Distribution                                        Next Weighted Avg.
    Date        #    Balance      #    Balance       Coupon     Remit     WAM
------------------------------------------------------------------------------

--------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                   Page 20 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL

---------------------------------------------------------------------------------------------------------------------------

                  Offering        # of                     Current    Outstanding    Status of  Resolution
                  Document        Months    Paid Through    P & I        P & I       Mortgage    Strategy       Servicing
 Loan Number   Cross-Reference    Delinq.       Date       Advances   Advances **    Loan (1)    Code (2)     Transfer Date
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 Actual      Outstanding
                Foreclosure     Principal     Servicing    Bankruptcy   REO
 Loan Number       Date          Balance      Advances        Date      Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Totals
-----------------------------------------------------------------------------

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                        -----------------------                                            ------------------------

A - Payments Not Received       2 - Two Months Delinquent             1 - Modification   6 - DPO                  10 - Deed In Lieu
    But Still in Grace Period   3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                       Of Forclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved             11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)         4 - Extension      9 - Pending Return       12 - Reps and
0 - Current                     7 - Foreclosure                       5 - Note Sale          to Master Servicer        Warranties
1 - One Month Delinquent        9 - REO                                                                           13 - Other or TBD

                                                                   Page 21 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------------

                               Offering      Servicing    Resolution
  Distribution     Loan        Document       Transfer     Strategy      Scheduled      Property              Interest       Actual
     Date         Number    Cross-Reference     Date       Code (1)       Balance       Type (2)     State      Rate        Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                    Net                                                Remaining
  Distribution   Operating      NOI             Note     Maturity     Amortization
     Date          Income      Date     DSCR    Date       Date           Term
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                                    (2) Property Type Code
                    ----------------------------                                    -----------------------

1 - Modification   6 - DPO                  10 - Deed In Lieu Of        MF - Multi-Family            OF - Office
2 - Foreclosure    7 - REO                       Foreclosure            RT - Retail                  MU - Mixed use
3 - Bankruptcy     8 - Resolved             11 - Full Payoff            HC - Health Care             LO - Lodging
4 - Extension      9 - Pending Return       12 - Reps and Warranties    IN - Industrial              SS - Self Storage
5 - Note Sale          to Master Servicer   13 - Other or TBD           WH - Warehouse               OT - Other
                                                                        MH - Mobile Home Park

                                                                   Page 22 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering      Resolution      Site
 Distribution   Loan      Document       Strategy    Inspection                 Appraisal   Appraisal      Other REO
     Date      Number  Cross-Reference   Code (1)       Date     Phase 1 Date     Date        Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code
                     -----------------------------

1 - Modification       6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure        7 - REO                              Foreclosure
3 - Bankruptcy         8 - Resolved                   11 - Full Payoff
4 - Extension          9 - Pending Return             12 - Reps and Warranties
5 - Note Sale              to Master Servicer         13 - Other or TBD

                                                                   Page 23 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Offering
  Loan        Document      Pre-Modification  Post-Modification  Pre-Modification  Post-Modification   Modification     Modification
 Number    Cross-Reference       Balance           Balance         Interest Rate     Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 24 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                             ADVANCE SUMMARY

--------------------------------------------------------------------------
                                                            Current Period
                                                               Interest
              Current                       Outstanding       on P&I and
                P&I         Outstanding      Servicing         Servicing
Loan Group    Advances      P&I Advances      Advances       Advances Paid
--------------------------------------------------------------------------
    1             0.00             0.00             0.00              0.00
    2             0.00             0.00             0.00              0.00
--------------------------------------------------------------------------
  Totals          0.00             0.00             0.00              0.00
--------------------------------------------------------------------------

                                                                   Page 25 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Net
                                                                                                      Net           Proceeds
                                   Beginning         Fees,        Most Recent     Gross Sales       Proceeds       Available
    Distribution                   Scheduled       Advances,       Appraised      Proceeds or     Received on         for
        Date          ODCR          Balance     and Expenses *   Value or BPO   Other Proceeds    Liquidation     Distribution
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         Current Total
-------------------------------------------------------------------------------------------------------------------------------
        Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                Realized     Date of Current  Current Period   Cumulative      Loss to Loan
    Distribution                  Loss         Period Adj.      Adjustment     Adjustment        with Cum
        Date          ODCR      to Trust         to Trust        to Trust       to Trust      Adj. to Trust
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
         Current Total
--------------------------------------------------------------------------------------------------------------
        Cumulative Total
--------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                   Page 26 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                          HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Prior
                                                                      Realized
                   Offering         Beginning         Aggregate     Loss Applied       Amounts          Interest       Modification
  Distribution     Document          Balance        Realized Loss        to           Covered by      (Shortages)/      /Appraisal
      Date      Cross-Reference   at Liquidation      on Loans      Certificates    Credit Support      Excesses      Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                   (Recoveries)/
                                                 Realized Loss                     Losses Applied
                   Offering       Additional       Applied to     Recoveries of          to
  Distribution     Document      (Recoveries)   Certificates to  Realized Losses    Certificate
      Date      Cross-Reference   /Expenses           Date         Paid as Cash       Interest
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------------------

                                                                   Page 27 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                        Stated
     Offering          Principal      Current Ending                 Special Servicing Fees
     Document         Balance at         Scheduled     --------------------------------------------------
 Cross-Reference     Contribution         Balance          Monthly        Liquidation      Work Out          ASER     (PPIS) Excess
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                        Modified
                                                        Interest
     Offering       Non-Recoverable     Interest          Rate          Additional
     Document         (Scheduled           on          (Reduction)      Trust Fund
 Cross-Reference       Interest)        Advances         /Excess          Expense
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------

                                                                   Page 28 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Reimb of Advances to the
                                                                   Servicer
                       Stated                          ---------------------------------
    Offering          Principal       Current Ending                       Left to           Other
    Document         Balance at         Scheduled                         Reimburse      (Shortfalls)/
 Cross-Reference    Contribution         Balance        Current Month  Master Servicer      Refunds              Comments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 2 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 1 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Shortfall Allocated to Trust                          0.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 29 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                        DEFEASED LOAN DETAIL

---------------------------------------------------------------------------------------------------
                        Offering        Ending
                        Document       Scheduled      Maturity                      Defeasance
    Loan Number      Cross-Reference    Balance         Date          Note Rate       Status
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      Totals
---------------------------------------------------------------------------------------------------

                                                                   Page 30 of 31

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES              CTSLink Customer Service
                                                   TRUST 2007-CIBC20                                    (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 10/12/2007
9062 OLD ANNAPOLIS ROAD               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       RECORD DATE:                  09/28/2007
COLUMBIA, MD 21045-1951                           SERIES 2007-CIBC20                      DETERMINATION DATE:           10/05/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 31 of 31

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                 --------------

      J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

      The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

      The primary assets of the trust fund may include:

      o     multifamily and commercial mortgage loans, including participations therein;

      o     mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o     direct obligations of the United States or other government agencies; or

      o     a combination of the assets described above.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                 AUGUST 3, 2007

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 129 in this prospectus.

      In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

      If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9299.

                                       ii

SUMMARY OF PROSPECTUS..........................................................1
RISK FACTORS...................................................................9
     Risks to the Mortgaged Properties Relating to Terrorist Attacks and
       Foreign Conflicts.......................................................9
     Your Ability to Resell Certificates May Be Limited Because of Their
       Characteristics.........................................................9
     The Assets of the Trust Fund May Not Be Sufficient to Pay Your
       Certificates...........................................................10
     Prepayments of the Mortgage Assets Will Affect the Timing of Your
       Cash Flow and May Affect Your Yield ...................................10
     Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks.....12
     Commercial and Multifamily Mortgage Loans Have Risks That May Affect

     Mortgaged Properties Leased to Borrowers or Borrower Affiliated

     Failure to Comply with Environmental Law May Result in Additional Losses.21
     Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged
       Properties.............................................................21
     Poor Property Management May Adversely Affect the Performance of the
       Related Mortgaged Property ............................................22
     Property Value May Be Adversely Affected Even When Current Operating
       Income Is Not..........................................................22
     Mortgage Loans Secured by Leasehold Interests May Expose Investors to

     One Action Jurisdiction May Limit the Ability of the Servicer to
       Foreclose on a Mortgaged Property .....................................24
     Rights Against Tenants May Be Limited if Leases Are Not Subordinate
       to Mortgage or Do Not Contain Attornment Provisions ...................24
     If Mortgaged Properties Are Not in Compliance With Current Zoning
       Laws Restoration Following a Casualty Loss May Be Limited..............25
     Inspections of the Mortgaged Properties Will Be Limited..................25
     Compliance with Americans with Disabilities Act May Result in

     Bankruptcy Proceedings Could Adversely Affect Payments on Your
       Certificates...........................................................27
     Risks Relating to Enforceability of Yield Maintenance Charges,

     Book-Entry System for Certain Classes May Decrease Liquidity and
       Delay Payment..........................................................29
     Delinquent and Non-Performing Mortgage Loans Could Adversely Affect
       Payments on Your Certificates .........................................30

                                      iii

     In The Event of an Early Termination of a Swap Agreement Due to Certain
       Swap Termination Events, a Trust May Be Required to Make a Large
       Termination Payment to any Related Swap Counterparty...................30
     Your Securities Will Have Greater Risk if an Interest Rate Swap
       Agreement Terminates...................................................30
     Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have
       Tendered Your Reset Rate Certificates .................................30
     If a Failed Remarketing Is Declared, You Will Be Required To Rely On
       a Sale Through the Secondary Market If You Wish To Sell Your Reset

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                       v

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates.....................  Mortgage pass-through certificates, issuable in series.

Depositor.................................  J.P. Morgan Chase Commercial Mortgage Securities Corp., a
                                            wholly owned subsidiary of JPMorgan Chase Bank, National
                                            Association., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware
                                            corporation.

Sponsor...................................  The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, N.A., a national banking association may be a sponsor. For more information, see "The
                                            Sponsor" in this prospectus.

Issuing Entity............................  For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see
                                            "Issuing Entity" in this prospectus.

Master Servicer...........................  The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master
                                            servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer..........................  One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any
                                            series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee...................................  The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets..........................  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A.  Mortgage Assets.......................  The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                            o    residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                            o    office buildings, shopping centers, retail stores and
                                                 establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks
                                                 and

                                        1

                                                 manufactured housing communities, warehouse facilities,
                                                 mini-warehouse facilities, self-storage facilities,
                                                 industrial plants, parking lots, mixed use or various other types of income-producing properties described in this
                                                 prospectus or unimproved land.

                                            If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be
                                            guaranteed only to the extent specified in the related
                                            prospectus supplement. If so specified in the related
                                            prospectus supplement, some mortgage loans may be delinquent.
                                            In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                            As described in the related prospectus supplement, a mortgage loan:

                                            o    may provide for no accrual of interest or for accrual of
                                                 interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the
                                                 borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable
                                                 mortgage interest rate;

                                            o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of
                                                 certain events, and may permit negative amortization;

                                            o    may be fully amortizing or partially amortizing or
                                                 non-amortizing, with a balloon payment due on its stated
                                                 maturity date;

                                            o    may prohibit prepayments over its term or for a certain
                                                 period and/or require payment of a premium or a yield
                                                 maintenance penalty in connection with certain prepayments;
                                                 and

                                            o    may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or
                                                 at another interval specified in the related prospectus
                                                 supplement.

                                            Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See
                                            "Description of the Trust Funds--Mortgage Loans" in this
                                            prospectus.

                                            If so specified in the related prospectus supplement, the
                                            mortgage assets with respect to a series of certificates may also include, or consist of:

                                            o    private mortgage participations, mortgage pass-through
                                                 certificates or other mortgage-backed securities; or

                                        2

                                            o    Certificates insured or guaranteed by any of the Federal
                                                 Home Loan Mortgage Corporation, the Federal National
                                                 Mortgage Association, the Governmental National Mortgage
                                                 Association or the Federal Agricultural Mortgage
                                                 Corporation.

                                            Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans
                                            contained in this prospectus. See "Description of the Trust
                                            Funds--MBS" in this prospectus.

B.  Certificate Account...................  Each trust fund will include one or more certificate accounts established and maintained on behalf of the
                                            certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the
                                            extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any
                                            interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate
                                            accounts. A certificate account may be maintained as an
                                            interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of
                                            the Pooling Agreements--Certificate Account" in this prospectus.

C.  Other Accounts .......................  The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, a
                                            remarketing fee account.

D.  Credit Support........................  If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of
                                            certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related
                                            information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk Factors--Credit
                                            Support May Not Cover Losses," "Description of the Trust
                                            Funds--Credit Support" and "Description of Credit Support" in
                                            this prospectus.

E.  Cash Flow Agreements..................  If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements,
                                            interest

                                        3

                                            rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The
                                            principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In
                                            addition, the related prospectus supplement will contain
                                            certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust
                                            Funds--Cash Flow Agreements" in this prospectus.

Description of Certificates...............  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related
                                            prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                            As described in the related prospectus supplement, the
                                            certificates of each series, may consist of one or more classes of certificates that, among other things:

                                            o    are senior or subordinate to one or more other classes of
                                                 certificates in entitlement to certain distributions on the certificates;

                                            o    are principal-only certificates entitled to distributions
                                                 of principal, with disproportionately small, nominal or no distributions of interest;

                                            o    are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no
                                                 distributions of principal;

                                            o    provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of
                                                 certain events, such as the retirement of one or more other classes of certificates of that series;

                                            o    provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which
                                                 payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    provide for controlled distributions of principal to be
                                                 made based on a specified schedule or other methodology,
                                                 subject to available funds; or

                                            o    provide for distributions based on collections of
                                                 prepayment premiums or yield maintenance penalties on the
                                                 mortgage assets in the related trust fund.

                                        4

                                            Each class of certificates, other than interest-only
                                            certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated
                                            principal balance. Each class of certificates, other than
                                            principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each
                                            class of certificates entitled to interest will accrue interest based on a fixed, variable, reset rate or adjustable
                                            pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a
                                            variable, reset rate or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                            The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See
                                            "Risk Factors--The Assets of the Trust Fund May Not Be Sufficient
                                            to Pay Your Certificates" and "Description of the Certificates"
                                            in this prospectus.

Distributions of Interest on the
   Certificates...........................   Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable, reset rate or adjustable
                                             pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual
                                             certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise
                                             deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement.
                                             See "Risk Factors--Prepayments of the Mortgage Assets Will
                                             Affect the Timing of Your Cash Flow and May Affect Your Yield";
                                             "Yield and Maturity Considerations" and "Description of the
                                             Certificates--Distributions of Interest on the Certificates" in
                                             this prospectus.

Distributions of Principal of the
   Certificates...........................   Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The
                                             principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                        5

                                            Distributions of principal with respect to one or more classes of certificates may:

                                            o    be made at a rate that is faster, and, in some cases,
                                                 substantially faster, than the rate at which payments or
                                                 other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    or may be made at a rate that is slower, and, in some
                                                 cases, substantially slower, than the rate at which
                                                 payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    not commence until the occurrence of certain events, such
                                                 as the retirement of one or more other classes of
                                                 certificates of the same series;

                                            o    be made, subject to certain limitations, based on a
                                                 specified principal payment schedule resulting in a
                                                 controlled amortization class of certificates; or

                                            o    be contingent on the specified principal payment schedule
                                                 for a controlled amortization class of the same series and the rate at which payments and other collections of
                                                 principal on the mortgage assets in the related trust fund are received.

                                            See "Description of the Certificates--Distributions of Principal
                                            on the Certificates" in this prospectus.

Advances..................................  If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to
                                            delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If
                                            provided in the prospectus supplement for a series of
                                            certificates, any entity making these advances may be entitled to receive interest on those advances while they are
                                            outstanding, payable from amounts in the related trust fund.
                                            If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any
                                            comparable advancing obligation will be described in the
                                            related prospectus supplement. See "Description of the
                                            Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination...............................  If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the
                                            principal balance of a specified class or classes of
                                            certificates by a specified percentage or amount, the party specified in the

                                        6

                                            prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the
                                            Certificates--Termination" in this prospectus.

Registration of Book-Entry
   Certificates...........................   If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The
                                             Depository Trust Company. Each class of book-entry
                                             certificates will be initially represented by one or more
                                             certificates registered in the name of a nominee of The
                                             Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this
                                             prospectus. See "Risk Factors--Book-Entry System for Certain
                                             Classes May Decrease Liquidity and Delay Payment" and
                                             "Description of the Certificates--Book-Entry Registration and
                                             Definitive Certificates" in this prospectus.

Certain Federal Income Tax
   Consequences ..........................   The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a
                                             "REMIC") under the provisions of the Internal Revenue Code.
                                             The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See
                                             "Certain Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or
                                            arrangements are invested, that are subject to ERISA or
                                            Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under
                                            ERISA or the Internal Revenue Code. See "Certain ERISA
                                            Considerations" in this prospectus and in the related
                                            prospectus supplement.

Legal Investment..........................  The applicable prospectus supplement will specify whether the offered certificates will constitute "mortgage related
                                            securities" for purposes of the Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.  If your investment
                                            activities are subject to legal investment laws and
                                            regulations, regulatory capital requirements or review by
                                            regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the
                                            suitability and consequences to

                                        7

                                            you of the purchase, ownership and sale of the offered
                                            certificates.  See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating....................................  At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more
                                            nationally recognized statistical rating agencies.  See
                                            "Rating" in this prospectus and "Ratings" in the related
                                            prospectus supplement.

                                        8

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

      With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

      We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

      The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

      Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

      o     The perceived liquidity of the certificates;

                                        9

      o     The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

      o     The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small
            fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

      o     The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.
            Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

      We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

      You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

      If not described in the related prospectus supplement,

      o     The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

      o     The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

      Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

      As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For

                                       10

example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

      o     A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

      o     A class of certificates that entitles the holders of the
            certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

      As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

      A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the

                                       11

case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

      o     principal prepayments on the related mortgage loans will be made;

      o     the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o     the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
YOUR CERTIFICATES

      A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds--Mortgage Loans--Default and Loss
Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.
Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net

                                       12

operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o     the age, design and construction quality of the properties;

      o     perceptions regarding the safety, convenience and attractiveness of the properties;

      o     the characteristics of the neighborhood where the property is located;

      o     the proximity and attractiveness of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

      o     an increase in the capital expenditures needed to maintain the properties or make improvements;

      o     dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o     a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o     national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and
            unemployment rates;

      o     local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

      o     demographic factors;

      o     consumer confidence;

      o     consumer tastes and preferences; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     in the case of rental properties, the rate at which new rentals occur; and

      o     the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                       13

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

      Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o     Changes in general or local economic conditions and/or specific industry segments;

      o     Declines in real estate values;

      o     Declines in rental or occupancy rates;

      o     Increases in interest rates, real estate tax rates and other operating expenses;

      o     Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o     Acts of God; and

      o     Other factors beyond the control of a master servicer or special servicer.

      The type and use of a particular mortgaged property may present additional risk. For instance:

      o     Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o     Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      o     The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

      o     Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o     Construction of competing hotels or resorts;

      o     Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o     Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                       14

      o     Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

      Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

      Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.
Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

      It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain
Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

      Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans

                                       15

in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

      o     operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in this prospectus.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another

                                       16

lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

      The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May
Cause Special Risks" above and "Risk Factors--The Borrower's Form of Entity May
Cause Special Risks" in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

      Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

      See "Description of the Mortgage Pool--General" in the prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in this prospectus.

                                       17

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

      Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

      Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o     The fair market value of the related mortgaged property;

      o     The level of available mortgage interest rates at the time of sale or refinancing;

      o     The borrower's equity in the related mortgaged property;

      o     The borrower's financial condition;

      o     The operating history and occupancy level of the related mortgaged property;

      o     Tax laws with respect to certain residential properties;

      o     Reductions in government assistance/rent subsidy programs;

      o     Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

      o     Prevailing general and regional economic conditions; and

      o     The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

      Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

      If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

      The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In

                                       18

addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier's business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o     space in the mortgaged properties could not be leased or re leased;

      o     leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;

      o     a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

      o     rental payments could not be collected for any other reason.

                                       19

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

      In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                       20

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

      Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

      Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

      Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

      The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

      o     fire;

      o     lightning;

      o     explosion;

                                       21

      o     smoke;

      o     windstorm and hail; and

      o     riot, strike and civil commotion.

      Each subject to the conditions and exclusions specified in each policy.

      The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

      The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

      o     operating the properties;

      o     providing building services;

      o     establishing and implementing the rental structure;

      o     managing operating expenses;

      o     responding to changes in the local market; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Property managers may not be in a financial condition to fulfill their management responsibilities.

      Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

      Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

                                       22

      o     the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

      o     potential environmental legislation or liabilities or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                       23

LIMITATIONS OF APPRAISALS

      Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

      The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly.
Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

      In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

      Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in

                                       24

value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law;
however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

      The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities
Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal
Aspects of Mortgage Loans--Americans with Disabilities Act" in this prospectus.
To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines

                                       25

in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

LITIGATION CONCERNS

      There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates.
There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

      If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.
A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

      o     generally, will not be subject to offset by losses from other activities;

      o     if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

      o     if you are a foreign holder, will not qualify for exemption from withholding tax.

      If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                                       26

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

      Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

      Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce periodic payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting

                                       27

the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o     the aggregate amount of distributions on the offered certificates;

      o     their yield to maturity;

      o     the rate of principal payments; and

      o     their weighted average life.

      If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in this prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

      To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced

                                       28

and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

RISKS RELATING TO ENFORCEABILITY

      The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

      o     the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

      o     your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

      o     your access to information regarding the certificates may be limited since conveyance of notices and other communications by The
            Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

      o     you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating
            organizations and only then will they be credited to your account either directly or indirectly through DTC's participating
            organizations.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

                                       29

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

      If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
TERMINATION EVENTS, A TRUST MAY BE REQUIRED TO MAKE A LARGE TERMINATION PAYMENT
TO ANY RELATED SWAP COUNTERPARTY

      To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

      If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
TERMINATES

      If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
YOUR RESET RATE CERTIFICATES

      The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform
DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC,
Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

                                       30

      Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

      In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of:

      1.    various types of multifamily or commercial mortgage loans,

      2.    mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

      3.    a combination of mortgage loans and MBS.

      J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "--Mortgage
Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

      o     Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

      o     Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

                                       31

      The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

      If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service
Coverage Ratio that are applicable to a specific series. "Net Operating Income"
generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

      o     non-cash items such as depreciation and amortization,

      o     capital expenditures, and

      o     debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

      The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods,

                                       32

such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

      o     the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
            Property to

      o     the Value of the related Mortgaged Property.

      The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

      The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

            (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity);
            and

            (b) the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o     the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

      o     the cost replacement method which calculates the cost of replacing the property at that date,

      o     the income capitalization method which projects value based upon the property's projected net cash flow, or

      o     upon a selection from or interpolation of the values derived from those methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to

                                       33

do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

      Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

      o     will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

      o     may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

      o     may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

      o     may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

      o     may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

      o     the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

      o     the type or types of property that provide security for repayment of the mortgage loans,

      o     the earliest and latest origination date and maturity date of the mortgage loans,

      o     the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o     the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
            Loan-to-Value Ratio of the mortgage loans,

      o     the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

                                       34

      o     with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

      o     information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

      o     the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
            Service Coverage Ratios, and the weighted average of the Debt
            Service Coverage Ratios, and

      o     the geographic distribution of the Mortgaged Properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

      MBS may include:

      o     private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

      o     certificates insured or guaranteed by the Federal Home Loan Mortgage
            Corporation ("FHLMC"), the Federal National Mortgage Association
            ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
            the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans
(the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the

                                       35

requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

      o     the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

      o     the original and remaining term to stated maturity of the MBS, if applicable,

      o     the pass-through or bond rate of the MBS or the formula for determining the rates,

      o     the payment characteristics of the MBS,

      o     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      o     a description of the credit support, if any,

      o     the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

      o     the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o     the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
            Prospectus Supplements" above, and

      o     the characteristics of any cash flow agreements that relate to the
            MBS.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

      The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the

                                       36

prospectus supplement for a series of certificates. See "Risk Factors--Credit
Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.
See "Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of
Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any

                                       37

series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest
Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See
"Description of the Pooling Agreements--Servicing Compensation and Payment of
Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in

                                       38

respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

      In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

      o     the availability of mortgage credit,

      o     the relative economic vitality of the area in which the Mortgaged
            Properties are located,

      o     the quality of management of the Mortgaged Properties,

      o     the servicing of the mortgage loans,

      o     possible changes in tax laws and other opportunities for investment,

      o     the existence of Lock-out Periods,

      o     requirements that principal prepayments be accompanied by Prepayment
            Premiums, and

      o     by the extent to which these provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no

                                       39

representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a
"prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may

                                       40

expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.
Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or
"shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.
Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be

                                       41

expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       42

      Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

      1.    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

      2.    Excess Funds, or

      3.    any other amounts described in the related prospectus supplement.

      "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                   THE SPONSOR

      The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a
national banking association, may be a sponsor (in such capacity, the
"Sponsor"). JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of JPMorgan Chase &
Co., a Delaware corporation whose principal office is located in New York, New
York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

      Additional information, including the most recent Form 10-K and Annual
Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by
JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park
Avenue, New York, New York 10017.

                                       43

      JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities
Inc.

                                  THE DEPOSITOR

      J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212)
834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

      The Depositor remains responsible under the Pooling and Servicing
Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing
Agreement. The Depositor also remains responsible for mailing notices to the
Certificateholders upon the appointment of certain successor entities under the
Pooling and Servicing Agreement.

                               THE ISSUING ENTITY

      The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The
Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

                                 USE OF PROCEEDS

      We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o     provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

      o     are senior (collectively, "Senior Certificates") or subordinate
            (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o     are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no
            distributions of interest;

                                       44

      o     are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o     provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o     provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o     provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o     provide for distributions based on collections of Prepayment
            Premiums on the mortgage assets in the related trust fund.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. The
"Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to

                                       45

the address of that certificateholder as it appears on the certificate register;
provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

      1.    based on the principal balances of some or all of the mortgage assets in the related trust fund,

      2.    equal to the principal balances of one or more other classes of certificates of the same series, or

      3.    an amount or amounts specified in the applicable prospectus supplement.

      Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus

                                       46

supplement. See "Risk Factors--Prepayments of the Mortgage Assets Will Affect
the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity
Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

      Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an
Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

      o     "30/360" which means that interest is calculated on the basis of a
            360-day year consisting of twelve 30-day months;

      o     "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

      o     "Actual/365 (fixed) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

      o     "Actual/Actual (accrual basis) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

      o     "Actual/Actual (payment basis) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or
            366 days if the interest period ends in a leap year, as the case may be; and

      o     "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International
            Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

            o     where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

            o     where the accrual period is longer than the determination
                  period during which the accrual period ends, the sum of:

                        (1)   the number of days in such accrual period falling
                              in the determination period in which the accrual
                              period begins divided by the product of (x) the
                              number of days in such determination period and
                              (y) the number of distribution dates that would
                              occur in one calendar year; and

                        (2)   the number of days in such accrual period falling
                              in the next determination period divided by the
                              product of (x) the number of days in such
                              determination period and (y) the number of
                              distribution dates that would occur in one
                              calendar year;

                                       47

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

      For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

      LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination
Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference
Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that
LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

      For this purpose:

      o     "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus
            supplement.

      o     "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

      o     "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

      Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper
Rate for any relevant interest determination date will be the Bond Equivalent
Yield shown below of the rate for 90-day commercial paper, as published in
H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

      If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

                                       48

      o     If the rate described above is not published in H.15(519) by 3:00
            p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--
            Financial". The "Bond Equivalent Yield" will be calculated as follows:

                  Bond Equivalent Yield =       N x D
                                          --------------- x 100
                                             360 (D x 90)

      where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

      o     If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

      o     The Commercial Paper Rate will be subject to a lock-in period of six
            New York City business days.

      CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New
York City time, on that interest determination date under the caption "Treasury
Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately
3:45 p.m.," under the column for:

      o     If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

      o     If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

      The following procedures will apply if the CMT Rate cannot be determined as described above:

      o     If the rate described above is not displayed on the relevant page by
            3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

      o     If the applicable rate described above is not published in H.15(519)
            or another recognized electronic source for displaying such rate by
            3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States
            Department of the Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated
            CMT Money line Telerate Page shown above and published in H.15(519).

      o     If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and

                                       49

            will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the
            United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

      o     If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary
            United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

      o     If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

      o     If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

      Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

      o     If the rate described above does not appear on Money line Telerate
            Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York
            City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15
            Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds
            (Effective)".

      o     If the rate described above does not appear on Money line Telerate
            Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by
            3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

      o     If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

      91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest

                                       50

determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S.
Department of the Treasury.

      In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may
be.

      The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

      Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

      The following procedures will be observed if the Prime Rate cannot be determined as described above:

      o     If the rate described above is not published in H.15(519) prior to
            3:00 p.m., New York City time, on the relevant interest
            determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime
            Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime
            Loan."

      o     If the above rate is not published in either H.15(519), H.15 Daily
            Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the
            Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

      o     If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a
            360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      o     If the selected banks are not quoting as mentioned above, the Prime
            Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the

                                       51

certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS

      If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

      Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

      Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement.
Interest on a class of reset rate certificates during any reset period:

      o     when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

      o     when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis;
            and

      o     when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under
            "--Determination of Interest Rates--Day Count Basis; Interest Rate
            Change Dates; Interest Rate Determination Dates" above.

      Except for the initial accrual period or if specified in the related prospectus supplement:

      o     an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

      o     accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

                                       52

      Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

      Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

      The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

      o     the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

      o     the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

      The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under
"--Spread Determination Date."

      Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

      Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of
Reset Rate Certificates; Remarketing Procedures" below.

      Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

      o     at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

      o     at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

      Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement
(not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will

                                       53

establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

      o     the expected weighted average life of that class of reset rate certificates;

      o     the name and contact information of the remarketing agents;

      o     the next reset date and reset period;

      o     the applicable minimum denomination and additional increments;

      o     if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

      o     the interest rate mode, i.e., fixed rate or floating rate;

      o     if in floating rate mode, the applicable interest rate index;

      o     if in floating rate mode, the interval between interest rate change dates;

      o     if in floating rate mode, the applicable interest rate determination date;

      o     if in fixed rate mode, the applicable fixed rate pricing benchmark;

      o     whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

      o     the applicable interest rate day count convention;

      o     the related all-hold rate, if applicable; and

      o     the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

      The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in
Europe ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

      On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

      If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

                                       54

      If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

      Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

      In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

                                       55

      Timeline: The following chart shows an example of a timeline of the remarketing process:

            TIMING                                    EVENT
            ------                                    ------

                                 -----------------------------------------------
  Thirty to Fifteen Calendar         (Trustee to provide notices to clearing
  Days Prior to Remarketing          agencies specifying the identity of the
   Terms Determination Date                    remarketing agents)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                       REMARKETING TERMS DETERMINATION DATE
                                 (Notices sent to reset rate certificateholders
 At Least Eight Business Days     stating the new terms of the reset rate notes,
     Prior to Reset Date             including the related all-hold rate, if
                                                   applicable)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                                   NOTICE DATE
                                       (Hold notices due from reset rate
  Six Business Days Prior to      certificateholders, if applicable, or they are
          Reset Date                  deemed tohave tendered their reset rate
                                    notes;remarketing agents determine the
                                 amount of remarketed reset rate notes available
                                                     for sale)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                            SPREAD DETERMINATION DATE
                                    (Based on market conditions, the spread or
                                  fixed rate is determined by remarketing agents
 Three Business Days Prior to         for the next reset period or a failed
          Reset Date              remarketing is declared, identity of any swap
                                 counterparty (or counterparties) is determined;
                                 and the related failed remarketing rate for the
                                      next reset period will be determined)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                                    RESET DATE
                                     (New terms of the remarketed reset rate
                                     certificates become effective; any swap
          Reset Date                 agreement for previous reset period may
                                    terminate; any new swap agreement for next
                                   reset period becomes effective; payments to
                                          tendering certificateholders)
                                 -----------------------------------------------

      The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

      Failed Remarketing.  There will be a failed remarketing if:

      o     the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

      o     the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

      o     either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

      o     one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
            "--Floating Rate Mode" and "--Fixed Rate Mode" below;

      o     certain conditions specified in the related remarketing agreement are not satisfied; or

      o     any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

                                       56

      In the event a failed remarketing is declared with respect to a class of reset rate certificates:

      o     all holders of that class will retain their reset rate certificates;

      o     the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

      o     the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

      o     any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

      If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

      Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

      In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

      Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

      o     the applicable spread as determined by the remarketing agents on the spread determination date; and

      o     the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance.
            However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

                                       57

      If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

      In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

      o     the next succeeding reset date;

      o     the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

      o     if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "--Floating Rate
Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

      Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

      Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

      o     inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates, and

      o     request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC,
            Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread
            determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

      On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at
100% of its outstanding principal balance, unless the holder, by delivery of a

                                       58

hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100%
of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

      If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

      The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

      No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

      Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

      Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or

                                       59

funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

      If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

                                       60

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

      o     the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o     if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o     if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o     information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o     if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o     if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o     the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative
            amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual
            Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

                                       61

      o     if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o     the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o     if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o     to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

      The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

      Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

      If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of
the Trustee" in this prospectus.

TERMINATION

      The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

      o     the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       62

      o     the payment to the certificateholders of the series of all amounts required to be paid to them.

      Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants").

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

      The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate

                                       63

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

      Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to
Certificate Owners or their nominees, rather than to DTC or its nominee, only if

      o     the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

      o     the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
            DTC, the Participants holding beneficial interests in the Book-Entry
            Certificates agree to initiate such termination.

      Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

      Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as

                                       64

the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the
Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master
Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of Euroclear and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and

                                       65

Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued
at any time.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

      A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage
Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

                                       66

      The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the
Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling
Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

      o     the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

      o     the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

      o     the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

      o     the payment status of the mortgage loan.

      A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

      Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the

                                       67

date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

      1.    the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

      2.    applicable law, and

      3.    the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

      The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related
Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the

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master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

      Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

      General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or
Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

      Deposits. A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1.    all payments on account of principal, including principal
            prepayments, on the mortgage loans;

      2.    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3.    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration

                                       69

            of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
            Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged
            Properties acquired by the trust fund through foreclosure or otherwise;

      4.    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

      5.    any advances made as described under "Description of the
            Certificates--Advances in Respect of Delinquencies" in this prospectus;

      6.    any amounts paid under any Cash Flow Agreement, as described under
            "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

      7.    all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any
            Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and
            "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

      8.    any amounts paid by the master servicer to cover Prepayment Interest
            Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses"
            in this prospectus;

      9.    to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

      10.   all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

      11.   any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12.   any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

      Withdrawals. A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.    to make distributions to the certificateholders on each distribution date;

      2.    to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3.    to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in
            Respect of Delinquencies" in this prospectus, the reimbursement to be made out of

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            amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4.    to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
            Liquidation Proceeds and Insurance and Condemnation Proceeds
            collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5.    to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3)
            above made by it and/or any servicing expenses referred to in clause
            (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate
            Certificates of the related series;

      6.    if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3)
            above made by it and the servicing expenses described in clause (4)
            above incurred by it while they remain outstanding and unreimbursed;

      7.    if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

      8.    to reimburse the master servicer, the special servicer, the
            Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
            Regarding the Master Servicer and the Depositor" in this prospectus;

      9.    if described in the related prospectus supplement, to pay the fees of trustee;

      10.   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under
            "--Certain Matters Regarding the Trustee" in this prospectus;

      11.   if described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12.   if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      13.   to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

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      14.   to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
            Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

      15.   if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income
            Tax Consequences--Federal Income Tax Consequences for REMIC
            Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

      16.   to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

      17.   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
            certificateholders;

      18.   to make any other withdrawals permitted by the related Pooling
            Agreement and described in the related prospectus supplement; and

      19.   to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

      The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising

                                       72

any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

      Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.
The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a
Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance" in this prospectus.

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SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      A master servicer's primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

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      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

      Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

      The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

      Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

      1.    to cure any ambiguity,

      2.    to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

      3.    to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

      4.    to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely

                                       75

affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

      Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

      1.    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

      2.    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

      3.    modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling
Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

      The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.
If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

      As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related
Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

      The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

      The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not

                                       77

covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o     the nature and amount of coverage under the credit support,

      o     any conditions to payment under the credit support not otherwise described in this prospectus,

      o     any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o     the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o     a brief description of its principal business activities;

      o     its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o     if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o     its total assets, and its stockholders' equity or policyholders'
            surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not
            Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of

                                       78

that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the Securities and Exchange
Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

      Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

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CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

      Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower)
conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as

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landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

      In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

                                       81

These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example,

                                       82

the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require

                                       83

the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property

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may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for

                                       85

lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

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the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.
However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o     may pose an imminent or substantial endangerment to human health or welfare or the environment,

      o     may result in a release or threatened release of any hazardous material, or

      o     may give rise to any environmental claim or demand,

      o     may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of
            manufacturing, industrial, treatment, storage or disposal activity.
            Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

      The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

      Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

      Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders

                                       87

under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on
"generators" or "transporters" of hazardous substances.

      Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of this kind of loss, the related Pooling
Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right

                                       88

to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

      Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar
Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

                                       89

A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

      1.    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      2.    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

      In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations
(such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may

                                       90

also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA
Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool.

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Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      1.    the making of an election,

      2.    compliance with the Pooling Agreement and any other governing documents and

      3.    compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each
            REMIC Pool will qualify as a REMIC.

      In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual
Certificates will be considered to be "residual interests" in the REMIC Pool.
The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See
"--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to
Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section
856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be
"qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).
REMIC Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An

                                       92

entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another
REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv)
loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

      1.    the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than
            125% with respect to the real property security), or

      2.    substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

      If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

      o     a mortgage in default or as to which default is reasonably foreseeable,

      o     mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o     a mortgage that was fraudulently procured by the mortgagor, and

      o     a mortgage that was not in fact principally secured by real property
            (but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC Pool's initial assets) may be used to

                                       93

provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each
REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General.

      A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the
Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual

                                       94

method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

      Original Issue Discount.

      Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the
"OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

                                       95

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      1.    the sum of (a) the present value of all of the remaining
            distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

      2.    the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      1.    the yield to maturity of the Regular Certificate at the issue date,

      2.    events (including actual prepayments) that have occurred prior to the end of the accrual period, and

      3.    the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       96

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

      In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular
Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium.

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates.

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      1.    the issue price does not exceed the original principal balance by more than a specified amount, and

      2.    the interest compounds or is payable at least annually at current values of

                                       97

            (a)   one or more "qualified floating rates,"

            (b)   a single fixed rate and one or more qualified floating rates,

            (c)   a single "objective rate," or

            (d)   a single fixed rate and a single objective rate that is a
                  "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or
(2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as

                                       98

having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

      Deferred Interest.

      Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

      Market Discount.

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears

                                       99

that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium.

      A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under
"--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method.

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

      Sale or Exchange of Regular Certificates.

      If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the

                                       100

Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

      1.    if a Regular Certificate is held as part of a "conversion
            transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2.    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3.    to the extent that the gain does not exceed the excess, if any, of
            (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

      In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Treatment of Losses.

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of
Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The
IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.

                                       101

You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular
Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income.

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      1.    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      2.    all bad loans will be deductible as business bad debts, and

      3.    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later

                                       102

classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

      Basis and Losses.

      The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC
Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

      You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the
Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

                                       103

The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense.

      Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

      Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       104

      Limitations on Offset or Exemption of REMIC Income.

      A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

      The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates.

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the

                                       105

residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

      For these purposes:

      1.    "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any
            organization (other than a farmers' cooperative described in Code
            Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

      2.    "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
            Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a
            Pass-Through Entity, and

      3.    an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

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      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual
Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading
"--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

      The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

            (i)   the present value of any consideration given to the transferee to acquire the interest;

            (ii)  the present value of the expected future distributions on the interest; and

            (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

                                       107

must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the related prospectus supplement, a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a non-U.S. Person.

      Sale or Exchange of a Residual Certificate.

      Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the
Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

                                       108

income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark to Market Regulations.

      The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions.

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

      1.    the disposition of a qualified mortgage other than for:

            (a) substitution within two years of the Startup Day for a defective
            (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
            Startup Day,

            (b) foreclosure, default or imminent default of a qualified mortgage,

            (c) bankruptcy or insolvency of the REMIC Pool, or

            (d) a qualified (complete) liquidation,

      2.    the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3.    the receipt of compensation for services or

      4.    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

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due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day.

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

      1.    during the three months following the Startup Day,

      2.    made to a qualified reserve fund by a Residual Certificateholder,

      3.    in the nature of a guarantee,

      4.    made to facilitate a qualified liquidation or clean-up call, and

      5.    as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property.

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual

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Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates.

      Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is

                                       111

classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
Non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

      Residual Certificates.

      The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a

                                       112

current rate of 28% (which rate will be increased to 31% commencing after 2010)
on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the
Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS
Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the
IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

                         FEDERAL INCOME TAX CONSEQUENCES
             FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General.

      In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its

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Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon"
rules of the Code, as described under "--Stripped Certificates" and
"--Recharacterization of Servicing Fees," below.

      Tax Status.

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

      1.    Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard
            Certificate is of the type described in that section of the Code.

      2.    Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
            Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of
            Code Section 856(c)(3)(B).

      3.    Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section
            860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code
            Section 860G(a)(3).

                                       114

      Premium and Discount.

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section
1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

      Recharacterization of Servicing Fees.

      If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

                                       115

      Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates.

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

      General.

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

                                       116

      The certificates will be subject to those rules if:

      1.    we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      2.    the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
            Certificates--Recharacterization of Servicing Fees" above), and

      3.    certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for

                                       117

REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Certificates.

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

      Taxation of Stripped Certificates.

      Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that
Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.

                                       118

Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

      1.    one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
            Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

      2.    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

      3.    a separate installment obligation for each mortgage loan,
            representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

      Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                       119

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

      As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after
2010) may be required in respect of any reportable payments, as described under
"--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

     The IRS has published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section
301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in "street name." The trustee, or its designated agent, will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee (or its designated agent), or applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31,
2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

                                       120

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

      Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the

                                       121

appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar
Law.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL"), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (that is, Plans and entities whose underlying assets include plan assets) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

      In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

      The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

      Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance

                                       122

company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-
Related Restrictions on Transfer of Residual Certificates--Disqualified
Organizations."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

      The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in

                                       123

determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                       124

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation, and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

      The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

      We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

      1.    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

                                       125

      2.    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      3.    through direct offerings by the Depositor.

      If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

      In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                       126

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on
Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

      The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

      Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the
Public Reference Section of the Securities and Exchange Commission, 100 F Street
N.W., Washington, D.C. 20549. Information regarding the operation of the Public
Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D,
10-K and 8-K will be made available on the applicable Trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       127

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       128

                             INDEX OF DEFINED TERMS

1998 Policy Statement........................................................125
30/360........................................................................47
401(c) Regulations...........................................................123
91-day Treasury Bill Rate.....................................................50
91-day Treasury Bills.........................................................51
Accrual Certificates..........................................................46
Accrued Certificate Interest..................................................46
Actual/360....................................................................47
ADA...........................................................................90
Amendments...................................................................122
ARM Loans.....................................................................35
Assessment of Compliance......................................................74
Attestation Report............................................................75
Available Distribution Amount.................................................45
Bankruptcy Code...............................................................82
Bond Equivalent Yield.........................................................49
Book-Entry Certificates.......................................................45
calculation date..............................................................48
Cash Flow Agreement...........................................................37
CERCLA........................................................................87
Certificate Owner.............................................................63
Clearstream...................................................................54
CMT Rate......................................................................49
Code..........................................................................62
Commercial Paper Rate.........................................................48
Cooperatives..................................................................32
CPR...........................................................................40
Debt Service Coverage Ratio...................................................32
defective obligation..........................................................93
Definitive Certificates.......................................................45
Depositor.....................................................................31
Determination Date............................................................38
determination period..........................................................48
Direct Participants...........................................................63
Disqualified Organization...............................................106, 123
Distribution Date Statement...................................................61
DOL..........................................................................122
Dow Jones Market Service Page 3750............................................48
DTC...........................................................................45
Due Dates.....................................................................34
Due Period....................................................................38
EDGAR........................................................................127
electing large partnership...................................................106
Euroclear.....................................................................54
Event of Default..............................................................75
Excess Funds..................................................................43
excess servicing.............................................................115
Exemptions...................................................................122
FAMC..........................................................................35
Federal Funds Rate............................................................50
FHLMC.........................................................................35
FNMA..........................................................................35
Garn Act......................................................................88
GNMA..........................................................................35
Indirect Participants.........................................................63
Insurance and Condemnation Proceeds...........................................70
IRS...........................................................................91
ISMA..........................................................................47
JPMCB.........................................................................43
L/C Bank......................................................................79
LIBOR Determination Date......................................................48
Liquidation Proceeds..........................................................70
Loan-to-Value Ratio...........................................................33
Lock-out Date.................................................................34
Lock-out Period...............................................................34
MBS...........................................................................31
MBS Agreement.................................................................35
MBS Issuer....................................................................35
MBS Servicer..................................................................35
MBS Trustee...................................................................35
Mortgage Asset Seller.........................................................31
Mortgage Notes................................................................31
Mortgaged Properties..........................................................31
Mortgages.....................................................................31
NCUA.........................................................................124
Net Leases....................................................................33
Net Operating Income..........................................................32
Nonrecoverable Advance........................................................60
Non-SMMEA Certificates.......................................................123
Non-U.S. Person..............................................................112
OCC..........................................................................124
OID Regulations...............................................................95
OTS..........................................................................124
Participants..................................................................63
Parties in Interest..........................................................121
Pass-Through Entity..........................................................106
Permitted Investments.........................................................69
Plans........................................................................121
Pooling Agreement.............................................................66
prepayment....................................................................40
Prepayment Assumption.........................................................96
Prepayment Interest Shortfall.................................................38
Prepayment Premium............................................................34
Prime Rate....................................................................51
PTCE.........................................................................122
Random Lot Certificates.......................................................95
rating agency condition.......................................................54
Record Date...................................................................45
Reference Banks...............................................................48
Reform Act....................................................................94
Registration Statement.......................................................127
Regular Certificateholder.....................................................94

                                       129

Regular Certificates..........................................................91
Related Proceeds..............................................................60
Relief Act....................................................................90
REMIC......................................................................7, 92
REMIC Certificates............................................................91
REMIC Pool................................................................91, 92
REMIC Regulations.............................................................91
REO Property..................................................................68
Residual Certificateholders..................................................102
Residual Certificates.........................................................46
secured-creditor exemption....................................................87
Securities Act...............................................................126
Senior Certificates...........................................................44
Servicing Standard............................................................68
Similar Law..................................................................121
SMMEA........................................................................123
SPA...........................................................................40
Sponsor.......................................................................43
Standard Certificateholder...................................................113
Standard Certificates........................................................113
Startup Day...................................................................92
Stripped Certificateholder...................................................118
Stripped Certificates........................................................116
Subordinate Certificates......................................................44
Sub-Servicing Agreement.......................................................68
Title V.......................................................................89
Treasury......................................................................91
Treasury Notes................................................................50
U.S. Person..................................................................108
Value.........................................................................33
Warranting Party..............................................................67

                                       130

The attached diskette contains a Microsoft Excel* Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is ‘‘JPMCC 2007-CIBC20.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any jurisdiction where the offer is not permitted.

Prospectus Supplement

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until December 26, 2007.

$2,187,168,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage Securities Corp.

Depositor

J.P. Morgan Chase
Commercial Mortgage
Securities Trust 2007-CIBC20

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC20

Class A-1	$29,042,000
Class A-2	$105,103,000
Class A-3	$208,581,000
Class A-4	$991,709,000
Class A-SB	$84,435,000
Class A-1A	$361,383,000
Class X-2	$2,457,314,000
Class A-M	$219,322,000
Class A-MFL	$35,000,000
Class A-J	$152,593,000

PROSPECTUS SUPPLEMENT

JPMorgan

CIBC World Markets

Credit Suisse

Lehman Brothers

September 25, 2007